VIDEO SENTRY CORPORATION LOGO

Dear Video Sentry Owner:



         You are cordially invited to attend a Special Meeting of Shareholders (the "Video Meeting") of Video Sentry Corporation ("Video") to be held on February 12, 1997, at 10:00 a.m. at the offices of Winthrop & Weinstine, 3000 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota.


         At the Video Meeting, you will be asked to approve the merger of Video and Knogo North America Inc. ("Knogo") pursuant to an Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement").

         Upon completion of this merger:

         o Video and Knogo will become wholly-owned subsidiaries of a new holding company named Sentry Technology Corporation ("Sentry");

         o each outstanding share of Video Common Stock will be converted into the right to receive one share of Sentry Common Stock; and

         o each 1.2022 outstanding shares of Knogo Common Stock will be converted into the right to receive one share of Sentry Common Stock plus one share of Sentry Class A Preferred Stock.

         A detailed description of the Merger Agreement and the proposed merger are set forth in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully.

         After careful  consideration,  your Board of Directors  has  determined that the transactions contemplated by the Merger Agreement are in the best interests of the shareholders of Video. Accordingly, the Board has approved the Merger Agreement and recommends that all Video shareholders vote for its approval. I firmly believe, as does your entire Board of Directors, that combining the complementary business, management and financial resources of Video and Knogo will create a company that is even better positioned to meet the increased challenges of the security, surveillance and theft detection industries.

         Your vote is important. Failure to vote or to return your proxy card will have the same effect as a vote against the merger. Therefore, whether or not you plan to attend the Video Meeting in person and regardless of the number of shares you own, I urge you to complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. You may, of course, attend the Video Meeting and vote in person, even if you have previously returned your proxy card.

                                                  Sincerely yours,

                                                  Robert D. Furst, Jr.
                                                  Chairman and
                                                  Chief Executive Officer

January 23, 1997



                             YOUR VOTE IS IMPORTANT
                     PLEASE SIGN, DATE AND RETURN YOUR PROXY

                            VIDEO SENTRY CORPORATION
                               6365 Carlson Drive
                          Eden Prairie, Minnesota 55346




                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                February 12, 1997

                                ----------------

         A Special Meeting of Shareholders of Video Sentry Corporation, a Minnesota corporation ("Video"), will be held starting at 10:00 a.m., local time, on February 12, 1997, at the offices of Winthrop & Weinstine, 3000 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota (the "Video Meeting"). Attendance at the Video Meeting will be limited to shareholders of record on January 10, 1997, or their proxies, beneficial owners having evidenced ownership on that date, and invited guests of Video.



         The purposes of the meeting are:

                  1. To consider and vote upon a proposal (the "Video Proposal") to approve and adopt an Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"), among Video, Knogo North America Inc., a Delaware corporation ("Knogo"), Sentry Technology Corporation, a
         Delaware corporation ("Sentry"), Viking Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Sentry ("Video Merger Corp."), and Strip Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Sentry ("Knogo Merger Corp."). The Merger Agreement contemplates, among other things, that (a) Video Merger Corp. will be merged with and into Video, and Knogo Merger Corp. will be merged with and into Knogo, with the result that Video and Knogo each will become wholly-owned subsidiaries of Sentry, (b) each outstanding share of Video common stock, par value $0.01 per share ("Video Common Stock"), will be converted into the right to receive one share of Sentry common stock, par value $0.001 per share ("Sentry Common Stock"), and (c) each outstanding 1.2022 shares of Knogo common stock, par value $0.01 per share, will be converted into the right to receive one share of Sentry Common Stock plus one share of Class A Preferred Stock of Sentry, par value $0.001 per share; and

                  2. To transact such other business as may properly come before the Video Meeting or at any adjournments or postponements thereof.

         The terms of the Video Proposal and the Sentry Common Stock to be issued in connection therewith are described in detail in the accompanying Joint Proxy Statement/Prospectus. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Video Meeting. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the Video Meeting.

         Holders of record of shares of Video Common Stock at the close of business on January 10, 1997, the record date for the Video Meeting, are entitled to notice of and to vote at the Video Meeting or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of Video Common Stock is required to approve the Video Proposal.

                                            By Order of the Board of Directors

                                            Ronald W. McClurg
                                            Secretary
Eden Prairie, Minnesota

January 23, 1997

                                    IMPORTANT

         Whether or not you plan to attend the Video Meeting in person, please complete, sign, date and return the enclosed Proxy Card as soon as possible. A return envelope is provided for your convenience. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of Video at 6365 Carlson Drive, Eden Prairie, Minnesota 55346 a signed notice of revocation or a later dated signed Proxy Card or by attending the Video Meeting and voting in person.

           DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

                                  [KNOGO LOGO]

Dear Knogo Stockholder:


         You are cordially invited to attend a Special Meeting of stockholders of Knogo North America Inc. ("Knogo") to be held at 11:00 a.m., New York time, on February 12, 1997 at Knogo's corporate headquarters, 350 Wireless Boulevard, Hauppauge, New York (the "Knogo Meeting"). I hope that you will be present or represented by proxy at this important meeting.


         At the Knogo Meeting, you will be asked to approve the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"), among Knogo, Video Sentry Corporation ("Video"), Sentry Technology Corporation ("Sentry"), Viking Merger Corp. and Strip Merger Corp.


         As more fully set forth in the Merger Agreement and the Joint Proxy Statement/Prospectus which accompany this letter, the Boards of Directors of Knogo and Video have agreed on a merger between their two companies. The Boards believe that the merger will strengthen the business prospects of both companies and as a result will benefit their stockholders. I urge you to carefully read the accompanying materials as you consider your vote on the merger.

         When the merger is completed, Knogo and Video will become wholly-owned subsidiaries of Sentry. Sentry is a holding company that was recently formed for purposes of the proposed merger. After the merger, Sentry will be headquartered in Hauppauge, New York.

         As a result of the merger, each 1.2022 outstanding shares of Knogo common stock will be converted into the right to receive one share of Sentry common stock plus one share of Sentry Class A preferred stock. Each outstanding share of Video common stock will be converted into the right to receive one share of Sentry common stock.

         The Board of Directors of Knogo has received the written opinion, dated October 10, 1996, of Knogo's financial advisor, Donald & Co. Securities Inc. that as of such date and based upon and subject to certain matters stated therein, the consideration to be received in the merger by Knogo stockholders is fair to such holders from a financial point of view. Such opinion was confirmed as of January 21, 1997.

         Your Board of Directors, after careful consideration, has approved the Merger Agreement and the transactions contemplated thereby. Your Board believes that the merger is fair to and in the best interests of Knogo stockholders. As such, your Board of Directors unanimously recommends that you vote FOR approval of the Merger Agreement and the transactions contemplated thereby.

         Knogo stockholders are entitled to vote all shares of Knogo common stock held by them on January 10, 1997, which is the record date for the Knogo Meeting.

         YOUR VOTE IS VERY IMPORTANT. Regardless of the number of shares you may own, it is important that they are represented and voted. If you fail to return the enclosed proxy card, the effect in most cases will be a vote against the merger. Therefore, whether or not you plan to attend the Knogo Meeting, please sign, date and mail, as soon as possible, your proxy card in the return envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the merger. You may, of course, attend the Knogo Meeting and vote in person, even if you have previously returned a proxy card.

         Your cooperation is appreciated.

                                           Sincerely,

                                           THOMAS A. NICOLETTE
                                           President and Chief Executive Officer

January 23, 1997

                            KNOGO NORTH AMERICA INC.
                             350 Wireless Boulevard
                            Hauppauge, New York 11788


                               ------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 12, 1997

                               ------------------


         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Knogo North America Inc. ("Knogo") will be held at Knogo's corporate headquarters, 350 Wireless Boulevard, Hauppauge, New York, on February 12, 1997, at 11:00 a.m., New York time (the "Knogo Meeting"), for the following purposes:


                  1. To consider and vote on a proposal (the "Knogo Merger Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan
         of Reorganization and Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"), among Video Sentry Corporation, a Minnesota corporation ("Video"), Knogo, Sentry Technology Corporation, a Delaware corporation recently formed to act as a holding company ("Sentry"), Viking Merger Corp., a Minnesota corporation ("Video Merger Corp."), and Strip Merger Corp., a Delaware corporation ("Knogo Merger Corp."), and the transactions contemplated by the Merger Agreement, pursuant to which:

                           (a) Knogo Merger  Corp.  will be merged with and into
                  Knogo, leaving Knogo as a wholly-owned subsidiary of Sentry (the "Knogo Merger");

                           (b) Video Merger  Corp.  will be merged with and into
                  Video, leaving Video as a wholly- owned subsidiary of Sentry and a sister corporation of Knogo (the "Video Merger" and, collectively with the Knogo Merger, the "Merger");

                           (c) Each 1.2022 shares of common stock of Knogo,  par
                  value $0.01 per share (the "Knogo Common Stock"), outstanding at the effective time of the Knogo Merger will be converted into the right to receive merger consideration in the form of one share of common stock of Sentry, par value $0.001 per share (the "Sentry Common Stock"), and one share of Class A preferred stock of Sentry, par value $0.001 per share, as more fully described in the accompanying Joint Proxy Statement/Prospectus;

                           (d) Each  share of common  stock of Video,  par value
                  $0.01 per share, outstanding at the effective time of the Video Merger will be converted into the right to receive merger consideration in the form of one share of Sentry Common Stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus;

         subject to and as more fully described in the Merger Agreement, the full text of which is attached hereto as Appendix A to the accompanying Joint Proxy Statement/Prospectus; and

                  2. To transact such other business as may properly come before the Knogo Meeting or any adjournment thereof.

         Only holders of Knogo Common Stock of record at the close of business on January 10, 1997 (the "Knogo Record Date") are entitled to notice of and to vote at the Knogo Meeting or any adjournments or postponements thereof. Approval of the matters to be voted upon in connection with the Knogo Merger requires the affirmative vote of a majority of the outstanding shares of Knogo Common Stock entitled to vote thereon, in person or by proxy, at the Knogo Meeting.

                                           By Order of the Board of Directors,

                                           PETER J. MUNDY
                                           Secretary


Hauppauge, New York
January 23, 1997


         PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE KNOGO MEETING. YOUR PROXY MAY BE REVOKED, EITHER IN WRITING OR BY VOTING IN PERSON AT THE KNOGO MEETING, AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY.

THE BOARD OF DIRECTORS OF KNOGO UNANIMOUSLY RECOMMENDS THAT KNOGO STOCKHOLDERS VOTE TO APPROVE THE MATTERS TO BE VOTED UPON AT THE KNOGO MEETING.

           PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME.

      [LOGO]                                                   [LOGO]
VIDEO SENTRY CORPORATION                               KNOGO NORTH AMERICA INC.


                              JOINT PROXY STATEMENT
                             For Special Meetings of
                    Shareholders of Video Sentry Corporation
                                       and
                    Stockholders of Knogo North America Inc.
                          to be held February 12, 1997

                              ---------------------
                                   [NEW LOGO]

                          Sentry Technology Corporation

                                   PROSPECTUS

         This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to holders of common stock of Video Sentry Corporation, a Minnesota corporation ("Video"), in connection with the solicitation of proxies by the Board of Directors of Video (the "Video Board") for use at its special meeting of shareholders to be held on February 12, 1997, or any adjournment or postponement thereof (the "Video Meeting"), and to holders of common stock of Knogo North America Inc., a Delaware corporation ("Knogo"), in connection with the solicitation of proxies by the Board of Directors of Knogo (the "Knogo Board") for use at its special meeting of stockholders to be held on February 12, 1997, or any adjournment or postponement thereof (the "Knogo Meeting," and together with the Video Meeting, the "Special Meetings").


         The Video Meeting has been called to consider and vote upon a proposal (the "Video Proposal") to approve and adopt an Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"), by and among Video, Knogo, Sentry Technology Corporation, a Delaware corporation ("Sentry"), Viking Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Sentry ("Video Merger Corp."), and Strip Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Sentry ("Knogo Merger Corp."), which provides that, among other things, Video Merger Corp. will merge with and into Video (the "Video Merger"), as a result of which Video will become a wholly-owned subsidiary of Sentry.

         The Knogo Meeting has been called to consider and vote upon a proposal (the "Knogo Proposal"), to approve and adopt the Merger Agreement, which provides that, among other things, Knogo Merger Corp. will merge with and into Knogo (the "Knogo Merger"), as a result of which Knogo will become a wholly-owned subsidiary of Sentry.

         The reorganization of the business of Video and Knogo contemplated by the Merger Agreement is referred to herein as the "Merger." As a result of the Merger, each of Video and Knogo will become a wholly-owned subsidiary of Sentry.

         This Joint Proxy Statement/Prospectus also serves as a prospectus of Sentry with respect to up to (i) 9,643,685 shares of common stock, par value $0.001 per share (the "Sentry Common Stock"), that will be issued to holders of outstanding shares of Video Common Stock, par value $0.01 per share (the "Video Common Stock"), upon consummation of the Video Merger and to holders of outstanding shares of Knogo Common Stock, par value $0.01 per share (the "Knogo Common Stock"), upon consummation of the Knogo Merger, and (ii) 4,801,723 shares of Class A Preferred Stock of Sentry, par value $0.001 per share (the "Sentry Class A Preferred Stock"), that will be issued to holders of outstanding shares of Knogo Common Stock upon consummation of the Merger. See "THE MERGER AGREEMENT -- Conversion of Video Common Stock" and "THE MERGER AGREEMENT -- Conversion of Knogo Common Stock."

         This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the shareholders of Video and the stockholders of Knogo on or about January 23, 1997.

         THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus is January 21, 1997.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION .....................................................    v

SUMMARY ...................................................................    1
     The Companies ........................................................    1
     The Special Meetings .................................................    1
     The Merger Agreement .................................................    2
     The Merger ...........................................................    4
     Risk Factors .........................................................    5
     Summary Selected Historical and Unaudited Pro Forma
     Combined Condensed Financial Information .............................    6
     Comparative Per Share Data ...........................................    9
     Comparative Market Prices and Dividends ..............................   10
     Listing of Sentry Common Stock and Sentry Class A Preferred Stock ....   10

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS .................   11

RISK FACTORS ..............................................................   11
     Risks Relating to the Merger .........................................   11
     Risks Relating to Sentry .............................................   12

THE SPECIAL MEETINGS ......................................................   19
     Times and Places; Purposes ...........................................   19
     Voting Rights; Votes Required for Approval ...........................   19
     Proxies ..............................................................   20

THE MERGER ................................................................   22
     Certain Effects of the Merger Upon Video .............................   22
     Certain Effects of the Merger Upon Knogo .............................   22
     Background ...........................................................   22
     Recommendation of Video Board; Video's Reasons for the Merger ........   25
     Recommendation of Knogo Board; Knogo's Reasons for the Merger ........   26
     Fairness Opinions ....................................................   28
     Interests of Certain Persons in the Merger ...........................   34
     Accounting Treatment .................................................   36
     Certain Federal Income Tax Consequences ..............................   36
     Stock Exchange Listing ...............................................   39
     Federal Securities Laws Consequences .................................   39
     Dissenters' Rights ...................................................   40

THE MERGER AGREEMENT ......................................................   44
     The Mergers ..........................................................   44
     Conversion of Video Common Stock .....................................   44
     Conversion of Knogo Common Stock .....................................   45
     Exchange Procedure ...................................................   45
     Certain Representations and Warranties ...............................   46
     Certain Covenants ....................................................   46
     Closing Conditions ...................................................   50
     Termination ..........................................................   50

BUSINESS OF VIDEO .........................................................   52
     General ..............................................................   52
     Business Strategy ....................................................   52
     Market Overview ......................................................   53
     Current Products .....................................................   54
     Customer Applications ................................................   55

                                                                            Page
                                                                            ----

     Customers ............................................................   56
     Sales, Marketing and Customer Service ................................   57
     Product Development ..................................................   57
     Manufacturing and Installation .......................................   58
     Competition ..........................................................   58
     Patents and Intellectual Property ....................................   58
     Employees ............................................................   59
     Facilities ...........................................................   59
     Legal Proceedings ....................................................   59
     Committees of the Board of Directors .................................   59
     Director Compensation ................................................   59
     Executive Compensation ...............................................   60
     Employment Agreements ................................................   60
     Stock Options ........................................................   60
     Stock Purchase Plan ..................................................   61
     Profit Sharing Plan ..................................................   61
     Indemnification and Waiver of Director Liability .....................   61

VIDEO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS .............................   62
     Overview .............................................................   62
     Results of Operations ................................................   62
     Net Operating Loss Carryforward ......................................   64
     Liquidity and Capital Resources ......................................   64
     Inflation ............................................................   65

VIDEO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ......   66

CERTAIN TRANSACTIONS OF VIDEO .............................................   67

BUSINESS OF KNOGO .........................................................   68
     General ..............................................................   68
     EAS Systems ..........................................................   69
     Other Loss Prevention Products .......................................   70
     Production ...........................................................   70
     Marketing ............................................................   71
     Service ..............................................................   72
     Competition ..........................................................   72
     Patents and Other Intellectual Property ..............................   72
     Research and Development .............................................   73
     Regulation ...........................................................   73
     Employees ............................................................   73
     Director Compensation ................................................   73
     Executive Compensation ...............................................   74
     Summary Compensation Table ...........................................   75
     Knogo Options Granted in Last Fiscal Year ............................   75
     Knogo Aggregated Option Exercises in Last Fiscal Year and
          Fiscal Year End Option Values ...................................   76
     Knogo Executive Employment Agreements; Change In Control Arrangements    76
     Properties ...........................................................   77
     Legal Proceedings ....................................................   77

KNOGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS .............................   78
     Results of Operations ................................................   78
     Liquidity and Capital Resources ......................................   81
     Inflation ............................................................   82

                                                                            Page
                                                                            ----

     Recent Accounting Pronouncements........................................ 82

KNOGO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT........................................................ 83

CERTAIN TRANSACTIONS OF KNOGO................................................ 84

BUSINESS OF SENTRY........................................................... 85

MANAGEMENT OF SENTRY......................................................... 86
     Directors............................................................... 86
     Compensation of Directors............................................... 87
     Committees of the Board of Directors.................................... 87
     Officers................................................................ 88
     Sentry Employment Agreements and Compensation of Executive Officers..... 88
     Sentry 1997 Stock Incentive Plan........................................ 89
     Sentry Retirement Savings 401(k) Plan................................... 95

SENTRY SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT........................................................ 96

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION.................. 97

SELECTED HISTORICAL FINANCIAL INFORMATION OF VIDEO........................... 98

SELECTED HISTORICAL FINANCIAL INFORMATION OF KNOGO........................... 99

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS..................100

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO SENTRY AND VIDEO..........106

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO SENTRY AND KNOGO..........113

DESCRIPTION OF SENTRY CAPITAL STOCK..........................................114
     Authorized Capital Stock................................................114
     Common Stock............................................................114
     Preferred Stock.........................................................115
     Certain Charter and By-Law Provisions ..................................118
     Transfer Agent and Registrar............................................119

LEGAL MATTERS................................................................120

EXPERTS......................................................................120

FUTURE STOCKHOLDER PROPOSALS.................................................120

APPENDIX A -  Amended and  Restated  Agreement  and Plan of  Reorganization  and
              Merger, dated as of November 27, 1996, together with Amendment No. 1 to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of January 10, 1997 among Video Sentry Corporation, Knogo North America Inc., Sentry Technology Corporation, Viking Merger Corp. and Strip Merger Corp.

APPENDIX B -  Fairness Opinion of Alex. Brown & Sons Incorporated

APPENDIX C -  Fairness Opinion of Donald & Co. Securities Inc.

APPENDIX D -  Section 302A.473 of the Minnesota Business Corporation Act

APPENDIX E -  Section 262 of the Delaware General Corporation Law

APPENDIX F -  Form of Amended  and  Restated  Certificate  of  Incorporation  of
              Sentry; Form of Certificate of Designations of Sentry Class A Preferred Stock

APPENDIX G -  Form of Bylaws of Sentry

APPENDIX H -  Form of Proxy of Video Sentry Corporation

APPENDIX I -  Form of Proxy of Knogo North America Inc.

         No person has been authorized to give any information or make any representation not contained in this Joint Proxy Statement/Prospectus and, if so given or made, such information or representation must not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor the sale of any securities hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Video or Knogo since the date hereof or that the information herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

         Video and Knogo are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of certain Commission filings may also be obtained through commercial document retrieval services and through the Commission's Web site located at http://www.sec.gov. Video Common Stock is listed on the NASDAQ Stock Market's SmallCap Market (the "NASDAQ SmallCap") and such material may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W.,
Washington, D.C. 20006. Knogo Common Stock is listed on the American Stock Exchange (the "AMEX") and such material may be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006. After consummation of the Merger, Video and Knogo will no longer file reports, proxy statements or other information with the Commission. Instead, such information would be provided, to the extent required, in filings made by Sentry.

         Sentry has filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to shares of Sentry Common Stock and Sentry Class A Preferred Stock that are proposed to be issued in connection with the Merger to holders of Video Common Stock and Knogo Common Stock (together with all amendments, exhibits and schedules thereto, the "Registration Statement"). See "THE MERGER AGREEMENT -- Conversion of Video Common Stock" and "THE MERGER AGREEMENT -- Conversion of Knogo Common Stock." This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement filed by Sentry with the Commission, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

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                                     SUMMARY

         The following summary is intended only to highlight certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents referred to herein. Shareholders of Video and stockholders of Knogo are urged to review this entire Joint Proxy Statement/Prospectus carefully, including the Appendices hereto and such other documents.

The Companies

         Video. Video designs, manufactures and markets a patented traveling closed circuit television ("CCTV") surveillance system which continues to be the only proven, commercially accepted traveling CCTV system available. This system provides complete coverage for retail register lanes and aisles, stockrooms, shipping and receiving, distribution, industrial and commercial facilities and for parking garages. The system consists of one or two pan/tilt/zoom ("PTZ") cameras. The patented traveling CCTV system, along with other complementary products provided by Video, have proven well suited for loss prevention and theft detection in retail stores, home centers, distribution centers, parking garages, commercial/industrial and other applications. Video was founded in 1990 and made its first sales in 1992. The mailing address of Video's principal executive office is 6365 Carlson Drive, Eden Prairie, Minnesota, 55346; its telephone number is (612) 934-9900. See "BUSINESS OF VIDEO."

         Knogo. Knogo designs, manufactures, sells, installs and services a complete line of electronic article surveillance ("EAS") equipment in the United States, Canada and Puerto Rico. Knogo's products are primarily used to detect and deter shoplifting and employee theft in supermarket, department, discount, specialty and various other types of retail stores including bookstores, video, liquor, drug, shoe and sporting goods stores. In addition, Knogo's EAS systems are used in non-retail establishments to detect and deter theft, in office buildings to control the loss of office equipment and other assets, in nursing homes for patient control, in hospitals for control of linen supplies and in a variety of other hard goods applications. Knogo was formed in August 1994 as part of a spin-off transaction. Knogo's corporate predecessor had been in business for nearly 30 years. The mailing address of Knogo's principal executive office is 350 Wireless Boulevard, Hauppauge, New York 11788; its telephone number is (516) 232-2100. See "BUSINESS OF KNOGO."

         Sentry. Sentry is a newly formed Delaware corporation and a wholly-owned subsidiary of Video that has not, to date, conducted any activities other than those incident to its formation, its execution of the Merger Agreement, its participation in the preparation of this Joint Proxy Statement/Prospectus and other actions taken in contemplation of the consummation of the Merger. As a result of the Merger, Video Merger Corp. and Knogo Merger Corp., wholly-owned subsidiaries of Sentry, will merge with and into Video and Knogo, respectively, and Video and Knogo will become wholly-owned subsidiaries of Sentry. Accordingly, the business of Sentry will be the business currently conducted by Video and Knogo. Upon consummation of the Merger (the "Effective Time"), the mailing address of Sentry's principal executive offices will be 350 Wireless Boulevard, Hauppauge, New York 11788; its telephone number will be (516) 232-2100. See "BUSINESS OF SENTRY."

The Special Meetings


         Video. The Video Meeting will be held at the offices of Winthrop & Weinstine, 3000 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis,
Minnesota on February 12, 1997, starting at 10:00 a.m., local time. See "THE SPECIAL MEETINGS." At the Video Meeting, holders of Video Common Stock will be asked to approve and adopt the Video Proposal. The Merger Agreement is attached hereto as Appendix A. See "THE MERGER" and "THE MERGER AGREEMENT."


         Holders of record of Video Common Stock at the close of business on January 10, 1997 (the "Video Record Date") have the right to receive notice of and to vote at the Video Meeting. On the Video Record Date, there were 4,841,962 shares of Video Common Stock outstanding and entitled to vote. Each share of Video Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Video Meeting.

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Under Video's Amended and Restated Bylaws (the "Video Bylaws") and the Minnesota
Business Corporation Act (the "Minnesota Act"), the affirmative vote of the holders of a majority of the outstanding shares of Video Common Stock is required to approve and adopt the Video Proposal.


         As of the Video Record Date, directors and executive officers of Video as a group beneficially owned 1,313,597 shares of Video Common Stock, or approximately 25.9% of those shares outstanding as of the Video Record Date. Video has been advised that all of its directors and executive officers intend to vote their shares in favor of the Video Proposal. Certain Video shareholders holding an aggregate of approximately 20.6% of the shares of outstanding Video Common Stock have entered into Support/Voting Agreements with Knogo, under which these shareholders have promised to vote in favor of the Merger and the Merger Agreement at the Video Meeting. See "THE SPECIAL MEETINGS -- Voting Rights; Votes Required for Approval -- Video."

         Knogo. The Knogo Meeting will be held at Knogo's Corporate headquarters, 350 Wireless Boulevard, Hauppauge, New York, on February 12, 1997, starting at 11:00 a.m. local time. See "THE SPECIAL MEETINGS." At the Knogo Meeting, holders of Knogo Common Stock will be asked to approve and adopt the Knogo Proposal. The Merger Agreement is attached hereto as Appendix A. See "THE MERGER" and "THE MERGER AGREEMENT."



         Holders of record of Knogo Common Stock at the close of business on January 10, 1997 (the "Knogo Record Date") have the right to receive notice of and to vote at the Knogo Meeting. On the Knogo Record Date, there were 5,772,632 shares of Knogo Common Stock outstanding and entitled to vote. Each share of Knogo Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Knogo Meeting. Under Knogo's Bylaws and the Delaware General Corporation Law (the "DGCL"), the affirmative vote of the holders of a majority of the outstanding shares of Knogo Common Stock is required to approve and adopt the Knogo Proposal.

         As of the Knogo Record Date, directors and executive officers of Knogo as a group beneficially owned 1,392,344 shares of Knogo Common Stock, or approximately 23.5% of those shares outstanding as of the Knogo Record Date. Knogo has been advised that all of its directors and executive officers intend to vote their shares in favor of the Knogo Proposal. Certain Knogo stockholders holding an aggregate of approximately 32% of the outstanding shares of Knogo Common Stock have entered into Support/Voting Agreements with Video, under which these stockholders have promised to vote in favor of the Merger and the Merger Agreement at the Knogo Meeting. See "THE SPECIAL MEETINGS -- Voting Rights; Votes Required for Approval -- Knogo."

The Merger Agreement

         General. The Merger Agreement provides, among other things, for: (a) the merger of Video Merger Corp. with and into Video, which will result in Video, as the surviving corporation, becoming a wholly-owned subsidiary of Sentry, and (b) the merger of Knogo Merger Corp. with and into Knogo, which will result in Knogo, as the surviving corporation, becoming a wholly-owned subsidiary of Sentry.

         Consideration to be Received by Video Shareholders in the Merger. Upon consummation of the Merger, each outstanding share of Video Common Stock will be converted into the right to receive one share of Sentry Common Stock. Each share of Video Common Stock which is held in the treasury of Video ("Video Treasury Stock") will be canceled and cease to exist. See "THE MERGER AGREEMENT -- Conversion of Video Common Stock." For a description of the Sentry Common Stock, see "DESCRIPTION OF SENTRY CAPITAL STOCK." For a summary of the principal differences between the rights of holders of Sentry Common Stock and holders of Video Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO SENTRY AND VIDEO."

         AT THE EFFECTIVE TIME, EACH SHARE OF VIDEO COMMON STOCK SHALL REPRESENT THE RIGHT TO RECEIVE AN EQUIVALENT NUMBER OF SHARES OF SENTRY COMMON STOCK. HOLDERS OF VIDEO COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING VIDEO COMMON STOCK WITH THE ENCLOSED PROXY CARD.

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         Consideration to be Received by Knogo Stockholders in the Merger.  Upon
consummation of the Merger, each outstanding 1.2022 shares of Knogo Common Stock will be converted into the right to receive one share of Sentry Common Stock and one share of Sentry Class A Preferred Stock, which has a face value per share of $5.00 (the "Face Value"). Each share of Knogo Common Stock which is held in the treasury of Knogo ("Knogo Treasury Stock") will be canceled and cease to exist. See "THE MERGER AGREEMENT -- Conversion of Knogo Common Stock." For a description of the Sentry Common Stock and the Sentry Class A Preferred Stock, see "DESCRIPTION OF SENTRY CAPITAL STOCK." For a summary of the principal differences between the rights of holders of Sentry Common Stock and holders of Knogo Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO SENTRY AND KNOGO."

         AT THE EFFECTIVE TIME, EACH 1.2022 SHARES OF KNOGO COMMON STOCK SHALL REPRESENT THE RIGHT TO RECEIVE ONE SHARE OF SENTRY COMMON STOCK AND ONE SHARE OF SENTRY CLASS A PREFERRED STOCK. HOLDERS OF KNOGO COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING KNOGO COMMON STOCK WITH THE ENCLOSED PROXY CARD.

         Exchange of Shares. At or prior to the Effective Time, Video and Knogo will jointly appoint an exchange agent (the "Exchange Agent") to effect the exchange of certificates (i) representing shares of Video Common Stock for certificates representing shares of Sentry Common Stock, and (ii) representing shares of Knogo Common Stock for certificates representing shares of Sentry Common Stock and Sentry Class A Preferred Stock.

         No fractional shares of Sentry Common Stock will be issued pursuant to the Merger. Fractional interests in Sentry Common Stock and Sentry Class A Preferred Stock will be aggregated and sold by the Exchange Agent on behalf of stockholders who would otherwise have been entitled to receive such fractional shares as soon as practicable after the Effective Time. Upon such sale, the Exchange Agent will deliver to each stockholder who would otherwise have been entitled to receive a fraction of a share of Sentry Common Stock and/or Sentry Class A Preferred Stock, as the case may be, a cash payment (without interest) representing such stockholder's proportionate interest in the net proceeds from the sale. See "THE MERGER AGREEMENT -- Exchange Procedure."

         Conditions to the Merger. The obligations of Video and Knogo to consummate the Merger are subject to the fulfillment of various conditions, including, among others: (i) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated by the Commission; (ii) approval by the stockholders of both Video and Knogo; and (iii) listing of the Sentry Common Stock and the Sentry Class A Preferred Stock on the NASDAQ Stock Market's National Market ("NASDAQ") or a national securities exchange, subject only to official notice of issuance. See "THE MERGER AGREEMENT -- Closing Conditions."

         Termination of the Merger Agreement. The Merger Agreement is subject to termination at the option of either Video or Knogo if: (i) the Merger is not consummated on or before April 8, 1997 (and prior to such time by the mutual consent of Video and Knogo), (ii) the Merger is barred by law, (iii) the Merger Agreement is not approved by Video's shareholders or Knogo's stockholders, (iv) either the Video Board or the Knogo Board shall have withdrawn or modified, in a manner adverse to the other party, its approval or recommendation of the Merger Agreement or the Merger, (v) either the Video Board or the Knogo Board solicits, directly or indirectly, any proposal with respect to a merger, acquisition or similar transaction involving the purchase of a significant portion of the stock or assets of their respective company (a "Merger Proposal"), or (vi) a Merger Proposal is made which the Video Board or the Knogo Board, as the case may be, determines it must accept in the exercise of its fiduciary duties to its shareholders. The Merger Agreement may be terminated by Knogo, at any time prior to the Effective Time, if: (a) there has been a breach by Video of any representation or warranty in the Merger Agreement which would have, or which would be reasonably likely to have, a material adverse effect on Video; or (b) there has been a material breach by Video of any of the covenants or agreements in the Merger Agreement which is not curable or not cured within 30 days after written notice of the breach. The Merger Agreement may be terminated by Video, at any time prior to the Effective Time, if: (x) there has been a breach by Knogo of any representation or warranty in the Merger Agreement which would have, or which would be reasonably likely to have, a material adverse effect on Knogo; or (y) there has been a material breach by Knogo of any of the covenants or agreements in the Merger

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Agreement  which is not curable or not cured within 30 days after written notice of the breach. See "THE MERGER AGREEMENT -- Termination."

         Termination Fee. If a Merger Proposal is made for or solicited by Knogo, or the Knogo Board withdraws or modifies, in a manner adverse to Video, its approval or recommendation of the Merger Agreement or the Merger, and thereafter (i) the Merger Agreement is terminated by Video or Knogo and (ii) within six months of the termination, Knogo is a party to a merger, acquisition or similar transaction involving the purchase of a significant portion of the stock or assets of Knogo, then Knogo must pay Video for fees and expenses Video has incurred up to $750,000, exclusive of the sharing of costs and expenses related to this Joint Proxy Statement/ Prospectus. See "THE MERGER AGREEMENT -- Termination -- Termination Fee." If a Merger Proposal is made for or solicited by Video, or the Video Board withdraws or modifies, in a manner adverse to Knogo, its approval or recommendation of the Merger Agreement or the Merger, and thereafter (x) the Merger Agreement is terminated by Video or Knogo and (y) within six months of the termination, Video is a party to a merger, acquisition or similar transaction involving the purchase of a significant portion of the stock or assets of Video, then Video must pay Knogo for fees and expenses Knogo has incurred up to $750,000, exclusive of the sharing of costs and expenses related to this Joint Proxy Statement/Prospectus. See "THE MERGER AGREEMENT -- Termination -- Termination Fee."

The Merger

         Ownership of Sentry After the Merger. Immediately following the Merger,
(i) the former holders of Video Common Stock will collectively hold 4,841,962 shares (approximately 50.2%) of the issued and outstanding shares of Sentry Common Stock and (ii) the former holders of Knogo Common Stock will collectively hold 4,801,723 shares (approximately 49.8%) of the issued and outstanding shares of Sentry Common Stock. In addition, the former holders of Knogo Common Stock will collectively hold 4,801,723 shares of Sentry Class A Preferred Stock.

         Recommendation of Video Board; Video's Reasons for the Merger. The Video Board, by unanimous vote, has determined that the Merger is in the best interests of the holders of Video Common Stock and recommends that holders of Video Common Stock vote in favor of the Video Proposal. The decision of the
Video Board to enter into the Merger Agreement and to recommend that shareholders vote in favor of the Video Proposal is based upon its evaluation of a number of factors including, among others, the oral opinion (subsequently confirmed in writing) of Alex. Brown & Sons Incorporated ("Alex. Brown"), Video's investment banker in connection with the Merger, that the Merger is fair from a financial point of view to the shareholders of Video. See "THE MERGER -- Recommendation of Video Board; Video's Reasons for the Merger" and "THE MERGER -- Fairness Opinions -- Opinion of Video's Investment Banker."

         Recommendation of Knogo Board; Knogo's Reasons for the Merger. The Knogo Board, by unanimous vote, has determined that the Merger is in the best interests of the holders of Knogo Common Stock and recommends that holders of Knogo Common Stock vote in favor of the Knogo Proposal. The decision of the
Knogo Board to enter into the Merger Agreement and to recommend that stockholders vote in favor of the Knogo Proposal is based upon its evaluation of a number of factors including, among others, the opinion of Donald & Co. Securities Inc. ("Donald & Co.") that the consideration to be received by the holders of Knogo Common Stock in the Knogo Merger is fair from a financial point of view. See "THE MERGER -- Recommendation of Knogo Board; Knogo's Reasons for the Merger" and "THE MERGER -- Fairness Opinions -- Opinion of Knogo's Investment Banker."

         Interest of Certain Persons in the Merger; Management of Sentry After the Merger. Certain members of the managements of Video and Knogo and the Video Board and Knogo Board have certain interests in the Merger that are different from, or in addition to, the interests of shareholders of Video and Knogo generally. Pursuant to the Merger Agreement, Video and Knogo will each designate certain executive officers of Sentry. The executive officers of Sentry after the Merger will include Thomas A. Nicolette as President and Chief Executive Officer, Andrew L. Benson as Vice President with responsibility for the marketing of CCTV products, Peter J. Mundy as Chief Financial Officer and Peter
Y. Zhou as Vice President - Technology. At present, Mr. Benson is the President of Video, Mr. Nicolette is the President and Chief Executive Officer of Knogo, Mr. Mundy is the Vice President - Finance, Chief Financial Officer, Secretary and Treasurer of Knogo and Dr. Zhou is the Vice President -

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Technology  of Knogo.  In addition,  it is  anticipated  that Mr.  Nicolette,  a director of Knogo, William A. Perlmuth, a director of Knogo, Robert D. Furst, Jr., Chairman of the Board and Chief Executive Officer of Video, Mr. Benson, a director of Video, and Robert L. Barbanell will become directors of Sentry, with Mr. Perlmuth serving as Chairman of the Board. See "THE MERGER -- Interests of Certain Persons in the Merger."

         Accounting Treatment. The Merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. See "THE MERGER -- Accounting Treatment."

         Opinions of Investment Bankers. On October 10, 1996, Alex. Brown rendered to the Video Board its oral opinion (subsequently confirmed in writing) to the effect that, as of such date, the Merger is fair to the holders of Video Common Stock from a financial point of view. The full text of the written opinion of Alex. Brown, confirmed as of the date of this Joint Proxy Statement/Prospectus, which sets forth assumptions made, factors considered and limitations on the review undertaken by Alex. Brown, is included as Appendix B to this Joint Proxy Statement/Prospectus. Video shareholders are urged to read such opinion carefully in its entirety. See "THE MERGER -- Fairness Opinions -- Opinion of Video's Investment Banker."

         On October 10, 1996, Donald & Co. rendered to the Knogo Board its written opinion to the effect that, as of such date, the Merger is fair to the holders of Knogo Common Stock from a financial point of view. The full text of the written opinion of Donald & Co., confirmed as of the date of this Joint Proxy Statement/Prospectus, which sets forth assumptions made, factors considered and limitations on the review undertaken by Donald & Co., is included as Appendix C to this Joint Proxy Statement/Prospectus. Knogo stockholders are urged to read such opinion carefully in its entirety. See "THE MERGER -- Fairness Opinions -- Opinion of Knogo's Investment Banker."

         Certain Federal Income Tax Consequences. It is a condition to the consummation of the Merger that Video receive an opinion of Dewey Ballantine, special counsel to Video, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Video Merger will be treated for Federal income tax purposes as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and/or as a transfer of property to Sentry by holders of shares of Video Common Stock governed by Section 351 of the Code. It is a condition to the consummation of the Knogo Merger that Knogo receive an opinion of Stroock & Stroock & Lavan, counsel to Knogo, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Knogo Merger will be treated for Federal income tax purposes as a transfer of property to Sentry by holders of Knogo Common Stock governed by Section 351 of the Code.

         Assuming that the Video Merger and the Knogo Merger are treated for Federal income tax purposes in accordance with those opinions, in general, no gain or loss will be recognized by a holder of Video Common Stock who exchanges such stock solely for Sentry Common Stock pursuant to the Merger, except that gain or loss may be recognized with respect to cash received in lieu of fractional shares. Similarly, in general, no gain or loss will be recognized by a holder of Knogo Common Stock who exchanges such stock solely for Sentry Common Stock and Sentry Class A Preferred Stock pursuant to the Merger, except that gain or loss may be recognized with respect to cash received in lieu of fractional shares. See "THE MERGER -- Certain Federal Income Tax Consequences."

         Dissenters' Rights. Holders of Video Common Stock who do not vote in favor of the Video Proposal and who have properly complied with Section 302A.473 of the Minnesota Act will be entitled to dissenters' rights. Holders of Knogo Common Stock will not be entitled to appraisal rights because the Knogo Common Stock is listed on a national securities exchange and the Knogo stockholders will receive as consideration for the Knogo Common Stock, shares of Sentry Common Stock and Sentry Class A Preferred Stock which also will be listed on a national securities exchange or NASDAQ. However, should either or both of the Sentry Common Stock or Sentry Class A Preferred Stock not be listed on a national securities exchange or NASDAQ, Knogo stockholders who do not vote in favor of the Knogo Proposal and who have properly complied with Section 262 of the DGCL will be entitled to appraisal rights. See "THE MERGER -- Dissenters' Rights."

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                                       5
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--------------------------------------------------------------------------------

Risk Factors

         See "RISK FACTORS" beginning on page 11 hereof for information that should be considered by shareholders of Video and stockholders of Knogo.

               Summary Selected Historical and Unaudited Pro Forma
                    Combined Condensed Financial Information

Video Historical Financial Information

         The following table sets forth summary historical financial information of Video for the periods indicated which has been derived from Video's audited and unaudited financial statements. Unaudited interim data reflects, in the opinion of Video's management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of results for such interim periods. Results of operations for unaudited interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. The summary historical financial information should be read in conjunction with "VIDEO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS,"  "SELECTED  HISTORICAL FINANCIAL
INFORMATION OF VIDEO" and the Financial Statements of Video and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

                                                 (In thousands, except per share data)

                                                                                                    Nine Months Ended
                                                       Year Ended December 31,                        September 30,
                               --------------------------------------------------------------    ----------------------

                                    1991         1992         1993        1994        1995        1995          1996
                                   ------       ------       ------      ------      ------      ------         -----

Statement of Operations
Data:

Sales ........................   $  --        $   257      $   744      $ 4,241      $ 8,610      $ 7,768     $ 2,000

Cost of sales ................      --            188          564        3,440        7,343        5,899       3,085

Gross margin .................      --             69          180          801        1,267        1,869      (1,085)

Operating expenses ...........       231          663        1,048        1,549        3,046        1,951       1,867

Net income (loss) ............      (231)        (599)        (916)        (847)      (1,681)          12      (3,035)

Net income (loss) per
share(1) .....................     (0.16)       (0.30)       (0.38)       (0.31)       (0.36)        0.00       (0.63)

Weighted average number
of shares outstanding(1) .....     1,400        2,012        2,388        2,748        4,674        5,208       4,809



Balance Sheet Data:
  (at end of period)

Working capital (deficit) ....   $  (142)     $  (195)     $(1,047)     $ 5,163      $ 2,760      $ 4,531     $    41
Total assets .................        45          294          491        6,342        6,615        7,562       5,251
Total shareholders' equity
(deficit) ....................      (120)        (123)        (959)       5,349        3,876        5,570       1,128

----------------------------
See the notes to the Financial Statements included elsewhere herein.

(1) Computed on the basis described in Note 1 of Notes to Financial Statements of Video.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Knogo Historical Financial Information

         The  following  table  sets  forth  summary   historical   consolidated
financial  information of Knogo for the periods indicated which has been derived from Knogo's audited and unaudited financial statements.  Unaudited interim data as of September  30, 1995 and 1996 and for the nine months then ended  reflects, in the opinion of Knogo's management, all adjustments (consisting only of normal recurring  adjustments)  considered necessary for a fair presentation of results for such interim  periods.  Results of operations for unaudited  interim periods are not  necessarily  indicative  of results which may be expected for any other interim or annual period. The summary historical financial information should be read  in  conjunction  with  "KNOGO  MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS,"  "SELECTED  HISTORICAL FINANCIAL
INFORMATION OF KNOGO" and the Consolidated Financial Statements of Knogo and the
notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.


                                              (In thousands, except for per share data)


                                             Year ended the last       Ten Months Ended    Year Ended           Nine Months Ended
                                               day of February           December 31,      December 31,           September 30,
                                        1992       1993       1994          1994              1995             1995           1996
                                       ------     ------     ------   ----------------- ----------------     --------       ------
Summary of Operations Data:

Sales of security devices and
 related interest income, service
 rentals and other .................. $ 24,242   $ 22,592   $ 18,243      $ 13,724        $ 17,361            $ 13,327    $ 14,190
Sales to affiliates/Sensormatic .....    9,734     10,072     11,375         6,957          12,043               9,062       3,990
                                      --------   --------   --------      --------        --------            --------    --------
Total revenues ......................   33,976     32,664     29,618        20,681          29,404              22,389      18,180
Cost of sales .......................   16,832     16,697     14,631        10,041          14,425              11,168       9,398
Customer service expenses ...........    4,046      3,969      3,984         3,353           3,235               2,621       2,197
Selling, general and
 administrative expenses ............   11,926      9,819      9,227         9,548           8,235               6,143       5,387
Income (loss) before income taxes ...     (738)     1,148        762        (2,858)          1,941               1,265       2,655**
Net income (loss) ...................   (1,057)       624        123        (2,833)          1,731               1,075       1,991
Net income per share ................        *          *          *             *            0.29                0.18        0.33

Selected Balance Sheet Data:
(at end of period)
Total assets ........................ $ 36,193   $ 33,546   $ 34,583      $ 26,522        $ 29,338            $ 28,257    $ 30,485
Property, plant and equipment, net ..   13,753     13,092     12,830         9,842           9,081               9,222       8,950
Long term bank debt .................     --         --         --            --              --                  --          --
Obligations under capital leases ....     --          797        688           945             748                 763         587
Total shareholders' equity ..........   32,056     28,308     27,055        20,888          22,669              21,953      24,858

See the notes to the Consolidated Financial Statements of Knogo included elsewhere herein.

* Historical per share data for earnings and dividends have not been presented for periods prior to the year ended December 31, 1995 as Knogo was not a publicly-held company during these periods.

**       Includes gain on sale of assets of $2,462.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Sentry Unaudited Pro Forma Combined Condensed Financial Information

         The  summary   unaudited  pro  forma   combined   condensed   financial
information  of Sentry has been derived from, or prepared on a basis  consistent with, the unaudited pro forma combined condensed  financial  statements included elsewhere in this Joint Proxy  Statement/Prospectus.  This data is presented for illustrative  purposes  only and is not  necessarily  indicative of the combined results of  operations  or financial  position  that would have  occurred if the
Merger had occurred at the  beginning  of each period  presented or on the dates indicated,  nor is it necessarily  indicative of the future operating results or financial position of Sentry.


                                                             (In thousands, except for per share data)

                                                              Year Ended          Nine Months Ended
                                                             December 31,           September 30,
                                                                 1995                   1996
                                                       ------------------------   ---------------
Summary of Operations Data:
Total revenues......................................           $38,014                 $20,180
Cost of sales.......................................            25,003                  14,680
Selling, general and administrative expenses........            10,654                   6,918
Amortization of goodwill and other intangibles......             1,125                     844
Income (loss) before income taxes...................             (845)                 (1,209)
Net income (loss)...................................             (995)                 (1,305)
Net income (loss) available to common
shareholders........................................           (2,207)                 (2,254)
Net income (loss) per share.........................            (0.23)                  (0.24)

Selected Balance Sheet Data:
(at end of period)
Total assets........................................                                   $43,512
Property, plant and equipment, net..................                                     9,220
Long term bank debt.................................                                        --
Obligations under capital leases....................                                       587
Total shareholders' equity..........................                                     7,102



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Comparative Per Share Data

         Set forth below are historical net income (loss) per share, cash dividends per share and book value per share data of Video and Knogo, and unaudited pro forma combined per share data of Sentry. The data set forth below should be read in conjunction with the Video and Knogo audited financial statements and unaudited interim financial statements, including the notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus.
The data should also be read in conjunction with the unaudited pro forma combined condensed financial statements, including the notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus.


                                               Video                                        Knogo
                             -----------------------------------------    -----------------------------------------
                                 Nine Months          Year Ended or           Nine Months          Year Ended or
                                   Ended or           as of December            Ended or          as of December
                               as of September             31,              as of September             31,
                                   30, 1996                1995                   30,                   1995
                                                                                  1996
                             --------------------   ------------------    --------------------  -------------------
Historical:
         Net Income (Loss)         $(0.63)               $(0.36)                 $0.33                 $0.29
         Per Share
         Cash Dividends Per          --                    --                     --                    --
         Share
         Book Value Per              0.24                  0.82                   4.31                 3.96
         Share


                                              Sentry
                             -----------------------------------------
                                 Nine Months          Year Ended or
                                   Ended or           as of December
                               as of September             31,
                                   30, 1996                1995
                             --------------------   ------------------
Pro Forma Combined (a):
         Net Income (Loss)         $(0.24)               $(0.23)
         Per Share
         Cash Dividends Per          --                    --
         Share

Pro Forma Equivalents (b):
         Net Income                $(0.20)               $(0.19)
         (Loss) Per Share
         Cash Dividends Per          --                    --
         Share
         Book Value Per              0.62                  N/A
         Share

---------------------------

(a) The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 1996 was prepared based upon the statement of operations of each of Video and Knogo for the nine months ended September 30, 1996. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1995 was prepared based upon the statements of operations of each of Video and Knogo for the year ended December 31, 1995. The unaudited pro forma combined condensed balance sheet was prepared based upon the balance sheets of each of Video and Knogo as of September 30, 1996.


--------------------------------------------------------------------------------

                                       9

--------------------------------------------------------------------------------

(b) Sentry pro forma equivalents represent the unaudited pro forma combined net income (loss) per share, cash dividends per share, and book value per share calculated on the basis of a 1 to 1.2022 exchange ratio.


Comparative Market Prices and Dividends

         Video Common Stock is listed on the NASDAQ SmallCap under the symbol VSEN. Knogo's Common Stock is listed on the AMEX under the symbol KNA.

         On October 10, 1996, the last full trading day preceding public announcement of the proposed Merger, the closing price per share of Video Common Stock on the NASDAQ SmallCap was $4 3/8 and the closing price per share of Knogo Common Stock on the AMEX was $8 15/16. On January 17, 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price per share of Video Common Stock on the NASDAQ SmallCap was $2 7/8 and the closing price per share of Knogo Common Stock on the AMEX was $5 1/2. See "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION."

         Holders of Video Common Stock and Knogo Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Merger.

         The payment of future dividends on Sentry Common Stock will be a business decision to be made by the Board of Directors of Sentry (the "Sentry Board") from time-to-time based upon the results of operations and the financial condition of Sentry and such other factors as the Sentry Board considers relevant. Sentry has not paid, and does not presently intend to pay or consider the payment of, any cash dividends on the Sentry Common Stock. See "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION." Pursuant to the terms of the Merger Agreement, Sentry is required to pay certain annual or semi-annual dividends on the Sentry Class A Preferred Stock. For the first two years following the Merger, Sentry shall pay such dividends by delivering additional shares of Sentry Class A Preferred Stock. See "DESCRIPTION OF SENTRY CAPITAL STOCK -- Preferred Stock -- Class A Preferred Stock."

Listing of Sentry Common Stock and Sentry Class A Preferred Stock

         Sentry expects to apply for the listing of Sentry Common Stock and Sentry Class A Preferred Stock on the AMEX, and it is anticipated that such shares will trade on such exchange upon official notice of issuance under the symbols SKV and SKV.Pr.A, respectively. It is a condition to consummation of the Merger that the shares of Sentry Common Stock and Sentry Class A Preferred Stock to be issued to Video and Knogo shareholders, as applicable, in connection with the Merger shall have been approved for listing on NASDAQ, or a national securities exchange, subject only to official notice of issuance. See "THE MERGER -- Stock Exchange Listing."

--------------------------------------------------------------------------------

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained under "VIDEO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," and "KNOGO
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," such as those relating to Video's anticipated reduction in material and installation costs on its new SentryVision system and Knogo's anticipated replacement of sales to Sensormatic (as defined) under the Supply Agreement (as defined) with increased sales to third parties, certain statements under "BUSINESS OF VIDEO" and "BUSINESS OF KNOGO", such as those relating to Video's plans to increase penetration of the domestic retail market and to expand into international markets and Knogo's anticipated growth in the supermarket and computer industry markets, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Act). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "RISK FACTORS."


                                  RISK FACTORS

         The following risk factors should be considered by holders of Video Common Stock and Knogo Common Stock in evaluating whether to approve the Merger Agreement and thereby become holders of Sentry Common Stock and Sentry Class A Preferred Stock, as applicable. These factors should be considered in conjunction with the other information included elsewhere in this Joint Proxy Statement/Prospectus. In evaluating Video's, Knogo's and Sentry's business, prospective investors should carefully consider the following factors in addition to the other information presented in this Joint Proxy Statement/Prospectus.

Risks Relating to the Merger

Integration of Certain Operations

         The managements of Video and Knogo have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergies for Video and Knogo. See "THE MERGER -- Recommendation of Video Board; Video's Reasons for the Merger" and "THE MERGER -- Recommendation of Knogo Board; Knogo's Reasons for the Merger." Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The combination of the two companies will require, among other things, integration of the companies' respective product offerings and technology and coordination of their research and development, sales and marketing and financial reporting efforts. There can be no assurance that such integration will be accomplished smoothly or successfully. If significant difficulties are encountered in the integration of the existing product lines and technology, resources could be diverted from new product development, resulting in delays in new product introductions. The integration of the product lines could also cause confusion or dissatisfaction among existing customers of Video and Knogo. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations with distinct cultures. The integration of certain operations following the Merger will require the dedication of management and other personnel resources which may temporarily distract attention from the day-to-day business of Sentry. Failure to successfully accomplish the integration of the two companies' operations could have a material adverse effect on Sentry's business, financial condition or results of operations.

Distributors, Resellers and Customers

         There can be no assurance that distributors, resellers and customers of Video or Knogo will continue their current buying patterns without regard to the announced Merger. In particular, certain present and potential distributors and customers may defer purchasing decisions as they evaluate Sentry's future product strategy. Any such deferrals could have a material adverse effect on Sentry's business, financial condition or results of operations.

Fixed Exchange Ratio

         Under the terms of the Merger Agreement, each one share of Video Common Stock issued and outstanding at the Effective Time will be converted into the right to receive one share of Sentry Common Stock and each 1.2022 shares of Knogo Common Stock issued and outstanding at the Effective Time will be converted into the right to receive one share of Sentry Common Stock and one share of Sentry Class A Preferred Stock. Although the merger consideration to be received by the holders of Video Common Stock and Knogo Common Stock was based upon the trading prices of Knogo Common Stock and Video Common Stock, respectively, at the time the Merger was negotiated, the Merger Agreement does not contain any provisions for adjustment of the merger consideration based on fluctuations in the price of Knogo Common Stock or Video Common Stock. Accordingly, the value of the Sentry Common Stock and Sentry Class A Preferred Stock, as applicable, to be received by the stockholders of Video and Knogo, as the case may be, upon the Merger could be affected by the market price of Video Common Stock and Knogo Common Stock at the Effective Time. There can be no assurance that the market price of a share of Sentry Common Stock on and after the Effective Time will not be lower than the market price of a share of Video Common Stock prior to the Effective Time. There also can be no assurance that the combined value of the market price on and after the Effective Time of a share of Sentry Common Stock and a share of Sentry Class A Preferred Stock will not be lower than the market price of each 1.2022 outstanding shares of Knogo Common Stock prior to the Effective Time. On October 10, 1996, the date on which the Merger was announced, the closing per share sale price of Knogo Common Stock was $8 15/16. On such date the closing per share sale price of Video Common Stock was $4 3/8. On January 17, 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing per share sale price of Knogo Common Stock was $5 1/2. On such date the closing per share sale price of Video Common Stock was $2 7
/8.  Holders of Video Common Stock and
Knogo Common Stock are urged to obtain current market quotations prior to making a decision with respect to the Merger.

Listing of Sentry Common Stock and Sentry Class A Preferred Stock

         It is a condition to the Merger that the Sentry Common Stock and the Sentry Class A Preferred Stock be listed on NASDAQ, or a national securities exchange. There can be no assurances that Knogo and Video will not waive the listing of either or both of the Sentry Common Stock and the Sentry Class A Preferred Stock, if such listing is not available. If either such listing were to be waived and the Merger consummated, holders of Knogo Common Stock would be entitled to appraisal rights which they would not otherwise be entitled to. See "THE MERGER -- Dissenters' Rights -- Knogo."

Transaction Charges

         Video and Knogo anticipate that Sentry will incur significant Merger-related expenses including investment advisory fees, legal and accounting expenses and other transaction costs. These costs are expected to total $2,350,000 and are expected to be capitalized as part of the purchase price and amortized over a seven year period following the Merger.

Risks Relating to Sentry

Absence of Public Trading Market; Possible Volatility of Stock Price

         There is not currently a public trading market for the Sentry Common Stock or the Sentry Class A Preferred Stock and there can be no assurance as to the establishment or continuity of any such market. Sentry expects to apply to have the Sentry Common Stock and the Sentry Class A Preferred Stock listed for quotation on NASDAQ, or a national securities exchange. There can be no assurance either as to the price at which trading in the Sentry Common Stock or the Sentry Class A Preferred Stock will occur after the Merger or that such prices will not be below the book value per share of the Sentry Common Stock or the Sentry Class A Preferred Stock, as applicable. Future announcements concerning Sentry or its competitors, quarterly variations in operating results and announcements concerning significant contracts, among other factors, could cause the market price of the Sentry Common Stock and/or the Sentry Class A Preferred Stock to fluctuate substantially.

No Cash Dividends

         Neither Video nor Knogo has paid dividends on its common shares in the past. Sentry does not intend to consider the payment of any cash dividends on the Sentry Common Stock or the Sentry Class A Preferred Stock in the foreseeable future, except as required by the Merger Agreement and Sentry's Amended and Restated Certificate of Incorporation and Certificate of Designation for the Sentry Class A Preferred Stock (such certificates, collectively, the "Sentry Certificate of Incorporation"). See "DESCRIPTION OF SENTRY CAPITAL STOCK -- Preferred Stock -- Class A Preferred Stock" and "RISK FACTORS -- Capital Requirements."

Control by Existing Officers and Directors

         Upon completion of this Merger, the directors and executive officers of Video in the aggregate will beneficially own shares of Sentry Common Stock representing approximately 12.4% of the voting power of all of Sentry's then outstanding voting securities. Because of such ownership, the current officers and directors of Video may be able to substantially influence the affairs of Sentry, including the election of the Sentry Board. See "MANAGEMENT OF SENTRY" and "SENTRY SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

         Immediately following the Merger, directors and officers of Knogo in the aggregate will beneficially own shares of Sentry Common Stock, including shares held by William A. Perlmuth, as Executor of the Estate of Arthur J. Minasy and as Trustee under trusts for the benefit of Mr. Minasy's adult children, representing approximately 11.6% of the voting power of all of Sentry's then outstanding voting securities. Mr. Perlmuth will be Chairman of the Sentry Board upon consummation of the Merger. Because of such ownership, the current officers and directors of Knogo may be able to substantially influence the affairs of Sentry, including the election of the Sentry Board. See "MANAGEMENT OF SENTRY" and "SENTRY SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Anti-Takeover Provisions

         Certain provisions of the Sentry Certificate of Incorporation and Sentry Bylaws (the "Sentry Bylaws") may have the effect of making more difficult an acquisition of control of Sentry in a transaction not approved by the Sentry Board. See "DESCRIPTION OF SENTRY CAPITAL STOCK." These provisions will include the ability of Sentry's Board to issue shares of preferred stock in one or more series and additional shares of authorized but unissued Sentry Common Stock without further authorization of Sentry stockholders. These provisions generally are designed to permit Sentry to develop its businesses and foster its long-term growth without the disruption caused by the threat of a takeover not deemed by Sentry's Board to be in the best interests of Sentry and its stockholders. These provisions may also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Sentry even though such a transaction might be economically beneficial to Sentry and its stockholders. See "DESCRIPTION OF SENTRY CAPITAL STOCK."

         Sentry is subject to the provisions of the DGCL which includes provisions relating to "control share acquisitions" and restricting "business combinations" with "interested shareholders." Such provisions could have the effect of discouraging an attempt to acquire control of Sentry. Accordingly, stockholders may be denied the opportunity to participate in a transaction which offers a premium to the prevailing market price of the Sentry Common Stock. See "DESCRIPTION OF SENTRY CAPITAL STOCK."

Dependence on Significant Customers

         Although the composition of Video's largest customers has changed from year-to-year, Video's operations have been materially dependent on a limited number of significant orders. Five customers accounted for 83% of Video's sales in 1993, two customers accounted for 81% of Video's sales in 1994, two customers accounted for 79% of Video's sales in 1995, and two customers accounted for 84% of Video's sales for the first nine months of 1996. While management expects Video's customer base to continue to expand, a limited number of large orders may continue to account for a significant portion of Video's sales during any given period for the foreseeable future. As such, a delay, reduction or cancellation of orders from one or more of its significant customers or the loss of one or more of such customers may have a material adverse effect on Sentry's financial condition and results of operations and cash flows. See "VIDEO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS OF VIDEO -- Customers."

Competition

         The security, theft detection and surveillance industry is highly competitive. Competing products and services to Video's CCTV system include conventional fixed-mount or PTZ dome surveillance systems, EAS systems and other magnetic and electronic devices, and private guard services. Many of the foregoing products and services provide theft detection and security at a price which may be lower than the cost of Video's monitoring and surveillance systems. Similarly, competition in the EAS industry is intense. Potential competitors include major domestic and international EAS companies, many of which have substantially greater financial, technical, marketing, sales and other resources than Knogo. A number of the companies with which Sentry will compete have substantially greater financial, sales and marketing, and other resources which may enable them to develop and market competitive surveillance and security systems. Although management believes that Sentry will be able to compete effectively based on the capabilities, flexibility and performance of its products, there can be no assurance that it will compete successfully with its future competitors. See "BUSINESS OF VIDEO -- Competition" and "BUSINESS OF KNOGO -- Competition."

Knogo Non-Competition Agreement

         When Knogo was spun off from its corporate predecessor, Knogo Corporation (the "Knogo Predecessor"), Knogo entered into a Contribution and
Divestiture Agreement (the "Divestiture Agreement"), dated as of December 29, 1994 (the "Divestiture Date"). Pursuant to the terms of the Divestiture Agreement, Knogo is subject until the fifth anniversary of the Divestiture Date, December 29, 1999, to a non-competition clause with respect to engaging in certain business activities outside of the United States, Puerto Rico and Canada (the "Territory"), which may limit Sentry's ability to expand Knogo's existing business outside the Territory.

         Under the non-competition clause, Sentry will not be permitted, outside of the Territory, to market, distribute, sell, lease, install, service or maintain any Knogo electronic article surveillance systems, including reusable tags, disposable labels and accessory products used in such systems, closed circuit television systems and products, and other products to deter and detect shoplifting and employee theft, or improvements or successors to any such product, but in each case only to the extent that the products were marketed, sold or leased by the Knogo Predecessor prior to the Divestiture Date (such products, the "Existing Products"). In addition, Sentry may not otherwise engage in the business of, or activities relating to, manufacturing, marketing, distributing, selling, leasing, servicing or maintaining or licensing of any of the Existing Products outside of the Territory. See "BUSINESS OF KNOGO -- Production" and "BUSINESS OF KNOGO -- Competition." The managements of Video and Knogo believe that the above-described non-competition clause will not, upon consummation of the Merger, limit the ability of Sentry to market Video products in any market, geographic or otherwise.

History of  Operating  Losses;  Risk of  Significant  Fluctuations  in Operating
Results

         Video incurred operating losses in each of the years 1993, 1994, and 1995 and had an accumulated deficit of $6,753,588 as of September 30, 1996. Moreover, Video's quarterly operating results have varied and Sentry's may vary significantly depending on factors such as the timing of significant orders, seasonality in the retail market, potential rescheduling or cancellation of orders, research and development expenses associated with new product introductions, and the timing of new product introductions and upgrades by Sentry and its competitors. Revenues may be particularly difficult to predict because of the sales cycle of Video's products, which varies substantially from customer to customer and market to market. In addition, a significant portion of Sentry's sales in any given period may be derived from a relatively small number of orders, and a change, delay or cancellation in any order could result in large fluctuations in sales for that quarter. Further, delivery lead times for Video's systems are relatively short. The resulting lack of a significant backlog may contribute to the unpredictability of Sentry's results of operations. Video's expense levels have historically been based in part on expectations of future sales levels, and a shortfall in sales could therefore result in a disproportionate decrease in Sentry's net income. These factors also could significantly affect annual results of operations. See "VIDEO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS OF VIDEO -- Sales, Marketing and Customer Service."

         The Statement of Operations of Knogo for the year ended December 31, 1995 and the nine months ended September 30, 1996 included elsewhere in this Joint Proxy Statement/Prospectus reflect that Knogo had net income of $1,731,000 and $1,991,000, respectively, for such periods. Sentry's ability to realize earnings in the future will depend in large part on the availability of opportunities to expand Knogo's customer base, especially in the supermarket and other sectors which have not historically utilized EAS technology, to improve existing products and to exploit source tagging technology, as to which no assurances can be given. See "KNOGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS OF KNOGO -- Marketing." In addition, see "RISK FACTORS -- Knogo Lost Manufacturing and Sales Volume" for risks associated with the termination of a supply agreement between Knogo and Sensormatic Electronics Corporation ("Sensormatic") (with Sensormatic as successor to the Knogo Predecessor).

Product Concentration; Market Acceptance

         Although Video has taken steps to broaden its product offerings, sales of SentryVision systems and related products and enhancements are expected to continue to account for a substantial portion of Video's sales for the foreseeable future. Use of the SentryVision system represents an alternative to conventional surveillance methods, and future growth will depend upon acceptance of Video's traveling CCTV system by a broader group of customers. Failure to achieve broader acceptance would have a material adverse effect on Sentry's financial condition and results of operations. In addition, any factors adversely affecting Video's SentryVision system, such as the introduction of superior competitive products or shifts in the needs of the marketplace, would have a material adverse effect on Sentry's financial condition and results of operations. See "BUSINESS OF VIDEO."

Dependence on Proprietary Technology

         Video currently holds a United States patent covering certain features of its traveling camera surveillance system and has applied for corresponding foreign patents. Sentry may also seek patent protection in the future for certain aspects of any new systems or features which may be developed. There can be no assurance that any future patent applications filed by Sentry will result in issued patents, or that the patent currently held or new patents, if issued, will be upheld as valid or will provide any significant competitive advantage to Sentry. Further, if it were determined that another product infringed on Video's patent, there can be no assurance that Sentry would be financially capable of enforcing its patent. Although Video is not aware of any infringement of patents or intellectual property held by third parties, there can be no assurance that Video is not infringing on the intellectual property rights of others. In addition, there was an Australian patent covering a device that in some respects is similar to the SentryVision system. Based upon a review of the Australian patent, management believes that many of the claims in such patent would be found invalid in view of prior art and that the current products sold by Video do not infringe on any valid claims of this patent. There also was an Australian patent application covering a device that in some respects is similar to the SentryVision system. Video's patent attorneys have advised Video that the Australian patent and Australian patent application appear to have lapsed. Video is also aware of a British patent application from a third party disclosing aspects of a device which is in some respects similar to the system. Video's patent attorneys have advised Video that the British patent application appears to have lapsed. Although there can be no assurance as to the effectiveness of such measures, Sentry intends to protect its current and future products through all legal means available, including patents, the registration of trademarks and trade names, copyrights and confidentiality agreements. See "BUSINESS OF VIDEO -- Patents and Intellectual Property."

         Knogo has certain proprietary technologies for which patents have been obtained or applied. No assurance can be given that such patent protection can be obtained for all such technologies or, if obtained, that it will not be challenged, invalidated or circumvented, that competitors will not independently develop or patent technologies that are substantially equivalent to or superior to Knogo's technologies or that any of Knogo's developmental technologies can be successfully commercialized.

         Knogo has entered into a License Agreement (the "License Agreement"), dated as of December 29, 1994, pursuant to which Knogo and Sensormatic have granted to each other certain perpetual fully-paid licenses to use certain patents and technology, including improvements thereof. See "BUSINESS OF KNOGO -- Patents and Other Intellectual Property."

Dependence on Key Personnel

         Video's and Knogo's operations have been materially dependent upon the services of certain key executive officers, the loss of whom could have a material adverse effect on Sentry. Although Knogo has entered into employment contracts with its three most senior executive officers and Video has entered into a non-compete contract with its president, there can be no assurance that Sentry will be able to retain or replace the members of its current management or that it will successfully attract and retain qualified management, engineering and sales personnel in the future. See "MANAGEMENT OF SENTRY."

Limitations on Director Liability

         Sentry's Certificate of Incorporation will provide, as permitted by the DGCL, that a director of Sentry shall not be personally liable to Sentry or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of Sentry against a director. In addition, Sentry's Bylaws will provide for mandatory indemnification of directors and officers to the fullest extent permitted by the DGCL.

Capital Requirements

         Video's cash flow from operations and its ability to obtain debt financing, are expected to meet Video's capital requirements through at least 1997. However, if sales and marketing, distribution, and research and development efforts require more capital than anticipated, or if cash received from operations should be less than anticipated, Video may need additional capital in order to maintain its product development and marketing efforts and expected levels of operations. Knogo's internal forecasts and assumptions relating to its future operations anticipate that Knogo will have sufficient cash from operations to meet its cash flow needs for at least the next 12 months, including through the availability of Knogo's $5,000,000 unsecured bank credit facility or any successor facility. Moreover, Knogo has substantial unencumbered assets, including property in Cidra, Puerto Rico, Hauppauge, New York, and Villa Park, Illinois, upon which to base additional financing if required. In that regard, in December 1996, Knogo completed a sale-leaseback arrangement with respect to its Hauppauge, New York facility, resulting in the receipt by Knogo of net proceeds of approximately $4,500,000. In discussions with Knogo's lender under its present credit facility, such lender has indicated orally to Knogo's management that it is willing to enter into a revolving credit facility with Sentry upon completion of the Merger in an amount no less than is currently provided to Knogo.

         There can be no assurance that continued funding, through borrowings, equity issuances or otherwise, if required by Sentry will be available or, if available, will be on terms favorable to Sentry. In addition, if Sentry were to incur substantial additional indebtedness, its ability to respond to changing financial, business and economic conditions could be adversely affected. In addition, pursuant to the terms of the Merger Agreement, Sentry is required to pay certain dividends on the Sentry Class A Preferred Stock. Although for the first two years following the Merger, Sentry will pay such dividends by delivering additional shares of Sentry Class A Preferred Stock, such dividends may ultimately adversely impact Sentry's cash flow. See "DESCRIPTION OF SENTRY CAPITAL STOCK -- Preferred Stock -- Class A Preferred Stock," "VIDEO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and "KNOGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

Acquired In-Process Research and Development

         Sentry expects to spend up to 2% of its future revenues to develop commercially viable products from acquired in-process research and development and intends to expend such amounts out of its cash flows from operations. Sentry believes that it will be able to develop such commercially viable products over the next four years. There can be no assurances, however, that Sentry will be able to develop such products and/or generate sufficient revenues from such products to offset such expenditures of future revenues or the write-off of non-recurring charges of approximately $13.2 million associated with such acquired in-process research and development.

Availability of Components

         While Video believes that the parts and manufactured components needed for the assembly of its products can be produced by and obtained from multiple sources, Video currently purchases parts and materials from a limited number of suppliers. In addition, while Knogo has not historically been dependent on any one supplier or group of suppliers of components for its systems, there can be no assurance that it will not become so dependent in the future. The inability to obtain such components on a timely basis would have an adverse effect on either Video's or Knogo's ability, as applicable, to fill orders in a timely manner. Any resulting delay in the fulfillment of orders could have a material adverse impact on Sentry's financial condition and results of operations. See "BUSINESS OF VIDEO -- Manufacturing and Installation" and "BUSINESS OF KNOGO -- Production."

Business Plan

         As part of its business strategy, Video is currently evaluating distribution channels to facilitate sales of its products internationally. Future sales of Sentry's systems and products to customers outside of the United States may expose Sentry to a number of risks inherent in the international marketplace. Such risks include unpredictable and inconsistent regulatory requirements, political and economic instability, trade restrictions, changes in tariffs and taxes, longer payment cycles, difficulties enforcing agreements and collecting receivables, exchange rate fluctuations, difficulties enforcing intellectual property rights and compliance with foreign technical standards.

         Knogo's present business plan assumes that Knogo's EAS business in all its product lines should expand as a result of the sole focus of Knogo's management on the North American business of the Knogo Predecessor. In particular, Knogo's plan assumes continued expansion in the use of EAS systems in the supermarket sector, a relatively untapped market among retail users of loss prevention devices, which sector Knogo believes offers considerable potential, and in the commercial and industrial sector, including the protection of high value components in the computer industry. See "BUSINESS OF KNOGO -- Marketing." However, any anticipated growth in these areas is prospective and there is a risk that market acceptance of EAS products will not develop as expected. Consequently, there can be no assurance that any such growth will occur or that if it does occur that it will be sustained.

Knogo Lost Manufacturing and Sales Volume Due To Termination of the Supply Agreement

         Knogo generates a significant portion (41% in 1995 and 22% in the nine months ended September 30, 1996) of its revenues from production of EAS systems and products for sale to Sensormatic pursuant to the Supply Agreement. The Supply Agreement is scheduled to expire on June 30, 1997. There can be no assurance that Knogo will be able to renew the terms of the Supply Agreement or to otherwise succeed in expanding its sales sufficiently to replace the manufacturing and sales volume it will lose upon the expiration of the Supply Agreement. Consequently, Knogo may have difficulty maintaining profitable margins in its manufacturing operations. See "BUSINESS OF KNOGO -- Production," "BUSINESS OF KNOGO -- Competition" and "KNOGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

Employment Contracts

         The current employment agreements of Thomas A. Nicolette, Peter J. Mundy and Peter Y. Zhou, each of whom are executive officers of Knogo, provide that in the event of a Change in Control (as defined in the respective employment agreement) of Knogo, the term of employment for each of these officers will be automatically extended for the period ending two years in the case of Mr. Nicolette's agreement and one year in the case of the other agreements following the date of such Change in Control. Following such Change in Control, each such officer will have the right to terminate his employment for Good Reason (as defined in the respective employment agreement) while continuing to receive the salary and bonus otherwise payable thereunder for the remainder of the employment term. Additionally, the employment agreements provide that in the event of a Change in Control all options held by each such officer, whether or not then vested, would fully vest. The Knogo Merger will constitute a Change in Control for purposes of each of these employment agreements. See "BUSINESS OF KNOGO -- Executive Compensation -- Knogo Executive Employment Agreements; Change in Control Arrangements." However, each of Messrs. Nicolette and Mundy and Dr. Zhou has advised Knogo that he intends to enter, as of the Effective Time, into a new employment agreement with Sentry and, in connection therewith, to waive his rights under his Knogo employment agreement. Nonetheless, it is anticipated that the new employment agreements for each such officer, as well as an employment agreement that Andrew
L. Benson is expected to enter into with Sentry, will contain similar change in control provisions. Any such provisions may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Sentry even though such a transaction might be economically beneficial to Sentry and its stockholders. See "THE MERGER -- Interests of Certain Persons in the Merger -- Employment Agreements."

Regulation

         Because Knogo's EAS systems and Video's surveillance and CCTV systems use radio transmission and electromagnetic wave principles, such systems are subject to regulation by the Federal Communications Commission ("FCC") under the Communications Act of 1934. In those instances where it has been required, certification of such products by the FCC has been obtained. As new products are developed by Knogo, application will be made to the FCC for certification or licensing when required. No assurance can be given that such certification or licensing will be obtained or that current rules and regulations of the FCC will not be changed in an adverse manner. See "BUSINESS OF KNOGO -- Regulation."

         Sentry's business plan calls for the sale and use of Sentry's products in both domestic and international markets. Sentry's products will be subject to regulation by governmental authorities in various countries having jurisdiction over electronic and communication use. Sentry intends to apply for certification of its products to comply with the requirements under the regulations of the countries in which it plans to market its products. No assurance can be given that such certification will be obtained or that current rules and regulations in such countries will not be changed in a manner adverse to Sentry.

                              THE SPECIAL MEETINGS


         This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Video Common Stock by the Video Board for use at the Video Meeting and (ii) from the holders of Knogo Common Stock by the Knogo Board for use at the Knogo Meeting.

Times and Places; Purposes


         Video. The Video Meeting will be held at the offices of Winthrop & Weinstine, 3000 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota, on February 12, 1997, starting at 10:00 a.m. local time. At the Video Meeting, the shareholders of Video will be asked to consider and vote upon the Video Proposal and such other matters as may properly come before the Video Meeting. A copy of the Merger Agreement is included as Appendix A to this Joint Proxy Statement/Prospectus.

         Knogo. The Knogo Meeting will be held at Knogo's corporate headquarters, 350 Wireless Boulevard, Hauppauge, New York, on February 12, 1997, starting at 11:00 a.m. local time. At the Knogo Meeting, the stockholders of Knogo will be asked to consider and vote upon the Knogo Proposal and such other matters as may properly come before the Knogo Meeting. A copy of the Merger Agreement is included as Appendix A to this Joint Proxy Statement/Prospectus.



Voting Rights; Votes Required for Approval

         Video. The Video Board has fixed the close of business, New York Time, on January 10, 1997, as the Video Record Date. Only holders of record of shares of Video Common Stock on the Video Record Date are entitled to notice of and to vote at the Video Meeting. On the Video Record Date, there were 4,841,962 shares of Video Common Stock outstanding and entitled to vote at the Video Meeting held by approximately 63 shareholders of record.

         Each holder of record, as of the Video Record Date, of Video Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Video Common Stock entitled to vote is necessary to constitute a quorum at the Video Meeting.

         Under Video's Bylaws and the Minnesota Act, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Video Common Stock outstanding on the Video Record Date is required to approve and adopt the Video Proposal.


         As of the Video Record Date, directors and executive officers of Video as a group beneficially owned 1,313,597 shares of Video Common Stock, or approximately 25.9% of the Video Common Stock as of the Video Record Date. Video has been advised that all of its directors and executive officers intend to vote all such shares in favor of the Video Proposal. In connection with the execution of the Merger Agreement, certain Video shareholders entered into Support/Voting Agreements, each dated October 10, 1996 (the "Video Support/Voting Agreements"), with Knogo, pursuant to which the shareholders promised to vote their shares of Video Common Stock in favor of the Merger and the Merger Agreement at the Video Meeting. Pursuant to a Video Support/Voting Agreement, Robert D. Furst, Jr. agreed to vote his shares of Video Common Stock, which account for 16.6% of the outstanding shares of Video Common Stock. Pursuant to a Video Support/Voting Agreement, Andrew L. Benson agreed to vote his shares of Video Common Stock, which account for 4.0% of the outstanding shares of Video Common Stock.


         Knogo. The Knogo Board has fixed the close of business, New York Time, on January 10, 1997, as the Knogo Record Date. Only holders of record of shares of Knogo Common Stock on the Knogo Record Date are entitled to notice of and to vote at the Knogo Meeting. On the Knogo Record Date, there were 5,772,632 shares of Knogo Common Stock outstanding and entitled to vote at the Knogo Meeting held by approximately 504 stockholders of record.

         Each holder of record, as of the Knogo Record Date, of Knogo Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Knogo Common Stock entitled to vote is necessary to constitute a quorum at the Knogo Meeting.

         Under Knogo's Bylaws and the DGCL, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Knogo Common Stock outstanding on the Knogo Record Date and entitled to vote on the Knogo Proposal is required to approve and adopt the Knogo Proposal.

         As of the Knogo Record Date, directors and executive officers of Knogo as a group beneficially owned 1,392,344 shares of Knogo Common Stock, or approximately 23.5% of the Knogo Common Stock as of the Knogo Record Date. Knogo has been advised that all of its directors and executive officers intend to vote all such shares in favor of the Knogo Proposal. In connection with the execution of the Merger Agreement, certain Knogo stockholders entered into Support/Voting Agreements, each dated or dated as of October 10, 1996 (the "Knogo
Support/Voting Agreements"), with Video, pursuant to which such stockholders agreed to vote their shares of Knogo Common Stock in favor of the Merger and the Merger Agreement at the Knogo Meeting. Pursuant to a Knogo Support/Voting Agreement, William A. Perlmuth, as executor of the Estate of Arthur J. Minasy (the "Minasy Estate"), agreed to vote the Minasy Estate's shares of Knogo Common Stock, which account for 15.6% of the outstanding shares of Knogo Common Stock. Pursuant to a Knogo Support/Voting Agreement, Walter J. Schloss and Edwin W. Schloss, each acting for the general partner of Walter & Edwin Schloss Associates L.P. ("Associates"), agreed to vote Associates' shares of Knogo Common Stock, which account for 11.1% of the outstanding shares of Knogo Common Stock. Pursuant to a Knogo Support/Voting Agreement, Thomas A. Nicolette agreed to vote his shares of Knogo Common Stock, which account for 2.4% of the outstanding shares of Knogo Common Stock.

Proxies

         Video. All shares of Video Common Stock represented by properly executed proxies received prior to or at the Video Meeting and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted "FOR" the Video Proposal. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, since the affirmative vote of a majority of the shares of Video Common Stock outstanding on the Video Record Date is required for approval of the Video Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the Video Proposal. In accordance with NASDAQ rules, brokers and nominees are precluded from exercising their voting discretion on the Video Proposal and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the Video Proposal. Therefore, because the affirmative vote of a majority of the shares of Video Common Stock outstanding on the Video Record Date is required for approval of the Video Proposal, a broker non-vote with respect to the Video Proposal will have the effect of a vote against the Video Proposal. Shares represented by broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will, however, be counted for purposes of determining whether there is a quorum at the Video Meeting.

         Knogo. All shares of Knogo Common Stock represented by properly executed proxies received prior to or at the Knogo Meeting and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted "FOR" the Knogo Proposal. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, since the affirmative vote of a majority of the shares of Knogo Common Stock outstanding on the Knogo Record Date is required for approval of the Knogo Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the Knogo Proposal. In accordance with the AMEX rules, brokers and nominees are precluded from exercising their voting discretion on the Knogo Proposal and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares on the Knogo Proposal. Therefore, because the affirmative vote of a majority of the shares of Knogo Common Stock outstanding on the Knogo Record Date is required for approval of the Knogo Proposal, a broker non-vote with respect to the Knogo Proposal will have the effect of a vote against the Knogo Proposal. Shares represented by broker non-votes will, however, be counted for purposes of determining whether there is a quorum at the Knogo Meeting.

         If the  stockholder  is a  participant  in Knogo's  Retirement  Savings
401(k) Plan, then such stockholder's proxy will also serve as a voting instruction for the trustees of the plan for all accounts registered in the same name.

         It is not expected that any matter not referred to herein will be presented for action at the Video Meeting or the Knogo Meeting, respectively. If any other matters are properly brought before the Video Meeting or the Knogo Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meetings.

         General. A shareholder of Video or a stockholder of Knogo may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Video or Knogo, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the Video Meeting or the Knogo Meeting, as the case may be, and voting in person. Attendance at the Video Meeting or the Knogo Meeting will not in itself constitute the revocation of a proxy.

         The cost of solicitation of proxies will be paid by Video for the Video proxies and by Knogo for the Knogo proxies. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of Video or Knogo, as the case may be, without additional compensation, and by telephone, telegram, teletype, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and Video or Knogo, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing. Knogo has retained Georgesen and Company Inc. to aid in the solicitation of proxies at a fee of approximately $6,500 plus expenses. To the extent necessary in order to ensure sufficient representation at the Video Meeting or the Knogo Meeting, Video or Knogo, as the case may be, may request by telephone or telegram the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned. Stockholders are urged to send in their proxies without delay.

         HOLDERS OF VIDEO COMMON STOCK AND KNOGO COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SUCH COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS APPROVED, INSTRUCTIONS AND A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING VIDEO COMMON STOCK AND/OR KNOGO COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. VIDEO SHAREHOLDERS AND KNOGO STOCKHOLDERS SHOULD SEND CERTIFICATES REPRESENTING VIDEO COMMON STOCK AND KNOGO COMMON STOCK, AS THE CASE MAY BE, TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS AND LETTER OF TRANSMITTAL.

                                   THE MERGER

Certain Effects of the Merger Upon Video

         Upon consummation of the Video Merger (the "Video Effective Time"), Video Merger Corp. will merge with and into Video and in the process Video will become a wholly-owned subsidiary of Sentry. The name of the surviving subsidiary will be Video Sentry Corporation.

         At the Video Effective Time, by virtue of the Video Merger and without any further action, each share of Video Common Stock issued and outstanding immediately prior to the Video Effective Time shall be converted into and shall represent the right to receive one share of Sentry Common Stock. All shares of Video Common Stock shall no longer be outstanding and shall automatically be canceled and extinguished and each certificate which immediately prior to the Video Effective Time evidenced any shares of Video Common Stock shall thereafter represent the right to receive (without interest), upon surrender (in accordance with the terms of the Merger Agreement) of such certificate, shares of Sentry Common Stock. In addition, at the Video Effective Time, each share of any class of stock held in Video's treasury shall also be canceled and retired.

Certain Effects of the Merger Upon Knogo

         Upon consummation of the Knogo Merger (the "Knogo Effective Time"), Knogo Merger Corp. will merge with and into Knogo and in the process Knogo will become a wholly-owned subsidiary of Sentry. The name of the surviving subsidiary will be Knogo North America Inc.

         At the Knogo Effective Time, by virtue of the Knogo Merger and without any further action, each 1.2022 shares of Knogo Common Stock issued and outstanding immediately prior to the Knogo Effective Time shall be converted into and shall represent the right to receive one share of Sentry Common Stock plus one share of Sentry Class A Preferred Stock. All shares of Knogo Common Stock shall no longer be outstanding and shall automatically be canceled and extinguished and each certificate which immediately prior to the Knogo Effective Time evidenced any shares of Knogo Common Stock shall thereafter represent the right to receive (without interest), upon surrender (in accordance with the terms of the Merger Agreement) of such certificate, shares of Sentry Common Stock and Sentry Class A Preferred Stock in accordance with the ratio described above. In addition, at the Knogo Effective Time, each share of any class of stock held in Knogo's treasury shall also be canceled and retired.

Background

         Between 1993 and 1995, the managements of Knogo (or the Knogo Predecessor, as the case may be) and Video met informally several times to explore mutual business opportunities, relating, among other things, to joint product distribution, installation and marketing arrangements. However, no definitive agreements were entered into as a result of these meetings. In early May 1996, Alex. Brown was engaged by Video to assist Video in reviewing its financing needs and its strategic alternatives. One of the primary representatives at Alex. Brown servicing Video had previously served as an advisor to Knogo while he was employed by Smith Barney Inc., a former financial advisor to Knogo.

         Video's rapid growth in 1994 and 1995 led to quality control problems, which resulted in a slow down in demand in 1996. The resulting deterioration in reported financial results made it necessary for Video to raise capital to build the infrastructure -- both production and marketing -- needed to achieve profitable growth. The Video Board determined that it would be in the best interests of its shareholders to seek a merger partner with existing under-utilized infrastructure rather than to pursue the riskier strategy of remaining independent and attempting to build such infrastructure itself, particularly when the capital for such infrastructure was expected to be expensive. See "BUSINESS OF SENTRY." Preliminary discussions were held with several potential partners.

         The Alex. Brown representative, because of his knowledge of, and contacts with, Knogo, suggested Knogo to Video as a potential partner. The Video Board determined that Knogo was the most attractive potential partner due to, among others, the following factors: (i) Knogo had sufficient excess production and marketing capacity; (ii) Knogo's product line and business strategy were well-aligned with those of Video; and (iii) because of the relatively equal pro forma equity distribution of common shares, Video's shareholders would truly share in the benefits of the Merger and the potential future growth of the combined entity.

         During the summer of 1996, the senior management of Knogo and Video engaged in preliminary discussions and due diligence to explore a strategic business alliance between the two companies. By the week of September 9, 1996, the preliminary discussions had evolved into more serious negotiations. On
September 11, 1996, senior management of both companies met to outline a proposed business combination. However, the parties did not come to any meaningful agreement and therefore continued their discussions through the week of September 16, 1996.

         On September 6, 1996, Dennis R. Johnson, a Video director, accompanied by a representative of Alex. Brown, and Dewey Ballantine, legal advisor to Video, visited the facilities of Knogo to perform due diligence, examine documents and discuss Knogo's projections and the assumptions underlying the projections. Mr. Johnson prepared a memorandum, dated September 7, 1996, to the Chairman of the Board of Video, Mr. Furst, summarizing his findings.

         On September 23, 1996, the senior management of Knogo and Video held another meeting at which the Video account representative from Alex. Brown was present. Nearing agreement in principle, the parties engaged in several telephone conversations during the week of September 23, 1996 and met again on September 27, 1996. The parties prepared and circulated a preliminary term sheet dated September 27, 1996, containing some tentative principal terms of the Merger.

         The parties met again on October 1, 1996 and tentatively agreed to the essential terms of the Merger. As a result of such meeting, the parties prepared and circulated, on October 2, 1996, a revised term sheet containing the proposed principal terms of the Merger.

         During the week of September 30, 1996, Knogo (x) undertook additional due diligence with respect to Video, including examination of documents, and meetings with Video's management to discuss Video's operating history and future prospects, (y) contacted several investment banks and subsequently retained Donald & Co. as its financial advisor with respect to the Merger and (z) circulated the October 2, 1996 draft term sheet and information relating to Video and its business to Knogo's Board in anticipation of a meeting of Knogo's Board to review the Merger. During the week of September 30, 1996, Video undertook additional due diligence with respect to Knogo and circulated the October 2, 1996 draft term sheet and information relating to Knogo and its business to Video's Board in anticipation of a meeting of Video's Board to review the proposed Merger.

         From October 1, 1996 through October 10, 1996, members of the senior management of Video and Knogo, together with their respective legal and financial advisors, negotiated the terms of the Merger Agreement. During this period, Mr. Furst, Mr. Benson, Mr. Perlmuth, and Mr. Nicolette negotiated the terms of the Support/Voting Agreements pursuant to which, among other things, each agreed to vote shares beneficially owned by them in favor of the Merger.

         In  negotiating  the terms of the proposed  Merger,  the  management of
Video and Knogo took into account various business, tax and legal considerations. One basic concept on which the parties agreed was that Knogo's stockholders would receive a preferred position corresponding approximately to the difference between the net worth that Knogo was contributing to the merged entity as compared to the net worth being contributed by Video (the "Excess Knogo Net Worth"). To achieve this, it was agreed that Knogo stockholders would receive preferred stock with an aggregate face value approximately equal to the Excess Knogo Net Worth. To arrive at the allocation of common shares, the ratio of Sentry common shares to Video common shares was first fixed at one to one, then the total number of Sentry common shares to be received by Knogo stockholders was determined based upon an analysis of the ratio of Video's market capitalization to Knogo's market capitalization prior to announcement of the transaction and approximating that ratio with the ratio of Video's pro forma portion of Sentry's potential market capitalization to Knogo's pro forma portion of Sentry's potential market capitalization, plus the value of the Sentry Class A Preferred Stock to be issued to Knogo stockholders.

         On October 7, 1996, a telephonic meeting of the Knogo Board was held to discuss the proposed transaction with Video. During such meeting, Mr. Nicolette and Knogo's legal advisors reviewed with the Knogo Board the status of negotiations with Video and the terms of the proposed transaction. Mr. Nicolette described Video's business, including, among other things, fluctuations in Video's stock price since its initial public offering and Video's financial statements and position, including its indebtedness and intangibles on its balance sheet. Mr. Nicolette also noted the potential synergies that the combined businesses of Knogo and Video could produce. In addition, representatives from Stroock & Stroock & Lavan, legal advisors to Knogo, made a presentation to the Knogo Board with respect to the fiduciary duties of the Knogo directors relating to the proposed transaction. A second meeting of the Knogo Board was scheduled for October 10, 1996, and the Knogo Board was provided additional information relating to Video and the Merger.

         On October 10, 1996, a meeting of the Knogo Board was held to further discuss and consider the proposed transaction with Video and to review the materials distributed to the Knogo Board after the October 7 meeting. During such meeting, presentations were made to the Knogo Board by Knogo's senior management and its financial and legal advisors. Senior management expanded on the discussions of the October 7, 1996 Knogo Board meeting by making a detailed presentation of the then current financial and operational condition of Video. Senior management discussed Video's current product, the Video CCTV surveillance system, and the product synergies possible between the CCTV system and Knogo's existing products. Senior management also discussed the fiscal advisability of the proposed transaction and responded in-depth to numerous questions about future plans for the combined entity. In addition, Knogo's legal advisors presented a summary of the terms and provisions of the then current draft of the Initial Merger Agreement (the "Initial Merger Agreement") and reviewed such document with the Knogo Board, including the structure and mechanics of the transaction. Representatives from Donald & Co. made a presentation with respect to the fairness of the consideration to be received by Knogo stockholders in the Merger. At such time, Donald & Co. presented to the Knogo Board its written opinion stating that based upon the assumptions and analysis set forth in such opinion the consideration to be received by Knogo's stockholders was fair to such stockholders from a financial point of view. In the course of its presentation, Donald & Co. reviewed the valuations and methodologies it utilized in connection with its opinions. See "-- Fairness Opinions -- Opinion of Knogo's Investment Banker."

         After the various presentations and related discussion, the October 10, 1996 meeting was recessed to enable the Knogo Board to further consider the Merger and until such time as negotiations with Video of the Initial Merger Agreement could be completed. Such meeting was reconvened via telephone at 4:00 p.m. on October 10, 1996. At that time, the Knogo Board was informed that the negotiations with Video as to the principal terms of the Initial Merger Agreement had been finalized. The Knogo Board then unanimously approved the
Initial Merger Agreement and the transactions contemplated thereby and authorized Knogo's officers to finalize and execute the Initial Merger Agreement.

         Between September 6 and October 10, 1996, Mr. Furst regularly conferred with each of the Video directors individually as to the status of negotiations and due diligence with respect to Knogo. The Video Board telephonically held a special meeting on the morning of October 10, 1996 to consider the proposed Initial Merger Agreement and the transactions contemplated thereby. At this meeting, members of Video's senior management, together with Dewey Ballantine, its legal advisor, and Alex. Brown, its investment banker, reviewed with the Video Board, among other things, the background of the proposed Merger, Video's strategic alternatives, financial and valuation analyses of the transaction and the terms of the Initial Merger Agreement. Materials had been provided to the Video Board by its advisors in advance and the Video Board reviewed these materials and questioned its advisors regarding them. Representatives of Dewey Ballantine and Alex. Brown made presentations to the Video Board and discussed with the Video Board their views and analyses of various aspects of the proposed Merger. Dewey Ballantine made a presentation to the Video Board with respect to the fiduciary duties of the Video directors relating to the proposed transaction. Alex. Brown delivered its oral opinion (subsequently confirmed in writing) to the Video Board that, based upon the matters presented to the Video Board and as set forth in its opinion, as of such date, the Merger is fair to the holders of Video Common Stock from a financial point of view. The Video Board then adjourned the special meeting to allow time for the Board members to consider the transaction, materials and presentations regarding the Merger.

         On the afternoon of October 10, 1996, the Video Board reconvened its special meeting. At that time, the Video Board was informed that the negotiations with Knogo as to the principal terms of the Initial Merger Agreement had been finalized. After extensive discussion and consideration, the Video Board unanimously approved the Initial Merger Agreement and the transactions contemplated thereby and authorized the execution of the Initial Merger Agreement.

         Following adjournment of the Video Board meeting and the Knogo Board meeting on October 10, 1996, Video and Knogo finalized and executed the Initial Merger Agreement and then publicly announced the transactions contemplated thereby.

         Following execution of the Initial Merger Agreement on October 10, 1996, but before consummation of the Merger, Video and Knogo amended and restated the Initial Merger Agreement as of November 27, 1996 (the "Amendments"). The Amendments modified the term "Hurdle Price" as used in the Sentry Certificate of Incorporation, such that the Hurdle Price would be determined one year from the Effective Time and could range from a minimum of $5.00 to a maximum of $6.50 depending upon the average trading price of the Common Stock. See "DESCRIPTION OF SENTRY CAPITAL STOCK -- Preferred Stock -- Class A Preferred Stock." The Amendments also eliminated the requirement that Mr. Furst loan Sentry $575,000, less any amount already loaned by Mr. Furst to Video under the October 1996 Note (as defined below) from Video to Mr. Furst. See "VIDEO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and "CERTAIN TRANSACTIONS OF VIDEO." In addition, the Amendments eliminated the provision requiring Sentry to deposit cash with the Exchange Agent to pay shareholders for fractional interests in Sentry Common Stock and Sentry Class A Preferred Stock. Instead, fractional interests will be aggregated by the Exchange Agent and sold on behalf of stockholders who would otherwise have been entitled to receive such fractional shares as soon as practicable after the Effective Time. The Exchange Agent will distribute proceeds from such sale to stockholders who otherwise would receive fractional interests in the Sentry Common Stock and/or Sentry Class A Preferred Stock, as the case may be. See "THE MERGER AGREEMENT -- Exchange Procedure." Moreover, the Amendments clarified that the Merger is conditioned, among other things, upon the Sentry Class A Preferred Stock being listed on NASDAQ or a national securities exchange, subject only to official notice of issuance. See the "THE MERGER AGREEMENT --Conditions." The Merger Agreement was amended again on January 10, 1997 to further modify the terms of the Sentry Class A Preferred Stock in order to satisfy certain listing requirements of the AMEX.


Recommendation of Video Board; Video's Reasons for the Merger

         THE VIDEO BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF VIDEO COMMON STOCK VOTE FOR THE VIDEO PROPOSAL.

         On October 10, 1996, the Video Board received and considered the presentations of the management of Video and its investment banker and legal advisor regarding the Merger, and unanimously approved the Initial Merger Agreement. On November 27, 1996, the Video Board considered the proposed amendments to the Initial Merger Agreement and unanimously approved such amendments and the Merger Agreement. THE VIDEO BOARD HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF VIDEO AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF VIDEO VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         In view of the variety of factors considered in connection with its evaluation of the Merger, the Video Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination.

         In reaching its determination to recommend approval of the Merger Agreement, the Video Board consulted with Video management, as well as its legal counsel and investment banker, and considered a number of factors. The Video Board believes the Merger offers Video and its shareholders a unique opportunity to create a leading electronic surveillance company which can provide the critical mass and economies of scale necessary to compete effectively in the current business environment. The Video Board considered the nature and scope of the business of Knogo, the access it provides to an established manufacturing, distribution and service infrastructure, its stable capital structure, the quality of Knogo's management team, its competitive position and prospects for further development. The combined operations of Video and Knogo may provide a proprietary, integrated product line, efficient production and distribution, reduced operating costs and improved access to capital.

         In reviewing Knogo's business, the Video Board took into account the complementary nature of the businesses of the two companies, which have little overlap and which present opportunities for cross-utilization and cross-promotion of assets of each company in the businesses operated by the other. The Video Board considered that the quality of Knogo's management and the complementary nature of the two companies' businesses create significant opportunities for development in the companies on a combined basis without the need for significant restructuring, redirection or asset dispositions. In addition, the Video Board reviewed a financial comparison of Video and Knogo and studied the potential impacts of the Merger on the balance sheet of the new combined company. The Video Board studied the potential effect on the earnings per share of the new combined company as a result of the Merger. The Video Board also took into account the historical performance of the common stock of each of Video and Knogo, as well as the historical price-to-earnings multiples of the two companies.

         The Video Board considered the terms and conditions of the Merger Agreement, including (i) the conversion ratio of shares of Sentry Common Stock for shares of Video Common Stock and Knogo Common Stock, which will result in Video shareholders having voting control, and (ii) the financial costs of issuance of the Sentry Class A Preferred Stock to Knogo stockholders and the possibility of the conversion of such stock into Sentry Common Stock.

         The Video Board considered the provisions of the Merger Agreement which prohibit Knogo and its subsidiaries, and their respective directors, officers, employees and representatives from soliciting or encouraging any Merger Proposal or, subject to the fiduciary duties of the Knogo Board, from negotiating with any third parties with respect to a Merger Proposal. The Video Board further considered the provisions of the Merger Agreement which require Knogo to pay Video for fees and expenses Video has incurred up to $750,000, exclusive of the sharing of costs and expenses related to this Joint Proxy Statement/Prospectus, if a Merger Proposal is made for or solicited by Knogo, or the Knogo Board withdraws or modifies, in a manner adverse to Video, its approval or recommendation of the Merger Agreement or the Merger, and thereafter (i) the Merger Agreement is terminated by Video or Knogo and (ii) within six months of the termination, Knogo is a party to a merger, acquisition or similar transaction involving the purchase of a significant portion of the stock or assets of Knogo.

         The Video Board considered the oral opinion of Alex. Brown rendered on October 10, 1996 (and subsequently confirmed in writing), that the Merger is fair to the holders of Video Common Stock from a financial point of view. A copy of Alex. Brown's written opinion to the Video Board, dated the date of this Joint Proxy Statement/Prospectus, which confirms the opinion of Alex. Brown dated October 10, 1996, is attached hereto as Appendix B and is incorporated herein by reference. See "-- Fairness Opinions -- Opinion of Video's Investment Banker." In addition, the Video Board considered the presentation of Alex. Brown made at the Video Board meeting held on October 10, 1996.

Recommendation of Knogo Board; Knogo's Reasons for the Merger

         THE KNOGO BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF KNOGO COMMON STOCK VOTE FOR THE KNOGO PROPOSAL.

         At meetings of the Knogo Board held on October 7, 1996 and October 10, 1996, the Knogo Board received and considered presentations of the senior management of Knogo and its legal and financial advisors regarding the Merger. At the resumption of its meeting on October 10, 1996, the Knogo Board unanimously approved the Initial Merger Agreement and the transactions contemplated thereby and authorized the officers of Knogo to finalize and execute the Initial Merger Agreement and to prepare, execute and deliver any amendments thereto as may be deemed necessary or appropriate by such officers, in each case in such form as the officer or officers executing the same, with and upon advice of counsel, may approve. THE KNOGO BOARD HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF KNOGO AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF KNOGO VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         In its evaluation of the Merger, the Knogo Board considered a variety of factors including presentations to such Board by Knogo's management and its financial and legal advisors. In view of the variety of factors considered by the Knogo Board in reaching its determination, it did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination.

         Knogo has from time-to-time considered various strategic alternatives to maximize shareholder value. Knogo believes one important factor affecting shareholder value is Knogo's ability to offer a comprehensive line of security-related products. A more comprehensive product line will, in management's view, permit Knogo to compete more effectively with its principal competitors, some of which are larger and have substantially greater capital resources than Knogo. Many of Knogo's competitors offer CCTV products as components of their integrated product lines. Therefore, one of Knogo's major strategic goals has been to make available to Knogo's customers a proprietary CCTV product that would not only diversify Knogo's existing product lines but would also be available as an integrated component of Knogo's other product offerings. Knogo's management believes that the CCTV market provides a solid growth opportunity with expanding applications and has, therefore, desired to increase its presence in the CCTV market. In pursuing this goal, however, Knogo has been particularly concerned that any CCTV product which it offers not compromise the high standard and reputation for quality and service which Knogo's existing products have established. As a result, although Knogo has at various times considered other CCTV products, none of these was deemed a suitable candidate to become Knogo's proprietary product offering. Instead, Knogo has for the past four years elected to act as a system integrator and installer of non-proprietary CCTV products acquired from third parties. Knogo was ultimately presented with the opportunity to meet this business development objective when it was introduced to Video. Having reviewed several CCTV products in the marketplace, Knogo believes that an alliance with Video would permit Knogo to offer a proprietary and technologically innovative CCTV product that would compete well with the CCTV products offered by Knogo's competitors.

         In evaluating Video's business, Knogo has found several potential synergies with its own business. First, Knogo is keen to continue to introduce quality products into its product lines. Knogo believes that Video's products compare favorably to the high quality products that Knogo provides to its customers. In reaching this determination, Knogo's management has relied in part on the experiences of its own sales and service staff with Video's products. Knogo's staff has had some limited experience in installing Video's products. Based on their exposure to Video's products, Knogo's staff members have been favorably disposed toward Video's product line.

         Second, Knogo believes that it has financial resources and an operational infrastructure that Knogo and Video can collectively exploit to permit Video's products, and any enhancements thereto, to more rapidly achieve success in the marketplace. Knogo believes that its operating infrastructure is currently underutilized by Knogo's existing product offerings. Knogo believes that at present it can easily promote and offer new products within its existing operational capacity. In addition, although Knogo has been increasing its third-party sales, such sales may not grow as rapidly as necessary for Knogo to utilize its excess operational capacity, particularly after Knogo's Supply Agreement with Sensormatic terminates. See "BUSINESS OF KNOGO -- Production" and "BUSINESS OF KNOGO -- Competition." In this regard, Knogo expects that, through its extensive manufacturing, marketing and distribution capabilities, Knogo can fundamentally assist Video with the production and sale of Video's products.

         In addition to its day-to-day operational capacity, Knogo believes that it can offer Video access to Knogo's technological expertise. In the judgment of its management, Knogo can readily adapt the technological expertise it has developed in the EAS area to assist Video in the research and development of further innovations to Video's existing CCTV product line. Due to its resources, Knogo may well be able to assist Video in developing more innovative and cost effective CCTV solutions for the benefit of both their customers.

         Knogo's management believes that the Knogo and Video businesses complement each other. The Merger provides Knogo and Video access to a wider array of products and customers in the anti-theft and security fields and the resources with which to exploit the increased sales of such products to such customers. The combination of Knogo's and Video's businesses is, therefore, expected to accelerate the strategic growth plans of both companies.

         The Knogo Board considered the business opportunity presented by the Merger, noting, in particular, the belief of Knogo's management that the CCTV market presents prospects for growth and expansion. In this light, the Knogo Board reviewed the terms of the Merger Agreement, including, among other things, the consideration to be received by Knogo stockholders and Video shareholders. In evaluating such consideration, the Knogo Board weighed the opinion of Donald & Co. (including the underlying analysis and assumptions) that the consideration to be received by Knogo stockholders in the Merger is fair to such stockholders from a financial point of view. In addition, the Knogo Board considered the provisions of the Merger Agreement which prohibit Video and its subsidiaries, and their respective directors, officers, employees and representatives from soliciting or encouraging any Merger Proposals or, subject to the fiduciary duties of the Video Board, from negotiating with any third parties with respect to a Merger Proposal. The Knogo Board further considered the provisions of the Merger Agreement which require Video to pay Knogo for fees and expenses Knogo has incurred up to $750,000, exclusive of the sharing of costs and expenses related to this Joint Proxy Statement/Prospectus, if a Merger Proposal is made for or solicited by Video, or the Video Board withdraws or modifies, in a manner adverse to Knogo, its approval or recommendation of the Merger Agreement or the Merger, and thereafter (i) the Merger Agreement is terminated by Knogo or Video and (ii) within six months of the termination, Video is a party to a merger, acquisition or similar transaction involving the purchase of a significant portion of the stock or assets of Video. Based on its thorough review of the facts, the Knogo Board unanimously concluded that the Merger complements Knogo's long-term development goals and that it is expected to produce favorable results for Knogo and its stockholders.

Fairness Opinions

Opinion of Video's Investment Banker

         Video retained Alex. Brown on April 25, 1996 to act as Video's financial advisor in connection with the Merger, including rendering its opinion to the Video Board as to the fairness to Video's shareholders, from a financial point of view, of the exchange ratio used (the "Exchange Ratio") to convert Video Common Stock to Sentry Common Stock.

         At the October 10, 1996 meeting of the Video Board, representatives of Alex. Brown rendered to the Video Board its oral opinion with respect to the Merger, subsequently confirmed in writing as of the same date, that as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the Exchange Ratio was fair, from a financial point of view, to Video's shareholders. The opinion was updated by delivery of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus. No limitations were imposed by the Video Board upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion.

         The full text of Alex. Brown's written opinion dated as of the date of this Joint Proxy Statement/Prospectus (the "Alex. Brown Opinion"), which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B and is incorporated herein by reference. Video's shareholders are urged to read the Alex. Brown Opinion in its entirety. Alex. Brown did not recommend to Video that any specific exchange ratios constituted the appropriate Exchange Ratio for the Merger. The Alex. Brown Opinion is directed to the Video Board, addresses only the fairness of the Exchange Ratio to Video's shareholders from a financial point of view and does not constitute a recommendation to any Video shareholder as to how such shareholder should vote at the Video Meeting. The Alex. Brown Opinion was rendered to the Video Board for its consideration in determining whether to approve the Merger Agreement. The discussion of the Alex. Brown Opinion in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Alex. Brown Opinion.

         In connection with the Alex. Brown Opinion, Alex. Brown reviewed certain publicly available financial and other information concerning Video and Knogo and certain internal analyses and other information furnished to it by Video and Knogo. Alex. Brown also held discussions with the members of the senior managements of Video and Knogo regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, Alex. Brown (i) reviewed the reported prices and trading activity for the common stock of both Video and Knogo, (ii) compared certain financial and stock market information for Video and Knogo with similar information for selected companies whose securities are publicly traded, (iii) reviewed the financial terms of selected recent business combinations which it deemed related in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

         In conducting its review and arriving at its opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. With respect to the financial projections of Video and Knogo and other information relating to the prospects of Video and Knogo provided to Alex. Brown by each company, Alex. Brown assumed that such projections and other information were reasonably prepared and reflected the best currently available judgments and estimates of the respective managements of Video and Knogo as to the likely future financial performances of their respective companies and of the combined entity. The financial projections of Video and Knogo that were provided to Alex. Brown were utilized and relied upon by Alex. Brown in the Pro Forma Merger Valuation summarized below. Alex. Brown assumed, with the consent of Video, that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Alex. Brown did not make, and was not provided with, an independent evaluation or appraisal of the assets of Video and Knogo, nor has Alex.

Brown been furnished with any such evaluations or appraisals. The Alex. Brown Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of such opinion letter.

         The following is a summary of the analyses performed and factors considered by Alex. Brown in connection with rendering the Alex. Brown Opinion.

         Historical Financial Position. In rendering its opinion, Alex. Brown reviewed and analyzed the historical and current financial condition of each of Video and Knogo which included among other things (i) an assessment of recent financial statements; (ii) an analysis of revenue growth, margin trends and other operating performance indicators; and (iii) the companies' capital structures.

         Historical Stock Price Performance. Alex. Brown reviewed and analyzed the daily closing per share market prices and trading volume for Video Common Stock, from October 21, 1994 to October 7, 1996 and, for Knogo Common Stock, from January 3, 1995 to October 7, 1996. In addition, Alex. Brown reviewed the daily closing per share market prices and trading volume for Video and Knogo over the period from October 6, 1995 to October 7, 1996. Alex. Brown also reviewed the daily closing per share market prices of the Video Common Stock and Knogo Common Stock and compared the movement of such daily closing prices with the movement of the NASDAQ composite average over the period from October 9, 1995 through October 7, 1996. Alex. Brown noted that, on a relative basis, Video and Knogo each underperformed the NASDAQ composite average and that Knogo outperformed Video for this period. Over the one year period from October 10, 1995 through October 7, 1996, Knogo Common Stock price moderately outperformed Video Common Stock price. This information was presented to give the Video Board background information regarding the respective stock prices of Video and Knogo over the periods indicated.

         Pro Forma Merger Valuation. Alex. Brown analyzed the implied share price of the combined entity based on the terms of the transaction and the individual market values of both Video and Knogo. To do so, Alex. Brown combined the equity market capitalizations of both companies as of October 8, 1996, subtracted the aggregate amount of the Sentry Class A Preferred Stock (assumed for purposes of this analysis to have a market value of 90% of its Face Value), and divided the resulting implied common equity value of Sentry by the pro forma number of Sentry common shares, the net result of which was an implied Sentry share price of $4.33 (the "Arithmetic Price"). Alex. Brown noted that this price ignored the market value of the synergies which were expected to be created by the transaction. An implied total equity value ("Implied Total Equity Value") for both Video and Knogo was derived by multiplying the Arithmetic Price by the pro forma issued common shares outstanding for each company resulting from the Merger plus those options deemed exercisable at the Arithmetic Price, in addition to the discounted value of the preferred stock issued. An implied enterprise value ("Implied Enterprise Value") for each of Video and Knogo was derived by adding the Implied Total Equity Values of each company to the pro forma debt of each company as of December 31, 1996. The Implied Total Equity Value for both Video and Knogo was divided by their respective total current outstanding common shares prior to the Merger, to produce an implied equity value per share ("Implied Equity Value") for each. The implied premium represented by the Implied Equity Value less the value of options deemed exercisable at the Arithmetic Price of each of Video and Knogo was calculated based on the one month average price through October 8, 1996 for Video of $3.41 and Knogo of $7.41. Based on this analysis, the calculated implied premium to the one month average price of Video and Knogo was 27.1% and (0.9%), respectively.

         From the derived implied equity values and implied enterprise values described above, implied transaction multiples were calculated. Financial information used in connection with the multiples provided below with respect to Video and Knogo was based on the latest reported 12 month period as derived from publicly available information; estimated calendar year 1996 figures were based on management's projections for Video and published investment banking research on Knogo for Knogo. Such financial information included, among other things, ratios of Implied Enterprise Value to revenues, earnings before interest expense, income taxes and depreciation and amortization ("EBITDA") and earnings before interest expense, and income taxes ("EBIT"), each for the latest reported 12 month period as derived from publicly available information; and ratios of the Implied Total Equity Value to net income, for the latest reported 12 month period as derived from publicly available information, and book value, as of June 30, 1996. Alex. Brown noted that, on a trailing 12 month basis, the multiple of Implied Enterprise Value to revenues was 5.2x for Video and 1.6x for Knogo; the multiple of Implied Enterprise Value to EBITDA was negative and therefore not meaningful for Video and 17.3x for Knogo; the multiple of Implied Enterprise value to EBIT was not meaningful for Video and 32.9x for Knogo. For estimated 1996 figures, the multiple of Implied Enterprise Value to revenues was 6.3x for Video and 1.6x for Knogo; the multiple of Implied Enterprise Value to EBITDA was not meaningful for Video and 25.9x for Knogo; the multiple of Implied Enterprise Value to EBIT was not meaningful for Video and 42.1x for Knogo. Alex. Brown further noted that the multiple of Implied Equity Value to trailing 12 month net income was not meaningful for Video and 35.6x for Knogo, and to estimated 1996 figures, not meaningful for Video and 53.7x for Knogo; the multiple of Implied Equity Value to book value was 10.6x for Video and 1.7x for Knogo.

         Contribution Analysis. Alex. Brown analyzed the relative contributions of Video and Knogo, as compared to the pro forma income statement of the combined company, based on the latest reported 12 month period. This analysis showed that on a pro forma combined basis, based on the 12 month period ended June 30, 1996 for Video and Knogo, Video and Knogo would account for approximately 15.0% and 85.0% respectively, of the combined company's pro forma revenue and approximately 7.7% and 92.3% respectively, of the combined company's pro forma book value. Because Video was operating at a loss, multiples of EBITDA, EBIT and EPS were not meaningful for comparison purposes.

         Analysis of Selected Publicly Traded Companies. This analysis examines a company's valuation in the public market as compared to the valuation in the public market of other selected publicly traded companies. Alex. Brown compared certain financial information (based on the commonly used valuation measurements described below) relating to Video and Knogo to certain corresponding information from two groups of publicly traded related companies (the first group consisting of two EAS companies: Sensormatic and Checkpoint Systems, Inc. ("Checkpoint") (collectively, the "Selected EAS Companies"); and the second group consisting of two CCTV companies: Vicon Industries, Inc. and Ultrak, Inc. (collectively, the "Selected CCTV Companies")). Such financial information included, among other things, (i) common equity market valuation; (ii) operating performance; (iii) ratios of common equity market value as adjusted for debt and cash ("Enterprise Value") to revenues, EBITDA, EBIT, each for the latest reported 12 month period and derived from publicly available information; and
(iv) ratios of trading common share value ("Equity Value") to earnings. Alex. Brown noted that because each of the selected groups consisted of only two companies, it was difficult to draw conclusions from this analysis. The financial information used in connection with the multiples provided below with respect to Video, Knogo, the Selected EAS Companies and the Selected CCTV
Companies was based on the latest reported 12 month period as derived from publicly available information. Estimated earnings figures for Video, the Selected CCTV Companies and the Selected EAS Companies for calendar years 1996 and 1997 were based on the Institutional Brokers Estimate System ("I/B/E/S"); Knogo estimated earnings for calendar years 1996 and 1997 was based on published investment banking research on Knogo. Alex. Brown noted that, on a trailing 12 month basis, the multiple of Enterprise Value to revenues was 5.2x for Video compared to a range of 0.3x to 2.7x, with a mean of 1.5x, for the Selected CCTV Companies, and 1.6x for Knogo compared to a range of 1.7x to 3.5x, with a mean of 2.6x, for the Selected EAS Companies; the multiple of Enterprise Value to EBITDA was not meaningful for Video compared to a range of 12.8x to 32.6x, with a mean of 22.7x, for the Selected CCTV Companies, and 17.3x for Knogo compared to a range of 15.2x to 22.6x, with a mean of 18.9x for the Selected EAS Companies; and the multiple of Enterprise Value to EBIT was not meaningful for Video compared to a range of 19.6x and 37.0x, with a mean of 28.3x, for the Selected CCTV Companies, and 32.9x for Knogo, compared to a range of 32.7x to 33.9x, with a mean of 33.3x, for the Selected EAS Companies. Alex. Brown further noted that the multiple of Equity Value to trailing 12 month earnings was not meaningful for Video, compared to a range of not meaningful to 55.8x, for the Selected CCTV Companies, and 35.6x for Knogo, compared to a range of 47.2x to 62.7x, with a mean of 55.0x, for the Selected EAS Companies; the multiple of Equity Value to calendar year 1996 earnings was not meaningful for Video, compared to a range of not available to 42.0x for the Selected CCTV Companies, and 53.7x for Knogo, compared to a range of 35.5x to 42.5x, with a mean of 39.0x, for the Selected EAS Companies; and the multiple of Equity Value to calendar year 1997 earnings was not available for Video, compared to a range of not available to 26.3x for the Selected CCTV Companies, and 16.6x for Knogo, compared to a range of 18.0x to 28.4x, with a mean of 23.2x, for the Selected EAS Companies. As a result of the foregoing procedures, Alex. Brown noted that the implied multiples for Video were in general higher than the range of the multiples for the Selected CCTV Companies and the implied multiples for Knogo were moderately lower than the range of the multiples for the Selected EAS Companies, results which Alex. Brown deemed to support the fairness of the Exchange Ratio.

         Analysis of Selected Precedent Transactions. Alex. Brown reviewed the financial terms, to the extent publicly available, of eight completed mergers and acquisitions since February 17, 1991 in the following areas: CCTV transactions (the "Selected CCTV Transactions") and EAS transactions (the "Selected EAS Transactions"). Alex. Brown calculated various financial multiples based on certain publicly available information for each of the

Selected CCTV Transactions and the Selected EAS Transactions and compared them to corresponding financial multiples of Video and Knogo, based on the Arithmetic Price's application to the companies' respective financial performances. The five EAS transactions reviewed, in reverse chronological order of public announcement, were: Actron Group Ltd./Checkpoint (October 12, 1995), Knogo Corporation/Sensormatic (August 15, 1994), ID Systems International BV/Checkpoint (May 3, 1993), Security Tag Systems, Inc./Sensormatic (September 30, 1992) and ALP Division (ASH PLC)/Sensormatic (July 29, 1992). The three CCTV transactions reviewed, in reverse chronological order of public announcement, were: Burle Industries, Inc./Philips NV (March 6, 1995), Robot Research, Inc./Sensormatic (August 30, 1993) and American Dynamics/Sensormatic (February 17, 1991). Because all of the CCTV acquisitions involved relatively small private companies, none of the operating data for the targets was available and thus acquisition multiples were not available. Similarly, because several of the EAS acquisitions involved relatively small private companies, several of the acquisition multiples were not available. Alex. Brown noted that the multiple of Enterprise Value to trailing 12 month revenues was 5.2x for Video while no acquisition multiples were available for the Selected CCTV Transactions, and 1.6x for Knogo versus a range of 1.1x to 2.2x, with a mean of 1.8x, for the Selected EAS Transactions; the multiple of Enterprise Value to trailing 12 month EBITDA was not meaningful for Video and 17.3x for Knogo versus a range of 9.5x to 11.5x, with a mean of 10.5x, for the Selected EAS Transactions; and the multiple of Enterprise Value to trailing 12 month EBIT was not meaningful for Video and 32.9x for Knogo versus a range of 12.2x to 19.7x, with a mean of 16.0x, for the Selected EAS Transactions. Alex. Brown further noted that the multiple of Equity Value times the total outstanding common shares to trailing 12 month net income was not meaningful for Video and 35.6x for Knogo versus the only available multiple of 36.5x, for the Selected EAS Transactions. Alex. Brown also noted that the multiple of Equity Value times the total outstanding common shares to June 30, 1996 book value was 10.6x for Video while no transaction multiples were available for the Selected CCTV Transactions and 1.7x for Knogo versus a range of 1.6x to 3.5x, with a mean of 2.3x, for the Selected EAS Transactions. All multiples for the Selected CCTV Transactions and the Selected EAS Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the five year period during which the Selected CCTV Transactions and the Selected EAS Transactions occurred. Despite the relatively small universe of available data points, Alex. Brown considered the fact that the implied multiples of revenue and book value for Knogo were within the ranges paid in the Selected EAS Transactions to support the fairness of the Exchange Ratio.

         No company used in the analysis of selected publicly traded companies nor any transaction used in the analysis of selected precedent transactions summarized above is identical to Video, Knogo or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics and other factors that would affect the public trading value and acquisition value of the Selected CCTV Companies and the Selected EAS Companies and the Selected CCTV Transactions and the Selected EAS Transactions, respectively.

         While the foregoing summary describes all analyses and factors that Alex. Brown deemed material in its presentation to the Video Board, it is not a comprehensive description of all analyses and factors considered by Alex. Brown. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Alex. Brown Opinion. In performing its analyses, Alex. Brown considered general economic, market and financial conditions and other matters, many of which are beyond the control of Video and Knogo. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of Sentry Common Stock may trade at any future time.

         Pursuant to a letter agreement dated April 25, 1996 between Video and Alex. Brown, the fees to date payable to Alex. Brown for rendering the Alex. Brown Opinion have been $200,000 and, upon consummation of the Merger, Alex. Brown will receive a transaction fee of approximately $800,000 (subject to certain possible adjustments). In addition, Video has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. Video has agreed to indemnify Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

         The Video Board retained Alex. Brown to act as its advisor based upon Alex. Brown's qualifications, reputation, experience and expertise. Alex. Brown, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, private placements and valuations for estate, corporate and other purposes. Alex. Brown regularly publishes research reports regarding the businesses and securities of publicly traded companies in the industrial technology industry. Alex. Brown may actively trade the securities of both Video and Knogo for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of Knogo's Investment Banker

         Donald & Co. was asked by Knogo to render its opinion to the Knogo Board as to the fairness to the public stockholders of Knogo, from a financial point of view, of the consideration (the "Consideration") to be received by such shareholders pursuant to the Merger. Donald & Co.'s engagement was limited to such opinion.

         On October 10, 1996, Donald & Co. advised the Knogo Board in writing that based upon and subject to the matters set forth in such writing, as of such date, the Consideration was fair, from a financial point of view, to the holders of outstanding shares of Knogo Common Stock. The October 10, 1996 opinion was updated by delivery of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus (together, the "Donald & Co.
Opinion").

         A copy of the Donald & Co. Opinion is attached hereto as Appendix C. Knogo stockholders are urged to read the opinion carefully and in its entirety for assumptions made, matters considered, procedures followed and limits of the review undertaken by Donald & Co. The summary of the Donald & Co. Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. The Donald & Co. Opinion was prepared for the Knogo Board, is directed only to the fairness to the Knogo stockholders as of the date of this Joint Proxy Statement/Prospectus, from a financial point of view, of the consideration to be given to Knogo stockholders pursuant to the Merger Agreement, and does not constitute a recommendation to any stockholder as to how to vote at the Knogo Meeting. Additionally, Donald & Co.'s opinion does not express an opinion as to the price or trading range at which Sentry's securities will trade subsequent to the date of its opinion.

         In connection with its opinion, Donald & Co. (i) reviewed a draft Merger Agreement (in substantially the same form as the Initial Merger Agreement and the Amended and Restated Merger Agreement); (ii) reviewed and analyzed certain publicly available information concerning Video and Knogo, including Commission filings of each company; (iii) reviewed and analyzed certain internal financial and operating information with respect to the business, operations and prospects of Video furnished to Donald & Co. by Video; (iv) reviewed and analyzed certain internal financial and operating information with respect to the business, operations and prospects of the combined companies furnished to Donald & Co. by Knogo; (v) reviewed and analyzed certain financial forecasts of Video and Knogo prepared by their respective managements; (vi) discussed the past and current operations and financial condition and the prospects of Video with senior management of both Knogo and Video; (vii) discussed with senior management of Knogo the strategic and operating benefits anticipated from the Merger, (viii) reviewed the price and trading histories of Video stock and Knogo securities; (ix) compared the financial positions and operating results of Video and Knogo with those of publicly traded companies it deemed relevant; (x) reviewed the patent position of Video and discussed the competitive position of such patent with management of Video; (xi) reviewed information concerning the present and future prospects of the EAS and CCTV industry; (xii) compared certain financial terms of the Merger to certain financial terms of selected other business combinations it deemed relevant; and (xiii) analyzed the pro forma and projected financial effect of the combined entity as reflected in documents provided by management of Knogo.

         In analyzing the valuation of the Consideration, Donald & Co. also considered other factors not necessarily included in the financial analyses discussed below. Of particular importance was Video's patent covering the SentryVision surveillance system which expires in 2010. Donald & Co. was advised that Video is pursuing additional U.S. patent grants for the SentryVision system, and has filed international patent applications for which it is awaiting approval. It was Donald & Co.'s understanding that the currently existing patent protection creates a substantial obstacle to competitive CCTV products seeking to use a similar technology. Donald & Co. also considered the benefit to Knogo common stockholders of the preferred stock of the combined companies which have dividend, redemption and liquidation features. The liquidation right approximates Knogo's existing stockholder's equity. Finally, Donald & Co. placed reliance on the desirability of EAS companies, such as Knogo, having a CCTV capability.

         Donald & Co. assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinion. With respect to financial projections, Donald & Co. assumed that they had been reasonably prepared on bases reflecting the best currently available information and judgments of the future financial performance of the combined companies. Donald & Co. has not made an independent valuation or appraisal of the assets or liabilities of Video, nor has it been furnished with any such valuations or appraisals. Donald & Co. has also assumed the Merger will be accounted for as a purchase in accordance with generally accepted accounting principles. The Donald & Co. Opinion is necessarily based on financial, economic, market and other conditions as they existed on, and information made available to it as of, the date of the opinion.

         The following is a brief summary of certain of the financial analyses utilized by Donald & Co. in connection with providing its opinion to the Knogo Board.

         Public Market Capitalization Method. This method compares market capitalization of Knogo to Video based on the stock price as quoted on AMEX for Knogo of $8.0625 and as quoted on the NASDAQ SmallCap for Video of $4.375, each as of the close of business on October 9, 1996. Based on such prices and the outstanding number of shares, and the in-money options of each company, the market capitalization of Knogo was $51,100,000 and Video was $22,628,000. Since the Knogo stockholders are to receive approximately two-thirds of the economic benefit of the combined company, Donald & Co. believes that the market capitalization of the combined company is $76,652,000. This resulted in a premium in excess of the combined separate market capitalization of the two entities of between 9.7% to 16.1%. Even if the entire premium were attributable to the Video shares, Donald & Co. believes such premium to be reasonable in the circumstances. All of such premium, however, cannot be allocated to the Video shares since a portion of the premium must be attributable to the preferred shares to be received by the Knogo stockholders.

         Market Capitalization to Net Tangible Book Value Method. Donald & Co. analyzed the ratio of market capitalization to the tangible net worth of Sensormatic and Checkpoint. These two companies are most comparable to the combined company because each is engaged in the EAS industry and has made one or more acquisitions of CCTV companies. Sensormatic and Checkpoint market capitalization was 3.7 and 11 times their tangible net worth, respectively. Donald & Co. utilized the more conventional Sensormatic multiples to arrive at a value of $88 million for the combined company. This reflected a premium to Video shareholders which Donald & Co. believes to be within the range of fairness.

         Capitalization of Net Profit Method. Donald & Co. performed a discounted net profit analysis of the combined companies based on pro forma fiscal 1997 to 2001 and net profit projections provided by the management of Knogo. In performing its analysis, Donald & Co. applied discount rates ranging from 12% to 16% and determined present value of such projected net income for each discount. The result was added to pro forma net tangible book value of Sentry as provided by Knogo. This method produced an average valuation of $74.6 million. Donald & Co. found the valuation and the resulting interest of Knogo stockholders in the Consideration to be within the range of fairness.

         Comparable Mergers & Acquisitions Transaction Method. This method encompasses an analysis of comparable acquisitions in the industry, including several involving either Sensormatic or Checkpoint and the acquisition of a CCTV company. A review of comparable acquisitions indicates that EAS Companies have been willing to pay substantial premiums for acquisitions to enter into or expand a position in the CCTV market. In these situations there was no correlation between earnings and consideration. For example, Sensormatic completed acquisitions in 1991 and 1992 that were in fact dilutive to its current earnings. This was also the case with the Checkpoint acquisitions of Alarmex and Actron, both CCTV companies. In light of the apparent premium paid for entry into the CCTV market and to the extent that prior purchasers have been willing to dilute current earnings, Donald & Co. believes that the premium considered in this transaction is well within the fiscal parameters obtained in prior transactions. Donald & Co. also noted that comparable acquisition analysis in the EAS industry is difficult due to the lack of mature companies. Donald & Co. is aware of the sale of only one established public EAS industry entity in recent years. The acquisition price in that instance was 36.5 times net income. This is a multiple substantially higher than that ordinarily applied to growing technology companies. Donald & Co. believes its analysis of acquisition prices supports the payment of a substantial premium by an EAS Company that is acquiring a company engaged in the CCTV industry.

         Donald & Co. is an investment banking firm and is continually engaged in the valuation of businesses and securities in connection with negotiated underwritings, secondary distributions of securities, private placements, and valuations for corporate and other purposes, including mergers and acquisitions. Donald & Co. has not provided investment banking services to Knogo prior to its engagement described herein. Donald & Co. does not make a market in either Video or Knogo Common Stock. However, as a full service securities firm, Donald & Co. may from time-to-time effect transactions for its own account or the accounts of customers and hold positions in securities of Video and Knogo. Donald & Co. has been paid a fee of $35,000 for its services regarding the Merger, an additional fee, in an amount to be determined, for the update of its opinion, plus the reimbursement of its accountable out-of-pocket expenses. Donald & Co.'s fees were not and will not be contingent on the conclusion reached in its opinion. Knogo has agreed to indemnify Donald & Co. and its directors, officers, agents, employees and controlling persons for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor to Knogo.

         The summary set forth above does not purport to be a complete description of the analyses performed by Donald & Co. in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Donald & Co. believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses performed by Donald & Co. in connection with the preparation of its opinion letter. In performing its analyses, Donald & Co. made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Video and Knogo. The analyses performed by Donald & Co. are not necessarily indications of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to value of a business do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

Interests of Certain Persons in the Merger

         In considering the respective recommendations of the Video Board and the Knogo Board with respect to the Merger Agreement and the transactions contemplated thereby, shareholders of Video and stockholders of Knogo should be aware that certain members of the management of Video and Knogo and the Video Board and the Knogo Board have certain interests in the Merger that are different from, or in addition to, the interests of shareholders of Video and stockholders of Knogo generally.

Video

         Directors and Officers.  Two of the current directors of Video,  Robert
D. Furst, Jr. and Andrew L. Benson, will become directors of Sentry. See "MANAGEMENT OF SENTRY -- Directors." In addition, certain executive officers of Video, including Mr. Benson, will become executive officers of Sentry. See "MANAGEMENT OF SENTRY -- Officers."

         Mr. Furst, Chairman of the Video Board, is the beneficial owner of 976,672 shares (approximately 19.5% of the shares outstanding) of Video Common Stock. Mr. Benson, President of Video, is the beneficial owner of 194,278 shares (approximately 4.0% of the shares outstanding) of Video Common Stock.

         As of the Video Record Date, the directors and executive officers of Video, and their affiliates, as a group, beneficially own approximately 24.2% of the outstanding shares of Video Common Stock entitled to vote at the Video Meeting. All of such persons have advised Video that they intend to vote "FOR" the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby. Such shares will be converted in the Merger on the same terms and conditions as apply to all shares of Video Common Stock.

         Employee Stock Option Programs and Warrants. At the Effective Time, each outstanding option or warrant to purchase shares of Video Common Stock (a "Video Option" or "Video Warrant," respectively) shall be assumed by Sentry in such manner that it is converted into an option or warrant to purchase the same number of shares of Sentry Common Stock at the same exercise price. Each Video Option or Video Warrant assumed by Sentry will have the same terms and conditions as then are applicable to such Video Option or Video Warrant. As of December 31, 1996, directors and executive officers of Video held outstanding Video Options and/or Video Warrants to purchase 262,682 shares of Video Common Stock at exercise prices ranging from $1.17 to $6.75 per share.

Knogo

         Directors and Officers of Sentry. Two of the current directors of Knogo, Thomas A. Nicolette and William A. Perlmuth, will become directors of Sentry, with Mr. Perlmuth serving as Chairman of the Board. See "MANAGEMENT OF SENTRY -- Directors." In addition, certain executive officers of Knogo, including Mr. Nicolette, Peter J. Mundy and Peter Y. Zhou, will become executive officers of Sentry. See "MANAGEMENT OF SENTRY -- Officers."

         Mr. Perlmuth, a director of Knogo, is the beneficial owner of 1,077,227 shares (approximately 18.2% of the shares outstanding) of Knogo Common Stock, consisting of 902,527 shares held by Mr. Perlmuth as Executor of the Estate of Mr. Arthur J. Minasy, the former Chairman and Chief Executive Officer of the Company, 156,300 shares held by Mr. Perlmuth as trustee under trusts for the benefit of Mr. Minasy's adult children, 4,000 shares beneficially owned by Mr. Perlmuth, and 14,400 shares issuable upon the exercise of stock options.

         As of the Knogo Record Date, the directors and executive officers of Knogo, and their affiliates, as a group, beneficially own approximately 23.5% of the outstanding shares of Knogo Common Stock entitled to vote at the Knogo Meeting, including the shares held by Mr. Perlmuth as Executor of the Minasy Estate and as the trustee under trusts for the benefit of Mr. Minasy's adult children as described in the preceding paragraph. All of such persons have advised Knogo that they intend to vote "FOR" the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby. Such shares will be converted in the Merger on the same terms and conditions as apply to all shares of Knogo Common Stock.

         Employee Stock Option Programs. At the Effective Time, each outstanding option or right to purchase shares of Knogo Common Stock (a "Knogo Option") will be assumed by Sentry in such manner that it is converted into an option to purchase shares of Sentry Common Stock and Sentry Class A Preferred Stock, as provided below. Following the Effective Time, each such Knogo Option will be exercisable upon the same terms and conditions as are in effect for such Knogo Option at the Effective Time, except that Knogo Options exercisable for 1.2022 shares of Knogo Common Stock will be converted into an option to purchase one share of Sentry Common Stock and one share of Sentry Class A Preferred Stock,
(ii) the exercise price of such Knogo Option will be equal to the exercise price of such option as of the date of the Merger Agreement divided by the Knogo Common Stock Consideration (as defined in the Merger Agreement) (before any adjustment relating to proration) and (iii) all such options shall vest at the Effective Time. As of December 31, 1996, directors and executive officers of Knogo held outstanding Knogo Options to purchase 476,500 shares of Knogo Common Stock at exercise prices ranging from $1.72 to $7.00 per share.

Employment Agreements

         The current employment agreements of Mr. Nicolette, Mr. Mundy and Dr. Zhou provide that in the event of a Change in Control of Knogo, the term of employment for each of these officers will be automatically extended for the period ending two years in the case of Mr. Nicolette's agreement and one year in the case of the other agreements following the date of such Change in Control. Following such Change in Control, each such officer will have the right to terminate his employment for Good Reason while continuing to receive the salary and bonus otherwise payable thereunder for the remainder of the employment term. Additionally, the employment agreements provide that in the event of a Change in Control all options held by each such officer, whether or not then vested, will fully vest. The Merger will constitute a Change in Control for purposes of such employment agreements. However, in connection with the Merger, such existing Knogo employment agreements are expected to be terminated by mutual agreement and, as of the Effective Time, Messrs. Nicolette and Mundy and Dr. Zhou are each expected to enter into new employment agreements with Sentry and, in connection therewith, to waive their rights under their Knogo employment agreements. Nonetheless, it is anticipated that the new employment agreements for each such officer, as well as an employment agreement that Andrew L. Benson is expected to enter into with Sentry, will contain similar change in control provisions. Any such provisions may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Sentry even though such a transaction might be economically beneficial to Sentry and its stockholders.

Indemnification and Liability Insurance

         Indemnification. The Merger Agreement provides that, from the Effective Time through the later of the sixth anniversary of the Effective Time and the expiration of any applicable statute of limitations, Sentry will indemnify, defend and hold harmless, to the fullest extent that Knogo would have been permitted under applicable law, each person who is at the date of the Merger Agreement, or has been at any time prior to such date, an officer or director of Video or Knogo (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. The Merger Agreement also requires that the provisions of Knogo's Certificate of Incorporation and Knogo's Bylaws providing for exculpation of director and officer liability and for indemnification of the Indemnified Parties be maintained in such documents of Sentry, Video Merger Corp. and Knogo Merger Corp.

         Directors' and Officers' Liability Insurance. The Merger Agreement provides that, for a period of six years after the Effective Time, directors' and officers' liability insurance will be maintained covering the Indemnified Parties who are currently covered, in their capacities as directors and officers by a carrier providing at least the same coverage as the directors' and officers' liability insurance currently maintained by Knogo on terms no less favorable to the beneficiaries.

Accounting Treatment

         The Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles, as a reverse merger pursuant to which Video is acquired by Knogo. Under the purchase method of accounting, the purchase price of $21,804,000 (estimated based on the equity of Video at September 30, 1996), including direct costs of the Merger, will be allocated to the assets acquired and liabilities assumed based upon their estimated relative fair values. Under the purchase method of accounting, goodwill and other intangibles in the amount of approximately $7,846,000 will be capitalized and non-recurring charges of approximately $13,200,000 relating to in-process research and development will be recorded in the quarter the Merger is consummated. These amounts are estimates based on a preliminary purchase price allocation and valuation of existing technology and technology in process. The financial statements of Knogo will become the historical financial statements of Sentry. The results of Sentry operations will include the results of operations of Video and Knogo commencing at the Effective Time.

         The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the Merger is consummated, Sentry's financial statements will reflect effects of acquisition adjustments only from the Effective Time. The actual allocation of the purchase price may differ significantly from the allocation reflected in the Unaudited Pro Forma Combined Condensed Financial Statements. The amortization of goodwill and other intangibles after the Merger will have an adverse effect on the results of operations of Sentry.

Certain Federal Income Tax Consequences

         The following is a summary of certain Federal income tax considerations applicable to (i) holders of Video Common Stock who, pursuant to the Video Merger, exchange their Video Common Stock solely for Sentry Common Stock and
(ii) holders of Knogo Common Stock who, pursuant to the Knogo Merger, exchange their Knogo Common Stock solely for Sentry Common Stock and Sentry Class A Preferred Stock. Consummation of the Video Merger is conditioned upon the receipt by Video of an opinion of Dewey Ballantine, special counsel to Video, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Video Merger will be treated for Federal income tax purposes as a reorganization described in Section 368(a) of the Code and/or as a transfer of property to Sentry by holders of Video Common Stock governed by Section 351 of the Code. The portion of the summary below under "-- Treatment of Holders of Video Common Stock -- Exchange of Video Common Stock for Sentry Common Stock" and "-- Treatment of Holders of Video Common Stock -- Cash in Lieu of Fractional Shares" assumes that the Video Merger will be treated in accordance with the opinion of Dewey Ballantine described above and, in the opinion of Dewey Ballantine, accurately describes the material Federal income tax consequences for such holders of Video Common Stock. Consummation of the Knogo Merger is conditioned upon the receipt by Knogo of an opinion of Stroock & Stroock & Lavan, counsel to Knogo, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Knogo Merger will be treated for Federal income tax purposes as a transfer of property to Sentry by holders of Knogo Common Stock governed by
Section 351 of the Code. The portion of the summary below under "-- Treatment of Holders of Knogo Common Stock" assumes that the Knogo Merger will be treated in accordance with the opinion of Stroock & Stroock & Lavan described above and, in the opinion of Stroock & Stroock & Lavan, the discussion under the subheadings "--Exchange of Knogo Common Stock for Sentry Common Stock and Sentry Class A Preferred Stock" and "-- Cash in Lieu of Fractional Shares" below accurately describe the material Federal income tax consequences for such holders of Knogo Common Stock.

         The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative pronouncements. The summary does not address all aspects of Federal income taxation that may be important to particular taxpayers in light of their personal investment circumstances or to taxpayers subject to special treatment under the Federal income tax laws (including certain financial institutions, insurance companies, foreign persons, tax-exempt entities, dealers in securities and holders who acquired their Video Common Stock or Knogo Common Stock pursuant to the exercise of employee stock options or otherwise as compensation) and does not address any aspect of state, local or foreign taxation. The summary also assumes that the Video Common Stock and the Knogo Common Stock will be held as capital assets at the Effective Time.

         No rulings have been or will be requested from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein, and the opinions of counsel described herein are not binding on the IRS. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

Treatment of Holders of Video Common Stock

         Exchange of Video Common Stock for Sentry Common Stock. A holder of Video Common Stock who, pursuant to the Video Merger, exchanges Video Common Stock solely for Sentry Common Stock will not recognize gain or loss upon such exchange. However, such holder may recognize gain or loss with respect to the disposition of fractional shares (as discussed below). The tax basis of the Sentry Common Stock received by such holder will be equal to the tax basis of the Video Common Stock surrendered (less any basis allocable to fractional shares) and the holding period of the Sentry Common Stock will include the holding period of the Video Common Stock surrendered.

         Cash in Lieu of Fractional Shares. A holder of Video Common Stock who receives cash in lieu of fractional shares of Sentry Common Stock will be treated as having received such fractional shares pursuant to the Video Merger and then as having exchanged such fractional shares for cash. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the Video Common Stock surrendered in the Video Merger that is allocated to such fractional shares and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if the Video Common Stock has been held by the holder for more than one year at the Effective Time.

Treatment of Holders of Knogo Common Stock

         Exchange of Knogo Common Stock for Sentry Common Stock and Sentry Class A Preferred Stock. A holder of Knogo Common Stock who, pursuant to the Knogo Merger, exchanges Knogo Common Stock solely for Sentry Common Stock and Sentry
Class A Preferred Stock will not recognize gain or loss upon such exchange. However, such holder may recognize gain or loss with respect to the disposition of fractional shares (as discussed below). The aggregate tax basis (the "Aggregate Basis") of the Sentry Common Stock and Sentry Class A Preferred Stock received by a Knogo stockholder will equal the tax basis of the Knogo Common Stock surrendered, less any basis allocable to fractional shares. The Aggregate Basis is allocated between the Sentry Common Stock and Sentry Class A Preferred Stock in proportion to the fair market value of each class of stock as of the date of the Knogo Merger. The holding period of the Sentry Common Stock and Sentry Class A Preferred Stock received in the Knogo Merger will include the holding period of the Knogo Common Stock surrendered.

         Cash in Lieu of Fractional Shares. A holder of Knogo Common Stock who receives cash in lieu of fractional shares of Sentry Common Stock or Sentry Class A Preferred Stock will be treated as having received such fractional shares pursuant to the Knogo Merger and then as having exchanged such fractional shares for cash. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the Knogo Common Stock surrendered in the Knogo Merger that is allocated to such fractional shares and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if the Knogo Common Stock has been held by the holder for more than one year at the Effective Time.

         Section 306 Stock. Section 306 of the Code provides special rules for the treatment of gain recognized on the sale or redemption of certain "Section 306 Stock." If the Sentry Class A Preferred Stock received in the Knogo Merger is considered Section 306 Stock, gain on the sale or disposition of the Sentry Class A Preferred Stock will generally be ordinary income to the extent of Knogo's earnings and profits as of the date of the Knogo Merger. A disposition under Section 306 includes, among other things, pledges of stock under certain circumstances, particularly when the pledgee can look only to the stock itself as its security. In addition, if the Sentry Class A Preferred Stock is considered Section 306 Stock, a redemption of the Sentry Class A Preferred Stock will be treated as a dividend to the extent of Sentry's earnings and profits as of the date of the redemption. However, certain exceptions may apply to avoid the ordinary income/dividend treatment described above.

         The Sentry Class A Preferred Stock may be Section 306 Stock if it is considered stock other than "common stock" of Sentry. The determination of whether  the Sentry  Class A  Preferred  Stock is  considered  common  stock for
Section 306 purposes is an inherently factual question. Normally, stock is treated as other than common stock if it is limited as to its share of dividends and liquidation proceeds, and does not otherwise participate in corporate growth to any significant extent. The Sentry Class A Preferred Stock shares in all dividends distributed on the Sentry Common Stock, shares in the liquidation proceeds with the Sentry Common Stock, and has the ability to significantly participate in the future growth of Sentry as a result of the terms upon which the Sentry Class A Preferred Stock may be redeemed. Thus, because of these inherent equity features, Sentry intends to treat the Sentry Class A Preferred Stock as common stock for Section 306 purposes, and therefore not subject to the special tax treatment provided under Section 306 of the Code. However, there can be no assurances that the IRS will not successfully challenge this characterization. The discussion below under the heading "Redemption or Conversion of Sentry Class A Preferred Stock" assumes that the Sentry Class A Preferred Stock is not treated as Section 306 Stock.

         Section 305. Under Section 305 of the Code, certain distributions and deemed distributions of stock in a corporation are treated as taxable dividends to the holders of the underlying stock. Under these provisions, if the Sentry Class A Preferred Stock is not considered common stock for Section 305 purposes and the fair market value of the Sentry Class A Preferred Stock as of the date of the Knogo Merger is deemed to be less than its Face Value by more than a statutorily defined de minimis amount, a Knogo stockholder will be required to accrue annually, as a distribution of stock, the difference between the fair market value and the Face Value of the Sentry Class A Preferred Stock based on a constant yield method. In addition, if the Sentry Class A Preferred Stock is not considered common stock for Section 305 purposes, (i) the potential value attributable to fluctuations in the Deemed Value (as defined) may also have to be accrued annually, as a stock distribution, prior to receipt and (ii) a distribution of additional shares of Sentry Class A Preferred Stock to holders of Sentry Class A Preferred Stock may be a taxable dividend. Any such deemed or actual stock distribution will be taxable as a dividend to the extent it does not exceed Sentry's current and accumulated earnings and profits. The determination of whether the Sentry Class A Preferred Stock is considered common stock for Section 305 purposes is an inherently factual question. Based on the same factors described above in connection with the discussion of Section 306 Stock, Sentry intends to treat the Sentry Class A Preferred Stock as common stock for Section 305 purposes, and not subject to the foregoing consequences. However, there can be no assurances that the IRS will not successfully challenge this characterization. Moreover, even if the Sentry Class A Preferred Stock is considered common stock, a distribution of additional shares of Sentry Class A Preferred Stock to holders of the Sentry Class A Preferred Stock within 36 months of the distribution of money or Sentry Common Stock to holders of Sentry Common Stock may be treated as a taxable dividend to the extent it does not exceed Sentry's current and accumulated earnings and profits.

         Redemption or Conversion of Sentry Class A Preferred Stock. Upon a redemption of shares of Sentry Class A Preferred Stock in exchange for cash or for Subordinated Notes, a holder will be treated as having disposed of such Sentry Class A Preferred Stock in a transaction subject to the provisions of
Section 302 of the Code. Accordingly, such holder will (i) recognize capital gain or loss equal to the difference between the amount received on the redemption and such holder's tax basis for such shares of Sentry Class A
Preferred  Stock or (ii) be treated  as having  received  a  distribution  under
Section 301 of the Code (which will be taxed as a dividend to the extent of such holder's share of Sentry's then current or accumulated earnings and profits), depending upon whether and to what extent such holder owns, or is deemed to own (under prescribed rules of attribution), shares of Sentry Common Stock or Sentry Class A Preferred Stock immediately after the redemption.

         A holder whose shares of Sentry Class A Preferred Stock are converted into shares of Sentry Common Stock generally will not recognize gain or loss upon such conversion. In such event, a holder's tax basis for such shares of Sentry Common Stock will be equal to such holder's tax basis for the shares of Sentry Class A Preferred Stock which were converted into such Sentry Common Stock, and the holding period for such Sentry Common Stock will include the holding period for such Sentry Class A Preferred Stock.

         Notwithstanding the foregoing discussion, it is possible, although not entirely clear, that upon either a redemption or conversion of shares of Sentry Class A Preferred Stock, a holder of such Class A Preferred Stock may be treated as having received a dividend distribution to the extent that any portion of the cash, Subordinated Notes or Sentry Common Stock received on the redemption or conversion is received in respect of any non-previously taxed accrued but unpaid (including any amounts paid in the form of additional shares of Sentry Class A Preferred Stock) dividends on such Sentry Class A Preferred Stock. In such event, the tax consequences described above generally will apply to the remaining portion of the cash, Subordinated Notes or Sentry Common Stock received on the redemption or conversion.

Reporting Requirements

         Each holder of Knogo Common Stock that receives Sentry Common Stock in the Knogo Merger and each holder of Video Common Stock that receives Sentry
Common Stock in the Video Merger will be required to retain records and file with such holder's Federal income tax return a statement setting forth certain facts relating to the Video Merger and Knogo Merger.

THE FOREGOING FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY, IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND MAY NOT APPLY TO ALL HOLDERS OF VIDEO COMMON STOCK OR TO ALL HOLDERS OF KNOGO COMMON STOCK. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING, WITHOUT LIMITATION, THE APPLICATION AND EFFECT OF FOREIGN, STATE, LOCAL OR OTHER TAX LAWS.

Stock Exchange Listing

         Sentry expects to apply for the listing of Sentry Common Stock and Sentry Class A Preferred Stock on the AMEX under the symbols SKV and SKV.Pr.A, respectively. It is a condition to the Merger that the shares of Sentry Common Stock and the Sentry Class A Preferred Stock to be issued to Knogo stockholders and Video shareholders, as applicable, in connection with the Merger shall have been approved for listing on NASDAQ, or a national securities exchange, subject only to official notice of issuance.

Federal Securities Laws Consequences

         All shares of Sentry Common Stock received by Video shareholders and shares of Sentry Common Stock and Sentry Class A Preferred Stock received by Knogo stockholders in the Merger will be freely transferable, except that shares of Sentry Common Stock and Sentry Class A Preferred Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Act) of Video or Knogo, as the case may be, prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Act (or Rule 144 in the case of such persons who become affiliates of Sentry) or as otherwise permitted under the Act. Persons who may be deemed to be affiliates of Video, Knogo or Sentry generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires Video and Knogo to use reasonable efforts to deliver or cause to be delivered to Sentry, prior to the Closing Date, from each Video or Knogo affiliate, a letter agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Sentry Common Stock and Sentry Class A Preferred Stock issued to such persons in or pursuant to the Merger in violation of the Act or the rules and regulations promulgated by the Commission thereunder.

Dissenters' Rights

         Video. The following summary does not purport to be a complete statement of the rights of dissenting shareholders under Sections 302A.471 and 302A.473 of Minnesota Act, and is qualified in its entirety by reference to said section, copies of which are attached as Appendix D to this Joint Proxy Statement/Prospectus.

         Subject to certain conditions, holders of Video Common Stock who are entitled to vote at the Video Meeting have the right under Minnesota Act Section 302A.471 to object to the terms of the Merger, and if the Merger is consummated, to receive the fair value of their shares immediately before the Effective Time. Such rights are referred to herein as "Dissenters' Rights," and the Video Common Stock with respect to which such rights are exercised are referred to as "Dissenting Shares." A shareholder may not assert Dissenters' Rights with respect to less than all shares owned by such shareholder.

         A vote against the Merger is not sufficient to perfect Dissenters' Rights. As required by Minnesota Act Section 302A.473, any person who desires to exercise his Dissenters' Rights with respect to his Video Common Stock must take each of the following three actions:

                  (a) The shareholder must file with Video, prior to the vote of Video shareholders on the Merger Agreement, a written notice of intent to demand the fair value of his shares; and

                  (b) The shareholder must not vote his shares in favor of the Merger Agreement; and

                  (c) Within 30 days of receiving notice of procedure from Video or Knogo (sent after shareholder approval of the Merger Agreement), the shareholder must make written demand on Video stock determined as of the day prior to the date on which the vote to approve the Merger Agreement was taken. The demand must state the date on which the shareholder acquired the shares, and the shareholder must deposit all share certificates with Video at such time.

         After the Merger takes effect, or after Video receives a valid demand for payment, Video will remit to each dissenting shareholder who has complied with the above requirements the amount Video estimates to be the fair value of the shares, plus interest. Such payment will be accompanied by financial statements for Video and a description of the basis for the fair value determination. Video may withhold any such remittance from a person who was not a shareholder on the date the Merger was first announced to the public.

         If a dissenting shareholder believes that the amount remitted is less than the fair value of the shares, plus interest, such dissenting shareholder may, within 30 days after Video mails such remittance, give written notice to Video of his own estimate of fair value, and demand payment of the difference. Any dissenting shareholder who does not file such notice and demand for payment of difference will only be entitled to receive the amount remitted by Video.

         If Video receives such notice and demand for payment of difference, Video shall, within 60 days of receipt of such demand, either (a) pay the amount demanded, (b) pay an amount agreed to by such dissenting shareholder, or (c) file in court a petition requesting court determination of the fair value of the shares, plus interest. Any such petition must be filed with the Minnesota District Court in Hennepin County, Minnesota. In addition to the fair value of the shares, the court shall determine whether such dissenting shareholder has complied with all procedural requirements.

         Dissenters' Rights cannot be validly exercised by persons other than the record holders of Video Common Stock, regardless of the beneficial ownership thereof. Persons who are beneficial owners of Video Common Stock, but whose shares are held of record by another person, such as a broker, bank or nominee, should instruct the record holder to follow the procedure outlined in this section if they wish to dissent from the Merger with respect to their Video Common Stock.

         Failure to follow the steps required by Section 302A.473 for perfecting Dissenters' Rights may result in the loss of such rights. In view of the complexity of the provisions of Section 302A.473, shareholders of Video who are considering dissenting from the Video Proposal should consult their own legal advisors.

         Knogo. It is a condition to the Merger that the Sentry Common Stock and the Sentry Class A Preferred Stock be listed on NASDAQ, or a national securities exchange. If both such classes of Sentry stock are so listed, holders of Knogo Common Stock will not be entitled to appraisal rights because the Knogo Common Stock also is listed on a national securities exchange.

         In the event that Knogo and Video waive one or both of the conditions to the Merger that the Sentry Common Stock and the Sentry Class A Preferred Stock be listed on NASDAQ or a national securities exchange (collectively, the "Listing Condition"), holders of record of Knogo Common Stock who do not vote in favor of the Knogo Proposal and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). A person having a beneficial interest in shares of Knogo Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

         The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Appendix
E. All references in Section 262 and this summary to a "stockholder" or "holder" are to the record holder of the shares of Knogo Common Stock as to which appraisal rights are asserted.

         Under the DGCL, if the Listing Condition is waived, holders of shares of Knogo Common Stock ("Appraisal Shares") who follow the procedures set forth in Section 262 will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

         Under Section 262, where a proposed Merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for such meeting with respect to shares to which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262.

         This Joint Proxy Statement/Prospectus constitutes such notice to the holders of Appraisal Shares and the applicable statutory provisions of the DGCL are attached to this Joint Proxy Statement/Prospectus as Appendix E. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Appendix E carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.


         A holder of Appraisal Shares wishing to exercise such holder's appraisal rights (a) must not vote in favor of the Knogo Proposal and (b) must deliver to Knogo prior to the vote on the Knogo Proposal at the Knogo Meeting to be held on February 12, 1997, a written demand for such holder's Appraisal Shares. A holder of Appraisal Shares wishing to exercise such holder's appraisal rights must be the record holder of such Appraisal Shares on the date the written demand for appraisal is made and must continue to hold such Appraisal Shares of record until the consummation of the Merger. Accordingly, a holder of Appraisal Shares who is the record holder of Appraisal Shares on the date the written demand for appraisal is made, but who thereafter transfers such Appraisal Shares prior to the consummation of the Merger, will lose any right to appraisal in respect of such Appraisal Shares. If, as management expects, the Listing Condition is satisfied, any demand so made will be of no effect.

         Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned the demand will be presumed to cover all Appraisal Shares held in the name of the record owner. Stockholders who hold their Appraisal Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

         All written demands for appraisal  should be sent or delivered to Knogo
North  America  Inc.,  350  Wireless  Boulevard,   Hauppauge,  New  York  11788,
Attention: Secretary.

         Within 10 days after the consummation of the Merger, but only if the Listing Condition has been waived, Sentry will notify each stockholder who has properly asserted rights under Section 262 and has not voted in favor of the Knogo Proposal of the date the Merger became effective.

         Within 120 days after the consummation of the Merger, but not thereafter and only if the Listing Condition has been waived, Sentry or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares. Sentry is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Appraisal Shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

         Within 120 days after the consummation of the Merger, but only if the Listing Condition has been waived, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Sentry a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Knogo Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statements must be mailed within ten days after a written request therefor has been received by Sentry.

         If the Listing Condition has been waived and a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the fair value of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Appraisal Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings.

         The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Appraisal Shares entitled to appraisal.

         If the Listing Condition has been waived, any holder of Appraisal Shares who had duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the Merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Merger).

         If any stockholder who properly demands appraisal of his Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the Merger, or if the stockholder delivers to Sentry a written withdrawal of his demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Merger will require the written approval of Sentry.

         Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights (in which event a stockholder will be entitled to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement). In view of the complexity of the provisions of Section 262, stockholders of Knogo who are considering dissenting from the Knogo Proposal should consult their own legal advisors.

                              THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Merger Agreement.

The Mergers

         Pursuant to the Merger Agreement and subject to the terms and conditions thereof, Video Merger Corp. and Knogo Merger Corp. will be merged with and into Video and Knogo, respectively. As a result of the Merger, Video and Knogo will become wholly-owned subsidiaries of Sentry. As part of the Merger, shareholders of Video and Knogo will receive the consideration described below.

         Subject to the terms and conditions of the Merger Agreement, the closing of the transactions contemplated thereby will take place as promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in the Merger Agreement unless another date or time is agreed to in writing by Video and Knogo (such date referred to herein as the "Closing Date"). The merger of Video Merger Corp. with and into Video will become effective upon the filing of an articles of merger (the "Articles of Merger") with the Secretary of State of the State of Minnesota in accordance with applicable provisions of the Minnesota Act, or at such later time as may be specified in the Articles of Merger in accordance with applicable law. The merger of Knogo Merger Corp. with and into Knogo will become effective upon the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with applicable provisions of the DGCL, or at such later time as may be specified in the Certificate of Merger in accordance with applicable law. Video and Knogo have each agreed to use their best efforts to ensure that the Video Effective Time and the Knogo Effective Time will occur upon the same date and at the same time.

Conversion of Video Common Stock

         Upon consummation of the Video Merger, pursuant to the Merger Agreement, (i) each share of Video Common Stock issued and outstanding at the Video Effective Time will be converted into and represent the right to receive one share of Sentry Common Stock, (ii) upon such conversion all shares of Video Common Stock will be canceled and cease to exist, and (iii) each share of Video Common Stock held in Video's treasury will be canceled and retired without payment of any consideration therefor.

         HOLDERS OF VIDEO COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING VIDEO COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE TRANSACTION IS APPROVED, INSTRUCTIONS AND A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING VIDEO COMMON STOCK IMMEDIATELY PRIOR TO THE VIDEO EFFECTIVE TIME. VIDEO SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING VIDEO COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS AND LETTER OF TRANSMITTAL.

         Video Stock Options. As provided in the Merger Agreement, at the Video Effective Time, all outstanding options and other rights to acquire shares granted to employees under any stock option or purchase plan, program or similar arrangement of Video and, with respect to employees and non-employees, all outstanding warrants to purchase shares of Video Common Stock, whether or not such options or warrants are then exercisable or vested, will be assumed by Sentry and shall be exercisable upon the same terms and conditions as under the applicable warrant or option, except that (i) each such option or warrant will be exercisable for that whole number of shares of Sentry Common Stock (to the nearest share) into which the number of shares of Video Common Stock subject to such option or warrant immediately prior to the Effective Time would be converted under the Merger Agreement, (ii) the option exercise price or warrant exercise price per share of Sentry Common Stock will be an amount equal to the option exercise price or warrant exercise price per share of Video Common Stock in effect immediately prior to the Video Effective Time divided by the Video Merger Consideration (as defined in the Merger Agreement) (rounded upwards to the nearest full cent). No payment will be made for fractional interests. Except as provided in the Merger Agreement or as otherwise agreed to by the parties and to the extent permitted by the option plans, the option plans of Video will terminate as of the Video Effective Time and any rights under any provisions in any other plan, program or arrangement providing for the issuance or grant by Video of any interest in respect of the capital stock of Video will be canceled. See "THE MERGER -- Interests of Certain Persons in the Merger -- Video --Employee Stock Option Programs."

Conversion of Knogo Common Stock

         Upon consummation of the Knogo Merger, pursuant to the Merger Agreement, (i) each 1.2022 shares of Knogo Common Stock issued and outstanding at the Knogo Effective Time will be converted into and represent the right to receive (a) one share of Sentry Common Stock and (b) one share of Sentry Class A Preferred Stock, (ii) upon such conversion all shares of Knogo Common Stock will be canceled and cease to exist, and (iii) each share of Knogo Common Stock held in Knogo's treasury will be canceled and retired without payment of any consideration therefor.

         HOLDERS OF KNOGO COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING KNOGO COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE TRANSACTION IS APPROVED, INSTRUCTIONS AND A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING KNOGO COMMON STOCK IMMEDIATELY PRIOR TO THE KNOGO EFFECTIVE TIME. KNOGO STOCKHOLDERS SHOULD SEND CERTIFICATES REPRESENTING KNOGO COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS AND LETTER OF TRANSMITTAL.

         Knogo Stock Options. As provided in the Merger Agreement, at the Knogo Effective Time, all outstanding options and other rights to acquire shares granted to employees under any stock option or purchase plan, program or similar arrangement of Knogo, whether or not such options are then exercisable or vested, will be assumed by Sentry, and shall be exercisable upon the same terms and conditions as under the applicable option, except that (A)(i) each option will be exercisable for that whole number of shares of Sentry Common Stock (to the nearest share) into which the number of shares of Knogo Common Stock subject to such option immediately prior to the Effective Time would be converted under the Merger Agreement, (ii) each option will be exercisable for that whole number of shares of Sentry Class A Preferred Stock (to the nearest share) into which the number of shares of Knogo Common Stock subject to such option immediately prior to the Effective Time would be converted under the Merger Agreement, provided that if all of the issued and outstanding Sentry Class A Preferred Stock has been theretofore redeemed or converted in the manner set forth in the Sentry Certificate of Incorporation, then in lieu of the Sentry Class A Preferred Stock, the holders of such options will receive the same consideration paid to the holders of Sentry Class A Preferred Stock upon such redemption or conversion and (iii) all such options shall vest at the Effective Time, and (B) the option exercise price per share of Sentry Common Stock (including Sentry Class A Preferred Stock) will be an amount equal to the option exercise price per share of Knogo Common Stock of such option in effect immediately prior to the Knogo Effective Time divided by the Knogo Common Stock Consideration (as defined in the Merger Agreement) (rounded upwards to the nearest full cent). No payment will be made for fractional interests. Except as provided in the Merger Agreement or as otherwise agreed to by the parties, and to the extent permitted by the option plans, the option plans of Knogo will terminate as of the Knogo Effective Time and any rights under any provisions in any other plan, program or arrangement providing for the issuance or grant by Knogo of any interest in respect of the capital stock of Knogo will be canceled. See "THE MERGER -- Interests of Certain Persons in the Merger -- Knogo -- Employee Stock Option Programs."

Exchange Procedure

         As of the Effective Time, Sentry shall deposit certificates representing the shares of Sentry Common Stock and Sentry Class A Preferred Stock with the Exchange Agent for the benefit of the holders of Video Common Stock and Knogo Common Stock, for exchange in accordance with the Merger Agreement. Promptly after the Effective Time, instructions and a letter of transmittal will be mailed to each person who was a holder of an outstanding share of Video Common Stock immediately prior to the Video Effective Time and to each person who was a holder of an outstanding share of Knogo Common Stock immediately prior to the Knogo Effective Time.

         Dividends. No dividends or other distributions declared on Sentry Common Stock or Sentry Class A Preferred Stock after the Effective Time will be paid with respect to any shares of Video Common Stock or Knogo

Common Stock represented by a Video Common Stock certificate ("Video Certificate") or Knogo Common Stock certificate ("Knogo Certificate"), until such Video Certificate or Knogo Certificate is surrendered for exchange according to the procedures described above and in the Merger Agreement and the letter of transmittal.

         Fractional Shares. No fractional shares of Sentry Common Stock or Sentry Class A Preferred Stock will be issued pursuant to the Video Merger or the Knogo Merger. Each record holder of shares of Video Common Stock or Knogo Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Sentry Common Stock and/or Sentry Class A Preferred Stock, as the case may be (after taking into account all shares of Video Common Stock or Knogo Common Stock delivered by such holder), shall receive, in lieu thereof, a cash payment (without interest) representing such record holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs other than of the Exchange Agent, Video, Knogo or Sentry), for the accounts of all such record holders, of the shares of Sentry Common Stock and/or Sentry Class Preferred Stock, as the case may be, representing all such fractions. Such sale shall be made as soon as practicable after the Effective Time.

         Adjustment of Merger Consideration. In the event that, (i) subsequent to the date of the Merger Agreement but prior to the Video Effective Time, the outstanding shares of Video shall have been changed into a different number of shares or a different claim as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, or (ii) subsequent to the date of the Merger Agreement but prior to the Knogo Effective Time, the outstanding shares of Knogo shall have been changed into a different number of shares or a different claim as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, then the merger consideration shall be appropriately adjusted.

Certain Representations and Warranties

         The Merger Agreement contains customary representations and warranties by both Video and Knogo as to, among other things: (i) due organization, corporate power and good standing; (ii) authorized capital stock; (iii) ownership of subsidiaries; (iv) lack of certain investments or interests; (v) the lack of voting trusts and shareholder agreements; (vi) authority and power to execute the Merger Agreement; (vii) the absence of governmental consent requirements; (viii) approval by the respective Boards of the Support/Voting Agreements; (ix) the compliance of the Merger with charters, bylaws and the law;
(x) the absence of certain material defaults or violations; (xi) the filing of certain documents with the Commission; (xii) the accuracy of financial statements; (xiii) the absence of untrue statements of material facts and inclusion of material facts in the Joint Proxy Statement/Prospectus and Registration Statement; (xiv) compliance with all laws; (xv) the absence of
material  changes  or  events;   (xvi)  the  absence  of  material   undisclosed
liabilities; (xvii) the absence of certain litigation; (xviii) the absence of material liabilities related to employee benefit plans; (xix) tax matters; (xx) the ownership of intellectual property; (xxi) the absence of material labor disputes; (xxii) brokerage and finder's fees; (xxiii) fairness opinions; (xxiv) Code Section 351/reorganization tax treatment; (xxv) lack of ownership of shares; and (xxvi) formation of the Merger subsidiaries.

Certain Covenants

         Conduct of Business Pending the Reorganization. Pursuant to the Merger Agreement, Video and Knogo have made various customary covenants relating to the Merger. Knogo and Video have agreed that, prior to the Effective Time, Knogo, Video, and their significant subsidiaries will conduct their operations according to their usual, regular and ordinary course of business.

         Access; Confidentiality. Knogo and Video have agreed: (i) from the date of the Merger Agreement until the Effective Time, to give one another and their respective authorized representatives reasonable access to their respective executive officers, properties, books and records, and to furnish one another and their respective authorized representatives with such financial and operating data and other information concerning the businesses and properties of Video and Knogo as they may from time to time reasonably request; and (ii) that each of Video, Sentry, Video Merger Corp., Knogo Merger Corp. and Knogo will hold and treat all documents and information concerning each entity furnished to one another in connection with the transactions contemplated by the Merger Agreement confidential in accordance with the Confidentiality Agreements dated July 11, 1996 and September 6, 1996, between Knogo and Video.

         Meetings of Stockholders. Knogo and Video have agreed that: (i) each of Video and Knogo will take all action necessary to convene a meeting of their respective stockholders as promptly as practicable to consider and vote upon the approval of the Merger Agreement and the transactions contemplated thereby; (ii) the Board of Directors of each of Video and Knogo shall recommend such approval and each shall take all lawful action to solicit such approval, including, without limitation, timely mailing of the Joint Proxy Statement/Prospectus; and
(iii) Video, as sole stockholder of Sentry, and Sentry, as sole stockholder of Video Merger Corp. and Knogo Merger Corp., shall as promptly as practicable duly approve the Merger Agreement and the transactions contemplated thereby.

         Reasonable Efforts. Knogo and Video have agreed that each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by the Merger Agreement to be fully satisfied. Without limiting the foregoing, the parties have agreed to consult and fully cooperate with and provide assistance to each other in the preparation and filing with the Commission of the Joint Proxy Statement/Prospectus, and any necessary amendments or supplements thereto and seeking to have the Joint Proxy Statement/Prospectus cleared by the Commission as soon as reasonably practicable after filing.

         Public Announcements. Knogo and Video have agreed that Knogo, Video, Sentry, Video Merger Corp. and Knogo Merger Corp. will consult with one another prior to issuing any releases or otherwise making any public statements with respect to the transactions contemplated in the Merger Agreement and shall not issue any such press releases or make any public statements prior to such consultation, except as may be required by applicable law or any listing agreement with a national securities exchange by which such party is bound.

         Merger  Proposals.   Knogo  and  Video  have  agreed  that,  except  as
contemplated in the Merger Agreement, each of Knogo and Video will not (and shall use reasonable efforts to cause its officers, directors and employees and any investment banker, attorney, accountant, or other agent retained by it not
to) solicit any Merger Proposal (and, any such transaction, a "Merger Transaction") or provide any non-public information concerning the respective company to any third party in connection with a Merger Proposal. However, Knogo and Video may furnish information or cause information to be furnished to, and may participate in discussions and negotiations directly or through their respective representatives and enter into an agreement relating to a Merger Proposal with, any third party who makes an unsolicited proposal or offer to it, if the Knogo Board or Video Board determines in good faith, after consultation with outside counsel, that the failure to consider such proposal or offer could reasonably be deemed to cause its directors to breach their fiduciary duties under applicable law. In addition, nothing contained in the Merger Agreement prohibits Knogo or Video and their respective directors from (i) issuing a press release or otherwise publicly disclosing the terms of any Merger Proposal, (ii) taking and disclosing to its stockholders any position, and making related filings with the Commission, as required by Rules 14e-2 and 14d-9 under the Exchange Act with respect to any tender offer or (iii) taking any action and making any disclosure to its stockholders which the Knogo Board or Video Board determines in good faith, after consultation with outside counsel, would likely be required to be taken or made under applicable law (including, without limitation, laws relating to the fiduciary duties of directors). In the event Knogo or Video receives a Merger Proposal, each party has agreed to promptly inform the other party as to the receipt of such Merger Proposal, unless the Knogo Board or Video Board determines, after consultation with outside counsel, that giving such notice could reasonably be deemed to cause its directors to breach their fiduciary duties under applicable law.

         Registration Statement and Joint Proxy Statement/Prospectus. Knogo and Video have agreed that: (i) Knogo and Video shall promptly furnish all information as may be required for inclusion in the Registration Statement; (ii) Video and Knogo shall cooperate and promptly prepare, and Video shall file with the Commission as soon as practicable, the Registration Statement; (iii) Video shall use reasonable efforts, and Knogo will cooperate with Video, to have the Registration Statement declared effective by the Commission as promptly as practicable; (iv) Video shall use reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "blue sky" permits or approvals required to consummate the transactions contemplated by the Merger Agreement; (v) if at any time prior to the Effective Time, any information pertaining to Knogo or Video contained in or omitted from the Registration Statement makes such information false or misleading, Knogo and Video shall promptly inform the other party and provide such other party with information necessary to make the statements contained therein not misleading; and (vi) no amendment or supplement to the Joint Proxy Statement/Prospectus will be made by Video or Knogo without the approval of the other party.

         Listing Application. Knogo and Video have agreed that Video shall promptly prepare and submit to NASDAQ, or a national securities exchange, listing applications covering the shares of Sentry Common Stock and Sentry Class A Preferred Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such stock, subject to official notice of issuance.

         Affiliate Letters. Knogo and Video have agreed that: (i) at least 30 days prior to the Closing Date, Knogo and Video shall deliver to each other a list of names and addresses of those persons who were, in their respective reasonable judgments, at the record date for the Knogo Meeting or Video Meeting, as the case may be, "affiliates" of either Knogo or Video (each such person, a "Knogo Affiliate" or "Video Affiliate," respectively) within the meaning of Rule 145 of the rules and regulations promulgated under the Act; (ii) Knogo and Video shall provide each other with such information and documents as each shall reasonably request for purposes of reviewing such list; (iii) Knogo and Video shall use reasonable efforts to deliver or cause to be delivered to each other, prior to the Closing Date, from each of the Knogo Affiliates and Video Affiliates, as the case may be, identified in the foregoing list, an Affiliate Letter (in the form attached to the Merger Agreement); and (iv) Sentry shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Sentry Common Stock to be received by such Knogo Affiliates and Video Affiliates, as the case may be, pursuant to the terms of the Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Sentry Common Stock, consistent with the terms of such Affiliate Letters.

         D&O  Indemnification  and Insurance.  Knogo and Video have agreed that:
(a) from the Effective Time through the later of (i) the sixth anniversary of the date on which the Effective Time occurs and (ii) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation referred to below, Sentry shall, or shall cause the Video Surviving Corporation (as defined in the Merger Agreement) and Knogo Surviving Corporation (as defined in the Merger Agreement) to, indemnify and hold harmless each present and former officer, director, employee or agent of Knogo, Video and Sentry, including, without limitation, each person controlling any of the foregoing persons (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger Agreement and the transactions and actions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law and the Certificate of Incorporation, as amended, or Bylaws of Knogo or indemnification agreements in effect on the date of the Merger Agreement, including provisions relating to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation. Without limiting the foregoing, in the event that any claim, action, suit, proceeding or investigation is brought against an Indemnified Party (whether arising before or after the Effective Time), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Sentry shall, or shall cause the Video Surviving Corporation and Knogo Surviving Corporation to, advance the fees and expenses of such counsel for the Indemnified Party in accordance with the Certificate of Incorporation, as amended, or Bylaws of Knogo in effect on the date of the Merger Agreement; (b) Sentry shall, or shall cause the Video Surviving Corporation and Knogo Surviving Corporation, to keep in effect in its Certificate of Incorporation and Bylaws, provisions of Knogo providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification; (c) Sentry shall maintain, or shall cause the Video Surviving Corporation and Knogo Surviving Corporation to maintain, with respect to matters occurring at, prior to or subsequent to the Effective Time, at no expense to the beneficiaries, directors' and officers', liability insurance ("D&O Insurance") for the Indemnified Parties, issued by a carrier or carriers assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher, providing at least the same coverage as the D&O Insurance currently maintained by Knogo and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six years from the Effective Time. In the event any claim is made against present or former directors, officers or employees of Knogo or Video that is covered or potentially covered by insurance, neither Sentry, the Video Surviving Corporation nor the Knogo Surviving Corporation shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof; (d) notwithstanding anything stated in the Merger Agreement to the contrary, if any claim, action, suit, proceeding or investigation  (whether arising before,  at or after the Effective
Time) is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions concerning D&O Insurance and indemnification shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation; (e) the covenant concerning D&O Insurance and indemnification is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for in the Merger Agreement shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise. Sentry shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in the covenant concerning D&O Insurance and indemnification; (f) in the event that Sentry or the Video Surviving Corporation or the Knogo Surviving Corporation or any of their respective successor or assigns (1) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(2) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of the covenant concerning D&O Insurance and indemnification, proper provision shall be made so that the successors and assigns of Sentry or the Video Surviving Corporation or the Knogo Surviving Corporation shall succeed to the obligations set forth in the covenant and none of the actions described in clauses (1) or (2) above shall be taken until such provision is made.

         Employee Benefits. Knogo and Video have agreed that: (a) from and after the Effective Time, Sentry, the Video Surviving Corporation and the Knogo Surviving Corporation and their respective affiliates will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements (i) between Knogo and any of its current or former officers, directors, employees or consultants, and (ii) between Video and any of its current or former officers, directors, employees or consultants; (b) Sentry agrees that, for a three year period after the Effective Time, it shall provide, or shall cause the Video Surviving Corporation and the Knogo Surviving Corporation to provide, those persons who, prior to the Effective Time, were employees of Knogo ("Knogo Employees") or Video ("Video Employees") with employee plans and programs which provide benefits that are no less favorable in the aggregate to those provided to other employees of Sentry of comparable status and seniority. With respect to such benefits, past service, compensation and expense credits of such Knogo Employees and Video Employees shall be recognized for all purposes under such plans (including, but not limited to, participation, eligibility vesting and calculation benefits), and each employee or fringe benefit plan or program available to Knogo Employees or Video Employees as contemplated in the Merger Agreement shall be applied to such Knogo Employees and Video Employees, respectively; and (c) in the event that Sentry or the Video Surviving Corporation or the Knogo Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of the covenant concerning employee benefits, proper provision shall be made so that the successors and assigns of Sentry or the Video Surviving Corporation and the Knogo Surviving Corporation shall succeed to the obligations set forth in that section and none of the actions described in clauses (i) or (ii) above shall be taken until such provision is made.

         Expenses. Knogo and Video have agreed that whether or not the Video Merger or the Knogo Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated in it (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense. However, if the Merger Agreement is terminated pursuant to the provisions regarding termination as a result of the willful and material misrepresentation by a party or the willful and material breach by a party of any of its covenants or arrangements set forth in the Merger Agreement, such party shall pay the costs and expenses incurred by the other party in connection with the Merger Agreement. Furthermore, all costs and expenses related to the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and all Commission filing fees incurred in connection with the Joint Proxy Statement/Prospectus shall be borne equally by Knogo and Video.

         Cancellation of Sentry Common Stock. Knogo and Video have agreed that, as of the Effective Time, all authorized Sentry Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and shall cease to exist.

Closing Conditions

         Conditions to Obligations of Each Party to Effect the Reorganization. The obligations of Video and Knogo to effect the Merger are conditioned on the fulfillment of the following: (i) stockholder approval; (ii) the absence of an injunction prohibiting, enjoining, or otherwise restraining consummation of the Mergers; (iii) the effectiveness of the Registration Statement; and (iv) the approval of Sentry Common Stock and Sentry Class A Preferred Stock to be issued to Video shareholders and Knogo stockholders, as applicable, for listing on NASDAQ or a national securities exchange.

         Conditions Precedent to the Obligations of Knogo. The obligation of Knogo to effect the Knogo Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by Knogo: (i) the accuracy of all representations and warranties made by Video, Sentry, Video Merger Corp. and Knogo Merger Corp.; (ii) the compliance by each of Video, Sentry, Video Merger Corp. and Knogo Merger Corp. with all obligations and agreements, and covenants contained in the Merger Agreement prior to the Effective Time; (iii) Knogo's receipt of such certificates of Video, Sentry, Video Merger Corp. and Knogo Merger Corp., dated the Closing Date, signed by an executive officer of Video, Sentry, Video Merger Corp. and Knogo Merger Corp. to evidence satisfaction of the conditions set forth concerning conditions of closing; and (iv) Knogo's receipt of the opinion of Stroock & Stroock & Lavan, counsel to Knogo, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Knogo Merger will be treated for federal income tax purposes as a transfer of property to Sentry by holders of Knogo Common Stock governed by Section 351 of the Code.

         Conditions Precedent to the Obligations of Video, Sentry, Video Merger Corp. and Knogo Merger Corp. The obligation of Video, Sentry, Video Merger Corp. and Knogo Merger Corp. to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by Video: (i) the accuracy of all representations and warranties made by Knogo; (ii) the compliance by Knogo with all obligations and agreements, and covenants contained in the Merger Agreement prior to the Effective Time; (iii) Video's receipt of such certificate of Knogo, dated the Closing Date, signed by an executive officer of Knogo to evidence satisfaction of the conditions set forth concerning conditions of closing; and (iv) Video's receipt of the opinion of Dewey Ballantine, special counsel to Video, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Video Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the code and/or as a transfer of property to Sentry by holders of shares of Video Common Stock governed by
Section 351 of the Code.

Termination

         Termination. Knogo and Video have agreed that the Merger Agreement may be terminated and the Merger may be abandoned at any time (notwithstanding approval of the Knogo Merger by the stockholders of Knogo and the Video Merger by the shareholders of Video, if required by applicable provisions of the DGCL and the Minnesota Act), prior to the Effective Time: (a) by mutual written consent of Knogo and Video; (b) by either Knogo or Video, if the Effective Time shall not have occurred on or before 180 days from the date of the Merger Agreement, provided that the right to terminate the Merger Agreement under this clause (b) shall not be available to any party whose misrepresentation in the Merger Agreement or whose failure to perform any of its covenants and agreements or to satisfy any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; (c) by either Knogo or Video, if (i) any court of competent jurisdiction or other governmental or regulatory body shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise restraining the transactions contemplated by the Merger Agreement and such judgment, injunction, order or decree shall have become final and nonappealable (provided, that the party seeking to terminate the Merger Agreement pursuant to this clause (c) shall have used commercially reasonable efforts to remove such judgment, injunction, order or decree) or (ii) any statute, rule, regulation or executive order promulgated or enacted by any governmental authority after the date of the Merger Agreement which prohibits the consummation of the Merger shall be in effect; (d) by either Knogo or Video, if the Merger Agreement is not adopted or the Video Merger or the Knogo Merger is not approved by the shareholders of Video or the stockholders of Knogo as required in the Merger Agreement; (e) by either Knogo or Video, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of the other, which is not cured after thirty (30) days' written notice by the breaching company to the other; (f) by either Video or Knogo, if (i) the Knogo Board shall withdraw or modify in a manner adverse to Video its approval or recommendation of the Knogo Merger or shall have resolved to do any of the foregoing pursuant to the covenant concerning Merger Proposals or (ii) any person or group of persons shall have made a Merger Proposal that the Knogo Board determines in good faith, after consultation with outside counsel, that the failure to accept such Merger Proposal could reasonably be deemed to cause the members of the Knogo Board to breach their fiduciary duties under applicable law; and (g) by either Knogo or Video, if (i) the Video Board shall withdraw or modify in a manner adverse to Knogo its approval or recommendation of the Video Merger or shall have resolved to do any of the foregoing pursuant to the covenant concerning Merger Proposals or (ii) any person or group of persons shall have made a Merger Proposal that the Video Board determines in good faith, after consultation with outside counsel, that the failure to accept such Merger Proposal could reasonably be deemed to cause the members of the Video Board to breach their fiduciary duties under applicable law.

         Termination Fee. Knogo and Video have agreed that, provided that neither Video, Sentry, Video Merger Corp. nor Knogo Merger Corp. shall be in breach of their respective obligations under the Merger Agreement, if (a) the Knogo Board shall withdraw or modify in a manner adverse to Video its approval or recommendation of the Knogo Merger or shall have resolved to do any of the foregoing pursuant to the covenant concerning Merger Proposals and (b) Video or Knogo shall have terminated the Merger Agreement by its Board either withdrawing its approval of the Merger or accepting a Merger Proposal, and (c) within six months of any such termination, Knogo shall have consummated a Merger Transaction, then Knogo will pay, or reimburse Video for, all reasonable fees and expenses incurred by Video and its affiliates in connection with the Merger and the consummation of the transactions contemplated by the Merger Agreement, in an amount not to exceed $750,000 in the aggregate, in addition to the amount otherwise payable pursuant to the above proviso concerning related costs and expenses. Similarly, provided that Knogo shall not be in breach of its obligations under the Merger Agreement, if (a) the Video Board shall withdraw or modify in a manner adverse to Knogo its approval or recommendation of the Video Merger or shall have resolved to do any of the foregoing pursuant to the covenant concerning Merger Proposals and (b) Knogo or Video shall have terminated the Merger Agreement by its Board either withdrawing its approval of the Merger or accepting an alternative Merger Proposal, and (c) within six months of any such termination, Video shall have consummated a Merger Transaction, then Video will pay, or reimburse Knogo for, all reasonable fees and expenses incurred by Knogo and its affiliates in connection with the Merger and the consummation of the transactions contemplated by the Merger Agreement, in an amount not to exceed $750,000 in the aggregate, in addition to the amount otherwise payable pursuant to the above proviso concerning related costs and expenses.

                                BUSINESS OF VIDEO

General

         Video designs, manufactures, markets and installs a programmable traveling CCTV system that delivers a high quality video picture which is used in a wide variety of applications. This proprietary system, called SentryVision, is well suited for loss prevention surveillance in retail stores and distribution centers and security surveillance for monitoring and deterring illegal and unsafe activities in a variety of other locations such as parking garages, correctional facilities and public transit terminals. Video's system may also be employed in a broad range of operational and process monitoring applications in commercial manufacturing and industrial settings. As of September 30, 1996, Video's system had been installed in approximately 250 customer locations nationwide. Current customers include Lowe's Home Centers, Target Stores, Eckerd Corporation, Mills Fleet Farm, Estee Lauder and TJ Maxx. Video believes that by expanding surveillance coverage its systems have enabled customers to significantly reduce inventory shrinkage, increase shoplifter apprehension rates and improve merchandising flexibility. Based on the price of its system and the experience of its customers to date, Video believes its system is a cost-effective loss prevention solution which can improve the profitability of its customers.

         Management believes that Video's SentryVision system is the only proven, commercially accepted, traveling CCTV system currently available. The SentryVision system consists of two CCTV cameras mounted on a camera carriage assembly designed to move horizontally through a tinted enclosure that conceals the camera's location. The system's unique, cable-free design allows the camera to move freely and rapidly through the enclosure while transmitting a continuous video signal to provide increased surveillance coverage. Video believes the major advantage of its traveling surveillance system over conventional fixed-mount or PTZ dome surveillance cameras is the system's ability to provide uninterrupted security monitoring and surveillance over large areas and over areas which have numerous visual obstructions, often at a lower system cost. The SentryVision system permits the monitoring of activities in areas that traditionally have been difficult to monitor, such as aisles with overhead signs, hidden corridors, areas between vehicles, and other obstructed areas. The system is configured to meet each customer's specific surveillance needs and is often integrated with the customer's existing peripheral surveillance equipment.

Business Strategy

         Video's strategy is to provide its customers with innovative surveillance solutions through the application of high quality products supported by outstanding customer service. To continue its growth, Video plans to:

         o Increase Penetration of the Domestic Retail Sector. Video plans to continue its focus on increasing sales to new and existing customers in the domestic retail market sector. Video believes it has established itself as an emerging leader for innovative loss prevention surveillance systems in retail stores and distribution centers. Video expects that increased direct sales resources and positive reports from customers regarding reductions in inventory shrinkage achieved through the use of the SentryVision system will enable Video to continue to expand its share of the retail loss prevention market.

         o Establish International Marketing and Distribution. Video believes the international market for surveillance products presents a significant opportunity for growth. In order to capitalize on this opportunity, Video is currently evaluating distribution channels to facilitate sales of its products abroad.

         o Leverage Installed Base. Video intends to leverage its growing base of installed systems and increase customer loyalty by introducing new products and enhancements which are compatible with the SentryVision system and provide additional surveillance capabilities. For example, Video recently developed a point of sale ("POS") surveillance system which uses information from a retailer's cash register systems to control cashier surveillance by the SentryVision system.

         o Pursue Opportunities in Additional Surveillance Markets. Video believes that its traveling CCTV system provides surveillance capabilities which are superior to traditional fixed-mount or PTZ dome systems and can be used effectively in a wide variety of applications. Examples of such additional markets include operational surveillance in industrial, retail and correctional facilities; security surveillance in airports, subways, bus terminals and parking garages; and process surveillance in commercial manufacturing where environment and automation require advanced monitoring systems.

         o Develop New Products. Video intends to continue to enhance its current products and develop innovative new products through internal research and development and potentially through strategic acquisitions or alliances which will allow a faster and/or more cost-effective market introduction of additional products and enhancements. Video recently acquired an exclusive perpetual license for the technology that has enabled a more rapid development of its innovative real-time POS system.

Market Overview

         A variety of security surveillance, theft detection and monitoring systems are currently used in a broad range of applications and settings. Historically video surveillance has been limited to fixed-mount or PTZ dome systems in which the camera is mounted in a fixed location. Management believes that the SentryVision system, which permits the cameras to move laterally within an enclosure that conceals the camera's location, offers superior performance and flexibility in a number of video surveillance and monitoring markets, including loss prevention surveillance, security surveillance and operation and process monitoring.

         Loss Prevention Surveillance. Loss prevention surveillance cameras have long been used by retailers and other businesses to control losses from shoplifting and employee theft. According to the results of the 1996 National Retail Security Survey, Final Report published by the University of Florida (the "NRSS"), the surveyed retailers (which included 311 total respondents) lost an average of 1.87% of their total sales to inventory shrinkage in 1995, attributable primarily to employee theft, shoplifting and administrative error. The NRSS excluded restaurants, bars, vehicle dealers, auto service stations and direct catalog sales segments of the retail industry from the survey. Video believes that this translates into a total inventory shrinkage level in 1995 of approximately $25 billion for the surveyed segments of the United States retail market.* The NRSS further reports that the average retail loss prevention budget for the surveyed companies equalled 0.62% of annual retail sales. Video believes that this translates into approximately $8 billion spent in 1995 on loss prevention in the surveyed segments of the United States retail market. According to the NRSS, CCTV was the most often used loss prevention system, and those surveyed indicated that, in addition to increasing security personnel, they were likely to increase usage in technologically advanced systems such as CCTV, POS/CCTV interfacing and electronic anti-shoplifting products. Video believes that retailers, many of whom operate on small margins, will continue to place greater emphasis on inventory shrinkage control as a means of improving profits, and will be attracted to the SentryVision system as a cost-effective, technologically advanced means of loss prevention.

         Many large retail stores are characterized by numerous aisles, tall shelves, hanging signs and other visual obstructions. Such stores also have multiple checkout lanes located in the front of the store. These store configurations, which are designed to maximize the utilization of retail space, create a number of surveillance and loss prevention challenges. For example, conventional surveillance techniques often provide incomplete coverage, which can result in fewer apprehensions of shoplifters. Similarly, multiple fixed-mount cameras are necessary to effectively monitor employee theft at each cash register. Retailers also encounter theft related losses in warehouses and large distribution centers. Distribution centers often encompass very large areas, have high ceilings and tall product shelves, and include numerous unsupervised areas where theft can occur. As such, these areas are well suited for a traveling surveillance system which can be controlled to maximize the coverage area.

         Security Surveillance. Security surveillance cameras are used to provide personal security in stairwells, elevators, parking garages and other secluded areas, as well as for general security in convenience stores, around

--------

* Based upon an estimated 1995 retail sales total of approximately $1.339 trillion for the segments of the retail industry included in the NRSS, as derived from sales information contained in the U.S. Census Bureau, Current Business Reports, Series BR/94-RV, Combined Annual and Revised Retail Trade, January 1985 Through December 1994, Washington, D.C. 1995.

building perimeters, and in government, banking and large office facilities. In these applications, a traveling camera carriage allows the user to view into areas where conventional fixed-mount or PTZ dome cameras are unable to provide the same coverage. Video believes there are numerous markets for a traveling
CCTV system in general security surveillance. For example, correctional facilities may use such systems to conduct visual cellblock tours and monitor dining halls and corridors. Such applications could provide increased flexibility, more efficient use of guard staffing, and a safer and more secure means of performing routine patrols and tour functions. In addition, the size and linear designs of the terminals and other internal areas of most major airport facilities lend themselves to a traveling surveillance system, particularly one capable of working in conjunction with conventional peripheral alarm and access control systems.

         Operational and Process Monitoring. Operational and process surveillance cameras are used to monitor specific activities, including manufacturing and assembly line operations, to ensure quality control, employee safety and fast identification and repair of problem areas. Many manufacturing and assembly line operations cover large areas and include operations which are not readily accessible to human inspection. Multiple stationary surveillance cameras and/or on-site monitoring personnel can be expensive and may not provide the desired level of monitoring and control. In these environments, a traveling, pre-programmed or manually controlled camera may offer a number of innovative monitoring solutions.

Current Products

         Video's system consists of a camera carriage unit, a continuous tinted enclosure and electronic control equipment. The carriage unit moves within the enclosure and carries two pan/tilt/zoom CCTV cameras, electronic transmission components and a motor drive. The carriage track and enclosure are designed to specific custom lengths and may include corners with cornering camera carriages for more complete viewing. Using Video's patented transmission technology, the carriage unit transmits a video signal from the camera(s) through two copper conductors running inside the enclosure to a receiver unit located at one end of the carriage track. The copper conductors also carry power to the camera carriage, eliminating the need for power or communication cables. From the receiver unit, the video signals are relayed to a central monitoring location by wire or fiber optics, where a system operator can position or move the camera carriage to obtain the best vantage point while viewing and recording the continuous, live video pictures. The system design supports conventional peripheral devices, such as videocassette recorders, alarm inputs, pan/tilt/zoom camera and lens control, monochrome or color cameras, and voice intercom systems.

         The SentryVision system typically employs two cameras facing opposite directions and operates at variable speeds up to 15 feet per second. The system is designed to allow three control modes: manual control, automatic patrol, or automated control. In the manual control mode, the combination of carriage movement, camera pan, tilt and zoom features, and the ability to view from each side of the enclosure, enables the user to manually follow and record persons engaging in suspected activities from a central control station. When engaged in the automatic patrol mode, the carriage will automatically travel through pre-programmed "tours" of a facility, affording precise camera views of intended target locations. Video anticipates that tours may be programmed for full end-to-end facility observation, random view facility observation, or user-defined facility observation with a series of stops at precise locations focusing on precise views. Under an automated control mode, the system would be operated as a component in an automated control system. This configuration enables the system to respond to control commands provided externally to the system through a serial interface port. In addition, the SentryVision system utilizes the RS-232 communication protocol, which allows Video's carriage control to be integrated with any industry standard controller.

         The SentryVision carriage was designed and manufactured to provide a number of different options and features that can be applied to customer specific applications. Available options include 30 degree panning, black and white (low light) cameras and 10x or 12x lens upgrades. These features are offered to customers as value-added upgrades to the standard carriage.

         Video is in the process of developing a unique POS video control system which utilizes the automated control mode of the SentryVision system. This automated control system is designed to extract transaction information from on-site retail POS terminals, monitor the transactions for exceptions to standard transactions, analyze occurrences of repeated exceptions for abnormal activity by specific cashiers, and then trigger the SentryVision system to capture the suspect activity on video tape, overlaying real-time register transaction information  on the closed  circuit video  picture.  The  SentryVision  system's ability to provide precise overhead views of register terminals when automatically triggered by POS activity will differentiate this product in the market. Video's POS system has been installed in a store for customer testing.

Customer Applications

         Retail Market Applications. Video sold its first systems in 1992 for installation in parking garage security surveillance applications, but quickly moved its market focus into the retail sector. In this sector, Video has identified a number of specific market segments for which its SentryVision systems are well suited for loss prevention surveillance, including home centers, mass merchandise chains, supermarkets and drug stores, as well as related distribution centers. The key application is inventory loss prevention in the stores, stock rooms and distribution centers. In addition, fraud detection at the cash registers is a major new application area with the introduction of Video's POS system.

         Video's system is typically installed in retail stores which use a checkout area at the front of the store and product display configurations and high merchandise shelving which form rows and aisles. Video specializes in designing system applications which are customized to fit a customer's specific needs and which integrate the customer's existing surveillance equipment (PTZ dome and fixed-mount cameras) with the SentryVision system. The flexibility of the system allows the customer to specify target-coverage areas ranging from stock rooms to total store coverage and focus on shoplifting or employee theft. The SentryVision system is installed near the ceiling along the rows of cash registers and between the ends of the merchandise aisles. This allows the retailer to easily observe both the cash handling activities of cashiers in the checkout area and customer activities between the merchandise rows, despite the presence of hanging signs and other obstructions. The entire sales floor can be monitored efficiently by focusing up and down the aisles and by moving the carriage horizontally from aisle to aisle, or from cash register to cash register. In addition, with the use of camera tilt and zoom lens features, activities in each area can be monitored in greater detail. Results from Video's current installations indicate significant improvements in detecting shoplifting and employee theft. Customers using Video's system have reported significant reductions in theft-related inventory shrinkage. Video is expanding its product line for loss prevention surveillance in retail stores by adding its innovative POS video surveillance system.

         o Home Centers. Video has installed systems in 155 store locations for four customers in the home center segment of the retail market. Home centers represent Video's fastest growing market segment. In the past three years, Video's system has been installed in 130 locations for Lowe's Home Centers, a 387 store chain, and in 23 locations for Mills Fleet Farm, a 32 store regional hardware, home supply and discount retail chain. Both companies required systems for total floor coverage, with Lowe's Home Centers choosing to integrate track cameras with PTZ dome and fixed-mount cameras, while Mills Fleet Farm chose to use only the track camera system. Video received Security magazine's "Best" award for New Security Installation in June 1994 for its installation in the Mills Fleet Farm store in Brooklyn Park, Minnesota. In addition Mills Fleet Farm has one store with Video's POS system integrated with a SentryVision system over the cash registers.

                  According to industry publications, the home centers market consists of approximately 5,000 companies operating 20,000 stores in the United States, with the top nine companies operating over 5,000 stores. Typical systems for home centers installations range in price from $20,000 to $30,000 for smaller stores and from $80,000 to $150,000 for larger stores requiring more carriage runs to provide adequate coverage.

         o Mass Merchandise Chains. Video has installed systems in 23 store locations for six customers in this segment, including Target Stores and TJ Maxx. The targeted coverage varies extensively in these installations from only stock rooms to total store coverage. According to industry publications, in 1995 the mass merchandise market in the United States had approximately 140 companies operating over 9,000 store locations, with the top nine companies operating approximately 7,500 of these stores. Typical systems for mass merchandise stores range in price from $20,000 to $30,000 for smaller stores or target coverage areas and from $90,000 to $130,000 for large systems.

         o        Supermarkets.   Video  has  installed   systems  in  19  store
                  locations for seven supermarket customers. The targeted coverage in most of these installations has been the entire retail space. The supermarket segment of the market is very fragmented in the United States. According to industry publications, in 1995 approximately 2,000 companies operated over 34,000 stores, with over half of those companies having fewer than four stores. The top 26 companies operate approximately half of the total stores. Typical systems for supermarket installations range in price from $15,000 to $20,000 for smaller stores to $40,000 to $50,000 for larger stores.

         o Drug Stores. Video has installed 24 systems for two drug store customers, including a major national drug store chain of approximately 1,750 stores. The targeted coverage area for this customer is the entire store. According to industry publications, in 1995 the drug store market consisted of approximately 1,400 companies operating approximately 21,000 stores. Typical systems for the drug store market range in price from $15,000 to $25,000 for smaller stores and from $40,000 to $50,000 for larger stores.

         o Distribution Centers. Video also provides loss prevention surveillance for retail distribution centers and warehouses, and has installed systems in 27 distribution centers for 14 different customers. Traveling through a facility from an overhead position, Video's system can monitor activities occurring between the stacked rows of cartons or lines of hanging garments. The system can also move a surveillance camera into position to monitor shipping and receiving docks and parked delivery trucks. To achieve surveillance capabilities equivalent to those of the SentryVision system, a conventional PTZ dome system or fixed-mount CCTV camera would have to be installed at every desired vantage point, requiring numerous cameras, additional equipment and wiring and increased installation and operating costs. Even though the potential number of retail distribution centers is much smaller than the related number of store locations, management believes that such distribution center installations, in addition to providing an important revenue source, provide a potential point of entry into the retail stores of a number of major retailers. Typical systems for distribution center installations range in price from $40,000 to $50,000 for a small system to over $200,000 for a large system.

         o Security Surveillance. Video has installed systems in three parking garages for two customers. The coverage area is the total parking ramp including in and around the parked cars. In addition, Video has installed one system in a bus terminal to provide coverage of the maintenance area of the garage. Video has made proposals to correctional facilities, airport terminals, airport baggage handling and baggage claim areas as well as airport parking facilities.

         While the security surveillance and operation and process monitoring markets may significantly benefit from the increased security, surveillance and monitoring provided by Video's system, such applications have been limited to date. Management believes future orders in these additional markets may be characterized by long lead times between proposals and shipments, and that marketing and other related expenses may be incurred in periods prior to the recognition of any matching sales.

Customers

         Video's customers include five of the top 20 United States retailers. According to the July 1995 issue of STORES magazine, the top 20 retailers have approximately 45,000 stores. Video's strategy is to build on its initial retail sales by implementing a direct sales program targeting the retail market, including the top 100 United States retailers.

         Although the composition of Video's largest customers has changed from year to year, a significant portion of Video's sales has been attributable to a limited number of major customers in each of the past two years and during the first nine months of 1996. Lowe's Home Centers and Mills Fleet Farm accounted for 33% and 48%, respectively, of Video's sales in 1994 and 67% and 12% in 1995. For the nine months ended September 30, 1996, Lowe's Home Centers and TJ Maxx accounted for 69% and 15%, respectively of Video sales. No other customers accounted for more than 10% of Video's sales during 1994, 1995 or the nine months ended September 30, 1996. While Video believes that one or more major customers could account for a significant portion of its sales for at least the next two years, management anticipates that its customer base will continue to expand and that in the future Video will be less dependent on major customers.

Sales, Marketing and Customer Service

         Video's products are currently marketed by Video's direct sales force. Video's systems are marketed in the United States primarily through the efforts of Video's President and one direct salesperson. Video intends to focus the majority of its direct sales effort to further penetrate loss prevention applications in the retail sector. Video believes that additional sales personnel will increase its exposure in other market areas such as security, operational and process monitoring.

         Video also uses a variety of other marketing techniques, including membership in trade associations, advertising in trade publications and targeted direct mailing. Video intends to continue to participate in national trade shows and to use promotional video tape demonstrations of Video's products.

         Video currently has a 15 person customer service and technical support staff. Customer service, maintenance and repairs are also provided by Video's installation technicians and third-party subcontractors. Video operates a 24-hour customer service telephone message center to receive and respond to customer questions and service requests. Video also offers its customers an annual maintenance program.

         Delivery lead times for Video's systems are relatively short. Accordingly, Video believes that its backlog at any given point in time is not a reliable indicator of future sales. The absence of a significant backlog may contribute to unpredictability of Video's results of operations.

Product Development

         Research and development is conducted by Video's engineering, technical and support staff, and by independent contractors. Video's expenditures for research, development and engineering were $351,892, $606,882, $320,514 during the years ended December 31, 1994, 1995 and the nine months ended September 30, 1996, respectively. To date, Video's research and development efforts have focused on developing and improving its traveling CCTV security surveillance system and incorporating POS controls into the system.

         During 1995, Video completed development of its second generation product known as the SentryVision system. This system is a microprocessor-driven product which employs the same video signal transmission technology used in Video's previous traveling system. The significant advancements of SentryVision include precise carriage position control, programmable camera movement and positioning, increased carriage speed control, a downsized enclosure and added cornering capabilities. A key addition provided in the system is a serial communication and control interface which enables control of the system by various external devices. In addition to the improved performance, this system is designed for reduced material, assembly, installation and service costs.

         The third generation of the SentryVision system ("SentryVision II") is currently in the research and development stage and is expected to replace the existing SentryVision system. SentryVision II is intended to offer broader applications in domestic markets, increased product compatibility for international markets, quality enhancements, substantial reductions in production costs, enhanced video performance and an upgraded software features.

         Video's other major research and development effort occurring during the past eighteen months is its POS control system. This system integrates POS control technology with the serial control interface provided with the SentryVision system. The development effort to date has included adaptations of its POS technology to large retail store environments, graphical user interface software for user programmability, exception analysis algorithms for prediction of abnormal transaction behavior and integration into the SentryVision system. The resulting combination will be a fully programmable real-time POS video control system.

         Research and development activities scheduled for the remainder of 1996 and through 1997 include developing additional enhancements and features to the SentryVision system including motion detection capabilities, increasing compatibility of the POS video control system with a broader range of register types and designing a

SentryVision dome camera. The SentryVision dome camera will be designed to incorporate Video's video picture and power transmission technology into a PTZ dome camera.

Manufacturing and Installation

         Video's manufacturing operations consist primarily of the assembly of its camera carriages and control units using materials and manufactured components purchased from third parties. Some parts are stock, "off-the-shelf" components, and other materials and system components are designed by Video and manufactured to Video's specifications. Final assembly operations are conducted at Video's facilities in Eden Prairie, Minnesota. System components and parts included cameras, circuit boards, electric motors and a variety of machined parts. Each system component undergoes a quality assurance check by Video prior to its shipment to an installation site. Video is not subject to any state or federal environmental laws, regulations or obligations to obtain related licenses or permits in connection with its manufacturing and assembly operations.

         Product installation is conducted by Company personnel or pre-qualified installation subcontractors who are managed by Video's project management staff. Installations typically take from three days to three weeks and consist of mounting the enclosures, installing the controller unit, installing the carriage assembly, and connecting control and transmission cables to the central monitoring location. Items such as high voltage power termination wiring are typically the responsibility of the end user.

Competition

         The security, surveillance and theft detection industries are highly competitive. Video's system competes with conventional PTZ dome and fixed-mount CCTV systems, electronic article surveillance tagging systems and other magnetic and electronic devices, private guard services and burglar alarms. Video's competitors include Checkpoint Systems, Burle Industries, Inc., Pelco Manufacturing, Inc., Vicon Industries, Inc., Sensormatic Electronics Corporation, Ultrak, Inc. and Panasonic Broadcast and Television Systems Company. Many of these competitors, and potential competitors, are established companies with significantly greater financial, sales and marketing and other resources than Video. Management believes that Video's SentryVision system is the only proven, commercially accepted traveling CCTV system currently available. Video expects to compete effectively in the market for surveillance and loss prevention systems on the basis of superior performance, design and engineering and by offering greater and more detailed visual coverage than conventional CCTV systems.

Patents and Intellectual Property

         Video currently holds a United States patent expiring in 2010, which covers the cable free transmission of the video signal to and from the carriage. This technology prevents degradation of the video signal which can result from movement and prolonged friction caused by the carriage. Video has also applied for corresponding foreign patents. Video intends to seek patent protection on specific aspects of the SentryVision system. In addition, Video intends to seek patent protection in the future for certain aspects of new systems which may be developed. There can be no assurance that any patents applied for will be issued, or that the patent currently held, or new patents, if issued, will be valid if contested or will provide any significant competitive advantage to Video.

         Video is not aware of any infringement of patents or intellectual property held by third parties. However, if Video is determined to have infringed on the rights of others, Video may be required to obtain licenses from such other parties. There can be no assurance that the persons or organizations holding desired technology would grant licenses at all or, if licenses were available, that the terms of such licenses would be acceptable to Video. In addition, Video could be required to expend significant resources to develop non-infringing technology.

         Video is aware of an Australian patent and an Australian patent application describing certain aspects of a product which in some respects is similar to the SentryVision system. Video's patent attorneys have advised Video that the Australian patent and Australian patent application appear to have lapsed. To Video's knowledge, the holder of the Australian patent is not currently marketing, within the United States or Europe, the product covered by the Australian patent. In addition, no issued patents or patent applications corresponding to the Australian patent or the Australian patent application have been uncovered in the United States or any other foreign country. See "RISK FACTORS -- Risks Relating to Sentry - Dependence on Proprietary Technology."

         Video is also aware of a British patent application from a third party disclosing aspects of a device which is in some respects similar to the SentryVision system. Video's patent attorneys have advised Video that the British patent application appears to have lapsed. In addition, no issued patents or patent applications corresponding to the British patent application have been uncovered in the United States or any other foreign country. To Video's knowledge, the applicant is not currently marketing the product described in the application. See "RISK FACTORS --Risks Relating to Sentry - Dependence on Proprietary Technology."

         Video also intends to rely on the registration of trademarks and tradenames, as well as on trade secret laws and confidentiality agreements with its employees. While Video intends to continue to seek to protect its proprietary technology and developments through patents, trademark registration, trade secret laws and confidentiality agreements, it does not rely on such protection to establish and maintain its position in the marketplace. Video's management believes that improvement of its existing products, reliance upon trade secrets and on unpatented proprietary know-how, and the development of new products will be as important as patent protection in establishing and maintaining a competitive advantage.

Employees

         As of December 31, 1996, Video had 32 full-time employees, consisting of 12 in installation and scheduling, two in engineering, research and development and technical support, 12 in customer service, three in sales and marketing, one in materials management, and two in accounting and senior management positions. Video's employees are not represented by a labor union or covered by a collective bargaining agreement and Video believes employee relations are good.

Facilities

         Video is headquartered in a leased office, assembly and warehouse facility of approximately 13,000 square feet in Eden Prairie, Minnesota. The lease for the facility expires March 31, 1999.

Legal Proceedings

         There are no material legal proceedings pending or, to the knowledge of management, threatened against Video.

Committees of the Board of Directors

         The Video Board has established an Audit Committee and a Compensation Committee, each of which consists of Mr. Furst, Dennis R. Johnson and Jean R. Stiegemeier. The Audit Committee recommends engagement of the independent auditors, considers fee arrangement and scope of the audit, reviews the financial statements and the independent auditors report, considers comments made by Video's independent auditors with respect to its internal control structure, and reviews internal accounting procedures and controls with Video's financial and accounting staff. The Compensation Committee establishes and executes compensation policy and programs for Video's executives and employees.

Director Compensation

         Video has granted non-qualified stock options under the Video Sentry Corporation Amended and Restated 1993 Stock Option Plan (the "Video Plan") to its directors who are not employees of Video in connection with their service as directors, as follows: Mr. Furst has been granted an option for the purchase of 30,000 shares; Mr. Johnson has been granted options for the purchase of 10,000 shares; and Mr. Stiegemeier has been granted options for the purchase of 37,500 shares, of which 30,000 were granted in connection with a consulting agreement and 7,500 were granted in connection with his service as a director. Such options expire five years from the date of grant.

         As of December 31, 1996, Mr. Stiegemeier's options were exercisable as to 30,000 shares at an exercise price of $2.50 per share and as to 5,625 shares at an exercise price of $3.60 per share; Mr. Furst's options were exercisable as to 30,000 shares at an exercise price of $1.33 per share; and Mr. Johnson's options were exercisable as to 10,000 shares at an exercise price of $5.13 per share. Each of such options expires five years from the date of grant. Directors of Video are elected annually to serve until the next annual meeting of shareholders or until their successors are duly elected. Directors of Video currently receive no cash compensation for their services as directors. See "CERTAIN TRANSACTIONS OF VIDEO."


Executive Compensation

         The  following  table  sets  forth  the  compensation  paid to  Video's
President and Chief Executive Officer or accrued by Video for services rendered during the years ended December 31, 1994 and 1995:


                                                                         Annual Compensation
                                                                         --------------------             All Other
Name and Principal Position                         Year               Salary              Bonus         Compensation
---------------------------                         ----               ------              -----         ------------
Andrew L. Benson, Chief                              1994            $  84,436               --              --
Executive Officer and President
Andrew L. Benson, President                          1995             128,365                --              --
Michael J. Lindseth(1)                               1995              71,635                --              --

--------------
(1) Mr. Lindseth served as Chief Executive Officer from July 1995 until January 1996.

         No officer of Video, including the Chief Executive Officer, received more than $100,000 in salaries and bonuses during the year ended December 31, 1994.


Employment Agreements

         Mr. Benson continues to serve as Video's President with a 1996 base salary of $125,000. Mr. Benson has entered into a non-compete agreement with Video which provides that he may not compete with Video for a period of two years from the date of his resignation or termination, and that upon any resignation or termination for any reason, Mr. Benson is entitled to receive his base salary for the entire two year period.

Stock Options

         The Video Plan was adopted by the Video Board and approved by the shareholders in 1994. The Video Plan permits the granting of awards to directors and employees of Video in the form of stock options. Stock options granted under the Video Plan may be "incentive stock options" meeting the requirements of
Section 422 of the Code, or non-qualified options which do not meet the requirements of Section 422. The Video Plan provides that the exercise price of all incentive and non-qualified stock options granted under the Video Plan must be at least 100% and 85%, respectively, of the fair market value of Video Common Stock at the date of grant. The Video Plan currently provides that the Video Board may grant options to purchase up to an aggregate of 880,000 shares of Video Common Stock. As of October 31, 1996, an aggregate of 195,000 shares were subject to outstanding stock options under the Video Plan at exercise prices ranging from $1.33 to $11.62 per share, and 355,000 shares were available for future option grants.

         The Video Plan is administered by the Video Board and, as to executive officers, by the Compensation Committee. The Video Plan gives broad powers to the Board and the Compensation Committee, as the case may be, to administer and interpret the Video Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted. Options may be granted pursuant to the Video Plan through January 2003. The Video Plan may be terminated earlier by the Video Board in its sole discretion.

         Video has reserved an aggregate of 880,000 shares for issuance under the Video Plan. At December 31, 1996, options to purchase 195,000 shares were outstanding under the Video Plan, 355,000 shares were available for future grants and options for the purchase of 330,000 shares had been exercised. In addition, Video has warrants outstanding for the purchase of 454,114 shares of Common Stock, including the Warrants to purchase 101,000 shares issued to Summit Investment Corporation ("Summit") and certain Summit affiliates (the "Summit Warrants") and warrants to purchase 186,500 shares issued to Summit, certain affiliates of Summit and certain individuals (collectively with the Summit Warrants, the "Warrants") in connection with Video's initial public offering. The Warrants entitle the holders thereof to certain incidental registration rights upon the filing of a registration statement by Video and certain demand registration rights.

         The Summit Warrants were issued in connection with the placement and sale of Video's promissory notes in 1994. The exercise price for each Summit Warrant is $3.375 per share. The Summit Warrants are exercisable at any time during the five year period from and after the date the Summit Warrants were issued (the "Warrant Term") and provide the holders thereof or the shares of Common Stock issuable upon exercise of the Summit Warrants certain rights with respect to registration under the Act. Each such holder has the right to include any of the shares issuable on exercise of the Summit Warrants in any registration statement filed by Video in connection with any public offering by Video for its own account of shares of Video's Common Stock during the Warrant Term, unless the principal underwriter with respect to such proposed public offering determines in good faith and in writing that such inclusion would not be advisable or detrimental to the success of the offering.

Stock Purchase Plan

         In June 1995, the Video Board adopted the Video Employee Stock Purchase Plan (the "Video Stock Purchase Plan") subject to approval by the shareholders of Video at Video's 1996 annual shareholders' meeting. The Video Stock Purchase Plan permits eligible employees to make voluntary contributions through payroll deductions to be used to purchase stock from Video on an annual basis at a price equal to the lesser of 85% of the fair market value of a share of Video Common Stock at the beginning of the plan year or at the purchase date. An aggregate of 100,000 shares have been reserved for issuance under the Video Stock Purchase Plan. No shares of Video Common Stock have been issued under, and no person is currently participating in, the Video Stock Purchase Plan.

Profit Sharing Plan

         In 1993, Video established the Video Sentry Corporation Retirement Plan which covers substantially all employees meeting the eligibility requirements. Contributions to the plan are determined by the Video Board on an annual basis. The plan contains a provision for a deferred compensation plan under Section 401(k) of the Code for eligible employees. No contributions have been made by Video to the plan to date.

Indemnification and Waiver of Director Liability

         Section 302A.521 of the Minnesota Act provides that officers and directors of Video have the right to indemnification for Video for liability arising out of certain actions. Such indemnification may be available for liabilities arising in connection with this Registration Statement. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling Video pursuant to such indemnification provisions, Video has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Video has adopted in its Articles of Incorporation a provision which limits personal liability for breach of the fiduciary duty of its directors to the extent provided by 302A of the Minnesota Act. Such provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on a director's breach of the duty of loyalty to Video or its shareholders, liability for acts or omissions not in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments or improper dividends, liability based on violations of state securities laws, liability for any transaction from which the director derived an improper personal benefit, and liability for acts occurring prior to the date such provision was added.

                 VIDEO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         Video designs and markets a programmable traveling CCTV system that delivers a high quality video picture and which is used in a wide variety of applications. This proprietary system, called SentryVision, is well suited for loss prevention surveillance in retail stores and distribution centers and security surveillance for monitoring and deterring illegal and unsafe activities in a variety of other locations such as parking garages, correctional facilities and public transit terminals. Video was formed on September 10, 1990, and from its date of inception through December 31, 1991, Video devoted substantially all of its efforts to the design and development of its original traveling surveillance camera. In May 1991, Video filed an application for a United States patent covering certain aspects of its system, and on August 3, 1993, a patent was granted. Video recognized its initial sales during 1992, and introduced its second generation product, the SentryVision system, in March 1995. Video recognizes revenue for its systems at the time of shipment. Revenue for installation is recorded when the system is installed and is netted against the costs of installation included in cost of sales.

Results of Operations

Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

         Sales. Sales for the nine months ended September 30, 1996, were $2,000,000, a decrease of 74% compared to sales of $7,768,000 for the first nine months of 1995. The decrease in sales was due to delays in the ability of several new and existing customers to move forward with purchasing decisions, in part as a result of initial quality issues with respect to vendor-supplied components for the SentryVision system, which was introduced in 1995. Although the quality issues have been corrected and new vendors selected, these issues have affected 1996 sales. The decrease in sales was also due to significant turnover of Video's sales force. Video has hired and is training new sales people. For the first nine months of 1996, approximately 84% of total sales were to two customers with multiple locations. One of these customers accounted for approximately 69% of total sales. Video expects sales to this customer to be a significant percentage of total sales during the remainder of 1996.

         Gross Profit. Gross loss for the first nine months of 1996 was ($1,085,000), compared to gross profit of $1,869,000 for the first nine months of 1995. The decrease in gross profit for the first nine months of 1996 was due to the significant decrease in sales and related installation activity, higher unabsorbed manufacturing overhead and higher warranty and service costs as Video increased its service organization to support the increased number of installed customer sites. The decrease in Video's gross profit margin for 1996 was due to the lower level of sales with which to leverage the fixed manufacturing, installation and service department costs included in cost of sales. The decrease in the gross profit margin was also due to Video's increased investment in customer support and training capabilities. Video expects that the reduced material costs of its new SentryVision system and its installation process should provide an increase in the gross profit margin when sales increase.

         Operating Expenses. Operating expenses for the first nine months of 1996 were $1,867,000, a decrease of 4% as compared to the first nine months of 1995. Research, development and engineering expenses decreased 31% in the first nine months of 1996, since Video completed development of its second generation system in 1995. General and administrative expenses increased 7% for the first nine months of 1996 due to the addition of management personnel and higher insurance and bad debt costs compared to the first nine months of 1995. Operating expenses as a percentage of sales were 93% for the first nine months of 1996, compared to 25% for the first nine months of 1995. The increase in operating expenses as a percentage of sales in 1996 was due to the lower level of sales compared to 1995.

         Interest Expense. Net interest expense was $83,000 for the first nine months of 1996, compared to net interest income of $95,000 for the first nine months of 1995. Video earned interest income in 1995 from the investment of its cash balances.

         Net Loss. Net loss for the first nine months of 1996 was $3,035,000, or $0.63 per share, compared to net income of $12,000, or $0.00 per share (rounded to the nearest cent) for the first nine months of 1995. The net loss in 1996 was the result of a significant decrease in sales and gross profit for that period.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

         Sales. Sales were $8,610,000 in 1995, an increase of 103% compared to $4,241,000 in 1994. The increase in sales was due to the increased acceptance in the marketplace of the system which resulted in an increase in the number of systems sold and shipped to new and existing customers. For 1995, 67% of total sales were to a single customer with multiple locations. Video expects sales to this customer to be a smaller percentage of total sales in the future, as shipments under this initial contract are fulfilled and sales to other customers increase.

         Gross Profit. Gross profit was $1,268,000 in 1995, an increase of 58%, compared to $801,000 in 1994 due to the increase in sales. The gross profit margin was 14.7% in 1995, compared to 18.9% in 1994. The decrease in Video's gross profit margin in 1995 was due primarily to a single contract involving system configurations with an unusually high third party equipment content. Video realizes a substantially lower gross profit margin on third party peripheral equipment which it integrates with its own proprietary products. Video expects that in the future, sales will include a smaller percentage of lower margin third party peripheral equipment. The decrease in the gross profit margin was also due to higher installation and training costs as Video's employees and subcontractors learned to install the SentryVision system and higher service costs as Video corrected initial quality problems with vendor supplied components for the new system. Video has been able to reduce costs on its new SentryVision system and its installation process which should provide an increase in the gross profit margin in the future.

         Operating Expenses. Operating expenses were $3,046,000 in 1995, an increase of 97%, compared to $1,549,000 in 1994. However, included in operating expenses in 1995 were non-recurring costs of $207,000 related to a canceled offering of common stock and severance costs of $115,000 related to the resignation of Video's then chief executive officer. Research development and engineering expenses increased 72% in 1995 as Video completed development of its second generation system, began developing its POS control system, and increased overall engineering activities and personnel. Sales and marketing expenses increased 131% in 1995 as Video expanded its sales efforts to identify new customers and further penetrate existing markets. General and administrative expenses increased 53% in 1995 with the addition of management and administrative personnel to support the increase in sales, combined with the added costs of being a publicly-held company and additional leased office space.

         Interest Income. Net interest income was $98,000 in 1995, compared to net interest expense of $99,000 in 1994. Video earned interest income in 1995 from the investment of its cash balances.

         Net Loss. The net loss in 1995 was $1,681,000, or $0.36 per share, compared to a net loss of $847,000, or $0.31 per share in 1994. The 1995 loss, which occurred during the fourth quarter, was the result of reduced revenues from product sales and reduced installation activity during the quarter. Video experienced unexpected delays in the ability of three existing customers to move forward, primarily due to weaker than expected holiday sales and, in one case, delays as a result of major organizational changes from a recently completed acquisition. The loss also includes the severance costs for Video's former chief executive officer and the costs related to a canceled secondary offering.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

         Sales. Sales were $4,241,000 in 1994, an increase of 470%, compared to $744,000 in 1993. The increase in sales was due to the increased acceptance in the marketplace of the system which resulted in the sale of 61 systems in 1994 compared to the sale of 12 systems in 1993. Each year also included revenues from long-term contracts with a single customer which were recognized as installations were completed. In 1994, sales totaling $343,000 related to a contract commenced in 1994 that carried over to 1995, and in 1993, sales totaling $266,000 related to a contract commenced in 1992 that carried over to 1993.

         Gross Profit. Gross profit was $801,000 in 1994, an increase of 345%, compared to $180,000 in 1993. Gross profit margin was 18.9% in 1994, compared to 24.2% in 1993. The decrease in the 1994 gross profit margin was caused by several factors. While Video was able to reduce the overall material cost of the system, installation costs increased. During the last quarter of 1994, Video began installing more systems using its own personnel rather than utilizing subcontractors. As a result, there were start-up costs associated with the installation process which negatively impacted the gross profit margin. Video entered into a contract with one customer for the installation of systems in a minimum of 70 stores, which has been increased at the customer's option to 100 stores. The installation configurations for these stores included a significant amount of third party peripheral equipment integrated with Video's system. Because the gross profit margin realized on third party peripheral equipment is substantially below the gross profit margin realized on Video's equipment, the high proportion of sales under that contract compared to overall sales negatively impacted the gross profit margin in 1994.

         Operating Expenses. Operating expenses were $1,549,000 in 1994, an increase of 48%, compared to $1,048,000 in 1993. During 1994, Video hired additional personnel to handle the increase in sales. Total employee levels increased to 26 at the end of 1994 from seven at the end of 1993. Research, development and engineering expenses increased 73% in 1994. The increase was primarily due to the research and development expenses associated with SentryVision, Video's second generation system, as well as an increase in overall engineering activities and personnel. Sales and marketing expenses increased by only 5% as Video focused on targeted customers rather than a broad-based sales and marketing effort. General and administrative expenses increased 68% in 1994 primarily due to the hiring of additional management and administrative personnel, additional expenses as a result of being a publicly-held company and expansion of leased office space.

         Interest Expense. Interest expense was $132,966 in 1994 compared to $48,399 in 1993. Prior to Video's 1994 initial public offering of Video Common Stock, expanded operations required additional borrowings during the year. Such additional borrowings included $1,560,000 of 10% unsecured notes payable which were issued in March 1994, as well as borrowings under a bank credit facility that was in place during the year. The proceeds from the initial public offering were received in October 1994, and a portion of the proceeds therefrom were used to retire the then outstanding debt and related accrued interest.

         Interest Income. Interest income was $34,000 in 1994 as a result of the investment of the remaining net proceeds from the initial public offering in interest bearing marketable securities.

         Net Loss. Net loss was $847,000 in 1994, or $0.31 per share, compared to a net loss of $916,000, or $0.38 per share, in 1993.

Net Operating Loss Carryforward

         As of September 30, 1996, Video had a net operating loss carryforward of approximately $6,300,000, which may be used to offset future taxable income, if any, through December 31, 2011. Management believes that, following the Merger, the utilization of such net operating loss carryforwards may be subject to significant limitations.

Liquidity and Capital Resources

         To date, Video has financed its operations primarily through private and public sales of Video Common Stock for which Video has received an aggregate of $7,600,000 in net proceeds, and borrowings under a line of credit and notes payable. Working capital at November 30, 1996 was ($425,867).

         In March 1996, Video entered into a $2,500,000 working capital line of credit with Republic Acceptance Corporation. The line of credit is secured by substantially all the assets of Video and the personal guarantee of Video's President. The line of credit accrues interest at a rate equal to 3% above the bank's reference rate and matures in March 1998. Borrowing availability under the line of credit is based on 80% of eligible accounts receivable and a maximum of $250,000 of inventory. At December 31, 1996, the loan balance under the line of credit was $796,389 and remaining availability was minimal. Eligible accounts receivable increase as customer installations are completed and final billings are made.

         In May 1996, Video received $500,000 under a promissory note (the "May 1996 Note") from Mr. Furst, one of Video's directors, with interest at 10% and secured by all of the assets of Video. In July 1996, Video received $250,000 under a promissory note (the "July 1996 Note") from an investor, with interest at 10% and secured by all of the assets of Video. In September 1996, Video received $1,000,000 under a promissory note (the "September 1996 Note") from another investor, which bears interest at 10%, matures in January 1997 and is secured by all of the assets of Video. The September 1996 Note is subordinated to the bank line of credit. Both the May 1996 Note and the July 1996 Note were repaid in full in September 1996 with proceeds from the September 1996 Note. In October and November 1996, Video received an aggregate of $250,000 from Mr. Furst under a promissory note (the "October 1996 Note") which allows Video to borrow up to $500,000, with interest at 10%, and which matures in January 1997. This promissory note is secured by all of the assets of Video and is subordinated to Video's bank line of credit. As soon as practicable after the Effective Time, Video will pay off the September 1996 Note and the October 1996 Note with funds advanced to Video from Knogo.

         During the first nine months of 1996, cash used in operations was primarily for payments to vendors and to fund the operating loss. Video also invested $76,000 in purchased software costs for its point of sale system during the first nine months of 1996.

         Video anticipates that its working capital needs will continue to increase due to operating losses and the expected growth in the business and expects that it will need to raise additional capital through debt or equity financing. There is no assurance that such additional financing will be available when needed or on terms which are acceptable to Video. Video believes that its anticipated capital needs will be satisfied as a result of the completion of the Merger. At, or shortly after, the consummation of the Merger, Sentry intends to enter into a new credit arrangement with Knogo's present lender, Fleet Bank, and thereafter to make advances to each of Video and Knogo as the businesses of the two subsidiaries may require. Knogo's current bank credit facility consists of a $5 million dollar line of credit with Fleet Bank which, by its current terms, would be terminated upon consummation of the Merger. However, based upon discussions between Knogo's management and senior lending officers at Fleet Bank, Sentry believes that a new facility will be made available to it, to take effect after the Merger, for at least the same amount, and on substantially the same terms, as are currently available to Knogo. Such facility would be secured by a lien on substantially all of the assets of Sentry and its subsidiaries. It is expected that Knogo will make an advance of $2 million to Video upon consummation of the Merger to permit Video to repay certain existing indebtedness.

Inflation

         Video has not been significantly impacted by inflation since its inception. Video did not have any material commitments for fixed assets as of September 30, 1996.


      VIDEO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information regarding the beneficial ownership of shares of Video Common Stock by each director of Video, by the President and Chief Executive Officer, by all directors and executive officers of Video as a group, and by each shareholder who is known by Video to own more than 5% of outstanding Video Common Stock as of January 13, 1997.


                                                                                     Percentage of
                                                 Number of Shares                    Common Stock
           Beneficial Owner                    Beneficially Owned(1)                 Outstanding(2)
           ----------------                    ---------------------                 --------------
Robert D. Furst, Jr. (3)                                  976,672                           19.5%
 6365 Carlson Drive
 Eden Prairie, Minnesota  55346

Andrew L. Benson                                          194,278                            4.0%
 6365 Carlson Drive
 Eden Prairie, Minnesota 55346

Ronald W. McClurg                                          10,000                               *
 6365 Carlson Drive
 Eden Prairie, Minnesota  55346

Perkins Capital Management (4)                            291,150                            6.0%
 730 East Lake Street
 Wayzata, Minnesota  55391

Dennis R. Johnson (3)                                      10,000                               *
 6365 Carlson Drive
 Eden Prairie, Minnesota  55346

Jean R. Stiegemeier (3)                                    35,625                               *
 11201 Hampshire Avenue South
 Bloomington, Minnesota  55438

All directors and executive (5)                         1,226,575                           24.2%
 officers as a group (5 persons,
 including those named above)

---------------------------
*        Less than one percent.

(1) Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

(2) Based on 4,841,962 shares outstanding as of January 13, 1997. Each figure showing the percentage of outstanding shares beneficially owned has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person within 60 days upon exercise of stock options.


(3) Includes shares which could be purchased upon the exercise of existing options and warrants which are currently exercisable or which will become exercisable within 60 days of December 31, 1996, as follows: Mr. Furst (175,182 shares); Mr. Johnson (10,000 shares); Mr. McClurg (10,000 shares); and Mr. Stiegemeier (35,625 shares).

(4) According to its most recent Schedule 13F on file, dated September 30, 1996, Perkins Capital Management reported sole voting power with respect to 6,500 shares, and sole dispositive power with respect to 291,150 shares.

(5) Includes 230,807 shares which could be purchased upon the exercise of existing option and warrants which are currently exercisable or which will become exercisable within 60 days of December 31, 1996.



                          CERTAIN TRANSACTIONS OF VIDEO

         Between October 1992 and February 1994, Robert D. Furst, Jr., a director and principal shareholder of Video, made loans and advances to Video in the aggregate principal amount of approximately $890,000. Prior to August 1993, such loans to Video were evidenced in part by a series of promissory notes, each bearing an annual interest rate of 10%. On August 3, 1993, Video and Mr. Furst entered into a revolving line of credit agreement (the "Credit Agreement") and a security agreement pursuant to which Mr. Furst agreed to loan Video up to $500,000 at an annual interest rate of 10%. Pursuant to the security agreement, repayment of advances made under the Credit Agreement was secured by all of the assets of Video. Upon the execution of the Credit Agreement, the then outstanding balance of the prior loans and advances in the aggregate amount of $469,500 was transferred to, and incorporated into, the Credit Agreement. Video made periodic repayments of principal and interest between December 1992 and January 1994 in the aggregate amount of approximately $310,250, which were applied first to interest and then to principal. In 1993, Video also repaid $11,000 borrowed from Mr. Furst pursuant to a non-interest bearing promissory note dated October 15, 1991 which was not included in the Credit Agreement. In April 1994, Video used approximately $623,000 of the proceeds from a $1,500,000 debt issuance to repay, in full, approximately $615,000 of principal and approximately $8,000 of interest then owing to Mr. Furst under the Credit Agreement, and the Credit Agreement was terminated.

         In connection with the loans to Video described above, Video granted warrants to Mr. Furst for the purchase of 145,182 shares of Video Common Stock. Such warrants range in exercise price from $1.17 per share to $2.00 per share, are currently exercisable in full, and expire between October 1997 and September 1998. To date, Mr. Furst has not exercised any of the warrants. In addition, Mr. Furst was granted an option to purchase 73,530 shares at an exercise price of approximately $0.31 per share which he exercised in full in December 1992 for an aggregate purchase price of $22,914.

         In May 1996, Video received a loan of $500,000 from Mr. Furst pursuant to the May 1996 Note. This amount was repaid with proceeds from the September 1996 Note. See "Video Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Pursuant to the October 1996 Note, Mr. Furst has agreed to extend up to $500,000 of credit to Video through December 31, 1996, at an annual interest rate of 10% in order to fund Video's ongoing cash needs. As of December 31, 1996, Mr. Furst had advanced $250,000 to Video under the October 1996 Note. As soon as practicable after the Effective Time, Video will pay off the September 1996 Note and the October 1996 Note with funds advanced to Video from Knogo.

         In September 1993, Video entered into a three year consulting agreement with Jean R. Stiegemeier, a director of Video, pursuant to which Mr. Stiegemeier agreed to provide consulting services in the form of corporate strategic planning upon Video's request. In exchange for providing such services, Video granted Mr. Stiegemeier an option to purchase 30,000 shares of Video Common Stock at $2.50 per share. Such option is currently exercisable with respect to 15,000 shares and becomes exercisable as to an additional 7,500 shares in each of September 1995 and 1996.

         Video believes that all prior transactions between Video and its officers, directors, or other affiliates of Video were on terms no less favorable to Video than could have been obtained from unaffiliated third parties on an arm's length basis. All future transactions with directors, officers or shareholders holding more than 5% of outstanding Video Common Stock or affiliates of any such persons, will be made for bona fide business purposes and will be on terms no less favorable to Video than could be obtained from an unaffiliated third party and will be approved by a disinterested majority of Video's independent outside directors.

                                BUSINESS OF KNOGO

General

         Knogo was created in connection with an Amended and Restated Agreement and Plan of Merger (the "Sensormatic Merger Agreement"), dated as of August 14, 1994, among Sensormatic, the Knogo Predecessor and Knogo. Pursuant to the Sensormatic Merger Agreement, the Knogo Predecessor merged with and into Sensormatic on December 29, 1994 (the "Sensormatic Merger"). Immediately prior to the Sensormatic Merger, the Knogo Predecessor contributed to Knogo all of the Knogo Predecessor's operations in the Territory and distributed one share of common stock of Knogo for each share of common stock of the Knogo Predecessor held of record immediately prior to the Sensormatic Merger (the "Spinoff").

         Certain information in this Joint Proxy Statement/Prospectus is presented as if the Sensormatic Merger and Spinoff were consummated on March 1, 1991. In addition, at the time of the Spinoff, Knogo changed its fiscal year end from February 28 to December 31.

         Knogo is engaged in the design, manufacture, sale, installation and servicing of a complete line of EAS equipment. Knogo operates a 68,000 square foot office, research, engineering and distribution facility in Hauppauge, New York, a 55,000 square foot manufacturing facility in Cidra, Puerto Rico, and a 6,000 square foot office in suburban Chicago, Illinois. Knogo was incorporated in Delaware in August 1994, while its corporate predecessor had been in business for nearly 30 years. Knogo's executive offices are located at 350 Wireless Boulevard, Hauppauge, New York 11788 and its telephone number is (516) 232-2100.

         The EAS systems which Knogo manufactures are based upon three distinct technologies. One system, the Swept Radio Frequency ("Swept RF") system, uses medium frequency transmissions in the two to nine megahertz range. The second system, the Dual Radio Frequency ("Dual RF") system, uses ultra-high frequency radio signals in the 902 megahertz and 928 megahertz bands. The third system, Micro-Magnetics ("MM"), uses very low frequency electromagnetic signals in the range of 218 hertz to 9 kilohertz. Knogo also manufactures a non-electronic dye-stain pin ("KnoGlo(TM)"). In addition, Knogo markets a closed circuit video system, or ("CCVS"), known as "The KNOGO Surveillor(TM)." Effective April 1, 1996, Knogo became an authorized distributor of the library security systems and related products of Minnesota Mining and Manufacturing Company ("3M").

         Of Knogo's bookings in the Territory for the nine months ended September 30, 1996 approximately 28% were attributable to the MM System, 16% to the Swept RF system, 16% to the Dual RF system, 2% to the KnoGlo(TM) system, 15% to the 3M library security systems and 23% to the CCVS system. For the year ended December 31, 1995 approximately 48% were attributable to the MM system, 21% to the Swept RF system, 13% to the Dual RF system, 2% to the KnoGlo(TM) system, 4% to the Express system (a self-check system for libraries ("Express") which was sold by Knogo in March 1996) and 12% to the CCVS system. For the 10 month period ended December 31, 1994, and the year ended February 28, 1994, respectively, approximately 20% and 40% of Knogo's bookings in the Knogo Territory were attributable to the Swept RF system, 23% and 19% to the Dual RF system, 43% and 32% to the MM system, 3% and 2% to the KnoGlo(TM) system, and 11% and 7% to the CCVS system, respectively. Knogo's bookings represent the gross value of orders accepted.

         The principal application of Knogo's products is to detect and deter shoplifting and employee theft in supermarket, department, discount, specialty and various other types of retail stores including bookstores, video, liquor, drug, shoe, sporting goods and other stores. The use of these products reduces inventory shrinkage by deterring shoplifting, increases sales potential by permitting the more open display of greater quantities of merchandise, reduces surveillance responsibilities of sales and other store personnel and, as a result, increases profitability for the retailer. In addition, Knogo's EAS systems are used in non-retail establishments to detect and deter theft, in office buildings to control the loss of office equipment and other assets, in nursing homes and hospitals for both asset and patient protection, and in a variety of other hard goods applications.

         Knogo has continued to devote resources to the development of its EAS business in the supermarket sector, a relatively untapped market among retail users of loss prevention devices. While revenues in this market have been

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

modest relative to those produced in Knogo's traditional markets, Knogo believes that this market offers considerable potential for growth.

         Knogo has also devoted resources to the development of its asset protection business in non-traditional areas, particularly in the area of manufactured hard goods such as printed circuit boards, computer processor and memory chips and related components. While no significant revenue has been received to date in connection with this line of business, Knogo believes the potential for growth in this market is considerable.

EAS Systems

         EAS systems consist of detection devices which are triggered when articles or persons tagged with wafers or tags pass through the detection device. The principal application of the Swept RF and Dual RF systems is to detect and deter theft of soft goods such as clothing, while the MM systems are primarily used to detect and deter the theft of hard goods including packaged goods and books.

         At September 30, 1996, the approximate number of Knogo's Swept RF and Dual RF systems sold or leased in the Knogo Territory exceeded 13,200. At that date, the approximate number of Knogo's MM systems sold or leased in the Knogo Territory exceeded 9,100.

Swept and Dual Radio Frequency Detection Systems

         Knogo manufactures and distributes the Swept RF system, the principal application of which is to detect and deter shoplifting and employee theft of clothing in retail establishments. Knogo also manufactures and distributes the Dual RF system, a particularly useful and cost efficient EAS system for soft-goods retail stores with wide mall-type exit areas which ordinarily would require multiple Swept RF systems for adequate protection. The Swept RF and Dual RF systems consist of radio signal transmission and monitoring equipment installed at exits of protected areas, such as doorways, elevator entrances and escalator ramps. The devices are generally located in panels or pedestals anchored to the floor for a vertical arrangement or mounted in or suspended from the ceiling and mounted in or on the floor for a horizontal arrangement. The panels or pedestals are designed to harmonize with the decor of the store. The monitoring equipment is activated by tags, containing electronic circuitry, attached to merchandise transported through the monitored zone. The circuitry in the tag interferes with the radio signals transmitted through the monitoring system, thereby triggering alarms, flashing lights or indicators at a central control point, or the transmission of an alarm directly to the security authorities. By means of multiple installations of horizontal Swept RF systems or installation of one or more Dual RF system, Knogo has the ability to protect any size entrance or exit.

         Tags are manufactured in a variety of sizes and types and are attached directly to the articles to be protected by means of specially designed fastener assemblies. A tag is removed from the protected article, usually by a clerk at the checkout desk, by use of a decoupling device specially designed to facilitate the removal of the fastener assemblies with a minimum of effort. Removal of the tag without a decoupler is very difficult and unauthorized removal will usually damage the protected article and thereby reduce its value to a shoplifter. Optional reminder stations automatically remind the store clerk, by means of audiovisual indicators, to remove the tag when the article is placed on the cashier's desk.

         Swept RF and Dual RF systems generally have an economic useful life of six years (although many of Knogo's systems have been operating for longer periods), have a negligible false alarm rate and are adaptable to meet the diversified article surveillance needs of individual retailers.

Magnetic Detection Systems

         The primary application of MM systems is to detect and deter theft in "hard goods" applications such as supermarkets, bookstores and in other specialty stores such as video, drug, liquor, shoe, record, sporting goods and similar stores.

         MM systems use detection monitors which are activated by electromagnetically sensitized strips. The MM targets are typically attached to the articles to be protected when price tags are affixed and are easily camouflaged on a wide array of products. The detection monitors used by the MM systems are installed at three to five foot intervals at the exits of protected areas. The magnetic targets can be supplied in many forms and are attractively priced, making them suitable for a variety of retail applications. In addition, the MM targets can be manufactured to be activated and deactivated repeatedly while attached to the articles to be protected, which is a particularly desirable feature for use with items such as books, compact discs, CD Roms and videotapes, which may be "checked- out" and later returned. Accurate deactivation is also very important when the item to be protected is a personal accessory that will be carried by its owner from place to place, such as pocket books, pens, lipstick, shoes and camera film and cameras.

         The MM system offers retailers several features not available in Swept RF and Dual RF systems. Since the target is very small, relatively inexpensive and may be inserted at the point of manufacture or packaging, it provides retailers with a great deal of flexibility and is practical for permanent attachment to a wide variety of hard goods, especially low profit-margin products. The target can be automatically deactivated at check-out, eliminating the risk of triggering alarms when merchandise leaves the store and saving sales personnel valuable time. Since the targets can be incorporated directly into a price tag, they are convenient to use.

         While targets are typically attached by the retailer at the point of sale, the practices of applying the target at the distribution point ("Source Tagging"), or within the protected item ("Source Imbedding"), are increasing. This program, Universal Source Protection ("USP"), reduces significantly the retailer's target purchase and application costs, while increasing the anti-theft effectiveness of the system. As part of the Spinoff, Knogo acquired the U.S. and Canadian patents for a new MM strip developed by the Knogo Predecessor, trade named "SuperStrip(TM)," whose small size, unique physical, mechanical and detection properties, compatibility with earlier generation MM systems and low cost make it an ideal candidate for either Source Tagging or Source Imbedding.

Other Loss Prevention Products

KnoGlo(TM)

         KnoGlo(TM), a non-electronic, dye-stain pin, releases an indelible liquid when tampered with. Used with passive locking mechanisms without electronics, KnoGlo(TM) is often a retailer's first step in loss prevention. KnoGlo(TM) is also employed in stores with EAS systems as an extra layer of protection. Such protection is useful in problem areas (near mall door openings, for example,) or where users must maximize selling space.

Closed Circuit Video Systems

         "The KNOGO Surveillor(TM)" enhances the protection of retail stores from shoplifting and employee theft by providing retailers with optical surveillance of the premises. Knogo believes that, while less profitable than traditional EAS products, the CCVS complements its other EAS systems and provides retailers with further protection against internal employee theft and external shoplifting activities. The CCVS can also be electronically connected to the EAS system, causing a video record to be generated when an alarm is indicated. Knogo does not manufacture its Surveillor(TM) product, but installs it from parts purchased from Knogo's vendors.

Production

         Knogo produces at its facilities in Cidra, Puerto Rico and, to a lesser extent, Hauppauge, New York, or purchases through suppliers, its Swept RF, Dual RF and MM, KnoGlo(TM), and CCVS systems or their components. Production consists of assembling electronic and mechanical components and printed circuitry which Knogo purchases from various suppliers. Knogo's specially designed tools, plastic cases for the tags, and the target bands used in Knogo's system for patient and personnel control, are produced to Knogo's specifications by independent contractors using existing molds and tooling. Knogo is not dependent on any one supplier or group of suppliers of components for its systems. Knogo's policy is to maintain its inventory at a level which is sufficient to meet projected demand for its products. Knogo does not anticipate any difficulties in continuing to obtain suitable components at competitive prices in sufficient quantities as and when needed.

         Knogo manufactures and sells to Sensormatic certain electronic article surveillance products pursuant to a Supply Agreement, dated as of December 29, 1994 (the "Supply Agreement"). Under the Supply Agreement, for a period of 30 months after December 29, 1994, products valued at a minimum of $24 million are required to be supplied to Sensormatic's operations outside North America. Once the Supply Agreement terminates, Knogo will



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

have to replace the lost volume in order to maintain profitable margins in its manufacturing operations. See "Knogo Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

         In January 1996, Knogo acquired a controlling interest in K&M Converting Corp. ("KMCC"). KMCC is a joint venture entered into with Marian
Rubber Products Co., Inc. ("Marian"). KMCC is the exclusive converter of magnetic material into disposable targets or labels used in Knogo's EAS systems.

Marketing

         Knogo markets its products through the direct efforts of approximately 24 salespersons located in selected metropolitan areas across the United States and Canada. Knogo's customers include some of the major retail stores and store chains in North America.

         Knogo's EAS systems are marketed on both a direct sales and lease basis, with direct sales representing approximately 84% of the business. The terms of the standard leases are generally from one to five years. The sales prices and lease rates vary based upon the type of system purchased or leased, number and types of targets included, the sophistication of the system employed and, in the case of a lease, its term. In the case of the MM systems, detection targets which are permanently attached to the item to be protected are sold to the customer even when the system is leased. Therefore, in the case of either a sale or lease of an MM system, as the customer replenishes its inventory, additional targets will be required for those items to be protected. Knogo also markets a more expensive, removable, reusable detection tag for use with its MM systems on certain products such as clothing and other soft goods.

         In keeping with industry practices, Knogo also selectively offers EAS systems on a deferred billing arrangement and, in some instances, on a short-term introductory basis. At the end of such period the retailer has the option to lease or purchase the equipment.

         During the nine months ended September 30, 1996, Knogo placed in service in the Territory approximately 800 Swept RF, Dual RF, and MM systems. Knogo does not believe that the loss of any one customer would have a material adverse effect on its business.

         Knogo believes that the supermarket industry is a major potential market in North America for EAS systems, and believes its technology and service capabilities give it an important advantage in the supermarket sector.

         Historically, the supermarket industry in North America has been reluctant to accept EAS for a number of reasons. Knogo believes these include: relatively high product turnover, low average selling prices and low profit margins that have made the cost of targets and tagging appear prohibitive; the belief on the part of supermarket management that theft was a relatively low percent of costs; and the desire to not slow the checkout process and thus increase labor expense or customer dissatisfaction. However, as bar code scanning and other management and accounting systems improved in supermarkets, supermarket managements were able to see that theft of a relatively narrow range of products, namely health and beauty products, wine and liquor, cigarettes, film, batteries and meats, were causing most of the loss of margin from theft, and that protection of these products could in fact be economical. All EAS suppliers have devoted considerable resources to this market area with increasingly positive results, measured in terms of the supermarket industry trade press, customer interest and installations. As the installed base of EAS systems in supermarkets grows, theft will shift to unprotected stores. This, and a proven financial return on investment, may increase demand rapidly.

         Knogo's management believes that its ability to compete in the supermarket sector is enhanced by several factors. First, there is no entrenched EAS industry leader in this sector because it is a new market segment. Second, Knogo believes that its technology has feature/benefit advantages over the systems of some of its competitors. Third, the supermarket industry, for the most part, is made up of regional companies which will not need an EAS supplier that is equally established in all parts of North America.

         Knogo believes the library market continues to be a significant growth market for magnetic technology. In March 1996, 3M and Knogo entered into a strategic alliance to provide universal asset protection to libraries across North America. Knogo believes that this strategic alliance will strengthen service to library customers.

         The agreement, effective April 1, 1996, permits Knogo to act as a distributor of all of 3M's library products, including the 3M Tattle-Tape(TM) Security Strips, detection systems, 3M SelfCheck System hardware and software and other 3M library materials flow management products and accessories to public, academic and government libraries. In addition, under the agreement 3M provides service and installation for all new and existing Knogo library customers throughout North America.

         In September 1995, Knogo and Asset Management Technologies ("AMT"), a loss prevention consultant to the computer industry, signed an exclusive marketing agreement to provide EAS technology services to the computer industry. Profits in the computer industry are often threatened by the theft of computer components, processor chips, memory modules ("SIMMS") and hard drives. An estimated 80% of the thefts are perpetrated by employees stealing from computer and computer component manufacturers and distributors. Knogo and AMT believe that the integration of Knogo's EAS system into an overall loss prevention program in the computer industry would significantly curb such thefts. Knogo's marketing efforts in this area include the introduction of SecureBoard(TM) which Knogo's management believes is the first EAS technology specifically engineered to meet the requirements of the computer and electronics industry.

         SecureBoard(TM) EAS Technology extends Knogo's expertise in loss prevention technology to the computer and electronics industry. Using this technology, licensed KNOGO ENABLED(TM) board manufacturers can embed EAS material into an internal layer of a printed circuit board, making SecureBoard(TM) the first EAS system to be compatible with high volume printed circuit board manufacturing processes. The resulting board has built-in theft prevention. Because the EAS material is deposited onto an internal layer of the board, it cannot be removed without destroying the board. SecureBoard(TM) is also compatible with magnetic detection systems already available from major EAS manufacturers, including Knogo. Knogo intends to license its technology to these manufacturers in return for royalty payments. No significant revenue was produced from this market in 1996.

Service

         Installation, repair and maintenance services are performed primarily by Knogo's personnel. All products sold or leased are covered either by a short warranty period or an extended warranty period. Knogo also offers to its customers the option of entering into a maintenance contract with Knogo or paying for service on a per call basis.

Competition

         Knogo operates in a highly competitive market with many companies engaged in the business of furnishing security services designed to protect against shoplifting and theft. In addition to EAS systems using the concept of tagged merchandise, such services use, among other things, closed circuit video systems, mirrors, guards, private detectives and combinations of the foregoing. Knogo competes principally on the basis of the nature and quality of its products and the adaptability of these products to meet specific customer needs and price requirements.

         To Knogo's knowledge, there are several other companies that market, directly or through distributors, EAS equipment to retail stores in the Territory, of which Sensormatic and Checkpoint are Knogo's principal competitors. Many of Knogo's competitors have far greater financial resources, more experienced marketing organizations and a greater number of employees in the Territory than Knogo.

         In connection with the Spinoff and Sensormatic Merger, Knogo agreed with Sensormatic that Knogo will not compete with Sensormatic in areas outside of the Territory through the period ending December 29, 1999.

Patents and Other Intellectual Property

         Knogo has 24 United States and Canadian patents and eight patent applications (four in the United States and four in Canada) relating to (i) the method and apparatus for the detection of movement of articles and persons and accessory equipment employed by Knogo in its Swept RF, Dual RF and MM systems,
(ii) various specific improvements used in Knogo's Swept RF, Dual RF and MM systems and (iii) various electrical theft detection methods, apparatus and improvements not presently used in any of Knogo's EAS systems. Although patent protection is advantageous to Knogo, management does not consider any single patent or patent license owned or held by it to be material to Knogo's operations, but believes that Knogo's competitive position ultimately will depend on its experience, know-how and proprietary data, engineering, marketing and service capabilities and business reputation, all of which are outside the scope of patent protection.

         Sensormatic and Knogo license certain patent rights and technology of the Knogo Predecessor to each other, for use in their respective territories, pursuant to the License Agreement dated December 29, 1994, entered into in connection with the Sensormatic Merger. In addition, Sensormatic has rights to manufacture and sell SuperStrip within the Territory.

Research and Development

         At December 31, 1996, Knogo had 18 employees located in the United States engaged either full or part- time in research and engineering and product development. Knogo may from time to time retain consultants for specific project assistance. Because of the importance to Knogo of products to better serve the North American market and the improvement of its existing EAS products, Knogo engages in company-sponsored research and engineering relating to the completion of new products and the improvement of its existing EAS products. For the nine month period ended September 30, 1996 and year ended December 31, 1995, approximately $1,069,000 and $1,537,000 respectively was expended on Knogo-sponsored research.

         Knogo is focusing its research, development and engineering efforts on those projects with the most potential for market growth in the Territory. During 1995 and 1996, Knogo re-engineered and newly designed the Knoscape(TM) line of electronic article surveillance systems. Offered in both magnetic and radio frequency versions, these new systems feature digital signal processing and ease of installation and maintenance and the aesthetic design Knogo's customers desire. Other areas of research include new types of magnetic target materials and its application in the protection of high-theft computer components and the development of a new 8 mhz Swept RF system. In addition, Knogo has designed new accessories including the deluxe desktop deactivator, dual function hand stamp, Swept RF verifier/deactivator and an automatic label applicator.

Regulation

         Because Knogo's EAS systems use radio transmission and electromagnetic wave principles, such systems are subject to regulation by the FCC under the Communications Act of 1934. In those instances where it has been required, certification of such products by the FCC has been obtained. As new products are developed by Knogo, application will be made to the FCC for certification or licensing when required. No assurance can be given that such certification or licensing will be obtained or that current rules and regulations of the FCC will not be changed in an adverse manner.

         Knogo believes it is in material compliance with applicable United States, state and local laws and regulations relating to the protection of the environment.

Employees

         At December 31, 1996, Knogo employed 238 full-time employees, of whom three were engaged in executive capacities, 49 in administrative and clerical capacities, 18 in engineering, research and development, 77 in production, 35 in marketing and sales and 51 in customer service. Knogo believes that its relations with its employees are good. None of Knogo's employees are employed pursuant to collective bargaining agreements.


Director Compensation

         Each director receives a fee of $5,000 per annum and $1,000 for each meeting attended.

         Under the terms of Knogo's 1994 Stock Incentive Plan (the "Knogo 1994 Plan"), each non-employee director receives an automatic, annual grant of an option to purchase 2,000 shares of Knogo Common Stock at fair

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

market value on the date of grant. Each option becomes exercisable cumulatively as to 20% of the shares on each of the first five anniversaries of the date of grant and has a duration of 10 years.

Executive Compensation

         The Compensation Committee of Knogo's Board has the responsibility for setting the compensation paid to the Chief Executive Officer and for final approval of the compensation paid to the other executive officers of Knogo, approving or disapproving the recommendation of the Chief Executive Officer. The Compensation Committee, which is comprised of the three non-employee directors of Knogo, determines the amount of shares and exercise prices for any stock option grants under the Knogo 1994 Plan, and the amount of Knogo's matching contribution percentage under Knogo's Retirement Savings 401(k) Plan, respectively.

         Currently, Knogo's executive officers, including the Chief Executive Officer, are compensated pursuant to written employment agreements providing for a base salary. These agreements provide for annual salary increases intended to maintain the executive's base salary against increases in the cost of living as measured by the United States Department of Labor. However, in lieu of cost-of-living salary increases in 1995, the executive officers, including the Chief Executive Officer, received grants of options to purchase Knogo Common Stock under the Knogo 1994 Plan.

Stock Option and Other Equity Plans

         The Committee endorses the view that the value of compensation paid to its executive officers, and the Chief Executive Officer in particular, should be closely linked to increases in the value of Knogo Common Stock. Accordingly, the Committee supports option awards under the Knogo 1994 Plan and participation by executive officers in the Retirement Savings 401(k) Plan, which includes a Company Common Stock fund among its investment alternatives. A substantial portion of the total compensation of the executive officers, including the Chief Executive Officer, is wholly dependent on increases in the value of Knogo Common Stock.

         The number of stock options granted to executive officers is not determined by reference to any formulas but is determined by the Compensation Committee's evaluation of the particular officer's ability to influence the long-term growth and profitability of Knogo. The Committee also considers Knogo's performance against certain of its competitors, its general performance against internal goals established by management, and the executive's relative contribution thereto.


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


Summary Compensation Table

         The following table summarizes the compensation for Knogo's fiscal year ended December 31, 1995 (Knogo having been organized late in 1994) of Knogo's
Chief Executive Officer and each of Knogo's two other executive officers:

                                                              Annual                    Long-Term          All Other
                                                           Compensation               Compensation       Compensation(1)
                                                     -----------------------          ------------       ---------------
                                                                                       Securities
              Name and                                                                 Underlying
         Principal Position             Year         Salary($)       Bonus($)          Options (#)                ($)
         ------------------             ----         ---------       --------          -----------                ---
Thomas A. Nicolette,
President and CEO                       1995         $150,000            --             107,000(2)                4,386
Peter J. Mundy,
Vice President-Finance,
Secretary and Treasurer                 1995         $103,800            --              45,000(2)                3,223
Dr. Peter Y. Zhou,
Vice President - Technology             1995         $120,000            --              45,000(2)                3,649

--------------
(1) Amounts shown consist of Knogo's matching contributions under the Retirement Savings 401(k) Plan.
(2) Includes options granted late in 1994 in connection with Knogo's Spinoff from the Knogo Predecessor.

         As to various items of personal benefits, Knogo has concluded that the aggregate amount of such benefits with respect to each individual does not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported in the table for such individual.


Knogo Options Granted in Last Fiscal Year

         The following table sets forth certain information concerning options granted during 1995 to each executive officer named in the Summary Compensation
Table under the Knogo 1994 Plan:

                                                                                   Potential Realizable Value at
                        Number of                                                    Assumed Annual Rates of
                        Securities     % of                                        Stock Price Appreciation for
                        Underlying     Total                                                  Option
                         Options      Granted                                                 Term ($)
                         Granted        in        Exercise        Expiration      -------------------------------
         Name              (#)         1995      Price ($)           Date             0%         5%         10%
-----------------------------------------------------------------------------------------------------------------

Thomas A. Nicolette    (1)  100,000       18.9%    $2.00     December 6, 2004         --       125,780    318,750
                              7,000        1.3%    $2.50     January 3, 2005          --        11,005     27,891
                       (2)   47,000        8.9%    $1.72     November 1, 2000         --        26,442     59,871

Peter J. Mundy         (1)   40,000        7.5%    $2.00     December 6, 2004         --        50,312    127,500
                              5,000        0.9%    $2.50     January 3, 2005          --         7,861     19,922
                       (2)   13,500        2.5%    $1.72     November 1, 2000         --         7,595     17,140

Dr. Peter Y. Zhou      (1)   40,000        7.5%    $2.00     December 6, 2004         --        50,312    127,500
                              5,000        0.9%    $2.50     January 3, 2005          --         7,861     19,922
                       (2)    6,000        1.1%    $1.72     November 1, 2000         --         3,376      7,618

---------------
(1)      Options   granted  in  December  1994  in  connection  with  employment agreement.
(2) Options issued in substitution for Knogo Corporation stock options in connection with the Spinoff of Knogo from the Knogo Predecessor.


Knogo Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year End Option Values

         The following table sets forth for each of the named executive officers the number of options exercised during 1995 and the amount realized by each such officer. In addition, the table shows the number of options that the named executive officer held as of December 31, 1995, both exercisable (E) and unexercisable (U), and the value of such options as of that date.

                                                                                 Number of                     Value of
                                                                                Unexercised              Unexercised in-the-
                                                                            Options at Year-End            Money Options at
                                      Shares                                        (#)                      Year-End ($)
                                     Acquired
                                    on Exercise           Value                 Exercisable/                 Exercisable/
             Name                       (#)            Realized ($)            Unexercisable                Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Thomas A. Nicolette                    17,000               89,760                 E    50,000                 E   258,400
                                                                                   U    87,000                 U   431,500

Peter J. Mundy                         10,000               52,800                 E    11,500                 E    58,480
                                                                                   U    37,000                 U   182,500

Dr.  Peter Y. Zhou                         --                   --                 E    14,000                 E    71,680
                                                                                   U    37,000                 U   182,500

Knogo Executive Employment Agreements; Change In Control Arrangements

         The employment agreement between Knogo and Mr. Nicolette, entered into on December 29, 1994, is for a term of three years, subject to automatic extensions for successive 24 month periods until terminated by either party. The agreement provided for Mr. Nicolette's annual compensation at an initial rate of $150,000 per year, the use of an automobile and the receipt of life insurance in the amount of $1,000,000. In connection with his employment, in December, 1994, Mr. Nicolette also received options under the Knogo 1994 Plan to acquire 100,000 shares of Knogo Common Stock. The options are exercisable at $2.00 per share and vest over a five year period. On December 29, 1994, Knogo and Mr. Mundy and Dr. Zhou entered into employment agreements for a term of one year, subject to automatic extension for successive one year periods until terminated by either party. The employment agreements of Mr. Mundy and Dr. Zhou provide for annual salaries of $103,800 and $120,000, respectively. Additionally, Mr. Mundy and Dr. Zhou received options to acquire 40,000 shares each of Knogo Common Stock on terms similar to those granted to Mr. Nicolette. The employment agreements of Messrs. Nicolette and Mundy and Dr. Zhou each provide for a cost of living adjustment to the base annual salary of each executive based on the percentage increase of the Consumer Price Index. Cost of living increases were not taken in 1995 and 1996.

         The employment agreements of Messrs. Nicolette and Mundy and Dr. Zhou provide that in the event of a Change in Control of Knogo, the term of their employment will be automatically extended for the period ending two years in the case of Mr. Nicolette's agreement and one year in the case of the other agreements, following the date of such Change in Control. Following such Change in Control, each of such persons will have the right to terminate his employment for Good Reason while continuing to receive the salary and bonus otherwise payable thereunder for the remainder of the employment term. Additionally, the employment agreements provide that in the event of a Change in Control all options held by each of such persons, whether or not then vested, would fully vest. If the Change in Control was not approved by a majority of the Continuing Directors (as defined in Knogo's Amended and Restated Certificate of
Incorporation), each such officer would be entitled to receive cash in cancellation of such options in an amount equal to the difference between the exercise price of such options and the market price of Knogo's Common Stock at the time of cancellation.

Properties

         Knogo's principal executive offices, East Region office and United States production, research and development and distribution facilities are located in Hauppauge, New York, in a 68,000 square foot facility leased by Knogo. Knogo owns a 55,000 square foot manufacturing facility in Cidra, Puerto Rico and a one story building consisting of approximately 6,000 square feet in Villa Park, Illinois, where its West Region office is located. Knogo also leases other office and warehouse space as required in the Territory but does not regard any of such space as material to Knogo's business.

         Knogo, in December 1996, completed a sale/leaseback transaction for its Hauppauge, New York facility resulting in the receipt by Knogo of net proceeds of approximately $4,500,000.

Legal Proceedings

         Although Knogo is involved in ordinary, routine litigation incidental to its business, it is not presently a party to any other legal proceeding, the adverse determination of which, either individually or in the aggregate, would be expected to have a material adverse affect on Knogo's business or financial condition.

                  KNOGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Results of Operations

Nine Months Ended September 30, 1996 Compared with Nine Months Ended September 30, 1995

         Consolidated revenues were 19% lower in the nine month period ended September 30, 1996 than in the nine month period ended September 30, 1995. Revenues from third-party customers in the current period were $13,548,000 or 75% of total revenues as compared to $13,327,000 or 60% of total revenues in the prior year period. The increase in the current period is attributable to higher sales in the retail and 3M library market segments. Revenues in the first nine months of 1996 include a new contract with a retail customer. Under this new contractual arrangement, if certain store shrinkage reductions are met through the use of Knogo's equipment over a period of two years, the contract revenue amount would approximate $3 million. If store shrinkage reductions are not met, the customer has the option to purchase the equipment for $1.5 million which represents the minimum lease payments under the fixed, non-cancelable lease term. However, all of the equipment costs have been recorded in the cumulative nine month period resulting in a significantly lower cumulative gross margin associated with that sale. Successful shrinkage reductions will result in future revenues with substantially no additional costs. Sales under the Supply Agreement with Sensormatic in the nine month period ended September 30, 1996 were $3,990,000 or 22% of total revenues as compared to $9,062,000 or 41% of total revenues in the same period of 1995. Under the terms of the Supply Agreement, the Company expected a reduction of approximately $1 million in revenues per quarter in 1996 compared to 1995. However, in the nine month period ending September 30, 1996, Sensormatic did not meet its minimum order amounts. Accordingly, in accordance with the Supply Agreement, the Company recorded in revenues $642,000, which represents the cumulative profits on the shortfall. Sales represented 91% and service and rental income 9% of total revenues in 1996 as compared to 92% and 8% in 1995.

         Cost of sales was 52% of total revenues in the nine month period ended September 30, 1996 as compared to 50% in the same period in the previous year. The cost of sales percentage is impacted by several factors, including the mix of products sold to its own third-party customers and the amount of sales to Sensormatic under the Supply Agreement. In the nine month period of 1996, Knogo sold a higher percentage of CCVS equipment and 3M library products to its third-party customers than in the same period in 1995. These products are not manufactured directly by Knogo and carry lower margins than the traditional EAS products it does produce. In the first nine months of 1996 cost of sales was also impacted by the higher initial costs recorded on the large retail sale noted above. During 1996, there was a substantially lower amount of sales to Sensormatic than in 1995. The gross margin on these sales is fixed at 35% under the Supply Agreement. Margins on future sales will be dependent upon product mix and sales volume under the Supply Agreement.

         Customer service expenses were lower in the first nine months of 1996 as compared to 1995. This is a result of permanent staff reductions due to more efficient installations and fewer service calls primarily attributable to the transfer of its library maintenance obligations to 3M.

         The decrease in selling, general and administrative expenses in the first nine months of 1996 as compared to 1995 is primarily a result of ongoing cost control measures, lower sales promotional expenses and lower required bad debt provisions.

         Research and development costs were lower in dollar value in the 1996 period but substantially the same as a percentage of revenues in both periods presented. The 1995 period included higher prototype costs particularly associated with the development of the Express library self-patron check-out system which was part of the technology sale to 3M in the first quarter of 1996.

         Knogo's interest income was $125,000 in the nine month period ended September 30, 1996 as compared to $43,000 in the corresponding period in 1995. The increase is due to the investment of proceeds from the sale of assets at the end of the first quarter. These amounts are shown net of interest expense of $61,000 and $69,000 in the respective 1996 and 1995 periods relating to payments on capitalized leases for Knogo's computer equipment.

         In 1996, Knogo sold certain assets to 3M, consisting of patents and technology, for a purchase price of $3 million. The proceeds, net of certain costs including patent costs, inventory write downs, new product training costs, legal and other costs, resulted in a gain of approximately $2.5 million which is included in the nine month period of 1996. See Note 14 of Knogo's Consolidated Financial Statements.

         Knogo's effective tax rate is 25% for 1996 as compared to 15% in 1995. The increase in the rate was primarily related to the tax on the gain on the sale of assets in 1996 which will be taxed at the statutory federal tax rate and will represent a significant proportion of the taxable income in the current year. The lower rate in 1995 was primarily due to the normal provisions on the earnings of the Puerto Rico manufacturing operations.

         As a result of the foregoing, Knogo had net income of $1,991,000 in the nine months ended September 30, 1996 as compared to $1,075,000 in the nine months ended September 30, 1995.

Year Ended December 31, 1995 Compared with Ten Months Ended December 31, 1994

         Knogo was created and its shares distributed to the stockholders of the Knogo Predecessor as part of a transaction which closed on December 29, 1994. As a result, the comparable period for the prior year is the 10 months ended December 31, 1994. Knogo has not adjusted prior year amounts for purposes of management's discussion and analysis due to the significance of the above transaction on Knogo's operations. See Note 1 to Knogo's Consolidated Financial Statements for the basis of presentation of prior year amounts.

         Consolidated revenues for the year ended December 31, 1995 were $29.4 million as compared to $20.7 million for the 10 months ended December 31, 1994 reflecting an increase of $8.7 million over the previous period.

         Sensormatic purchased $12 million of product for sale outside of the Territory in the year ended December 31, 1995, as agreed in accordance with the Supply Agreement (See Note 13b to Knogo's Consolidated Financial Statements). In the 10 month period ended December 31, 1994, sales to the Knogo Predecessor's international affiliates of $7 million were lower than in prior periods primarily due to customer uncertainties relating to the pending Sensormatic Merger and related transactions. In accordance with the Supply Agreement, minimum revenues from Sensormatic are expected to decrease to $8 million in 1996 and $4 million in 1997. While Knogo is amenable to sales of products in excess of Sensormatic's minimum amounts, it has received no firm commitment from Sensormatic to do so at this time. Knogo anticipates replacing these future revenues with continued growth in its core markets with other customers.

         Revenues from customers other than Sensormatic were $3.6 million higher in the year ended December 31, 1995 than in the 10 month period ended December 31, 1994. During 1995, Knogo increased its penetration into the supermarket and library markets while sales to the traditional retail markets remained strong. There were no significant revenues from sales to the computer manufacturing industry in 1995.

         Revenues by product line to customers other than Sensormatic in 1995 were 50% Magnetics, 21% Swept RF, 14% Dual RF, 2% KnoGlo, 3% Express and 10% CCVS, compared to 38%, 34%, 15%, 2%, 0% and 11% respectively in the 10 month period ended December 31, 1994. Revenues from sales to Sensormatic by product line were 57% MM, 40% Swept RF, 0% Dual RF and 3% KnoGlo as compared to 56%, 40%, 3% and 1% respectively in sales to the Knogo Predecessor's affiliates in the 10 month period ended December 31, 1994.

         Cost of security devices sold, as a percentage of sales of security devices and related interest income, remained constant at 45% in both the year ended December 31, 1995 and the 10 months ended December 31, 1994 despite the increase in product mix towards MM. Traditionally, the MM product line carried lower margins than the Swept RF products. However, during 1995, Knogo was able to improve the margin on MM through a combination of higher selling prices, particularly through higher library sales, as well as lower costs associated with product design changes and overall manufacturing efficiencies.

         In accordance with the Supply Agreement, sales to Sensormatic in 1995 were priced to yield a 35% gross margin. In the 10 months ended December 31, 1994 cost of sales to affiliates was variable based on product mix.

         Customer service expenses include the costs of installing new systems and maintaining previously installed systems. Total expenses were lower in the year ended December 31, 1995 than in the 10 months ended

December 31, 1994 due to a reduction in the number of customer service engineers, a greater utilization of their time and cost cutting measures related to their travel.

         Selling, general and administrative expenses in the year ended December 31, 1995 were $1.3 million lower than in the 10 month period ended December 31, 1994. The reduction is a result of a decrease in executive and administrative staff, lower employee benefit costs, budgeted expense reductions and lower bad debts provisions. The prior 10 month period also included allocated corporate costs including costs related to the Sensormatic Merger of $1,575,000 and $186,000 of the death benefit paid to the estate of a former executive.

         Research and development increased by $1.1 million in 1995 over the allocated costs in the 10 month period ended December 31, 1994. In 1995, Knogo directed 100% of its research and engineering efforts towards products for the North American market. As a result of these efforts, Knogo has been introducing in 1996 a re-engineered and newly designed Knoscape(TM) line of electronic article surveillance systems. Ongoing existing product development also contributed towards lower costs, primarily in the Magnetics product line, during the year.

         Interest expense relates to certain capitalized computer and office equipment leases in both periods and is shown net of interest income of $59,000 in 1995 and $7,000 in 1994.

         Knogo had an effective tax rate in 1995 of 11% primarily as a result of the tax benefits associated with the earnings of the Puerto Rico manufacturing operations. In the 10 months ended December 31, 1994, the tax benefit was primarily the result of the settlement of previous years tax audits offset by the normal provisions on the earnings of the Puerto Rico manufacturing operations.

         As a result of the foregoing, Knogo had net income of $1,731,000 in the year ended December 31, 1995 compared to a net loss of $2,833,000 in the 10 month period ended December 31, 1994.

Ten Months Ended  December 31, 1994  compared  with the Year Ended  February 28,
1994

         Consolidated revenues for the 10 months ended December 31, 1994 were $20.7 million as compared to $29.6 million for the year ended February 28, 1994, reflecting a decrease of $8.9 million over the previous period.

         Revenues from third party customers were lower due to a plan that was put in place in the previous year to reduce the number of sales account representatives to more sharply focus the selling effort on targeted markets and to reduce expenses. The short term effect of this plan was a decline in revenues from traditional sources, particularly in soft goods, which were not yet replaced by revenues from the redirected effort. In response to the increased selling effort and trade advertising, systems were placed in 33 supermarket locations on either a test or trial order basis during the 10 months ended December 31, 1995. Successful conversion of many of these tests and trials into revenue producing orders began in the calendar 1994 year.

         Sales to affiliates were lower in the 10 months ended December 31, 1994 compared to the year ended February 28, 1994 for various reasons. In the beginning of the year, Knogo experienced certain technical problems relating to the improved magnetic systems developed for supermarkets resulting in the delay of orders. In the latter part of the period the reduction continued due to customer uncertainties relating to the pending Sensormatic Merger and related transactions.

         Revenues by product line to third party customers in the 10 month period ended December 31, 1994 were 38% Magnetics, 34% Swept RF, 15% Dual RF, 2% KnoGlo(TM), and 11% CCVS, compared to 32%, 36%, 19%, 3%, and 10%, respectively, in fiscal 1994. Revenues from sales to affiliates by product line in the 10 month period ended December 31, 1994 were 56% MM, 40% Swept RF, 3% Dual RF, 1% KnoGlo(TM) and 0% CCVS compared to 64%, 31%, 1%, 3%, and 1%, respectively, in fiscal 1994.

         As a percentage of sales of security devices and related interest income, the cost of security devices sold decreased from 47% in fiscal 1994 to 45% in the 10 months ended December 31, 1994. Increased margins primarily were due to higher selling prices in the CCVS product line, lower costs and product improvements in Magnetics and lower inventory provisions.

         Customer service expenses, while lower in the 10 month period due to lower sales volumes, would have been slightly higher on an annualized basis than in the previous fiscal year. This was primarily a result of the learning curve associated with new installations in the supermarket sector.

         Cost of sales to affiliates increased to 71% in the current period as compared to 65% in fiscal 1994 primarily as a result of the change in mix of products sold.

         Selling, general and administrative expenses in the 10 month period ending December 31, 1994 were $321,000 higher than in the year ended February 28, 1994. The increase was due to higher allocated corporate costs, including costs of $1,575,000 related to the Sensormatic Merger and a portion ($186,000) of the death benefit payable to the estate of Arthur J. Minasy, the former Chairman of the Board and Chief Executive Officer of the Knogo Predecessor who died in May 1994. Knogo also incurred higher sales promotion costs associated with development of new products intended for the supermarket and library markets. These costs were offset in part by reductions in the sales staff.

         Allocated research and development costs were lower than in the previous fiscal year due to a greater effort of the Knogo Predecessor's research department placed on the development of products for the European marketplace.

         Interest expense was lower in the current fiscal period because the amount included in fiscal 1994 included interest relating to the settlement of various tax audits.

         Knogo's tax benefit in the 10 month period ended December 31, 1994 and tax provision in the year ended February 28, 1994 were related to the normal provisions on the earnings of the Puerto Rico manufacturing operations, offset by settlements of previous years tax audits.

         As a result of the foregoing, Knogo had a net loss of $2,833,000 in the 10 months ended December 31, 1994 compared to a net profit in fiscal 1994 of $123,000.

Liquidity and Capital Resources

         Knogo's financial position is strong, with $2.5 million in cash and cash equivalents, shareholders' equity of approximately $25 million and no bank debt. In addition, Knogo's working capital increased by $3.1 million in the nine months ended September 30, 1996.

         Knogo has a $5 million unused and unsecured revolving credit and term loan agreement which is described more fully in Note 9 to the Consolidated Financial Statements of Knogo included elsewhere in the Joint Proxy Statement/Prospectus. During the year, Knogo was able to fund substantially all of its working capital needs and capital expenditures through existing cash resources and the proceeds from the sale of assets of 3M.

         Knogo's Supply Agreement with Sensormatic is scheduled to expire by its terms on June 30, 1997. Since entering into the Supply Agreement on December 29, 1994, Knogo has generated a significant portion (41% in 1995 and 22% in the nine months ended September 30, 1996) of its revenues from production of EAS products for sale to Sensormatic pursuant to the Supply Agreement. There can be no assurance that Knogo will be able to renew the terms of the Supply Agreement or to otherwise succeed in expanding its sales sufficiently to replace the manufacturing and sales volume it will lose upon the expiration of the Supply Agreement. Consequently, Knogo may have difficulty maintaining profitable margins in its manufacturing operations.

         At, or shortly after, the consummation of the Merger, Sentry intends to enter into a new credit arrangement with Knogo's present lender, Fleet Bank, and thereafter to make advances to each of Video and Knogo as the businesses of the two subsidiaries may require. Knogo's current bank credit facility consists of a $5 million dollar line of credit with Fleet Bank which, by its current terms, would be terminated upon consummation of the Merger. However, based upon discussions between Knogo's management and senior lending officers at Fleet Bank, Sentry believes that a new facility will be made available to it, to take effect after the Merger, for at least the same amount, and on substantially the same terms, as are currently available to Knogo. Such facility would be secured by a lien on substantially all of the assets of Sentry and its subsidiaries. In December 1996, Knogo completed a sale-leaseback arrangement with respect to its Hauppauge, New York facility, resulting in the receipt by Knogo of net proceeds of approximately $4.5 million. It is expected that Knogo will make an advance of $2 million out of the proceeds from the sale/leaseback transaction to Video upon consummation of the Merger to permit Video to repay certain existing indebtedness.

         Despite the expiration of the Supply Agreement, Knogo anticipates that current cash reserves, cash generated by operations and cash obtained under the bank credit facility expected to be entered into by Sentry will be adequate to finance Knogo's anticipated working capital requirements as well as future capital expenditure requirements for at least the next 12 months.

Inflation

         Knogo does not consider inflation to have a material impact on the results of operations.

Recent Accounting Pronouncements

         In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 123, "Accounting for Stock-Based Compensation," which must be adopted by Knogo in fiscal 1996. Knogo has chosen not to implement the fair value based accounting method for employee stock options, but has elected to disclose, commencing with its fiscal 1996 Annual Report, the pro forma net income and net income per share as if such method had been used to account for stock-based compensation costs as described in Statement No. 123.

                 KNOGO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         At the close of business on December 31, 1996, Knogo had outstanding 5,772,632 shares of Common Stock, par value $0.01 per share, each of which entitles the holder to one vote. Voting is not cumulative.

         The following table provides information at December 31, 1996, with respect to (i) any person known to Knogo to be the beneficial owner of five percent or more of the shares of Knogo Common Stock, (ii) each director of Knogo, (iii) each of the three executive officers and (iv) all directors and executive officers as a group. For the purpose of computing the percentage of the shares of Knogo Common Stock owned by each person or group listed in this table, any shares not outstanding which are subject to options exercisable within 60 days have been deemed to be outstanding and owned by such person or group, but have not been deemed to be outstanding for the purpose of computing the percentage of the shares of Knogo Common Stock owned by any other person.
This table does not include options which will vest as a result of the Merger.

             Name and Address of                       Amount and Nature of
               Beneficial Owner                      Beneficial Ownership (1)               Percent of Class
               ----------------                      ------------------------               -----------------
Walter & Edwin Schloss Associates L.P.
      52 Vanderbilt Avenue
      New York, New York 10017                              641,500(2)                             11.1%


Dimensional Fund Advisors
      1299 Ocean Avenue
      Suite 650
      Santa Monica, California 90401                        337,900(3)                              5.9%


Frank M. Corso                                               15,900(4)                               *

William A. Perlmuth
      c/o Stroock & Stroock & Lavan
      7 Hanover Square
      New York, New York 10004                            1,077,227(5)                             18.2%

Robert E. Vandermark                                         15,520(4)                               *

Thomas A. Nicolette                                         208,574(6)                              3.5%

Peter Y. Zhou                                                33,433(7)                               *

Peter J. Mundy                                               44,690(8)                               *

All directors and executive officers as a
      group (6 persons)                                   1,392,344(9)                             23.5%


---------------------------
*        Less than one percent.
(1) Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and investment power.
(2) Includes 8,500 shares beneficially owned solely by Mr. Walter J. Schloss and 7,000 shares beneficially owned solely by Mr. Edwin W. Schloss.
(3) According to information provided by Dimensional Fund Advisors Inc. ("Dimensional"), Dimensional is a registered investment advisor and is deemed to have beneficial ownership of shares of Knogo, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of such shares.
(4) Includes 14,400 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(5) Consists of (a) 902,527 shares held by Mr. Perlmuth as Executor of the Estate of Arthur J. Minasy, (b) 156,300 shares held by Mr. Perlmuth as trustee under trusts for the benefit of Mr. Minasy's adult children, and (c) 4,000 shares beneficially owned by Mr. Perlmuth. Also includes 14,400 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof. Under the policies of the law firm of which he is a member, Mr. Perlmuth will share any economic benefits of the options with the other members of such firm.
(6) Excludes 50,000 shares held by a trust for the benefit of Mr. Nicolette's wife, as to which shares Mr. Nicolette disclaims beneficial ownership. Includes 90,000 shares held by Mr. Nicolette as co-trustee under trusts for the benefit of his minor children and as to which shares Mr. Nicolette disclaims beneficial ownership. Also includes 71,400 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(7) Includes 17,000 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(8) Includes 20,500 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(9) Includes 152,100 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof.


                          CERTAIN TRANSACTIONS OF KNOGO

         During the fiscal year ended December 31, 1995, the firm of Stroock & Stroock & Lavan, of which William A. Perlmuth, a director of Knogo (and the Executor of the Minasy Estate, a principal stockholder of Knogo), is a member, rendered services as general counsel to Knogo and received fees for such services. During such period Frank Mitchell Corso, P.C., a law firm of which Mr. Frank M. Corso, a director of Knogo, is a partner, also rendered legal services to Knogo and received fees for such services. The fees received by each law firm constituted less than 5% of the gross revenues received by such firm during its most recent fiscal year. Mr. Perlmuth and Mr. Corso each also serve on the Compensation Committee of the Knogo Board.

                               BUSINESS OF SENTRY

         Sentry, the newly formed holding company of Video and Knogo, has not conducted any business activities to date, other than those incident to its formation, its execution of the Merger Agreements and related agreements and its participation in the preparation of this Joint Proxy Statement/Prospectus. Immediately following the consummation of the Merger, Sentry will become a holding company for Video and Knogo and their respective subsidiaries. Accordingly, the business of Sentry, through its wholly-owned subsidiaries Video and Knogo and their respective subsidiaries, will be the businesses currently conducted by Video and Knogo and their respective subsidiaries. See "Business of Video" and "Business of Knogo."

         It is expected that by combining the businesses and operations of Knogo and Video, Sentry will be able to offer a more comprehensive product line of security-related products than either company could alone. In addition to benefiting from the consolidation of Knogo's existing EAS product line with Video's traveling CCTV system, the combined company is expected to benefit from several potential synergies between the two businesses and their operations. Sentry believes that Knogo has an operational infrastructure that Knogo and Video, collectively, can exploit to permit Video's products, and any enhancements thereto, to more rapidly achieve success in the marketplace. Sentry believes that Knogo's operating infrastructure is currently underutilized by Knogo's existing product offerings. Sentry believes that, at present, Knogo can easily promote and offer new products within its existing operational capacity. In addition, although Knogo has been increasing its third-party sales, such sales may not grow as rapidly as necessary for Knogo to utilize its excess operational and manufacturing capacity, particularly after Knogo's Supply Agreement with Sensormatic terminates in June 1997. See "Business of Knogo -- Production" and "Business of Knogo -- Competition." In this regard, Sentry expects that through a consolidation of Knogo's extensive manufacturing, marketing and distribution capacities with those of Video, Knogo can fundamentally assist Video with the production and sale of Video's products. For example, Sentry believes that it will be able to use the existing installation and service personnel of Knogo located throughout the United States, Canada and Puerto Rico, thereby avoiding some of the employee transportation and housing costs associated with each installation. Sentry also believes that by using
Knogo's excess manufacturing capacity to manufacture components of Video's systems, Sentry will be able to reduce the number of components manufactured by contract manufacturers and increase the quality of manufacture as well as the manufacturing margin realized on its goods.

         In addition to exploiting the synergies resulting from Knogo's operational and manufacturing capacities, Sentry believes that Knogo can offer Video access to Knogo's technological expertise. Sentry believes that Knogo can readily adapt the technological expertise that it has developed in the EAS area to assist Video in the research and development of further innovations to Video's existing CCTV product line. Due to Knogo's resources, it may well be able to assist Video in developing more innovative and cost effective CCTV solutions for the benefit of both of their customers.

         Sentry believes that the Knogo and Video businesses complement each other. As a combined entity, Sentry will permit Video and Knogo access to a wider array of products and customers in the anti-theft and security fields and the resources with which to exploit the increased sales of such products to such customers. Moreover, Sentry expects that, as a combined entity, it will benefit from general economies of scale and reduction of inefficiencies in areas of duplicative or underutilized operations. The combination of Knogo's and Video's businesses is, therefore, expected to accelerate the strategic growth plans, and eventually the revenues, of both companies.

                              MANAGEMENT OF SENTRY

Directors

         The following table sets forth information as to the persons who are expected to serve as directors of Sentry following the Merger.

                                                                      Business Experience During the
               Name                   Age                          Past Five Years and Other Information
               ----                   ---                          --------------------------------------
William A. Perlmuth................   67          Has been a director of Knogo since its inception.  Prior thereto, Mr.
                                                  Perlmuth served as a director of the Knogo Predecessor from 1979 to December 1994.  Mr. Perlmuth has been a partner in the law firm of Stroock & Stroock & Lavan in New York, New York for more than five years.  Such firm and Mr. Perlmuth have performed legal services for Knogo since its inception and are expected to perform legal services for Sentry following the Merger.  The aggregate amount of fees paid by Knogo to Stroock & Stroock &
                                                  Lavan was less than 5% of the law firm's gross revenues for the last fiscal year.  Knogo believes that the billing rates for the foregoing legal services were no less favorable to Knogo than could have been obtained from unaffiliated parties for comparable services.

Thomas A. Nicolette................   46          Has been President, Chief Executive Officer and a director of
                                                  Knogo since its inception in August 1994.  Prior thereto, Mr.
                                                  Nicolette served in various capacities at the Knogo Predecessor, where he was Chief Executive Officer from May 1994 to December
                                                  1994; President and Chief Operating Officer from 1990 to May
                                                  1994; President of the North America Division from 1989 to 1990;
                                                  Vice President from 1986 to 1990; and a Director from 1987 to
                                                  December 1994.  Mr. Nicolette is a member of the Board of
                                                  Trustees of WLIW, the Long Island-based affiliate of the Public
                                                  Broadcasting System.

Robert D. Furst, Jr................   44          Has been a director of Video since January 1993, Chairman of the
                                                  Board since July 1996 and Chief Executive Officer since August
                                                  1996.  Mr. Furst was one of the original shareholders of Video.  He is the founder and owner of Furst Capital Management, a firm specializing in trading government and equity securities as well as commodity futures.  Mr. Furst is a member of the Chicago Board of Trade and has been a securities and commodities trader since
                                                  1980.  Mr. Furst currently serves on the Boards of Directors of
                                                  NOW Technologies, Inc., a privately-held manufacturer of chemical packaging and dispensing systems serving the semiconductor industry; Lucht, Inc., a privately-held manufacturer of high volume photographic printers and other equipment; and Neighborhood
                                                  Marketing Corporation, a privately-held consumer promotion and data base marketing company utilizing proprietary patented technologies.



                                       86

Andrew L. Benson...................   41          Is the founder and President of Video, served as it Chairman of the
                                                  Board between 1990 and July 1996 and its Chief Executive Officer between 1990 and 1995, and has been a director of Video since its inception.  Mr. Benson served as Video's Treasurer until June 1994 and Secretary until August 1994.  From May 1988 to August 1990,
                                                  Mr. Benson was President of Assets Protection, Inc., a Minnesota
                                                  private detective agency which he founded.  From 1983 to 1988,
                                                  Mr. Benson held several security-related management positions with various companies, including Pinkerton, Inc. and Norwest Bank
                                                  Minnesota, N.A., Minneapolis, Minnesota.

Robert L. Barbanell................   66          Has been President of Robert L. Barbanell Associates, Inc., a financial consultancy firm, since July 1994.  Prior thereto, Mr.
                                                  Barbanell served in various capacities at Bankers Trust New York
                                                  Corporation, where he was Managing Director of the European
                                                  Merchant Bank of Bankers Trust International PLC from 1991 to
                                                  1994; Managing Director of BT Securities Corporation from 1989 to 1991; Managing Director of Bankers Trust Company from 1986 to 1989; Senior Vice President of Bankers Trust Company from
                                                  1981 to 1986.  Prior to his service with Bankers Trust, Mr.
                                                  Barbanell served in various executive capacities at Amcon Group,
                                                  Inc. and GI Export Corporation. Mr. Barbanell currently serves on the Boards of Directors of Marine Drilling Companies, Inc., Kaye
                                                  Group, Inc. and Cantel Industries, Inc.

         The term of office of Mr. Barbanell will expire at Sentry's annual meeting of stockholders to be held in 1998. The terms of office of Messrs. Benson and Perlmuth will expire at Sentry's annual meeting of stockholders to be held in 1999 and of Messrs. Furst and Nicolette at the annual meeting of stockholders to be held in 2000.


Compensation of Directors

         Directors who are also full-time employees of Sentry will receive no additional compensation for their services as directors. Each non-employee director will initially receive $12,000 annually for services on the Sentry Board and $1,000 per Sentry Board meeting attended. In addition, each non-employee director who is a member of any committee of the Sentry Board shall receive $500 for attendance at any meeting of such committee which is held neither immediately before nor immediately after a Sentry Board meeting; provided, however, that the chairman of the compensation and audit committee of the Sentry Board shall receive $1,000 for attendance at any such separately held meeting of the compensation and audit committee and $500 for attendance at any meeting of such committee held either immediately before or immediately after a Sentry Board meeting.

         In addition, each non-employee director will be eligible to participate in the 1997 Stock Incentive Plan of Sentry. Pursuant to this plan, options to purchase 15,000 shares of Sentry Common Stock will be granted to each such director at the time such director first joins the Sentry Board. Messrs. Perlmuth, Furst and Barbanell are each expected to be granted such options as of the Effective Time. In addition, thereafter, options to purchase shares of Sentry Common Stock may be granted to any of the directors at the discretion of the Sentry Board. All such options will be granted at fair market value and become exercisable over five years beginning on the first anniversary of the date of grant.

Committees of the Board of Directors

         The Sentry Board of Directors will have two standing committees: a Compensation Committee and an Audit Committee. At least a majority of the members of the Audit Committee shall be Directors of Sentry who are neither officers nor employees of Sentry.


Officers

         Set forth below are the names and titles of certain of the persons who are expected to serve as executive officers of Sentry following the Merger.

                Name                   Age                                      Office
                ----                   ---                                      ------
Thomas A. Nicolette.................   46           President and Chief Executive Officer of Sentry.  Mr. Nicolette has
                                                    been President, Chief Executive Officer and a director of Knogo since its inception in August 1994 and continues in those positions.
                                                    Prior thereto, Mr. Nicolette served in various capacities at the Knogo
                                                    Predecessor, where he was Chief Executive Officer from May, 1994 to December, 1994; President and Chief Operating Officer from 1990 to May, 1994; President of the North America Division from 1989 to
                                                    1990; Vice President from 1986 to 1990; and a Director from 1987 to December, 1994.  Mr. Nicolette is a member of the Board of
                                                    Trustees of WLIW, the Long Island-based affiliate of the Public
                                                    Broadcasting System.


Andrew L. Benson....................   41           Vice President, CCTV Systems of Sentry.  Mr. Benson has been
                                                    President and a director of Video since its inception and continues in those positions, and served as it Chairman of the Board between
                                                    1990 and July 1996 and Chief Executive Officer between   1990 and
                                                    1995. Mr. Benson, a director of Video, served as Video's Treasurer until June 1994 and Secretary until August 1994.  From May 1988 to
                                                    August 1990, Mr. Benson was President of Assets Protection, Inc., a
                                                    Minnesota private detective agency which he founded.  From 1983 to
                                                    1988, Mr. Benson held several security-related management positions with various companies, including Pinkerton, Inc. and Norwest Bank
                                                    Minnesota, N.A., Minneapolis, Minnesota.


Peter J. Mundy......................   40           Chief Financial Officer of Sentry.  Mr. Mundy has been Vice
                                                    President - Finance, Chief Financial Officer, Secretary and Treasurer
                                                    of Knogo since December 1994 and continues in those positions.
                                                    Prior thereto, Mr. Mundy served as an officer of the Knogo
                                                    Predecessor, where he was Vice President-Corporate Controller from
                                                    May 1994 and, prior to such time, Corporate Controller for more than five years.  Mr. Mundy is a Certified Public Accountant.


Peter Y. Zhou.......................   57           Vice President - Technology of Sentry.  Dr. Zhou has been Senior
                                                    Vice President - Technology of Knogo since December 1994 and continues in that position.  Prior thereto, Dr. Zhou served as an officer of the Knogo Predecessor where he was Senior Vice
                                                    President-Technology from 1992 and Vice President-Research from
                                                    1988.


Sentry Employment Agreements and Compensation of Executive Officers

         As of the Effective Time, the employment agreements with Knogo of Messrs. Nicolette and Mundy and Dr. Zhou will terminate and it is anticipated that new employment agreements will be entered into with Sentry by each of Messrs. Nicolette and Mr. Mundy and Dr. Zhou, on substantially similar terms to those contained in their current employment agreements with Knogo. In addition, Sentry and Mr. Benson have agreed in principle to enter into an employment agreement on terms similar to those contained in the agreements with Mr. Mundy and Dr. Zhou.

         The employment agreement between Sentry and Mr. Nicolette is expected to be for a term of four years. In addition to establishing Mr. Nicolette's annual compensation of $200,000 per year, together with an opportunity to receive up to an additional 50% of such amount, based upon certain performance-based criteria, the use of an automobile and the receipt of life insurance in the amount of $1,000,000, the agreement is expected to provide that Sentry will grant to Mr. Nicolette options to acquire 100,000 shares of Sentry Common Stock, with such options vesting at 20% per annum during the five year period commencing on the date of the grant thereof. The employment agreements of Messrs. Benson and Mundy and Dr. Zhou are each expected to be for a term of two years. The employment agreements of Mr. Mundy and Dr. Zhou are expected to provide for annual salaries of $120,000 and $130,000, respectively. In addition to their annual salaries, Mr. Mundy and Dr. Zhou shall each be entitled to receive options to purchase 40,000 shares of Sentry Common Stock, with such options vesting at 20% per annum during the five year period commencing on the respective dates of grant thereof. Mr. Benson's agreement is expected to provide for an annual base salary in an amount equal to one percent (1%) of the gross sales of Sentry's CCTV division up to the budgeted amount for such division established yearly by the Sentry Board, together with an opportunity to receive an additional 0.2% of the gross sales of the CCTV division based on certain performance- based criteria. Mr. Benson shall have the option to receive an advance against his base salary of up to $125,000 per annum. In addition to his salary, Mr. Benson shall be entitled to receive options to acquire 50,000 shares of Sentry Common Stock, with (x) 50% of such options vesting on the first anniversary of the grant thereof and (y) the remaining 50% of such options vesting (i) on the second anniversary of the grant thereof if the sales of Sentry's CCTV division meet or exceed the amount budgeted by the Sentry Board for Mr. Benson's first year of employment with Sentry or (ii) at 20% per annum during the four year period following such first anniversary if such CCTV sales do not exceed such budgeted amount. The employment agreements of Messrs. Nicolette and Mundy and Dr. Zhou each are expected to provide for a cost of living adjustment to the base annual salary of each such executive calculated based upon the percentage increase of the Consumer Price Index (as defined in such agreements).

         The employment agreements of Messrs. Nicolette, Benson and Mundy and Dr. Zhou are expected to provide that in the event of a change in control of Sentry, the term of each of their employment will be automatically extended for the period ending two years in the case of Mr. Nicolette's agreement and one year in the case of each of the other agreements, following the date of such change in control. Following such change in control, each of such persons will have the right to terminate his employment for good reason while continuing to receive the salary and bonus otherwise payable thereunder for the remainder of the employment term. Additionally, the employment agreements are expected to provide that in the event of a change in control all options held by each of such person, whether or not then vested, would fully vest. If the change in control was not approved by a majority of the Existing Directors (as defined in the Sentry Certificate of Incorporation), each such officer would be entitled to receive cash in cancellation of such options in an amount equal to the difference between the exercise price of such options and the market price of Sentry's Common Stock at the time of cancellation.

Sentry 1997 Stock Incentive Plan

         As of the Effective Time, Sentry will have adopted the Sentry Technology Corporation 1997 Stock Incentive Plan (the "1997 Plan") which is comparable to Knogo's current 1994 Stock Incentive Plan. Pursuant to the terms of the 1997 Plan, an aggregate of 2,250,000 shares of Sentry Common Stock will be issuable upon the exercise of options granted or which may be granted under such Plan. Pursuant to the Merger Agreement, at the Effective Time of the Merger, options to purchase 370,000 shares of Sentry Common Stock will be substituted for existing Video employee stock options, and options to purchase 564,548 shares of Sentry Common Stock and 564,548 shares of Sentry Class A Preferred Stock will be substituted for existing Knogo employee stock options. The following is a summary of the principal provisions of the 1997 Plan.

General

         The purpose of the 1997 Plan is to encourage Sentry's key employees and directors to acquire a larger proprietary interest in Sentry, and to provide incentives to put forth maximum efforts for the success of Sentry's business, and thereby stimulate the efforts of such key employees and directors on Sentry's behalf.

         The 1997 Plan is administered by the Sentry Board. All key employees, as may be determined by the Sentry Board from time to time, are eligible to participate in the 1997 Plan. Under the 1997 Plan, directors of Sentry who are not also employees of Sentry are eligible to receive awards under the 1997 Plan; however, no member of the Sentry Board may vote with respect to any determination that relates to an award to be granted to, or which is held by, such member (unless the determination relates to all outstanding awards of the same type).

         Awards may be granted by the Sentry Board to eligible employees and directors in the form of stock options, restricted stock awards, phantom stock awards or stock appreciation rights ("Incentive Awards"). Stock options may be granted as "incentive stock options" (as defined under Section 422 of the Code) or as non-qualified stock options (except that incentive stock options can only be granted to employees).

         The aggregate number of shares of Sentry Common Stock that may be the subject of Incentive Awards under the 1997 Plan may not exceed 2,250,000; provided, that rights that are exercisable as an alternative to an option (as described below) will not be subject to the foregoing limitation. In addition, up to 564,548 shares of Sentry Class A Preferred Stock may be subject to options granted under the 1997 Plan in substitution for Knogo Stock Options. See "The Merger -- Conversion of Knogo Common Stock -- Knogo Stock Options."

         The exercise price under an incentive stock option or a non-qualified stock option is fixed by the Sentry Board on the date of grant; however, the exercise price under an incentive stock option must be at least equal to the fair market value of Sentry Common Stock on the date of grant of the option.

         Stock options and stock appreciation rights are exercisable for a duration of ten years from the date of grant. Options and stock appreciation rights are exercisable at such rate and times as may be fixed by the Sentry Board on the date of grant. The holder of a stock option granted in connection with an alternative stock appreciation right (which is described below) is entitled to exercise such option only by surrendering the alternative stock appreciation right with respect to the same number of shares as to which such option is exercised, and to receive payment thereof. The aggregate fair market value (determined at the time the option is granted) of Sentry Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all stock option plans of Sentry and its subsidiaries) cannot exceed $100,000; to the extent that this limitation is exceeded, such excess options are treated as non-qualified stock options for purposes of the 1996 Plan and the Code. Non-qualified options are not subject to the $100,000 limitation and are not included in determining whether the $100,000 limitation has been exceeded.

         At the time a stock option is granted, the Sentry Board may, in its sole discretion, designate whether the stock option is to be considered an incentive stock option or a non-qualified stock option. Stock options with no such designation shall be deemed incentive stock options to the extent that the $100,000 limit described above is met and such options satisfy the relevant conditions under the Code.

         Payment of the purchase price for shares acquired upon the exercise of options may be made by any one or more of the following methods: in cash, by check, by delivery to Sentry of shares of Sentry Common Stock already owned by the option holder, by a "cashless" exercise method with a designated broker, or by such other method as the Sentry Board may permit from time to time.

         A stock appreciation right may be granted either independently, or in connection with, a stock option at the time of grant. A stock appreciation right granted in connection with a stock option is exercisable (a) only to the extent that the related stock option is exercisable and (b) either in conjunction with, or as an alternative to, the exercise of the related option. A stock appreciation right is the right to receive an amount equal to the excess (or a portion of the excess, as determined by the Sentry Board at the time of grant), of the fair market value of a share of Sentry Common Stock on the date of exercise over (i) the fair market value of a share of Sentry Common Stock on the date of grant, in the case of a stock appreciation right granted independently of any stock option, or (ii) the exercise price of the related stock option, in the case of a stock appreciation right granted in connection with a stock option (which excess is referred to as the "Spread"). The holder of a conjunctive stock appreciation right granted in connection with a stock option is deemed to have exercised the right at the same time, and to the same extent that, the related stock option is exercised. The holder of an alternative stock appreciation right granted in connection with a stock option is entitled to exercise such right only by surrendering the related stock option with respect to the same number of shares as to which such stock appreciation right is exercised, and to receive payment therefor. The number of shares with respect to which an alternative stock option is surrendered are not available for future grants of Incentive Awards. The Sentry Board may limit the amount payable upon the exercise of any stock appreciation right.

         At the election of the holder, but subject to disapproval of such election by the Sentry Board, distribution of the amount payable upon the exercise of a stock appreciation right may be made in shares of Sentry Common Stock, valued at their fair market value on the date of exercise of the stock appreciation right, or in cash, or in a combination of cash and shares.

         Stock options and stock appreciation rights become immediately exercisable in full upon the retirement of the holder after reaching the age of 65, upon the disability or death of the holder while in the employ or service of Sentry or a subsidiary, upon a Change of Control (for purposes of this section, used as defined in the 1997 Plan) while the holder is employed by, or serving as a director of, Sentry or a subsidiary or upon the occurrence of such special circumstances as in the opinion of the Sentry Board merit special consideration. However, no options or rights may be exercised earlier than six months following the date of grant.

         Stock options and stock appreciation rights terminate at the end of the third business day following the holder's termination of employment or service. This period is extended to three months in the case of the holder's retirement or disability, and six months in the case of the holders death, in which case the stock option and/or stock appreciation right is exercisable by the holder's estate.

         The Sentry Board may grant restricted stock awards to eligible individuals. A restricted stock award is the issuance of shares of Sentry Common Stock or the grant of the right to purchase Sentry Common Stock at a price determined by the Sentry Board. Such shares of Sentry Common Stock, when and if issued, are subject to transfer restrictions determined by the Sentry Board in its sole discretion, and subject to substantial risk of forfeiture unless and until specific conditions established by the Sentry Board at the time of grant are met. Such conditions may be based on continuing employment or service or achievement of pre-established performance objectives, or both, as determined by the Sentry Board. Unless the holder of a restricted stock award ceases to be an employee or director of Sentry or a subsidiary (for reasons other than those described below), the transfer restrictions imposed upon restricted stock awards will lapse in accordance with a schedule or other conditions as are determined by the Sentry Board. All restrictions immediately cease upon the death or disability of the holder, upon a Change of Control while the holder is employed by, or serving as a director of, Sentry or a subsidiary or upon the occurrence of such special circumstances as in the opinion of the Sentry Board merit special consideration.

         Payment of the purchase price for restricted shares is made in cash, by check, or by such other methods as the Sentry Board may permit.

         Certificates for the shares of Sentry Common Stock granted or purchased pursuant to a restricted stock award are issued in the name of the holder thereof, but the certificates are retained by Sentry for the holder's account and are not delivered to the holder until such time as the restrictions imposed on the transfer of such shares have lapsed. The holder of a restricted stock award has the right to vote the shares of Sentry Common Stock registered in his or her name. Dividends and distributions (including stock dividends and distributions in the event of a split-up, conversion, exchange, reclassification or substitution) with respect to such shares may be retained by Sentry for the holder's account, to be distributed to the holder at the time, and to the extent that, the restrictions imposed on the transfer of such shares shall have lapsed.

         The  Sentry   Board  may  grant   phantom   stock  awards  to  eligible
individuals. A phantom stock award entitles the holder to receive payment from Sentry, upon the expiration of a vesting period, in an amount equal to (i) the fair market value of one share of Sentry Common stock on the date of such expiration, multiplied by (ii) the number of units of phantom stock credited to the holder pursuant to such award and as to which the vesting period has expired. Payment of such amount may be made in the form of cash, or shares of Sentry Common Stock, or a combination of cash or shares, pursuant to such terms and conditions as are determined by the Sentry Board. The vesting period generally expires in accordance with a schedule or other conditions as are determined by the Sentry Board; however, the vesting period completely expires, and all amounts become payable immediately upon the death or disability of the holder, upon a Change of Control while the holder is employed by, or serving as a director of, Sentry or a subsidiary or upon the occurrence of such special circumstances as in the opinion of the Sentry Board merit special consideration.

         The holder of a phantom stock award is credited with amounts equal to the dividends payable with respect to the same number of shares of Sentry Common Stock as the number of phantom stock units credited under the award; however, such dividend-equivalent amounts may be retained by Sentry for the holder's account, to be distributed to the holder at the time, and to the extent that, the vesting period with respect to such number of units shall have expired.

         Each Incentive Award (other than grants of restricted stock) contains anti-dilution provisions which will automatically adjust the number of shares subject to Incentive Awards in the event of a stock dividend, split-up, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding shares of Sentry Common Stock, the Sentry Board may make such equitable adjustments to the number of shares and the class of shares available under the 1997 Plan or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights. Notwithstanding the preceding, in the event of a termination of employment or service in connection with a Change of Control if such Change of Control is not approved by a majority of the Existing Directors (as defined in Sentry's Certificate of Incorporation), such holder shall be entitled to receive an amount of cash in lieu of shares of Sentry Common Stock upon the exercise of such options.

         Sentry shall obtain such consideration for granting Incentive Awards under the 1997 Plan as the Sentry Board in its discretion may request.

         Each Incentive Award may be subject to provisions to assure that any exercise or disposition of Sentry Common Stock will not violate the securities laws.

         No Incentive Award may be granted under the 1997 Plan after January 14, 2007.

         The Sentry Board may at any time withdraw or amend the 1997 Plan and may, with the consent of the affected holder of an outstanding Incentive Award, at any time withdraw or amend the terms and conditions of outstanding Incentive Awards. Any amendment which would increase the number of shares issuable pursuant to Incentive Awards or change the class of individuals to whom Incentive Awards may be granted shall be subject to the approval of the stockholders of Sentry within one year of such amendment.

         The 1997 Plan and all awards thereunder (other than options granted in substitution for Knogo and Video options) are conditioned upon approval of the 1997 Plan by the stockholders of Sentry within one year after its date of adoption by the Sentry Board.

Federal Income Tax Consequences of the 1997 Plan

         The Federal income tax consequences to an individual who receives incentive stock options generally will, under current law, be as follows:

         An individual will not realize any income upon the grant or exercise of an incentive stock option. If the individual disposes of the shares of Sentry Common Stock acquired upon the exercise of an incentive stock option more than two years after the date the option is granted and more than one year after Sentry Common Stock is transferred to him or her, the individual will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares over the option exercise price. In such case, Sentry will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If the individual disposes of the shares of Sentry Common Stock acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the option is granted, or one year from the date Sentry Common Stock is transferred to him or her, any gain realized will be taxable at such time as follows: (a) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the option was exercised or the amount realized from such disposition, and (b) as capital gain to the extent of any excess over the amount described in clause (a), which excess shall be treated as short-term or long-term capital gain depending upon the holding period of Sentry Common Stock. In such case, Sentry may claim an income tax deduction (as compensation) for the amount taxable to the individual as ordinary income.

         In general, the difference between the fair market value of Sentry Common Stock at the time the incentive stock option is exercised and the option exercise price will constitute an item of adjustment, for purposes of determining alternative minimum taxable income, and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax.

         If an individual uses shares of Sentry Common Stock which he or she owns to pay, in whole or in part, the exercise price for shares acquired pursuant to an incentive stock option, (a) the holding period for the newly issued shares of Sentry Common Stock equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the individual's basis in such newly issued shares will be the same as his or her basis in the old shares surrendered and (c) no gain or loss will be recognized by the individual on the old shares surrendered. However, if any individual uses shares previously acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such previously acquired shares for purposes of the one-year (or two-year) holding period requirement applicable to such incentive stock option and such tender may be treated as a taxable exchange.

         The Federal income tax consequences to an individual who receives non-qualified stock options generally will, under current law, be as follows:

         An individual will not realize any income at the time the option is granted. Generally, an individual will realize ordinary income, at the time the option is exercised in a total amount equal to the excess of the then fair market value of Sentry Common Stock acquired over the exercise price. However,
Section 83 of the Code provides that, if a director, officer or principal stockholder (i.e., an owner of more than 10% of the outstanding shares of Sentry Common Stock) receives shares pursuant to the exercise of a non-qualified stock option, he or she is not required to recognize any income until the date on which such shares can be sold at a profit without liability under Section 16(b) of the Exchange Act. At such time, the director, officer or principal stockholder will realize income equal to the amount by which the then fair market value of the shares acquired pursuant to the exercise of such option exceeds the price paid for such shares. Alternatively, a director, officer or principal stockholder who would not otherwise be taxed at the time the shares are transferred may file a written election within 30 days with the Internal Revenue Service, to be taxed as of the date of transfer, on the difference between the then fair market value of the shares and the price paid for such shares.

         All income realized upon the exercise of a non-qualified stock option will be taxed as ordinary income. Sentry generally will be entitled to a tax deduction (as compensation expense) for the amount taxable to an individual (including a director, officer and principal stockholder) upon the exercise of a non-qualified stock option, as described above, in the same year as those amounts are taxable to the individual.

         Shares of Sentry Common Stock issued pursuant to the exercise of a non-qualified stock option generally will constitute a capital asset in the hands of an individual and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of an individual will commence upon the date he or she recognizes income with respect to the issuance of such shares, as described above. The individual's basis in the shares will be equal to the greater of their fair market value as of that date or the amount paid for such shares. If, however, he or she uses shares of Sentry Common Stock which he or she owns to pay, in whole or in part, the exercise price for shares acquired pursuant to the exercise of a non-qualified stock option, (a) the holding period for the newly issued shares of Sentry Common Stock equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the basis in such newly issued shares will be the same as his or her basis in the surrendered shares, (c) no gain or loss will be realized by the individual on the old shares surrendered, and (d) the individual will realize ordinary income in an amount equal to the fair market value of the additional number of shares received over and above the number of old shares surrendered.

         The Federal income tax consequences to an individual who receives restricted stock awards generally will, under current law, be as follows:

         An individual will not realize any income when the right to acquire shares subject to restricted stock awards ("Restricted Shares") is granted, or when the certificates for the Restricted Shares themselves are registered in his or her name. The individual will realize ordinary income as and when the Restricted Shares are no longer subject to a substantial risk of forfeiture (which risk of forfeiture includes the restrictions imposed by Section 16(b) of the Exchange Act), in an amount equal to the difference between the fair market value of the Restricted Shares as of such date and the price he or she paid for such shares. Alternatively, the individual can file a written election with


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

the Internal Revenue Service, no more than 30 days after the certificates for the Restricted Shares are issued, to be taxed as of the date of issuance on the difference between the then fair market value of the Restricted Shares and the price he or she paid for such shares. Once the individual has realized ordinary income with respect to the Restricted Shares, any subsequent increase in the value of the Restricted Shares generally will be taxed when the shares are sold as long-term or short-term capital gain depending on how long the Restricted Shares are held. The individual's holding period with respect to the Restricted Shares will begin on the date he or she realizes ordinary income with respect to the Restricted Shares and the basis in the shares will be equal to their then fair market value. Sentry generally will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the individual with respect to such shares. Any dividends or other distributions paid on the Restricted Shares generally will be taxable when distributed to the individual.

         An individual will be subject to tax, at ordinary income rates, on the amount of cash and the fair market value of any property received upon the exercise of any stock appreciation rights or upon the expiration of the vesting period under a phantom stock award. Sentry generally will be entitled to a tax deduction equal to the amount includible in the individual's income.

         In addition to the Federal  income tax  consequences  discussed  above,
Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change of control of the employer, and such payment equals or exceeds three times his or her "base salary" (as hereinafter defined), then any amount received in excess of the base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to his or her average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change of control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. If any payments made under the 1997 Plan in connection with a change of control of Sentry constitute excess parachute payments with respect to any individual, then in addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess parachute payment and Sentry will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such excess parachute payment.

         Section 280G provides that payments made pursuant to a contract entered into within one year of the change of control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an Incentive Award within one year of the change of control or the acceleration of an Incentive Award because of a change of control may be considered a parachute payment, in an amount equal to the value of the Incentive Award, as the case may be. Pursuant to proposed regulations issued by the Treasury Department under
Section 280G, the acceleration of non-qualified stock option, stock appreciation rights, a restricted stock award or phantom stock award because of a change of control is considered a parachute payment in an amount equal to the value of the accelerated portion of the option, rights or award. Even if the grant of an Incentive Award within one year of the change of control or the acceleration of an Incentive Award is not a parachute payment for purposes of Section 280C, the exercise of a stock option or stock appreciation right granted within one year of the change of control or the exercise of the accelerated portion of a stock option or stock appreciation right may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the option over the exercise price (or the cash or fair market value of shares received upon the exercise of stock appreciation rights). Payments received for the cancellation of an Incentive Award because of a change of control may also result in parachute payments.

         Under Section 162(m) of the Code, publicly held companies may not deduct compensation for certain individuals to the extent that such compensation exceeds for an individual for the taxable year. The $1 million limitation applies to Sentry's Chief Executive Officer and Sentry's two other executive officers. Compensation which is performance based (as defined in the Code and rules and regulations thereunder) however, is not counted as subject to the deductibility limitation of Section 162(m) of the Code. Income pursuant to stock options, rights, restricted stock awards and phantom stock awards under the 1997 Plan would be subject to the deductibility limitations of Section 162(m) of the Code.

         The foregoing summary with respect to federal income taxation does not purport to be complete and reference is made to the applicable provisions of the Code.


Sentry Retirement Savings 401(k) Plan

         As of the Effective Time Sentry will have adopted and become the sponsor of the Sentry Technology Corporation Retirement Savings 401(k) Plan (the "Sentry Savings Plan"), formerly the Knogo North America Inc. Retirement Savings 401(k) Plan (the "Knogo Savings Plan"), which is intended to be a qualified plan under Sections 401(a) and 401(k) of the Code. All employees of Sentry are eligible to participate in the Sentry Savings Plan following the date any such employee attains the age of twenty-one and completes one year of service with Sentry. Prior service with Knogo and Video will be credited for all purposes under the Sentry Savings Plan. Each participant may elect to defer the receipt of between 1% and 10% of such participant's compensation (a "Deferral Election") and have Sentry contribute such compensation to the Sentry Savings Plan, on such participant's behalf, up to an annual statutory limitation. For 1996, a participant cannot elect to defer more than $9,500. This amount is adjusted by the Secretary of the Treasury to reflect increases in the cost of living.

         An eligible employee may also elect to defer from 1% to 10% of his or her compensation on an after-tax basis (an "After-Tax Contribution") and have Sentry contribute such compensation to the Sentry Savings Plan, on such participant's behalf. An eligible employee may not elect to defer more than 15% of such participant's compensation as to both the participant's Deferral Election and After-Tax Contributions.

         In addition to the contribution made pursuant to each participant's Deferral Election and any After-Tax Contributions, Sentry will make a matching contribution (a "Matching Contribution") in an amount equal to a percentage of the participant's Deferral Election designated by the Compensation Committee of the Sentry Board. Sentry may also contribute a discretionary matching contribution (a "Discretionary Matching Contribution") and discretionary non-matching contribution (a "Discretionary Non-Matching-Contribution") for any plan year which will be conditioned upon the participant being an active employee as of December 31 of the year, except in cases of an approved leave of absence, death or normal, early or disability retirement.

         Sentry's Matching Contributions, Discretionary Matching Contributions, Discretionary Non-Matching Contributions and earnings thereon will become nonforfeitable at a 20% rate for each year of service completed by the participant, so that the participant will be fully vested upon completing five years of service. However, such contributions will become fully vested regardless of years of service if the participant's employment terminates by reason of retirement, disability or death. A participant is always 100% vested in such participant's other benefits under the Sentry Savings Plan.

         All of the contributions under the Sentry Savings Plan will be held in trust (the "Trust") and allocated to one or more accounts maintained on behalf of each participant (the "Accounts"). The Trust will be divided into four investment vehicles, including the Sentry Common Stock Fund. When an eligible employee becomes a participant, the employee can elect (in multiples of 5%) to have all or part of the Participant's Elective Deferrals and After-Tax Contributions invested in one or more of the funds. The Matching Contribution, Discretionary Matching Contributions and Discretionary Non-Matching Contributions will automatically be invested in the Sentry Common Stock Fund. Any dividends paid on shares of Sentry Common Stock in said Fund will be reinvested in additional shares of Sentry Common Stock.

         When a participant stops working for Sentry for any reason, the participant will be entitled to receive an amount equal to the vested value of such participant's accounts. A participant's benefit will be paid to such participant, or, in the case of his or her death, to such participant's beneficiary, in a lump sum payable in either cash or Sentry Common Stock, to the extent that any funds have been invested in Sentry's Common Stock Fund under the Sentry Savings Plan. Also, all or a part of certain amounts contributed to the Sentry Savings Plan may be withdrawn, in the case of financial hardship.
Finally, a participant may borrow the invested amounts allocated to such participant's account, up to certain specified limits. Interest will be payable to the Sentry Savings Plan on any amounts borrowed.

         The Sentry Savings Plan will be administered by the Committee. The expenses of administering the Sentry Savings Plan will be paid by the Sentry Savings Plan, unless Sentry elects to pay such expenses directly.

                 SENTRY SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth the anticipated beneficial ownership of Sentry Common Stock, after giving effect to the Merger, as to each person expected to be (i) the beneficial owner of five percent or more of the shares of Sentry Common Stock, (ii) a Sentry director, (iii) an executive officer of Sentry and (iv) all persons expected to be Sentry directors and executive officers, as a group. This table includes shares subject to options which will vest as a result of the Merger.

       Name                              Number of Shares    Percent of Class(1)
       ----                              ----------------    -------------------

Thomas A. Nicolette                           336,242(2)           3.4%

Peter J. Mundy                                 91,241(3)              *

Andrew L. Benson                              194,278              2.0%

Peter Y. Zhou                                  84,372(4)              *

William A. Perlmuth                           902,368(5)           9.3%

Robert D. Furst, Jr.                          976,672(6)          10.0%

Walter & Edwin Schloss Associates L.P.        533,605(7)           5.5%

All Sentry directors and executive
     officers as a group                    2,585,173(8)          25.4%

---------------------------

*        Less than one percent
(1) Based on 9,643,685 shares outstanding as of the completion of the Merger. Each figure showing the percentage of outstanding shares beneficially owned has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person within 60 days upon exercise of stock options.
(2) Excludes 41,590 shares held by a trust for the benefit of Mr. Nicolette's wife, as to which shares Mr. Nicolette disclaims beneficial ownership. Includes 74,862 shares held by Mr. Nicolette as co-trustee under trusts for the benefit of his minor children and as to which shares Mr. Nicolette disclaims beneficial ownership. Also includes 197,138 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof. Also includes 25,001 shares resulting from the conversion of shares of Video Common Stock owned by Mr. Nicolette prior to the Merger.
(3) Includes 73,615 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(4) Includes 70,703 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(5) Consists of (a) 750,729 shares held by Mr. Perlmuth as Executor of the Estate of Arthur J. Minasy, (b) 130,011 shares held by Mr. Perlmuth as trustee under trusts for the benefit of Mr. Minasy's adult children, and (c) 3,327 shares beneficially owned by Mr. Perlmuth. Also includes 18,299 shares issuable upon the exercise of stock options exercisable within 60 days from the date hereof. Under the policies of the law firm of which he is a member, Mr. Perlmuth will share any economic benefits of the options with the other members of such firm.
(6) Includes 175,182 shares which could be purchased upon the exercise of existing options and warrants which are currently exercisable or which will become exercisable within 60 days from the date hereof.
(7) Includes 7,070 shares beneficially owned solely by Mr. Walter J. Schloss and 5,822 shares beneficially owned solely by Mr. Edwin W. Schloss.
(8) Includes 534,937 shares which could be purchased upon the exercise of existing options and warrants which are currently exercisable or which will become exercisable within 60 days from the date hereof.

           COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

         The Video Common Stock is listed on the NASDAQ SmallCap under the symbol VSEN. The Knogo Common Stock is listed on the AMEX under the symbol KNA.

         The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of Video Common Stock and Knogo Common Stock as reported on the NASDAQ SmallCap and AMEX, respectively, in each case based on published financial sources, and the dividends declared on such stock.

         The Video Common Stock began trading on the NASDAQ  SmallCap on October
21, 1994.  Prior to such date,  there was no public  market for the Video Common
Stock.  The Knogo  Common  Stock  began  trading on the AMEX on January 3, 1995.
Prior to such date, there was no public market for the Knogo Common Stock.

                                                       Video Common Stock                 Knogo Common Stock
                                                  -----------------------------------    ------------------------------
                                                   High         Low         Dividends     High        Low      Dividends
                                                   ----         ---         ---------     ----        ---      ---------
1994
         Fourth Quarter (beginning
         October 21, 1994)..................        $ 6          $ 4-1/4      --           --           --       --
1995
         First Quarter (beginning
         January 3, 1995, with
         respect to Knogo)..................          7-3/4        5          --        $ 3-3/8     $  2-1/2     --
         Second Quarter ....................         12-7/8        6-3/8      --          4-3/8        2-3/8     --
         Third Quarter .....................         14-1/8       11-1/8      --          8-1/16       3-11/16   --
         Fourth Quarter ....................         13-1/4        7-1/4      --          7-7/16       5-9/16    --
1996
         First Quarter  ....................          9-1/2        5-1/8      --          7-7/8        5-7/8     --
         Second Quarter ....................          9-3/8        5-7/8      --         14-1/2        9-1/2     --
         Third Quarter .....................          7-1/8        2-1/8      --          8-5/8        7         --
         Fourth Quarter.....................          5            1-3/4      --          9-3/8        4-3/8     --

---------------------------


         On October 10, 1996, the last full trading day prior to the public announcement of the proposed Merger, the closing price on the NASDAQ SmallCap was $4-3/8 per share of Video Common Stock and on the AMEX was $8-5/16 per share of Knogo Common Stock. On January 17, 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price on the NASDAQ SmallCap was $2-7/8 per share of Video Common Stock and on the AMEX was $5-1/2 per share of Knogo Common Stock. Holders of Video Common Stock and Knogo Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Merger.


         The payment of future dividends on Sentry Common Stock will be a business decision to be made by the Board of Directors of Sentry from time-to-time based upon the results of operations and financial condition of Sentry and such other factors as the Sentry Board of Directors considers relevant. Sentry has not paid, and does not presently intend to pay or consider the payment of, any cash dividends on the Sentry Common Stock. Pursuant to the terms of the Merger Agreement, Sentry is required to pay certain annual or semiannual dividends on the Sentry Class A Preferred Stock as more fully described under "Description Of Sentry Capital Stock -- Preferred Stock -- Class A Preferred Stock."

               SELECTED HISTORICAL FINANCIAL INFORMATION OF VIDEO

         The  following   table  sets  forth   selected   historical   financial
information of Video and has been derived from and should be read in conjunction with Video's  audited  financial  statements  and  unaudited  interim  financial statements,  including the notes thereto,  which are contained elsewhere in this
Joint  Proxy  Statement/Prospectus.  Unaudited  interim  data  reflects,  in the opinion  of  Video's  management,  all  adjustments  (consisting  only of normal recurring  adjustments)  considered necessary for a fair presentation of results for such interim  periods.  Results of operations for unaudited  interim periods are not  necessarily  indicative  of results which may be expected for any other interim or annual period.

                                                 (In thousands, except per share data)

                                                                                                             Nine Months Ended
                                                        Year Ended December 31,                                September 30,
                               --------------------------------------------------------------------------      --------------
                                    1991          1992          1993      1994         1995         1995           1996
                                    ----          ----          ----      ----         ----         ----           ----

Statement of Operations
Data:

Sales                             $  --        $   257      $   744      $ 4,241      $ 8,610      $ 7,768       $ 2,000

Cost of sales                        --            188          564        3,440        7,343        5,899         3,085

Gross margin                         --             69          180          801        1,267        1,869        (1,085)

Operating expenses                    231          663        1,048        1,549        3,046        1,951         1,867

Net income (loss)                    (231)        (599)        (916)        (847)      (1,681)          12        (3,035)

Net income (loss) per               (0.16)       (0.30)       (0.38)       (0.31)       (0.36)        0.00         (0.63)
share(1)

Weighted average number
of shares outstanding(1)            1,400        2,012        2,388        2,748        4,674        5,208         4,809



Balance Sheet Data:
  (at end of period)

Working capital (deficit)         $  (142)     $  (195)     $(1,047)     $ 5,163      $ 2,760      $ 4,531       $    41
Total assets                           45          294          491        6,342        6,615        7,562         5,251
Total shareholders' equity
(deficit)                            (120)        (123)        (959)       5,349        3,876        5,570         1,128

-----------------
See the notes to the Financial Statements included elsewhere herein.

(1) Computed on the basis described in Note 1 of Notes to Financial Statements of Video.

               SELECTED HISTORICAL FINANCIAL INFORMATION OF KNOGO


         Knogo  was  incorporated  in August  1994.  However,  information  with respect to the historical  results of operations of Knogo is presented as if the
Spinoff and Merger with Sensormatic  Electronics Corporation were consummated as of March 1, 1991.  The table below sets forth selected  historical  consolidated financial  information  of Knogo for each of the three years in the period ended
February 28, 1994,  the ten month period ended December 31, 1994, the year ended
December 31, 1995 and the nine months period ended  September 30, 1995 and 1996.
This selected historical  consolidated  financial  information  includes certain assets and  liabilities  of Knogo,  on a historical  basis,  relating to Knogo's operations in the United States, Canada and Puerto Rico. The selected historical consolidated  financial information for the year ended February 28, 1994, the 10 month period ended  December 31, 1994 and the year ended  December 31, 1995 have been derived from the audited financial  statements of Knogo contained elsewhere in this Joint Proxy  Statement/Prospectus.  The selected historical consolidated information for the year ended February 29, 1992 and February 28, 1993 and as of
February  28, 1994 has been  derived from the audited  financial  statements  of
Knogo not  included  in this  Joint  Proxy  Statement/Prospectus.  The  selected historical  consolidated  financial information as of February 28, 1992 has been derived from the  unaudited  financial  statements of Knogo not included in this
Joint Proxy Statement/Prospectus. The selected historical consolidated financial information  for the nine month periods  ended  September 30, 1995 and 1996 have been derived from the unaudited financial statements of Knogo included elsewhere in this Joint  Proxy  Statement/Prospectus.  In the opinion of  management,  the unaudited consolidated financial statements have been prepared on the same basis as the audited  consolidated  financial  statements and include all adjustments,
consisting  only  of  normal  recurring   adjustments,   necessary  for  a  fair
presentation  of the  financial  position  and  results of  operations  for such periods.  The results for the interim periods are not necessarily  indicative of
the  results  for  the  related  full  fiscal  year.  The  selected   historical
consolidated information should be read in conjunction with, and is qualified in its entirety by, the  Consolidated  Financial  Statements of Knogo and the notes thereto and the other  financial  information  included  elsewhere in this Joint
Proxy Statement/Prospectus.

                                                         (Amounts in thousands except for per share data)

                                              Year ended the last    Ten Months Ended  Year Ended     Nine Months Ended
                                                day of February         December 31,   December 31,      September 30,
                                        ----------------------------    ------------   ------------   ----------------
                                        1992         1993       1994        1994          1995        1995        1996
                                        ----         ----       ----        ----          ----        ----        ----
Summary of Operations Data:
Sales of security devices and
 related interest income, service
 rentals and other ..................$ 24,242     $ 22,592    $ 18,243    $ 13,724     $ 17,361    $ 13,327    $ 14,190
Sales to affiliates/Sensormatic .....   9,734       10,072      11,375       6,957       12,043       9,062       3,990
Total revenues ......................  33,976       32,664      29,618      20,681       29,404      22,389      18,180
Cost of sales .......................  16,832       16,697      14,631      10,041       14,425      11,168       9,398
Customer service expenses ...........   4,046        3,969       3,984       3,353        3,235       2,621       2,197
Selling, general and
 administrative expenses ............  11,926        9,819       9,227       9,548        8,235       6,143       5,387
Income (loss) before income
  taxes .............................    (738)       1,148         762      (2,858)       1,941       1,265       2,655**
Net income (loss) ...................  (1,057)         624         123      (2,833)       1,731       1,075       1,991
Net income per share ................       *            *           *           *         0.29        0.18        0.33
Selected Balance Sheet Data:
(at end of period)
Total assets ........................$ 36,193     $ 33,546    $ 34,583    $ 26,522     $ 29,338    $ 28,257    $ 30,485
Property, plant and equipment,
  net ...............................  13,753       13,092      12,830       9,842        9,081       9,222       8,950
Long term bank debt .................    --           --          --          --           --          --          --
Obligations under capital leases ....    --            797         688         945          748         763         587
Total stockholders' equity ..........  32,056       28,308      27,055      20,888       22,669      21,953      24,858

See the notes to the Consolidated Financial Statements of Knogo included elsewhere herein.

* Historical per share data for earnings and dividends have not been presented for periods prior to the year ended December 31, 1995 as Knogo was not a publicly-held company during these periods.
**       Includes a gain on the sale of assets of $2,462.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


         The following unaudited pro forma combined condensed financial statements give effect to the Merger on a purchase accounting basis based on the fair market value of Video's Common Stock at a price of $4.02 per share, the estimated fair market value of the stock for a reasonable period before and after October 10, 1996, the announcement date of the Merger. Upon consummation of the Merger, shareholders of Knogo will own approximately 4,802,000 shares of Sentry Common Stock based on an Exchange Ratio of 1.2022 shares of Knogo Common Stock in exchange for each share of Sentry Common Stock, or approximately 49.8% of the issued and outstanding Sentry Common Stock, plus one share of Sentry Class A Preferred Stock. Video shareholders will own approximately 4,842,000 shares of Sentry Common Stock, or approximately 50.2% of the issued and outstanding Sentry Common Stock. Although Video shareholders will have a majority voting interest in Sentry based upon their common stock ownership percentage, GAAP requires consideration of a number of factors, in addition to voting interest, in determining the acquiring entity for purposes of purchase accounting treatment. Such other factors to be considered include: (i) key Sentry management positions will be held by individuals currently holding similar such positions in Knogo; (ii) the assets, revenues and net earnings of Knogo significantly exceed those of Video; and (iii) the market value of the securities to be received by the former holders of Knogo Common Stock significantly exceeds the market value of the securities to be received by the former holders of Video Common Stock. As a result of these other factors, and solely for accounting and financial reporting purposes, the Merger will be accounted for as a reverse acquisition of Video by Knogo. Accordingly, the pro forma financial information presented herein is the historical financial statements of Knogo with purchase accounting adjustments to reflect the acquisition of Video.

         The pro forma combined condensed balance sheet assumes the Merger took place on September 30, 1996, whereby Sentry acquired all of the outstanding Video Common Stock at its fair value plus direct costs incurred, which are estimated to be approximately $2,350,000. The pro forma combined condensed statements of operations present Knogo's historical condensed consolidated statements of operations for the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996 with Video's condensed statements of operations for the same periods adjusted to give effect to the Merger as if the Merger occurred on January 1, 1995. Unaudited Pro Forma Combined Condensed Financial Information presented herein reflects the adjustments for (i) the estimated allocation of purchase price to the assets acquired, including goodwill and other intangibles, (ii) the write-off of non-recurring charges related to in-process research and development, and (iii) the effect of recurring charges related to the Merger, primarily the amortization of goodwill and other intangibles. The Unaudited Pro Forma Combined Condensed Financial Statements do not reflect any expected cost savings as a result of the Merger. Knogo and Video are reviewing certain opportunities to reduce combined costs and plan to eliminate duplicative operations. See "Business of Sentry." The annual cost savings associated with reducing duplicative operating expenses is estimated to be approximately $1,400,000 for the year ended December 31, 1995 and $890,000 for the nine months ended September 30, 1996. Under the purchase accounting method, goodwill and other intangibles in the amount of approximately $7,846,000 will be capitalized and non-recurring charges of approximately $13,200,000 relating to in-process research and development will be expensed and recorded in the quarter the Merger is consummated. These amounts are estimated based on a preliminary purchase price allocation and a valuation of existing technology and technology in-process. For a discussion of Video's in-process research and development, see "Business of Video -- Product Development." The fair market value of Video's technology was determined utilizing a discounted cash flow approach at a discount rate of 15%. The charge for in-process research and development equaled its estimated current fair value based on risk adjusted cash flows of specifically identified technologies for which technological feasibility has not yet been established and alternative future uses did not exist. The actual amounts recorded will vary based upon completion of the final purchase price allocations and valuation. The amortization of goodwill and other intangibles after the Merger will have an adverse effect on the results of operations of Sentry. See "Risk Factors -- Risks Related to the Merger."

         The pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of either the financial position or results of operations which would have been achieved had the Merger been consummated on the dates described above and should not be construed as representations of future operations.

         These pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical financial statements and the related notes thereto of Knogo and Video, which are included elsewhere in this Joint Proxy Statement/Prospectus.

                                        UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                         SEPTEMBER 30, 1996
                                                           (in thousands)
                                                                                                      Pro Forma           Pro Forma
                                                                   Knogo             Video           Adjustments           Combined
                                                                   -----             -----           -----------           --------
ASSETS
CURRENT ASSETS
  Cash                                                            $ 2,482         $     99             $    --             $ 2,581
  Accounts receivable                                               7,243            1,541                  --               8,784
         Net investment in sales-type leases - current
         portion                                                    1,840               --                  --               1,840
  Inventories                                                       6,798            2,399                  --               9,197
  Prepaid expenses and other current assets                           504              110                  --                 614
                                                                  -------          -------              -------            -------
         Total current assets                                      18,867            4,149                                  23,016

NET INVESTMENT IN SALES-TYPE LEASES-
         non-current portion                                        1,395               --                  --               1,395
SECURITY DEVICES ON LEASE, net                                        345               --                  --                 345
PROPERTY, PLANT AND EQUIPMENT, net                                  8,950              370                (100)(a)           9,220
GOODWILL AND OTHER INTANGIBLES                                        349              732               7,876 (b)           8,957
OTHER ASSETS                                                          579               --                  --                 579
                                                                  -------          -------             -------             -------
                                                                  $30,485          $ 5,251             $ 7,776             $43,512
                                                                  =======          =======             =======             =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                                $   999          $ 1,660             $    --              $2,659
  Notes payable                                                        --            2,110                  --               2,110
  Accrued liabilities                                               2,834              323               2,650 (c)(d)        5,807
  Obligations under capital leases - current portion                  304                -                  --                 304
  Deferred revenue                                                    313               14                  --                 327
                                                                  -------          -------             -------             -------
         Total current liabilities                                  4,450            4,107               2,650              11,207

OTHER LONG-TERM LIABILITIES                                           283               16                  --                 299
DEFERRED INCOME TAXES                                                 435               --                  --                 435
MINORITY INTEREST IN SUBSIDIARY                                       459               --                  --                 459

REDEEMABLE CUMULATIVE PREFERRED STOCK                                  --               --              24,010 (e)          24,010

SHAREHOLDERS' EQUITY
         Common stock and additional paid-in capital               21,136            7,911             (12,467)(e)          16,580
  Retained earnings/ (Accumulated deficit)                          3,722           (6,783)             (6,417)(f)(g)       (9,478)
                                                                  -------          -------            --------             -------
                                                                   24,858            1,128             (18,884)              7,102
                                                                  -------          -------            --------             -------
                                                                  $30,485          $ 5,251            $  7,776             $43,512
                                                                  =======          =======            ========             =======

See accompanying notes to unaudited pro forma combined condensed financial statements.

                                   UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                           (in thousands)

                                                                                                 Pro Forma       Pro Forma
                                                                       Knogo       Video        Adjustments       Combined
                                                                       -----       -----        -----------       --------
REVENUES                                                              $29,404     $  8,610       $   --            $38,014

COSTS AND EXPENSES
 Cost of sales                                                         17,660        7,343           --             25,003
 Selling, general and administrative expenses                           8,235        2,439           (20)(i)        10,654
 Amortization of goodwill and other intangibles                           --           --          1,125 (h)         1,125
 Research and development                                               1,537          607           --              2,144
 Interest (income) expense                                                 31          (98)          --                (67)
                                                                      -------       ------       -------           -------

                                                                       27,463       10,291          1,105           38,859
                                                                      -------       ------        -------          -------

INCOME (LOSS) BEFORE INCOME TAXES                                       1,941       (1,681)       (1,105)             (845)

PROVISION FOR INCOME TAXES                                                210          --            (60)(j)           150
                                                                      -------       ------       -------           -------

NET INCOME (LOSS)                                                       1,731       (1,681)       (1,045)             (995)

PREFERRED STOCK DIVIDENDS                                                 --           --         (1,212)(k)        (1,212)
                                                                      -------       ------        ------            ------

NET INCOME (LOSS) AVAILABLE TO COMMON
 SHAREHOLDERS                                                         $ 1,731      $(1,681)      $(2,257)          $(2,207)
                                                                      =======      =======       =======           =======

NET INCOME (LOSS) PER SHARE                                           $  0.29      $ (0.36)                        $ (0.23)
                                                                      =======      =======                         =======

WEIGHTED AVERAGE COMMON SHARES                                          5,887        4,674                           9,400
                                                                      =======      =======                         =======


See accompanying notes to unaudited pro forma combined condensed financial statements.

                                   UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                           (in thousands)
                                                                                                 Pro Forma        Pro Forma
                                                                      Knogo         Video       Adjustments       Combined
                                                                     -------       -------      -----------       --------
REVENUES                                                             $18,180       $ 2,000       $    --           $20,180

COSTS AND EXPENSES
  Cost of sales                                                       11,595         3,085            --            14,680
  Selling, general and administrative expenses                         5,387         1,546           (15)(i)         6,918
  Amortization of goodwill and other intangibles                          --            --           844 (h)           844
  Research and development                                             1,069           321            --             1,390
  Interest (income) expense                                              (64)           83            --                19
                                                                     -------       -------       -------           -------

                                                                      17,987         5,035            829           23,851
                                                                     -------       -------       -------           -------

OPERATING PROFIT (LOSS)                                                  193        (3,035)         (829)           (3,671)

OTHER INCOME                                                           2,462            --            --             2,462
                                                                     -------       -------       -------           -------

INCOME (LOSS) BEFORE INCOME TAXES                                      2,655        (3,035)         (829)           (1,209)

PROVISION FOR INCOME TAXES                                               664            --          (568)(j)            96
                                                                     -------       -------       -------           -------

NET INCOME (LOSS)                                                      1,991        (3,035)         (261)           (1,305)

PREFERRED STOCK DIVIDENDS                                                 --            --          (949)(k)          (949)
                                                                     -------       -------       -------           -------

NET INCOME (LOSS) AVAILABLE TO COMMON
  SHAREHOLDERS                                                       $ 1,991       $(3,035)      $(1,210)          $(2,254)
                                                                     =======       =======       =======           =======

NET INCOME (LOSS) PER SHARE                                          $  0.33       $ (0.63)                        $ (0.24)
                                                                     =======       =======                         =======

WEIGHTED AVERAGE COMMON SHARES                                         6,101         4,809                           9,604
                                                                     =======       =======                         =======


See accompanying notes to unaudited pro forma combined condensed financial statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         Under purchase accounting, the total purchase price was allocated to Video's assets and liabilities based upon their relative fair values. Allocations are subject to valuations as of the date of the acquisition based upon appraisal and other studies which are not yet completed. The purchase price and preliminary allocation of the purchase price to assets purchased and liabilities assumed are as follows:


                                                                   (Dollars in
                                                                    Thousands)

Purchase price                                                        $19,454
Acquisition costs                                                       2,350
                                                                     --------

Total estimated purchase price                                        $21,804
                                                                     ========

Historical net book value                                             $ 1,128
Estimated write-down of property, plant and equipment                    (100)
Liability for restructuring and integration costs                        (300)
Goodwill and other intangibles                                          7,876
In-process research and development                                    13,200
                                                                     --------

                                                                      $21,804
                                                                     ========



         The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the following pro forma adjustments:

(a) Represents the write-down of property, plant and equipment to its estimated fair value at the balance sheet date.

(b) Represents goodwill and other intangible assets resulting from the Merger to be amortized over a seven year useful life.

(c)      The  Company  expects  to incur  costs  of  approximately  $300,000  in connection with the implementation of a formal plan to reduce duplicative operating expenses. The charge primarily relates to costs associated with combining the operations of the two companies and includes severance benefits, closure of duplicate and excess facilities and other expenses related to the Merger. This amount is a preliminary estimate only and therefore is subject to change.

(d) Represents an accrual of approximately $2,350,000 for direct costs related to the Merger.

(e) As of September 30, 1996, Knogo had outstanding approximately 5,773,000 shares of common stock and Video had outstanding approximately 4,842,000 shares of common stock. Based upon the Exchange Ratio described above, as of September 30, 1996, Sentry would issue approximately 4,802,000 shares of Sentry Common Stock plus approximately 4,802,000 shares of Sentry Class A Preferred Stock in exchange for all the outstanding shares of Knogo Common Stock and would issue approximately 4,842,000 shares of Sentry Common Stock in exchange for all the outstanding shares of Video Common Stock.

(f)      Represents the elimination of Video's historical accumulated deficit.

(g) Represents the write-off of acquired in-process research and development upon the consummation of the Merger currently estimated to be $13,200,000. The actual amount of the write-off is subject to change based on the completion of the valuation of existing technology and technology in-process. This adjustment is excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations due to the non-recurring nature of this expense.

The Unaudited Pro Forma Combined Condensed Statements of Operations give effect to the following pro forma adjustments:

(h) Represents the amortization of goodwill and other intangibles calculated as of January 1, 1995 over an estimated useful life of seven years. Goodwill and other intangibles and the related amortization expense are subject to possible adjustment resulting from the completion of the final purchase price adjustments and the valuation analysis.

(i)      Represents  the  adjustment  to  depreciation   expense  based  on  the
         estimated fair value of property, plant and equipment at January 1, 1995 over the current estimated useful lives.

(j) Represents the adjustment to income tax expense based on pro forma income before income taxes. The provision for income taxes on a pro forma combined basis primarily reflects the income taxes payable on Sentry's earnings generated in Puerto Rico that cannot be offset against Sentry's U.S. operations.

(k) Represents dividends accrued on the Sentry Class A Preferred Stock. The Sentry Class A Preferred Stock dividends are cumulative non-cash, payment-in-kind dividends, payable at a rate of 5% per annum of the $5 face value per share.

       COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO SENTRY AND VIDEO

         In connection with the Merger, the Video shareholders will be converting their shares of Video Common Stock into shares of Sentry Common Stock. The charter and bylaws of Sentry differ from those of Video in several significant respects. Sentry is a Delaware corporation and Video is a Minnesota corporation and because of the differences between the DGCL and the Minnesota Act the rights of a holder of Video Common Stock differ from the rights of a holder of Sentry Common Stock. Below is a summary of some of the important differences between the charter documents of Sentry and Video and between the DGCL and the Minnesota Act. It is not practical to summarize all of such differences in this Joint Proxy Statement/Prospectus, but some of the principal differences which could materially affect the rights of shareholders include the following:

Liability and Indemnification

         The DGCL permits a corporation's certificate of incorporation to limit a director's exposure to monetary liability for breach of duty except for (a) a breach of duty of loyalty, (b) failure to act in good faith, (c) intentional misconduct, (d) violation of law or willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (e) for any other transactions from which the directors derive an improper personal benefit. The Sentry Certificate of Incorporation does contain such a provision limiting a director's liability for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL, and provides that any repeal or modification by the stockholders of the limitation on director liability will not adversely affect any right or protection existing at the time of such repeal or modification.

         The Minnesota Act permits a corporation's articles of incorporation to limit or eliminate a directors' liability for monetary damages for breach of fiduciary duty except for (a) any breach of the duty of loyalty, (b) failure to act in good faith, (c) intentional misconduct, (d) knowing violation of law, (e) illegal distributions, (f) any transaction from which the director derived an improper personal benefit, or (g) any act or omission occurring prior to the effective date of the provision in the articles of incorporation limiting or eliminating liability. Video's Articles of Incorporation include a provision eliminating a director's liability to the fullest extent permitted by the Minnesota Act.

         The DGCL permits a corporation to indemnify its directors and officers against expense, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding. The Sentry Bylaws provide that Sentry shall indemnify its directors, officers, other employees, and agents to the fullest extent permitted by law. The Sentry Bylaws also permit it to secure insurance on behalf of an officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the DGCL would permit indemnification.

         The Minnesota Act requires a corporation to indemnify its directors, officers, and employees who are made or threatened to be made party to a proceedings by reasons of the former or present capacity of the director, officer or employees, against judgments, penalties, fines, settlements and reasonable expenses, the Minnesota Act permits a corporation to prohibit or limit indemnification by so providing in its Articles of Incorporation or its Bylaws. Video has not limited the statutory indemnification in its articles of incorporation, however, and its Bylaws state that Video shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as may be required or permitted as are provided by law.

Dividends

         The DGCL generally permits dividends to be paid out of any surplus, defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate par value of all issued shares of capital stock). The DGCL also permits a dividend to be paid out of net profits of the current or the proceeding fiscal years, or both, unless net assets are less than the capital of all outstanding shares of preferred stock.

         Under the Minnesota Act a corporation may make a distribution only if the board of directors has determined that the corporation is able, and the corporation is in fact able, to pay its debts in the ordinary course of business after making the distribution. A distribution may be made to holders of a class or series of shares only if all amounts payable to holders of shares having a preference are paid (except for those having waived rights to payment) and if payment of such distribution does not reduce the net assets of the corporation below the aggregate preferential amount payable upon liquidation (unless the distribution is made to shareholders in the order of and to the extent of their respective priorities). Although Video's Articles of Incorporation and Bylaws provide that its directors may declare dividends whenever and in such amounts as, in their opinion, the condition and affairs of the company shall render advisable, Video is currently prohibited from paying dividends under its Financing Agreement, dated March 29, 1996, with Republic Acceptance Corporation.

         Accordingly, Sentry's ability to legally pay dividends may differ in certain circumstances from that of Video. Sentry has not paid any cash dividends on its equity securities and the Sentry Board currently intends to retain all earnings for use in Sentry's business.

Special Meetings of the Stockholders

         The DGCL provides that special meetings of the stockholders may be called by the board of directors or by such other person or persons as may be authorized in the certificate of incorporation or bylaws. Presently the Sentry Bylaws provide that the special meetings may be called by a majority of the Board of Directors or by the Chairman of the Board.

         The Minnesota Act provides that special meetings of the shareholders may be called by the chief executive officer; the chief financial officer; two or more directors, any person authorized in the articles of incorporation or the bylaws to do so; or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote (except in the case of special shareholder meetings called to address any action related to facilitating or effecting a business combination, which requires a shareholder or shareholders holding 25% or more of the voting power). Video's Bylaws provide that the special meetings may be called in accordance with Minnesota law.

Charter Amendments

         The DGCL requires that amendments to a certificate of incorporation be approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast, unless the certificate of incorporation requires approval by a greater proportion of votes. In addition, an amendment must be separately approved by a majority vote of all outstanding shares of any class, whether or not otherwise entitled to vote, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

         The Minnesota Act is similar to the DGCL, and entitles holders of shares of a class or series to vote as a class or series on certain amendments, including amendments which would (a) change the number of authorized shares of such class or series, (b) change or adversely affect the rights and preferences of such class or series, (c) create a new class or series of shares with rights and preferences prior and superior to such class or series, or (d) rights and preferences of a class or series with prior and superior rights and preferences to such class or series.

Preemptive Rights

         Under the DGCL, security holders of a corporation only have such preemptive rights as may be provided in the corporation's certificate of incorporation. The Sentry Certificate of Incorporation does not provide any preemptive rights to any security holders.

         The Minnesota Act provides that all security holders are entitled to preemptive rights unless the articles of incorporation specifically deny or limit preemptive rights. Video's Articles of Incorporation specifically deny preemptive rights to its security holders.

Voting Rights Generally

         Under both the DGCL and the Minnesota Act, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders, unless the DGCL, the Minnesota Act, the Sentry Certificate of Incorporation, the Sentry Bylaws, Video's Articles of Incorporation or Video's Bylaws specify a different voting requirement.


         The Sentry Certificate of Incorporation does not contain any super majority voting requirements. The Sentry Certificate of Incorporation provides for one class of Common Stock.

         Except as may be otherwise provided in a preferred stock designation, each holder of Sentry Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Sentry Common Stock held of record by such holder as of the record date for such meeting. The Sentry Bylaws provide that the holders of a majority of the stock issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat.

         Video's Bylaws provide that the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on the particular item of business, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is deemed to be the act of the shareholders.

Action by Written Consent

         Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or taken such action at a meeting at which all shares entitled to vote thereon were present and voted.

         The  Sentry   Certificate   of   Incorporation   does  not  permit  the
stockholders of the corporation to take action by written consent.

         Under the Minnesota Act, any action required or permitted to be taken in any meeting of the shareholders may be taken without a meeting by a written action signed by all of the shareholders. Any action required or permitted to be taken by the board of directors may be taken by written action signed by all of the directors, however, if a company's articles of incorporation so provides, any action other than an action requiring shareholder approval may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors which all directors were present. Video's Articles of Incorporation permit the Video Board to take written action that is signed by less than all of the directors under the circumstances permitted by the Minnesota Act.

Voting in the Election of Directors

         In an election of directors for corporations for which cumulative voting is provided, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Without cumulative voting, the holders of a majority of shares voting in the election of directors would have the power to elect all the directors to be elected, and no person could be elected without the support of holders of a majority of the shares.

         Under the DGCL, cumulative voting is not mandatory and cumulative voting rights must be provided in a corporation's certificate of incorporation if stockholders are to be entitled to cumulative voting rights. The DGCL requires that elections of directors be by written ballot, unless otherwise provided in a corporation's certificate of incorporation.

         The Sentry Certificate of Incorporation and Bylaws do not require the election of directors by written ballot. The Sentry Certificate of Incorporation does not provide for cumulative voting.

         Under the Minnesota Act, cumulative voting for the election of directors is required unless specifically limited or denied in the articles of incorporation. Video's Articles of Incorporation specifically deny cumulative voting rights to the Video shareholders.

Number and Qualification of Directors

         Under the DGCL, the minimum number of directors is one. The DGCL permits the board of directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized in the certificate of incorporation, in which case a change in the number of directors may be made only upon approval of such change by the stockholders. The Sentry Board currently consists of five directors who shall be elected by the holders of Sentry Common Stock with each share entitled to one vote per share.

         Under the Minnesota Act, the minimum number of directors is one and the only qualification for directors is that they must be natural persons. The Minnesota Act permits the number of directors to be fixed by the articles of incorporation or bylaws, and the number of directors may be increased or decreased by the shareholders or the board of directors in the manner permitted by the articles of incorporation or bylaws. Video's Bylaws require the shareholders or Video Board to establish the number of directors and permits the number of directors to be increased or decreased by either the shareholders or the Video Board from time-to-time, provided that the Video Board may not decrease the number of directors below the number last designated by the shareholders.

Classification of Board

         A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process.

         The DGCL permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively.

         The Sentry Certificate of Incorporation provides for a classified Board of Directors. Directors will be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Directors first appointed to Class I will hold office for a term expiring at the first annual meeting following the filing of the Sentry Certificate of Incorporation; directors first appointed to Class II will hold office for a term expiring at the second annual meeting following the filing of the Sentry Certificate of Incorporation; directors first appointed to Class III will hold office for a term expiring at the third annual meeting following the filing of the Sentry Certificate of Incorporation.

         The Minnesota Act permits, but does not require, a classified board of directors, with the terms of any such classes to be provided for in the articles of incorporation and bylaws. Neither Video's Articles of Incorporation or Bylaws provide for the division of the Video Board into separate classes.

Removal of Directors

         Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides.

         The Sentry Certificate of Incorporation provides for a classified board of directors; therefore a Sentry director may be removed only with cause. In addition, the Sentry Certificate of Incorporation provides that a director may be removed for cause only upon the affirmative vote of the holders of at least 80% of the stock entitled to vote thereon.

         Under the Minnesota Act, a director of a corporation that does not have cumulative voting may be removed with or without cause with the approval of the holders of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting. Since Video's Articles of Incorporation do not permit cumulative voting, the holders of a majority of the shares of Special Meeting may remove a Video director at any time. Under the Minnesota Act, a director may be removed by the affirmative vote of a majority of the directors present at a meeting of the board of directors with or without cause if that director was named by the board to fill a vacancy and was not subsequently re-elected by the shareholders.

Filling Vacancies on the Board of Directors

         Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws. However, if the certificate of incorporation directs that a particular class is to elect such director, such vacancy may be filled only by the other directors elected by such class. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board as constituted immediately prior to such increase, the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the total number of shares outstanding having the right to vote for such directors, order an election to be held to fill any such vacancies or newly created directorship or to replace the directors chosen by the directors then in office.

         Sentry's Board of Directors currently consist of five directors who shall be elected by the holders of Sentry Common Stock with each share of Sentry Common Stock entitled to one vote per share.

         Under the Minnesota Act, unless different rules for filling vacancies are provided for in the articles of incorporation or bylaws, vacancies on the board of directors resulting in the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies resulting from a newly-created directorship may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. The shareholders may also elect a new director to fill a vacancy that is created by the removal of a director by the shareholders. Neither Video's Articles of Incorporation nor Bylaws created different rules for the filling of vacancies on the Video Board.

Transactions Involving Directors

         Under the DGCL, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, is void or voidable if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, which authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors; (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by the stockholders; or
(iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. A corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employee and those of this subsidiaries, including directors who are also officers or employees, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

         Under the Minnesota Act, no contract or transaction between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or officers, or have a financial interest, is void or voidable if (i) the material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, which authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors; (ii) the material facts as to the director's relationship or interest and to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by (a) the holders of two-thirds of the shares owned by persons other than the interested director or directors, or (b) the holders of all of the outstanding shares by the shareholders; or (iii) the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders.

Mergers, Tender Offers and Sales or Substantially All of a Corporation's Assets

         Under the DGCL, the principal terms of a merger generally require the approval of the stockholders of each of the merging corporations, but do not require the approval of the stockholders of any parent corporation, even when the parent corporation's securities are to be used as consideration for the merger. Unless otherwise required in a corporation's certificate of incorporation, the DGCL does not require a stockholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing certificate of incorporation, (ii) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (iii) either no shares of the surviving corporation and no securities convertible into such stock are to be issued in the merger or the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. A disposition of substantially all of a corporation's assets requires the approval of the outstanding shares of the corporation.

         Under the Minnesota Act, the principal terms of a merger generally require the approval of the holders of a majority of the shareholders of each of the merging corporations, but do not require the approval of the shareholders of any parent corporation, even when the parent corporation's securities are to be used as consideration for the merger. Unless otherwise required in a corporation's articles of incorporation, the Minnesota Act does not require a shareholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing articles of incorporation; (ii) each share of the surviving corporation outstanding before the merger is an identical outstanding share after the merger; and (iii) either no shares of the surviving corporation and no securities convertible into stock are to be issued in the merger or the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. Under the Minnesota Act, a disposition of substantially all of a corporation's assets requires the approval of the holders of a majority of the outstanding shares of the corporation.

Appraisal Rights

         Under the DGCL, the right to receive the fair market value of dissenting shares is made available to stockholders of a constituent corporation in a merger or consolidation effected under the DGCL. Dissenters' rights of appraisal are not available (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (iii) to stockholders of a parent corporation that is not itself a constituent corporation in a merger transaction.

         The Sentry Certificate of Incorporation and the Sentry Bylaws do not contain any additional provisions relating to dissenters' rights of appraisal.

         For a description of appraisal rights provided by the Minnesota Act in the event of a merger, see "THE MERGER -- Dissenters' Rights." The Minnesota Act also makes appraisal rights available to dissenting shareholders in the event of certain actions including: (i) an amendment of the articles of incorporation that materially and adversely affects the rights and preferences of the shares of the dissenting shareholder in certain respects; (ii) a sale or transfer of all or substantially all of the assets of the corporation; and (iii) any other corporation action with respect to which the corporation's articles of incorporation or bylaws given dissenting shareholders the right to obtain payment for their shares. Video's Articles of Incorporation and Bylaws do not grant any other appraisal rights.

Anti-Takeover Provisions; Transactions with Interested Stockholders

         Section 203 of the DGCL ("Section 203"), subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder (as defined below) owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Section 203 defines a business combination to include:
(i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning fifteen percent or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may elect not to be subject to Section 203 by having its stockholders approve an amendment to its certificate of incorporation or bylaws to such effect. Sentry has not made such an election and, therefore, Section 203 may have an anti-takeover effect with respect to Sentry.

         The Minnesota Act requires approval by the disinterested shareholders of any "control share acquisition" of stock of an "issuing public corporation" if an acquiror exceeds specified levels of ownership (20%, 33 1/3% and 50%) of the stock of the target corporation. This provision essentially requires a proxy contest to approve such share acquisitions and delays the acquiror's purchase up to 55 days while a special shareholders' meeting is held to vote on the acquisition. The definition of "control share acquisition" excludes cash tender offers for all outstanding shares if the offer has been approved in advance by the board of directors of the target corporation, and acquisition by employee benefit plans.

         The Minnesota Act restricts transactions with a shareholder ("interested shareholder") acquiring 10% or more of the shares of a publicly held (i.e., subject to the reporting requirements of the Exchange Act) "issuing public corporation" unless the share acquisition or the transaction has been approved by the corporation's board of directors prior to the acquisition of the 10% interest. An "issuing public corporation" is a corporation which has at least 50 shareholders. For four years after the 10% threshold is exceeded (absent prior board approval), the corporation cannot enter into a merger, sale of substantial assets, loan, substantial issuance of stock, plan of liquidation or reincorporation involving the interested shareholder or its affiliates.

Dissolution

         Under the DGCL, unless the board of directors approves a proposal to dissolve a corporation, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it need only be approved by a majority of the corporation's stockholders.

         Under the Minnesota Act, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors.

       COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO SENTRY AND KNOGO

         The following is a summary of certain differences between holders of Sentry capital stock and holders of Knogo capital stock. The following discussion is not intended to be complete and is qualified by reference to the DGCL, the certificates of incorporation (including each certificate of designations forming a part thereof) and bylaws of each of Sentry and Knogo. Copies of the Sentry Certificate of Incorporation and Sentry Bylaws, in substantially the forms to be adopted at the Effective Time, are attached to this Joint Proxy Statement/Prospectus as Appendices F and G, respectively.

         Sentry and Knogo are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of (i) Sentry Common Stock and/or Sentry Class A Preferred Stock and (ii) Knogo Common Stock arise primarily from differences in the respective certificates of incorporation and bylaws of Sentry and Knogo. The Sentry Certificate of Incorporation and Sentry Bylaws are substantially similar to the Amended and Restated Certificate of Incorporation and Bylaws, respectively, of Knogo, except for certain matters described below.

Authorized Capital and Par Value

         The total number of authorized shares of capital stock of Knogo is 13,000,000 consisting of 10,000,000 shares of Knogo Common Stock and 3,000,000 shares of preferred stock, which preferred stock may be issued in one or more series with such designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions, as the Knogo Board may determine. The authorized capital stock of Sentry is described under "DESCRIPTION OF SENTRY CAPITAL STOCK."

         The par value of the Knogo Common Stock is $0.01 per share. The par value of each of the Sentry Common Stock and the Sentry Class A Preferred Stock is $0.001 per share. The principal effect of this change will be to somewhat increase the amount that Sentry will have available to pay dividends or repurchase or redeem stock. Except as set forth below and under "DESCRIPTION OF SENTRY CAPITAL STOCK -- Preferred Stock -- Class A Preferred Stock" and in Sentry's Certificate of Incorporation, Sentry does not currently intend to adopt dividend and stock repurchase policies different from those of Knogo.

Sentry Class A Preferred Stock

         As described above, Knogo's Amended and Restated Certificate of Incorporation authorizes Knogo to issue blank check preferred stock; however, to date, no series of preferred stock has been issued by Knogo. In contrast, Sentry, which is also authorized to issue blank check preferred stock, is designating a series of preferred stock, the Sentry Class A Preferred Stock, which will be issued to holders of Knogo Common Stock as part of the Merger.

         The terms of the Sentry Class A Preferred Stock, including the payment of certain dividends thereon, are set forth in the Certificate of Designation with respect to such stock, a copy of which, in substantially the form to be adopted at the Effective Time, is attached to this Joint Proxy Statement/Prospectus as part of Appendix F, and is summarized under "DESCRIPTION OF SENTRY CAPITAL STOCK -- Preferred Stock -- Class A Preferred Stock."

                       DESCRIPTION OF SENTRY CAPITAL STOCK

         The summary of the terms of the stock of Sentry set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Sentry Certificate of Incorporation and the Sentry Bylaws.

Authorized Capital Stock

         Under the Sentry Certificate of Incorporation, the total number of shares of all classes of stock that Sentry has authority to issue is 50,000,000 shares, of which 40,000,000 are shares of Sentry Common Stock and 10,000,000 are shares of Sentry Preferred Stock. Of the Sentry Preferred Stock, 6,000,000 shares have been designated Sentry Class A Preferred Stock with a face value of $5.00 per share.

Common Stock

         Holders of Sentry Common Stock will be entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of Sentry Preferred Stock, the holders of such shares will possess all voting power. The Sentry Certificate of Incorporation does not provide for cumulative voting for the election of directors. Thus, under the DGCL, the holders of more than one-half of the outstanding shares of Sentry Common Stock generally will be able to elect all the directors of Sentry then standing for election and holders of the remaining shares will not be able to elect any director.

         Subject to any preferential rights of any series of Sentry Preferred Stock, holders of shares of Sentry Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the Sentry Board and to share ratably in the assets of Sentry legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up.

         Holders of Sentry Common Stock will have no preferences, preemptive, conversion or exchange rights.

         Under certain circumstances, the holders of at least 80% of the outstanding voting stock of Sentry must approve (a) any merger or consolidation with, any disposal of a substantial part of the assets of Sentry or any subsidiary to, or any issuance or sale by Sentry or a subsidiary of any stock of Sentry or a subsidiary to, a beneficial owner of 5% or more of the outstanding voting stock of Sentry, unless such transaction is approved by the Sentry Board and a majority of the directors so approving are continuing directors (as defined in the Sentry Certificate of Incorporation), (b) any dissolution of Sentry, any offer by Sentry to purchase its shares, or any reclassification, recapitalization or other transaction designed to decrease the number of holders of shares of Sentry's voting stock, if any person or entity is then the beneficial owner of 5% or more of the outstanding voting stock of Sentry, unless such action is approved by the Sentry Board and a majority of the directors so approving are continuing directors, (c) any change in the provisions of the Sentry Certificate of Incorporation or the Sentry Bylaws regarding the number, classification, term of office, qualifications, election and removal of directors and the filling of vacancies and newly created directorships, or the provision to the effect that stockholders of Sentry may not take action by written consent, or any changes in the provisions of the Sentry Certificate of Incorporation regarding the limitation of liability of directors or the indemnification of officers and directors, unless such change is submitted to the stockholders with the unanimous recommendation of the entire Sentry Board, or (d) any amendment to the foregoing supermajority voting requirements, unless such amendment is submitted to the stockholders with the unanimous recommendation of the entire Sentry Board.

         Certain of the foregoing provisions of the Sentry Certificate of Incorporation may make more difficult, and therefore discourage, attempts to acquire control of Sentry through acquisitions of shares of Sentry Common Stock or otherwise, in transactions not approved by the Sentry Board. As a result of these provisions, transactions or proposed transactions which might have the short-term effect of increasing the market price of Sentry Common Stock may be discouraged, and management of Sentry may be able to resist changes which the stockholders might otherwise have the power to impose. The division of the Sentry Board into three classes could discourage third parties from seeking to acquire control of such Board and could impede proxy contests or other attempts to change Sentry's management.

Preferred Stock

         The Sentry Board is authorized to issue shares of Sentry Preferred Stock, in one or more series or classes, and to fix for each such series voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as are permitted by the DGCL. The Sentry Board could authorize the issuance of shares of Sentry Preferred Stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of Sentry Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then market price of such shares.

Class A Preferred Stock.

         The Sentry Class A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, rank on parity with, or junior to, as the case may be, any other classes or series of Preferred Stock established by the Sentry Board. Such other classes or series of Preferred Stock shall specifically provide that such class or series shall rank on parity with, or senior to, the Sentry Class A Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution. Furthermore, such Sentry Class A Preferred Stock shall, except as described below, rank prior to any other equity securities of Sentry with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such equity securities of Sentry to which the Sentry Class A Preferred Stock ranks prior, including the Common Stock, are at times collectively referred to herein as the "Junior Stock").


         The annual dividend rate on each share of the Sentry Class A Preferred Stock shall be fixed at five percent (5%) of the Face Value, payable as described below (the "Dividend"). The holders of shares of the Sentry Class A Preferred Stock shall be entitled to receive Dividends on the following dates (each, a "dividend payment date"): February 12, 1998 and 1999, August 12, 1999 and 2000, February 12, 2000 and 2001; the 12 month period ending on each of the first two dividend payment dates is an "annual dividend period," the six month period ending on each of the next four dividend payment dates is a "semi-annual dividend period," and each such annual dividend period or semi-annual dividend period is a "dividend period." Dividends (whether or not declared) shall be payable in additional shares of the Sentry Class A Preferred Stock during the two annual dividend periods ending on the first two dividend payment dates subsequent to issuance of the Sentry Class A Preferred Stock, such that holders shall receive a Dividend of 1/20th of a share of Sentry Class A Preferred Stock for each share of Sentry Class A Preferred Stock held. Thereafter, the holders of shares of the Sentry Class A Preferred Stock shall be entitled to receive, in preference to dividends on the Junior Stock, and whether or not declared the Dividend (including any Dividend accrued and unpaid) payable in cash, out of funds legally available for the payment of dividends, such that holders shall receive a Dividend of $0.25 for each share of Sentry Class A Preferred Stock held, which Dividend shall accrue semi-annually and be due in equal installments on each of the last four dividend payment dates. Each additional share of the Sentry Class A Preferred Stock issued as a Dividend shall be valued at the Face Value. All Dividends paid with respect to shares of the Sentry Class A Preferred Stock pursuant to this paragraph shall be paid pro rata to the holders entitled thereto.


         Whenever, at any time or times, any Dividend payable shall be in arrears, the holders of the outstanding shares of Sentry Class A Preferred Stock shall have the right, voting separately as a class, to elect two directors of Sentry no later than two years after such Dividend shall be, and continue, in arrears. Upon the vesting of such right of the holders of Sentry Class A Preferred Stock, the maximum authorized number of members of the Sentry Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Sentry Class A Preferred Stock. The right of the holders of Sentry Class A Preferred Stock to elect two members of the Sentry Board as aforesaid shall continue until such time as all Dividends in arrears shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above described.

         If the Sentry Board declares, and Sentry pays or sets funds apart for payment of, any dividend on any of the Junior Stock, the holders of the Sentry Class A Preferred Stock shall share equally, share and share alike, in the distribution of any and all dividends declared on such Junior Stock, provided that for this purpose each share of Sentry Class A Preferred Stock shall be treated as one share of such Junior Stock.

         Adjustment of Hurdle Price. To preserve the actual or potential economic value of the Sentry Class A Preferred Stock, if at any time after the date of the Sentry Certificate of Incorporation, there shall be any change in the Sentry Common Stock, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Sentry Common Stock (other than regular cash dividends) or otherwise, then, in each such event the Sentry Board shall make such appropriate adjustments in the Hurdle Price (as defined below) such that following such adjustments, such event shall not have had the effect of increasing, reducing or limiting the benefits the holders of shares of Sentry Class A Preferred Stock would have had absent such event.

         The "Deemed Value" equals the Face Value plus the amount by which the Closing Price (as defined below) exceeds the Hurdle Price (as defined below) on the date of the relevant event. The "Hurdle Price" shall mean the amount that is the average of the closing prices for a share of Sentry Common Stock on the 20 consecutive trading days ending on the trading date last preceding the first anniversary of the Effective Time; provided, however, that in no event shall the Hurdle Price be less than $5.00 or more than $6.50, such that (x) if such average amount is less than $5.00, the Hurdle Price shall equal $5.00 and (y) if such average amount is more than $6.50, the Hurdle Price shall equal $6.50. The Hurdle Price is subject to certain adjustments in the event of certain changes to the Sentry Common Stock to preserve the actual or potential economic value of the Sentry Class A Preferred Stock. The "Closing Price" equals the average of the closing prices for a share of Sentry Common Stock on the 20 consecutive trading days ending on the trading date last preceding an optional redemption date, the Mandatory Redemption Date (as defined below), the date of any liquidation, dissolution or winding up of the affairs of Sentry, the closing date of an Acquisition (as defined below), or the price per share of the Sentry Common Stock issued in a Public Offering (as defined below), as the case may be, as reported on NASDAQ, or if such closing prices shall not be reported on NASDAQ, the average of the closing prices, regular way, for a share of such security on the principal national securities exchange on which such security is listed on such 20 consecutive trading days, or if such security is not listed on any national securities exchange, the average of the mean between the closing bid and asked prices of a share of such security on such 20 consecutive trading days as reported, or if such prices shall not be so reported, as the same shall be reported by the National Quotation Bureau, Incorporated or, in all other cases, the value set in good faith by the Sentry Board.

         Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sentry, the holders of shares of the Sentry Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of Sentry available for distribution to its stockholders an amount in cash for each share outstanding equal to (i) the Deemed Value, which as used herein shall equal the Face Value plus the amount by which the Closing Price exceeds the Hurdle Price on the date of the relevant event, on the date of such an event plus (ii) an amount in cash equal to all accrued but unpaid Dividends thereon, plus additional dividends on unpaid Dividends accrued prior to the commencement of the then-current dividend period, to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. If the assets of Sentry are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Sentry Class A Preferred Stock and any other class or series of the Sentry Preferred Stock having liquidation rights on parity with the shares of the Sentry Class A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Sentry Class A
Preferred Stock and the holders of outstanding shares of such other series of the Sentry Preferred Stock are entitled were paid in full.

         The liquidation payment with respect to each fractional share of the Sentry Class A Preferred Stock outstanding, if any, shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of the Sentry Class A Preferred Stock.

         Notwithstanding any other provision of the Sentry Certificate of Incorporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sentry, the holders of Sentry Class A Preferred Stock shall receive the greater of (x) an amount in cash equal to the Deemed Value on the date of the event plus an amount in cash equal to all accrued but unpaid Dividends thereon, plus additional dividends on unpaid Dividends accrued prior to commencement of the then-current dividend period, to the date fixed for liquidation, or (y) the amount which would be the liquidation payment per share of Sentry Common Stock if the Sentry Class A Preferred Stock were effectively redeemed for Sentry Common Stock prior to such liquidation, for which purpose the Sentry Class A Preferred Stock shall be treated as representing an equal number of shares of Sentry Common Stock.

Redemption.

         Optional Redemption. Prior to the first anniversary of the date of issuance of the Sentry Class A Preferred Stock, Sentry shall not redeem the Sentry Class A Preferred Stock. Subject to the preceding sentence and the mandatory redemption provisions in the Sentry Certificate of Incorporation, Sentry may, at its option, redeem the Sentry Class A Preferred Stock for cash at any time in whole at the Deemed Value, together with accrued and unpaid Dividends, if any, thereon. If Sentry completes a Public Offering (as defined below) or an Acquisition (as defined below) more than 35 days prior to the Mandatory Redemption Date (as defined below), then Sentry may, at its option, redeem the Sentry Class A Preferred Stock for Sentry Common Stock at the Deemed Value.

         "Public Offering" means an underwritten public offering of Sentry Common Stock with net proceeds resulting therefrom in excess of $12,000,000. "Acquisition" means an acquisition by Sentry of property of or securities issued by a third party in which the consideration paid by Sentry (i) consists, in whole or in part, of shares of Sentry Common Stock and (ii) the aggregate value of such shares of Sentry Common Stock exceeds $12,000,000; provided that such aggregate value shall be based upon the number of such shares of Sentry Common Stock multiplied by the Closing Price as of the closing date of such Acquisition.

         Mandatory Redemption. On the fourth anniversary of the date of issuance of the Sentry Class A Preferred Stock (the "Mandatory Redemption Date"), so long as any shares of the Sentry Class A Preferred Stock shall be outstanding, Sentry shall redeem any issued and outstanding Sentry Class A Preferred Stock at the Deemed Value, together with accrued and unpaid Dividends, if any, thereon, for cash (to the extent Sentry shall have funds legally available for such payment) or Sentry Common Stock, at Sentry's option. The price of such Sentry Common Stock shall be its Closing Price.

         Acquired Shares. Shares of the Sentry Class A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to class or series and may be redesignated and reissued as part of any class or series of the Preferred Stock; provided, however, that no such issued and reacquired shares of the Sentry Class A Preferred Stock shall be reissued or sold as Sentry Class A Preferred Stock.

         Conversion to Notes. To the extent that funds are not legally available on the Mandatory Redemption Date for the payment in cash for the mandatory redemption of the Sentry Class A Preferred Stock, and Sentry does not issue Sentry Common Stock as payment for such mandatory redemption, as required in the Sentry Certificate of Incorporation, each outstanding share of Sentry Class A Preferred Stock shall automatically convert (the "Conversion") into a subordinated note (the "Subordinated Note") given by Sentry for the benefit of the holder thereof. Each Subordinated Note shall be in a principal amount equal to the Deemed Value plus accrued and unpaid Dividends. The Subordinated Notes
(i) shall bear interest at a rate of six percent (6%) per annum, (ii) shall mature at the end of one year from the date of Conversion, and (iii) upon maturity, shall become due and payable as to any outstanding principal and interest.

         At the time of the Conversion, the holders of the Subordinated Notes shall have the right, voting separately as a class, to elect one director of Sentry. Upon the vesting of such right of the holders of the Subordinated Notes, the maximum authorized number of members of the Sentry Board shall automatically be increased by one, and the one vacancy so created shall be filled by vote of the holders of the Subordinated Notes. The right of the holders of the Subordinated Notes to elect a member of the Sentry Board as aforesaid shall continue until such time as the Subordinated Notes have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided.

         Voting Rights. The holders of record of shares of the Sentry Class A Preferred Stock shall not be entitled to any voting rights except as provided by law or otherwise specifically provided in the Sentry Certificate of Incorporation.

         Consent. No consent of holders of the Sentry Class A Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of Sentry, (b) the creation of any class of stock of Sentry ranking junior as to dividends and upon liquidation to the Sentry Class A Preferred Stock, or (c) any increase or decrease in the amount of authorized Common Stock. The consent of the holders of two-thirds of the outstanding shares of the Sentry Class

A Preferred Stock shall be required for the creation of any class of preferred stock ranking senior in preference to the Sentry Class A Preferred Stock. The consent of the holders of a majority of the outstanding shares of the Sentry Class A Preferred Stock shall be required for the creation of any class of preferred stock ranking equal in preference to the Sentry Class A Preferred Stock.

         Amendments. The Sentry Board reserves the right by subsequent amendment of the Sentry Certificate of Incorporation from time-to-time to decrease the number of shares which constitute the Sentry Class A Preferred Stock (but not below the number of shares thereof then outstanding and required for the payment of Dividends).

Certain Charter and By-Law Provisions

Classified Board of Directors

         The Sentry Certificate of Incorporation provides for the Sentry Board to be divided into three classes of Directors serving staggered three-year terms. As a result, approximately one-third of the Sentry Board will be elected each year.

         This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Sentry Board until the second annual stockholders' meeting following the date the acquiror obtains the controlling stock interest, and thus could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Sentry. Accordingly, this provision could increase the likelihood that incumbent Sentry Directors will retain their positions.

Number of Directors; Removal; Vacancies

         The Sentry Certificate of Incorporation provides that the number of Directors shall be determined from time to time by majority of the Sentry Board, provided that in no event shall such number be less than three. The Sentry Bylaws provide that the Sentry Board shall have the right to fill vacancies including vacancies created by expansion of the Sentry Board.

         The Sentry Certificate of Incorporation further provides that Sentry Directors may be removed only for cause and then only at any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, and only by the affirmative vote of the holders of at least 80% of the voting stock, voting together as a single class. This provision, in conjunction with the provision of the Sentry Bylaws authorizing the Sentry Board to fill vacant directorships, would prevent stockholders from removing incumbent Sentry Directors without cause and filling the resulting vacancies with their own nominees.

Stockholder Action by Unanimous Consent; Special Meetings

         The Sentry Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of Sentry must be effected at a duly called annual or special meeting of stockholders of Sentry and may not be effected by any consent in writing of such stockholders. Special meetings of stockholders of Sentry may be called only by the Chairman of the Board or the Secretary of Sentry within 10 calendar days after receipt of the written request of a majority of the total number of Directors which Sentry would have if there were no vacancies. At an annual meeting or special meeting of stockholders of Sentry, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Sentry Bylaws.

Advance Notice for Raising Business or Making Nominations at Meetings

         The Sentry Bylaws establish an advance notice procedure for business being brought before an annual meeting of stockholders of Sentry by the stockholders and for nominations by the stockholders of candidates for election as Sentry Directors at an annual meeting or a special meeting called for the purpose of electing such Directors. Subject to applicable law, including, without limitation, Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting as has been brought before the meeting by, or at the direction of, the Sentry Board, or by a stockholder who has given to the Secretary of Sentry timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of the Sentry Board, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary of Sentry prior to a meeting at which Sentry Directors are to be elected will be eligible for election as Directors of Sentry.

         To be timely, notice of nominations or other business to be brought before an annual meeting must be received by the Secretary of Sentry not less than 60 nor more than 90 days prior to the meeting; however, if the date of the meeting is first publicly announced or disclosed less than 75 days prior to the date of the meeting, notice shall be given not more than 10 days after such date is first announced or disclosed. Similar advance notice requirements are applicable to nominations to be brought before a special meeting called for the purpose of electing Directors.

Amendment of Certain Charter and By-Laws Provisions

         The Sentry Certificate of Incorporation provides that the Sentry Board may adopt, amend, or repeal any provision of the Sentry Bylaws. Any Bylaw made by the Sentry Board may be amended or repealed by the Sentry Board or by the stockholders in the manner provided in the Sentry Bylaws. Notwithstanding the foregoing, certain Sentry Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the voting stock, voting together as a single class. The Sentry Bylaws may be amended or repealed at any time, either at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or at any meeting of the Sentry Board, provided that no amendment adopted by the Sentry Board may vary or conflict with any amendment adopted by the stockholders.


Transfer Agent and Registrar

         The principal transfer agent and registrar for Sentry Common Stock and Sentry Class A Preferred Stock will be American Stock Transfer Company.

                                  LEGAL MATTERS

         The validity of the Sentry Common Stock and Sentry Class A Preferred Stock to be issued in connection with the Merger will be passed upon by Dewey Ballantine.

         Dewey Ballantine, counsel for Video, and Stroock & Stroock & Lavan, counsel for Knogo, have delivered opinions concerning certain Federal income tax consequences of the Merger.

                                     EXPERTS

         The financial statements of Video at December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, included in this Joint Proxy Statement/Prospectus, which is referred to and made a part of this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Knogo as of December 31, 1994 and 1995 and for the year ended February 28, 1994, the 10 months ended December 31, 1994 and the year ended December 31, 1995 included in this Joint Proxy
Statement/Prospectus and the related financial statement schedule included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Knogo's and the Knogo Predecessor's consummation of Merger and Divestiture Agreements with Sensormatic), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          FUTURE STOCKHOLDER PROPOSALS

         If the Merger is consummated, the first annual meeting of the public stockholders of Sentry after such consummation is expected to be held in May 1998. If the Merger is not consummated, the 1997 annual meeting of the shareholders of Video is expected to be held on or about June 1997 and the 1997 annual meeting of the stockholders of Knogo is expected to be held on or about May 1997.

         Subject to the foregoing, if any Sentry stockholder intends to present a proposal at the 1998 Sentry annual meeting and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of Sentry in writing so as to be received at the executive offices of Sentry by January 15, 1998. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals. In the event the Merger is not consummated, the only stockholder proposals eligible to be considered for inclusion in the proxy materials for the 1997 annual meetings of Video and Knogo will be those which have been duly submitted to the Secretary of Video by February 1, 1997 or the Secretary of Knogo by December 5, 1996, as the case may be, as provided in the respective 1996 Annual Meeting Proxy Statements of Video and Knogo. To be properly presented at the 1998 Sentry annual meeting, a proposal must meet the procedural and other requirements set forth in the Bylaws of Sentry. See Appendix G to this Joint Proxy Statement/Prospectus.

                            Video Sentry Corporation

                              Financial Statements







                                    Contents

Report of Independent Auditors...............................................F-2

Audited Financial Statements

Balance Sheets...............................................................F-3
Statements of Operations.....................................................F-4
Statement of Changes in Shareholders' Equity.................................F-5
Statements of Cash Flows.....................................................F-6
Notes to Financial Statements................................................F-7

                         Report of Independent Auditors


Board of Directors and Shareholders
Video Sentry Corporation
Eden Prairie, Minnesota


We have audited the accompanying balance sheets of Video Sentry Corporation as of December 31, 1994 and 1995, and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Video Sentry Corporation at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                 ERNST & YOUNG LLP


Eden Prairie,  Minnesota
February 27, 1996,  except for Note 12
as to which the date is March 26, 1996


                                                 Video Sentry Corporation

                                                      Balance Sheets

                                                                              December 31,
                                                             ----------------------------------------------            September 30,
                                                                     1994                     1995                         1996
                                                             ---------------------   ----------------------            -------------
                                                                                                                        (Unaudited)

Assets
Current assets:
   Cash and cash equivalents                                          $2,902,536              $   221,606              $    99,002
   Investments                                                           799,851                      --                       --
   Accounts receivable:
      Trade                                                            1,656,464                2,555,490                1,540,468
      Officer                                                             29,418                   40,449                      --
   Inventories                                                           629,267                2,552,706                2,399,035
   Prepaid insurance and deposits                                        117,940                  106,775                  110,161
                                                                    ------------             ------------              -----------
Total current assets                                                   6,135,476                5,477,026                4,148,666
Property and equipment:
   Office furniture and equipment                                        184,597                  553,399                  554,300
   Production equipment                                                   42,629                   97,441                  116,261
                                                                    ------------             ------------              -----------
                                                                         227,226                  650,840                  670,561
   Less accumulated depreciation                                          45,962                  164,360                  300,259
                                                                    ------------             ------------              -----------
                                                                         181,264                  486,480                  370,302
Patent and organizational costs (less
   amortization of: 1994--$16,928, 1995--$25,328
   and 1996--$30,552)                                                     25,082                   16,682                   11,458
Software costs                                                              --                    635,223                  720,790
                                                                   -------------             ------------             ------------
                                                                          25,082                  651,905                  732,248
                                                                   -------------             ------------             ------------
Total assets                                                        $  6,341,822             $  6,615,411              $ 5,251,216
                                                                   =============             ============             ============

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                  $   674,139              $ 2,223,969              $ 1,659,538
   Notes payable                                                             --                       --                 2,110,180
   Customer deposits                                                      97,497                   28,013                   14,000
   Accrued liabilities                                                   200,913                  464,905                  323,658
                                                                   -------------             ------------             ------------
Total current liabilities                                                972,549                2,716,887                4,107,286

Rental abatement                                                          20,515                   22,028                   16,163

Shareholders' equity:
   Common stock, $.01 par value:
      Authorized shares -- 10,000,000;
      Issued and outstanding shares --
         1994--4,552,684, 1995--4,727,184,
         1996--4,841,962                                                  45,527                   47,272                   48,420
   Additional paid-in capital                                          7,370,411                7,577,361                7,862,934
   Accumulated deficit                                                (2,067,180)              (3,748,137)              (6,783,587)
                                                                   -------------             ------------             ------------
Total shareholders' equity                                             5,348,758                3,876,496                1,127,767
                                                                   -------------             ------------             ------------
Total liabilities and shareholders' equity                           $ 6,341,822              $ 6,615,411              $ 5,251,216
                                                                   =============             ============             ============





See accompanying notes.



                                                      Video Sentry Corporation

                                                      Statements of Operations


                                                                                                             Nine Months Ended
                                                              Year ended December 31,                          September 30,
                                               --------------------------------------------------      -----------------------------
                                                   1993                1994               1995             1995              1996
                                               -----------         -----------        -----------       ----------       -----------
                                                                                                              (Unaudited)

Sales                                          $   743,734          $4,241,096        $ 8,610,316       $7,768,362      $ 2,000,382
Cost of sales                                      563,760           3,440,056          7,342,784        5,899,273        3,085,708
                                               -----------         -----------        -----------       ----------      -----------
Gross margin                                       179,974             801,040          1,267,532        1,869,089       (1,085,326)

Operating expenses:
   Research, development and
   engineering                                     203,693             351,892            606,882          467,151          320,514
   Selling and marketing                           353,241             370,650            855,206          546,610          543,537
   General and administrative                      490,941             826,002          1,262,370          938,173        1,002,918
   Offering costs and officer severance               --                  --              321,646             --               --
                                               -----------         -----------        -----------       ----------      -----------
Total operating expenses                         1,047,875           1,548,544          3,046,104        1,951,934        1,866,969
                                               -----------         -----------       ------------      -----------      -----------
Operating loss                                    (867,901)           (747,504)        (1,778,572)         (82,845)      (2,952,295)

Other income (expense):
   Interest expense                                (48,399)           (132,966)            (1,859)          (1,757)         (83,259)
   Interest income                                    --                33,511             99,474           96,967              104
                                               -----------         -----------        -----------       ----------      -----------
                                                   (48,399)            (99,455)            97,615           95,210          (83,155)
                                               -----------         -----------        -----------       ----------      -----------
Net income (loss)                             $   (916,300)        $  (846,959)       $(1,680,957)     $    12,365      $(3,035,450)
                                              ============         ===========        ===========      ===========      ===========

Net income (loss) per share                   $      (0.38)        $     (0.31)       $     (0.36)     $      0.00      $     (0.63)
                                              ============         ===========        ===========      ===========      ===========

Weighted average number of shares
   outstanding                                   2,387,823           2,747,609          4,673,759        5,207,965        4,808,529
                                              ============         ===========        ===========      ===========      ===========




See accompanying notes.


                            Video Sentry Corporation

                  Statement of Changes in Shareholders' Equity



                                                   Common Stock                Additional
                                          ---------------------------           Paid-In            Accumulated
                                          Shares              Amount            Capital              Deficit               Total
                                         ---------          ---------       -------------          ------------        ------------


Balance January 1, 1993                  2,222,884            $22,229         $   158,286         $   (303,921)       $   (123,406)
   Stock options exercised                  64,800                648              65,448                  --               66,096
   Options and warrants
      issued for services                     --                 --                14,163                  --               14,163
   Net loss                                   --                 --                  --               (916,300)           (916,300)
                                        ----------          ---------       -------------         ------------        ------------
Balance December 31, 1993                2,287,684             22,877             237,897           (1,220,221)           (959,447)
   Options and warrants
      issued for services                     --                 --                16,950                 --                16,950
   Stock options exercised                  71,250                712              91,100                 --                91,812
   Stock warrants exercised                 49,000                490             164,885                 --               165,375
   Initial public offering of
      common stock--net of
      expenses of $1,161,837             2,144,750             21,448           6,859,579                 --             6,881,027
   Net loss                                   --                 --                  --               (846,959)           (846,959)
                                        ----------          ---------       -------------         ------------        ------------
Balance December 31, 1994                4,552,684             45,527           7,370,411           (2,067,180)          5,348,758
   Stock options exercised                 129,500              1,295             156,550                 --               157,845
   Stock warrants exercised                 45,000                450              50,400                 --                50,850
   Net loss                                   --                 --                  --             (1,680,957)         (1,680,957)
                                        ----------          ---------       -------------         ------------        ------------
Balance December 31, 1995                4,727,184             47,272           7,577,361           (3,748,137)          3,876,496
   Stock options exercised                 114,778              1,148             285,573                  --              286,721
   Net loss                                   --                 --                  --             (3,035,450)         (3,035,450)
                                        ----------          ---------       -------------         ------------        ------------
Balance September 30, 1996
   (unaudited)                           4,841,962            $48,420          $7,862,934          $(6,783,587)         $1,127,767
                                        ==========          =========       =============         ============        ============






See accompanying notes.




                            Video Sentry Corporation

                            Statements of Cash Flows


                                                                                                             Nine Months Ended
                                                                     Year ended December 31,                   September 30,
                                               -----------------------------------------------------   -----------------------------
                                                    1993               1994             1995              1995             1996
                                               -------------       ------------      -------------   --------------   -------------

                                                                                                                (Unaudited)
Operating activities:
Net income (loss)                                $(916,300)     $   (846,959)       $(1,680,957)     $    12,365       $(3,035,450)
Adjustments to reconcile net income
   (loss) to net cash used in operating
   activities:
   Depreciation and amortization                    18,160            35,598            126,798           81,569           141,124
   Stock options and warrants issued for
     services                                       14,163            16,950               --                --                --
   Rental abatement                                   --                --                1,513            2,269            (5,865)
Changes in operating assets and liabilities:
   Accounts receivable                             (26,964)       (1,658,768)          (910,057)      (1,662,610)        1,055,470
   Inventories and prepaids                       (230,102)         (392,418)        (1,912,274)      (1,276,290)          150,286
   Accounts payable and accrued
     liabilities                                   151,563           431,489          1,813,822        1,089,828          (705,769)
   Customer deposits                               449,659          (387,217)           (69,484)         (92,997)          (14,013)
                                                ----------      ------------       ------------     ------------      ------------
Net cash used in operating activities             (539,821)       (2,801,325)        (2,630,639)      (1,845,866)       (2,414,217)

Investing activities:
   Purchase of property and equipment              (27,741)         (143,726)          (423,614)        (345,820)          (19,721)
   Purchase of investments                            --            (799,851)          (875,149)      (1,317,032)              --
   Maturity of investments                            --                --            1,675,000        2,116,883               --
   Purchased software costs                           --                --             (635,223)        (590,520)          (85,567)
   Patent costs                                     (7,915)          (10,855)               --               --                --
                                                ----------      ------------       ------------     ------------      ------------
Net cash used in investing activities              (35,656)         (954,432)          (258,986)        (136,489)         (105,288)

Financing activities:
   Net borrowings from (repayment of)
     notes payable                                 432,096          (487,096)              --               --           2,110,180
   Proceeds from issuance of unsecured
     notes payable                                    --           1,560,000               --               --                 --
   Repayment of notes payable                         --          (1,575,000)              --               --                 --
   Net proceeds from issuance of common
     stock                                          66,096         6,881,027               --               --                 --
   Proceeds from exercise of options
     and warrants                                     --             257,187            208,695          208,695           286,721
                                                ----------      ------------       ------------     ------------      ------------
Net cash provided by financing activities          498,192         6,636,118            208,695          208,695         2,396,901
                                                ----------      ------------       ------------     ------------      ------------
Net (decrease) increase in cash                    (77,285)        2,880,361         (2,680,930)      (1,773,660)         (122,604)
Cash and cash equivalents at beginning of
   year                                             99,460            22,175          2,902,536        2,902,536           221,606
                                                ----------      ------------       ------------     ------------      ------------
Cash and cash equivalents at end of year        $   22,175       $ 2,902,536       $    221,606      $ 1,128,876      $     99,002
                                                ==========      ============       ============      ===========      ============



See accompanying notes.


                            Video Sentry Corporation

                          Notes to Financial Statements

                                December 31, 1995



                  (Unaudited with respect to September 30, 1996
          and the nine month periods ended September 30, 1995 and 1996)



1. Summary of Significant Accounting Policies

Nature of Business

Video Sentry Corporation (the "Company"), incorporated in Minnesota on September 10, 1990, is engaged in the design, development and marketing of a traveling closed circuit television ("CCTV") security surveillance system ("system") throughout the United States.

Revenue and Cost Recognition

The Company recognizes revenue for its systems at the time of shipment. Revenue for installation is recorded when the system is installed and is netted against the costs of installation included in cost of sales.

Cash Equivalents

The Company considers all highly liquid investments (U.S. Government securities) with a maturity date of 90 days or less to be cash equivalents. Cash equivalents are stated at cost which approximates fair market value.

Investments

Investments consist of U.S. government securities with maturities of less than one year and are stated at cost which approximates fair market value.

Allowance for Uncollectible Accounts

The Company provides a specific reserve for uncollectible accounts when collection of an account becomes doubtful. No reserve was deemed necessary as of December 31, 1995 or 1994.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of purchased parts and components.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from two to seven years.

                            Video Sentry Corporation

1. Summary of Significant Accounting Policies (continued)

Other Assets

Patent costs and organizational costs are amortized over 60 months using the straight-line method.

Software Costs

The Company capitalizes software costs purchased from outside parties for its point-of-sale product. The Company will amortize software costs on a straight-line basis over a maximum of three years or based on units sold, whichever is shorter. Amortization will begin when the software product is tested and complete.

Income Taxes

Income taxes will be provided using the liability method. Deferred income taxes will be provided for temporary differences between financial reporting and tax bases of assets and liabilities.

Warranty

The Company's warranty policy generally provides for one-year coverage on defective equipment. Estimated warranty costs are recorded when revenues are recognized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Stock-Based Compensation

The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its stock options. Under APB 25, when the exercise price of stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The Company has not determined the impact of the new statement on its financial statements.

Impairment of Long-Lived Assets

The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

                            Video Sentry Corporation

Net Loss Per Share

Net loss per share is computed using the weighted average number of common shares and common share equivalents, if dilutive, outstanding during the periods presented. For periods prior to October 1994 (the initial public offering), the net loss per share amounts give effect to the application of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SAB No. 83, the common stock equivalent shares granted at exercise prices less than the initial public offering price during the twelve months immediately preceding the initial public offering have been included in the determination of shares used in the calculation of net loss per share as if they were outstanding for all periods up to the initial public offering date.

Interim Financial Information

The financial statements for the nine months ended September 30, 1995 and 1996 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements are unaudited but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary for a fair presentation of the financial information set forth herein.

2. Notes Payable

In March 1994, the Company issued $1,560,000 of 10% unsecured notes payable which were due in March 1995 or upon the closing of an initial public offering of the Company's Common Stock. The unsecured notes were repaid in October 1994 from the proceeds of the Company's initial public offering of Common Stock.

Interest paid was $37,535, $145,142, $1,859, $1,757 and $72,443 during the years ended December 31, 1993, 1994, 1995 and the nine months ended September 30, 1995 and 1996, respectively.

3. Customer Deposits

In 1993, the Company entered into a contract for the sale and installation of its system in twelve retail stores. As part of the contract, the purchaser was required to pay a deposit of $440,000. During 1994, one-twelfth of the deposit was applied to the purchase price of each store's system when billed. As of December 31, 1994, ten stores had been billed and as of December 31, 1995, all stores had been billed and no deposit remained on this purchase order.

4. Income Taxes

At December 31, 1995 and September 30, 1996, the Company had net operating loss carryforwards of approximately $3,400,000 and $6,300,000, respectively, which are available to offset future taxable income and expire in varying amounts through 2010. These carryforwards are subject to the limitations of Internal Revenue Code section 382. This section provides that limitations on the availability of net operating losses to offset current taxable income result when an ownership change has occurred for federal tax purposes.

                            Video Sentry Corporation


4. Income Taxes (continued)


Deferred income taxes reflect the effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The components of the Company's deferred taxes are as follows:


                                                              December 31,                   September 30,
                                                        1994               1995                  1996
                                                      ---------        ------------           -----------

   Deferred tax assets:
     Net operating loss carryforwards                 $ 570,000        $  1,100,000           $ 2,048,000
     Warranty reserve                                    44,000              19,000                61,000
     Other                                               17,000              41,000                76,000
                                                      ---------        ------------           -----------
                                                        631,000           1,160,000             2,185,000

   Deferred tax liabilities:
     Other                                              (16,000)            (13,000)              (25,000)
                                                      ---------        ------------           -----------
   Net deferred tax assets before valuation
     allowance                                          615,000           1,147,000             2,160,000
   Less valuation allowance                            (615,000)         (1,147,000)           (2,160,000)
                                                      ---------        ------------           -----------
   Net deferred tax assets                            $   --           $     --               $     --
                                                      =========        ============           ===========



The valuation allowance was provided as the recoverability of the deferred tax assets is dependent on future taxable income.

5. Lease Commitments

The Company leases its office and manufacturing facility under a lease which runs through March 31, 1999. The Company is recognizing the benefit ofcertain abatements made by the landlord over the life of the lease on a straight-line basis.

The Company also leases automobiles, trucks and warehouse facilities under operating lease agreements with an initial term of more than one year at their inception.

Future minimum annual lease payments for all of the above leases are as follows:

   Year ending December 31:
       1996                                     $124,000
       1997                                      106,000
       1998                                       89,000
       1999                                       19,000
                                                --------
                                                $338,000
                                                ========

                            Video Sentry Corporation

Total expense for the operating leases, including operating expenses, was approximately $30,000, $90,000, $168,000, $131,000 and $123,000 for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1995 and 1996, respectively.

6. Common Stock

Stock Split

In March 1994, the Company's Board of Directors authorized a three-for-two stock split effected in the form of a stock dividend. Accordingly, all share, per share, and stock option and warrant information has been retroactively adjusted to reflect the stock split.

Change in Authorized Shares

In March 1994, the Company's shareholders approved an increase in the authorized shares of Class A Common Stock to 10,000,000 shares.

Prior to June 30, 1994, the Company was authorized to issue Class A common stock, which was voting stock, and Class B common stock, which was non-voting stock. On June 30, 1994, the Company's shareholders approved the elimination of the Class A and Class B Common Stock and authorized 10,000,000 shares of a single class of Common Stock, $.01 par value. All issued Class A and Class B Common Stock were converted to the new single-class common stock on a one-for-one basis.

Initial Public Offering

In October and November 1994, the Company sold 2,144,750 shares of Common Stock at $3.75 per share in an initial public offering of Common Stock.

Stock Options

The Company has a stock option plan for key employees, directors, consultants and independent contractors. The exercise price for incentive stock options granted may not be less than the fair value of the shares on the date of grant, except for 10% shareholders, in which case the exercise price may not be less than 110% of the fair market value. For non-qualified stock options the exercise price may not be less than 85% of the fair market value on the date of grant. The term for options granted under the plan may not exceed 10 years from the date of grant, or five years in the case of incentive stock options granted to 10% shareholders.

The Company has also granted non-qualified options to various individuals outside of the Plan, all of which were granted at a price equal to the fair market value of the shares at the date of grant as determined by the Board of Directors.

                            Video Sentry Corporation


6. Common Stock (continued)

The following table summarizes option activity:



                                              Shares
                                            Available          Options                            Options Price
                                            for Grant        Outstanding        Exercisable         Per Share
                                       --------------------------------------------------------------------------------


Balance January 1, 1994                        116,500            378,750           177,750      $  .93 - $ 1.36
Shares reserved                                 80,000                 --                --                   --
Granted or became exercisable                 (172,500)           172,500            93,375        3.60 -   5.63
Exercised                                           --            (71,250)          (71,250)       1.13 -   1.33
Canceled                                        24,750            (24,750)           (1,500)                1.33
                                              --------          ---------         ---------
Balance December 31, 1994                       48,750            455,250           198,375         .93 -   5.63
Shares reserved                                400,000                 --                --                   --
Granted or became exercisable                 (435,000)           435,000           136,875        6.75 -  13.56
Exercised                                           --           (131,500)         (131,500)        .93 -   3.60
Canceled                                        51,250            (66,250)          (15,000)       1.13 -   5.63
                                             ---------          ---------         ---------
Balance December 31, 1995                       65,000            692,500           188,750        1.33 -  13.56
Granted                                       (230,000)           230,000           165,625        5.13 -   7.38
Exercised                                           --           (207,500)         (207,500)       1.33 -   8.00
Canceled                                       520,000           (520,000)          (13,750)       1.88 -  13.56
                                              --------          ---------         ---------
Balance September 30, 1996 (unaudited)         355,000            195,000           133,125        1.33 -  11.63
                                              ========          =========         =========



Stock Warrants

Warrants for the purchase of up to 150,000 shares of Common Stock were issued in connection with the sale of unsecured notes in March 1994. The warrants are exercisable for a period of five years from the date of issuance, and have an exercise price of $3.38 per share. During 1994, warrants for the purchase of 49,000 shares of Common Stock were exercised.

For a nominal consideration, a warrant was issued to the underwriter of the Company's initial public offering for the purchase of up to 186,500 shares of Common Stock at a price of $4.95 per share. The warrant is exercisable for a period of four years commencing October 21, 1995.

                            Video Sentry Corporation

6. Common Stock (continued)

In addition to the above warrants, at December 31, 1995 the Company had exercisable outstanding warrants to purchase 166,614 shares of Common Stock as follows:

                                                                Price
                                              Shares          Per Share
                                        -----------------------------------
Year expires:
  1997                                          42,864            $1.17
  1998                                          37,500             1.33
  1998                                          86,250             2.00
                                               166,614      $1.17-$2.00


7. Settlement Agreement with Terminated Employee

In February 1993, the Company reached an agreement with a terminated employee to resolve, settle and discharge all claims of the Company arising out of the employment relationship with the Company. As part of the agreement, a 10-year option, which is not subject to terms of the stock option plan, was granted to purchase 37,500 shares of Common Stock at $.93 per share. The option was exercised in February 1995.

8. Major Customers

The Company sells its product to large commercial enterprises in need of security surveillance systems. Its major customers to date have been primarily large retailers. The Company performs credit evaluations and does not require collateral of its customers.

The Company recorded sales to certain customers comprising more than 10% of total sales as follows:


                                                          Nine Months Ended
                           Year Ended December 31,          September 30,
                        -----------------------------    ---------------------
                        1993         1994        1995       1995        1996
                        ----         ----        ----       ----        ----

Customer  A..........    36%            8%         2%         2%         --
          B..........    11            48         12         13           1%
          C..........    --            33         67         65          69
          D..........    10             3          1          1           2
          E..........    12             3          9         10          --
          F..........    14            --         --         --          --
          G..........    --             5          1          1          15
Others...............    17            --          8          8          13
                        ---           ---        ---        ---         ---
                        100%          100%       100%       100%        100%
                        ===           ===        ===        ===         ===

                            Video Sentry Corporation

9. Profit Sharing Plan

The Company has a Profit Sharing Plan (the Plan) which covers substantially all employees meeting the eligibility requirements. Contributions to the Plan are determined by the Board of Directors on an annual basis. The Plan contains a provision for a deferred compensation plan under Section 401(k) of the Internal Revenue Code for eligible employees. No contributions have been made by the Company to the Plan.

10. Employee Stock Purchase Plan

In 1995, the Company has established an Employee Stock Purchase Plan and has reserved 100,000 shares of Common Stock for future issuance. The Board of Directors has approved the plan, subject to shareholder approval at the next annual meeting. As of December 31, 1995, no shares had been issued under the plan.

11. Offering Costs and Officer Severance

During 1995, the Company proposed to offer additional shares of its Common Stock to the public. The proposed offering was subsequently canceled and, as a result, the Company expensed $207,000 of related costs.

In January 4, 1996, the Chief Executive Officer of the Company resigned. Pursuant to his employment agreement, this individual received severance of $115,000. This amount was expensed in December 1995.

12. Management's Plan and Subsequent Event

During 1995, the Company spent approximately $2,631,000 on operations and incurred a net loss of approximately $1,681,000. In order to meet its cash requirements and fund planned operations, the Company entered into a $2.5 million working capital revolving line of credit with a bank in March 1996. The line of credit is secured by substantially all of the Company's assets and the personal guarantee of the Company's President. The line of credit accrues interest at a rate equal to 3% above the bank's reference rate and matures in March 1998. The Company expects the proceeds from the line of credit and other financing agreements will be sufficient to fund its operating expenses and capital requirements through 1996.

13. Subsequent Events (Unaudited)

In May and July 1996, the Company entered into promissory notes with the Chief Executive Officer of and an investor in the Company for $500,000 and $250,000, respectively. The notes payable bear interest at 10% per annum and are secured by all of the assets of the Company. The notes were repaid in September 1996.

In September 1996, the Company entered into a promissory note with a shareholder of the Company for $1,000,000. The note payable bears interest at 10% per annum and is secured by all of the assets of the Company. The note payable is subordinated to the working capital revolving line of credit (see Note 12).

In October 1996, the Company received $125,000 from the Chief Executive Officer of the Company under a promissory note which allows the Company to borrow up to $500,000. The note payable bears interest at 10% per annum and is secured by all of the assets of the Company. The note payable is subordinated to the working capital revolving line of credit (see Note 12).

KNOGO NORTH AMERICA INC. AND SUBSIDIARIES


INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE
                                                                           ----


Independent Auditors' Report                                              F-16

Consolidated balance sheets - December 31, 1994 and 1995                  F-17
  and September 30, 1996 (unaudited)

Consolidated  statements of operations - year ended                       F-18
  February 28, 1994, ten months ended December 31, 1994, year ended December 31, 1995 and the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)

Consolidated  statements of shareholders'  equity -                       F-19
  year ended  February 28, 1994, ten months ended
  December 31, 1994, year ended December 31, 1995 and the nine months ended September 30, 1996 (unaudited)

Consolidated  statements of cash flows - year ended                       F-20
  February 28, 1994, ten months ended December 31, 1994, year ended December 31, 1995 and the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)



Notes to consolidated financial statements                                F-22



SCHEDULE II -                                                             F-33
   Valuation and Qualifying Accounts

INDEPENDENT AUDITORS' REPORT


Board of Directors
Knogo North America Inc.
Hauppauge, New York

We have audited the accompanying consolidated balance sheets of Knogo North America Inc. and subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended February 28, 1994, the ten months ended December 31, 1994 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Knogo North America Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the year ended February 28, 1994, the ten months ended December 31, 1994 and the year ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, on December 29, 1994 the Company and Knogo Corporation consummated Merger and Divestiture Agreements with Sensormatic Electronics Corporation.


DELOITTE & TOUCHE LLP

Jericho, New York
February 23, 1996
(March 22, 1996 as to Note 14c,
October 10, 1996 as to Note 14b and
December 24, 1996 as to Note 14d)



KNOGO NORTH AMERICA INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
(in thousands, except par value amounts)


                                                                        December 31,          December 31,       September 30,
                                                                            1994                  1995              1996
                                                                     ---------------        --------------        -------------
                                                                                                                  (unaudited)


ASSETS
CURRENT ASSETS
   Cash                                                                   $  1,258              $    409            $  2,482
   Accounts receivable, less allowance for doubtful accounts
     of $862, $931 and $770, respectively                                    4,742                 9,599               7,243
   Net investment in sales-type leases - current portion                       561                   778               1,840
   Inventories                                                               6,335                 5,954               6,798
   Prepaid expenses and other current assets                                 1,461                   496                 504
                                                                          --------             ---------           ---------
     Total current assets                                                   14,357                17,236              18,867

NET INVESTMENT IN SALES-TYPE LEASES -
   non-current portion                                                       1,240                 1,753               1,395
SECURITY DEVICES ON LEASE, net                                                 512                   399                 345
PROPERTY, PLANT AND EQUIPMENT, net                                           9,842                 9,081               8,950
INTANGIBLES, including patent costs, less accumulated
   amortization of $518, $359 and $403, respectively                           275                   236                 349
OTHER ASSETS                                                                   296                   633                 579
                                                                           -------               -------             -------
                                                                           $26,522               $29,338             $30,485
                                                                           =======               =======             =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                        $   759               $ 2,194             $   999
   Accrued liabilities                                                       3,473                 3,070               2,834
   Obligations under capital leases - current portion                          245                   277                 304
   Deferred lease rentals                                                      321                   369                 313
                                                                           -------               -------             -------
     Total current liabilities                                               4,798                 5,910               4,450

OBLIGATIONS UNDER CAPITAL LEASES - non-current
   portion                                                                     700                   471                 283
DEFERRED INCOME TAXES                                                          136                   288                 435
MINORITY INTEREST IN SUBSIDIARY                                                 --                    --                 459

COMMITMENTS AND CONTINGENCIES
   (Notes 12, 13 and 14)

SHAREHOLDERS' EQUITY
   Preferred stock, $.01 par value; authorized 3,000
     shares; none issued
   Common stock, $.01  par value; authorized 10,000 shares,
     issued and outstanding 5,648, 5,720 and 5,773 shares,
     respectively                                                               56                    57                  58
   Additional paid-in capital                                               20,832                20,881              21,078
   Retained earnings                                                            --                 1,731               3,722
                                                                           -------               -------             -------
                                                                            20,888                22,669              24,858
                                                                           -------               -------             -------
                                                                           $26,522               $29,338             $30,485
                                                                           =======               =======             =======

See notes to consolidated financial statements.



KNOGO NORTH AMERICA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
(in thousands)



                                                                                                               Nine Months Ended
                                                     Year Ended    Ten Months Ended    Year Ended                September 30,
                                                    February 28,    December 31,       December 31,      ---------------------------
                                                        1994            1994              1995             1995            1996
                                                  --------------   ---------------     ------------      -----------     ---------
REVENUES                                                                                                        (Unaudited)
   Sales of security devices and related
     interest income                                  $ 15,385        $ 11,402        $ 14,625            $ 11,448       $ 11,932
   Sales to Sensormatic/affiliates                      11,375           6,957          12,043               9,062          3,990
   Service revenues and other                            2,858           2,322           2,736               1,879          2,258
                                                      --------        --------        --------            --------       --------
                                                        29,618          20,681          29,404              22,389         18,180
                                                      --------        --------        --------            --------       --------

COSTS AND EXPENSES
  Cost of security devices sold                          7,283           5,078           6,630               5,186          6,805
  Cost of sales to Sensormatic/affiliates                7,348           4,963           7,795               5,982          2,593
  Customer services expenses                             3,984           3,353           3,235               2,621          2,197
  Selling, general and administrative
     expenses                                            9,227           9,548           8,235               6,132          5,387
  Research and development                                 655             483           1,537               1,177          1,069
  Interest (income) expense                                359             114              31                  26            (64)
                                                      --------        --------        --------            --------       --------

OPERATING PROFIT (LOSS)                                    762          (2,858)          1,941               1,265            193

OTHER INCOME - Gain on sale of assets                      --              --              --                  --           2,462
                                                      --------        --------        --------            --------       --------

INCOME (LOSS) BEFORE
  INCOME TAXES                                             762          (2,858)          1,941               1,265          2,655

INCOME TAXES (BENEFIT)                                     639             (25)            210                 190            664
                                                      --------        --------        --------            --------       --------

NET INCOME (LOSS)                                     $    123        $ (2,833)       $  1,731            $  1,075       $  1,991
                                                      ========        ========        ========            ========       ========

NET INCOME PER SHARE                                  $    *          $    *          $    .29            $    .18       $    .33
                                                      ========        ========        ========            ========       ========

WEIGHTED AVERAGE COMMON
   SHARES                                                  *               *             5,887               5,856          6,101
                                                      ========        ========        ========            ========       ========


* Historical per share data for net income (loss) for the year ended February 28, 1994 and the ten months ended December 31, 1994 has not been presented as Knogo North America Inc. was not a publicly-held company during these periods.

See notes to consolidated financial statements.



KNOGO NORTH AMERICA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
(in thousands)


                                             Common Stock          Additional                    Due             Total
                                        -----------------------     Paid-In       Retained      From         Shareholders'
                                         Shares        Amount       Capital       Earnings    Affiliates        Equity
                                        --------      ---------   -----------    ----------  -------------    -------------




BALANCE
   MARCH 1, 1993                            --        $   --       $ 32,991       $   --        $ (4,683)        $ 28,308

Net income                                  --            --            123           --            --                123

Transactions with affiliates                --            --            --            --            (842)            (842)

Equity adjustments resulting
   from Merger and Divestiture              --            --           (534)          --            --               (534)
                                        --------      --------      --------       --------      --------         --------

BALANCE,
  FEBRUARY 28, 1994                         --            --         32,580           --          (5,525)          27,055

Net loss                                    --            --         (2,833)          --            --             (2,833)

Transactions with affiliates                --            --            --            --          (1,953)          (1,953)

Equity adjustments resulting
   from Merger and Divestiture              --            --          1,742           --            --              1,742

Revaluation of corporate
 headquarters                               --            --         (3,123)          --            --             (3,123)

Establishment of Knogo
   N.A. and distribution of
   common stock                            5,648            56       (7,534)          --           7,478             --
                                        --------      --------     --------       --------      --------         --------

BALANCE,
   DECEMBER 31, 1994                       5,648            56       20,832           --            --             20,888

Net income                                  --            --            --           1,731          --              1,731

Final distribution of common
   stock                                      34          --            (16)          --            --                (16)

Exercise of stock options                     38             1           65           --            --                 66
                                        --------      --------      --------       --------      --------         --------

BALANCE,
   DECEMBER 31, 1995                       5,720            57       20,881          1,731          --             22,669


Net income (unaudited)                      --            --            --           1,991          --              1,991

Exercise of stock options
   (unaudited)                                53             1          197           --            --                198
                                        --------      --------     ---------       --------      --------        ---------

BALANCE, SEPTEMBER 30,
   1996 (unaudited)                        5,773      $     58     $ 21,078       $  3,722      $   --          $ 24,858
                                        ========      ========     =========      =========     ========        =========



See notes to consolidated financial statements.




KNOGO NORTH AMERICA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
(in thousands)


                                                                             Ten                                  Nine
                                                        Year Ended       Months Ended      Year Ended          Months Ended
                                                       February 28,       December 31,     December 31,        September 30,
                                                          1994               1994             1995             1995         1996
                                                       ------------      -------------    -------------     ----------    --------
                                                                                                                 (Unaudited)

CASH FLOWS FROM OPERATING
ACTIVITIES
   Net income (loss)                                      $  123           $ (2,833)         $1,731         $ 1,075        $ 1,991
   Adjustments to reconcile net income (loss)
     to net cash (used in) provided by
     operating activities:
     Depreciation and amortization of security
       devices and property, plant and
       equipment                                           1,245              1,114           1,103             830            847
     Amortization of intangibles                              97                 67              64              29             44
     Deferred income taxes                                  (147)              (220)            152             126            147
     Provision for bad debts                                 666                661             352             307             69
     Changes in operating assets and
     liabilities:
       (Increase) decrease in accounts
       receivable                                            848                282          (5,209)         (3,514)         2,287
       (Increase) decrease in net investment in
         sales-type leases                                 1,160                217            (730)           (861)          (704)
       Decrease (increase) in inventories                   (789)             2,218             381           1,508           (708)
       Decrease (increase) in prepaid
         expenses and other assets                          (141)              (901)            628             135            182
       Increase (decrease) in accounts payable
         and accrued liabilities                           2,547             (2,509)          1,032             591         (1,431)
       Increase (decrease) in deferred lease
         rentals                                              (1)                52              48             135            (56)
       Increase in due from affiliates                      (842)            (1,953)             --              --             --
                                                        ========           ========          ======         =======        =======

         Net cash (used in) provided by
            operating activities                           4,766             (3,805)           (448)            361          2,668
                                                        ========           ========          ======         =======        =======

CASH FLOWS FROM INVESTING
ACTIVITIES
  Purchase of property, plant and equipment, net            (640)              (565)           (202)           (153)          (438)
   Decrease (increase) in security devices on
     lease                                                  (261)              (278)             21              71            (85)
   Increase in intangibles                                   (19)               (11)            (25)            (21)           (25)
                                                        ========           ========          ======         =======        =======

          Net cash used in investing activities             (920)              (854)           (206)           (103)          (548)
                                                        ========           ========          ======         =======        =======



See notes to consolidated financial statements.


KNOGO NORTH AMERICA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
(in thousands)


                                                                         Ten                                   Nine
                                                       Year Ended     Months Ended      Year Ended           Months Ended
                                                      February 28,    December 31,     December 31,         September 30,
                                                          1994            1994             1995          1995           1996
                                                     --------------   ------------    -------------   ----------      -------
                                                                                                           (Unaudited)

CASH FLOWS FROM FINANCING ACTIVITIES
   Equity adjustments resulting from
     Merger and Divestiture                              (534)           1,742            --               --               --
   Repayment of obligations under capital
     leases                                              (149)            (156)           (245)            (182)            (113)
   Exercise of stock options                             --               --                66             --                 66
   Other                                                 --               --               (16)             (10)            --
                                                      -------          -------         -------          -------          -------
         Net cash (used in) provided by
           financing activities                          (683)           1,586            (195)            (192)             (47)
                                                      -------          -------         -------          -------          -------
(DECREASE) INCREASE IN CASH                             3,163           (3,073)           (849)              66            2,073
CASH, at beginning of period                            1,168            4,331           1,258            1,258              409
                                                      -------          -------         -------          -------          -------
CASH, at end of period                                $ 4,331          $ 1,258         $   409          $ 1,324          $ 2,482
                                                      =======          =======         =======          =======          =======
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION
  Cash paid during the period for
     Interest                                         $    72          $   103         $    86          $    65          $    60
                                                      =======          =======         =======          =======          =======
     Income taxes                                     $   354          $   645         $    26          $    23          $    83
                                                      =======          =======         =======          =======          =======

SUPPLEMENTAL DISCLOSURE OF
   NON-CASH INVESTING AND
   FINANCING ACTIVITIES
   Capital lease obligation incurred for
     the purchase of office equipment and
     other assets                                     $    40          $   413         $    48          $  --            $    48
                                                      =======          =======         =======          =======          =======

                                                                                                       (Concluded)



See notes to consolidated financial statements.

KNOGO NORTH AMERICA INC. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED FEBRUARY 28, 1994, TEN MONTHS ENDED DECEMBER 31, 1994, YEAR ENDED DECEMBER 31, 1995 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 (Information as it relates to the nine months ended September 30, 1995 and 1996 is unaudited)
--------------------------------------------------------------------------------
1.       BASIS OF PRESENTATION

         Knogo North America Inc. and subsidiaries ("Knogo N.A." or the "Company") was formerly a wholly owned subsidiary of Knogo Corporation ("Old Knogo"). The Company was incorporated in Delaware on August 12, 1994 and was established in connection with the consummation of the transactions described below .

         On December 29, 1994, (the "Divestiture Date") Old Knogo and Knogo N.A. consummated a Merger Agreement and a Divestiture Agreement with Sensormatic Electronics Corporation ("Sensormatic") whereby immediately prior to Old Knogo being merged into Sensormatic (the "Merger"), Old Knogo contributed to Knogo N.A., certain assets and liabilities relating to its operations in the United States, Canada and Puerto Rico (the "Divestiture Agreement"). Pursuant to the Merger each share of Old Knogo common stock was converted into .5513 shares of Sensormatic common stock. Pursuant to the Divestiture Agreement, Old Knogo shareholders received one share of Knogo N.A. common stock for each share of Old Knogo stock held. At the Divestiture Date, the Company changed its fiscal year end from February 28 to December 31.

         The accompanying consolidated financial statements include certain assets and liabilities of Old Knogo, on an historical basis, relating to Old Knogo's operations in the United States, Canada and Puerto Rico ("Knogo N.A. Territory"). Pursuant to the Merger and Divestiture Agreements, the net worth of Knogo N.A. was adjusted to a target net worth of approximately $24 million (the "Target Net Worth"), based on the historical carrying value of Old Knogo's assets and liabilities at the Divestiture Date. The Target Net Worth was achieved at the
         Divestiture Date by a combination of inventory transfers and a receivable due from Sensormatic. The Target Net Worth was then adjusted to reflect the revaluation of Knogo N.A.'s corporate headquarters (see
         Note 6).

         As a result of the Merger and Divestiture Agreements, certain adjustments to the equity accounts of the Company were required. Certain assets and liabilities have been allocated between Knogo N.A. and Old Knogo based on the terms of the Merger and Divestiture Agreements. These allocations are presented in the consolidated statements of shareholders' equity as equity adjustments resulting from the Merger and Divestiture. Transactions with affiliates represent the net change in balances between the Company and Old Knogo and its international subsidiaries. In addition, Knogo N.A.'s corporate headquarters was revalued from Old Knogo's historical carrying value.

         Certain expenses reflected in the consolidated statements of operations for the year ended February 28, 1994 and the ten months ended December 31, 1994 include corporate allocations from Old Knogo, which were based on specific personnel, space, estimates of time spent to provide services, or other appropriate bases. These allocations include financial reporting, personnel, insurance, legal, information management, and other miscellaneous services. Included in selling, general and administrative expenses were $2,163,000 and $2,983,000, of allocated corporate expenses for the year ended February 28, 1994 and the ten months ended December 31, 1994, respectively. Included in selling, general and administrative expenses for the ten months ended December 31, 1994 were $1,575,000 in expenses incurred in connection with the Merger and Divestiture with Sensormatic. In addition, research and development expenses totaling $557,000 and $382,000, for the year ended February 28, 1994 and the ten months ended December 31, 1994, respectively, represent corporate allocations. Management believes the foregoing allocations were made on a reasonable basis and would approximate the costs which would have been incurred had the Company operated on a stand-alone basis and in a similar manner. The Company anticipates that current cash reserves, cash generated by operations, including the Supply Agreement with Sensormatic (see Note 13) and its available bank credit facility will be adequate to finance the Company's anticipated working capital requirements as well as future capital expenditure requirements for at least the next twelve months.

2.       SIGNIFICANT ACCOUNTING POLICIES

         a. Business - Knogo N.A. is engaged in only one segment and line of business, the manufacture, distribution, installation and service of systems designed to detect the unauthorized movement of articles and persons. The Company's customers are principally in the retail industry and libraries.

         b. Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Knogo Caribe, Inc. All intercompany balances and transactions have been eliminated in consolidation.

         c. Revenue Recognition - The Company manufactures security devices which it offers for sale or lease. Revenue related to the sale of equipment is recorded at the time of shipment or upon acceptance by a third-party leasing company of a customer lease and the related equipment. In addition, in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases", lease contracts which meet the following criteria are accounted for as sales-type leases: collection is reasonably assured, there are no important uncertainties, and (l) the present value of the rental payments over the term of the lease is at least 90% of the fair value of the equipment or (2) the lease term is equal to 75% or more of the estimated economic life of the equipment or (3) the lease contains a bargain purchase option. Under this method, revenue is recognized as a sale at the time of installation or acceptance by the lessee in an amount equal to the present value of the required rental payments under the fixed, noncancellable lease term. The difference between the total lease payments and the present value is amortized over the term of the lease so as to produce a constant periodic rate of return on the net investment in the lease.

         The operating method of accounting for leases is followed for lease contracts not meeting the above criteria. Under this method of accounting, aggregate rental revenue is recognized over the term of the lease (usually 12-48 months), which commences with date of installation or acceptance by the lessee.

         The Company has sold certain of its lease receivables subject to recourse to third-party investors. The uncollected principal balance of the receivables sold totaled approximately $998,000 and $353,000 at December 31, 1994 and 1995, respectively. Receivables sold are supported by the underlying equipment value and credit worthiness of customers. The Company records reserves for receivables sold which may be uncollectible.

         Service revenues are recognized as earned and maintenance revenues are recognized ratably over the service contract period. Warranty costs associated with products sold with warranty protection are estimated based on the Company's historical experience and recorded in the period the product is sold.

         d. Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market. Component parts and systems in inventory available for assembly and customer installation are considered as work-in-process.

         e. Security Devices on Lease - Security devices on lease are stated at cost and consist of completed systems which have been installed.

         f. Depreciation and Amortization - Depreciation of security devices on lease and property, plant and equipment is provided for using the straight-line method over their related estimated useful lives. The security devices generally have estimated useful lives of six years, except the cost of security devices related to operating leases with purchase options are depreciated over the life of the lease.

         g. Intangibles - Costs and expenses incurred in obtaining patents are amortized over the remaining life of the patents, not exceeding 17 years, using the straight-line method.

         h. Deferred Lease Rentals - Deferred lease rentals consist of amounts of rentals and maintenance related to operating leases billed or paid in advance.

         i. Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes.

         The Company has computed its provision for income taxes for the ten months ended December 31, 1994 and the year ended February 28, 1994 assuming that it had operated on a stand-alone basis. Certain amounts have been allocated to the Company from Old Knogo relating to the estimated settlement costs of tax examinations.

         j. Income Per Common Share - Income per common share is computed using the weighted average number of common shares outstanding during the year, plus when dilutive, net additional shares issuable upon exercise of stock options.

         k. Foreign Currency Translation - The functional currency of the Company's foreign entity is the US dollar. Therefore, assets and liabilities of the foreign entity is translated using a combination of current and historical rates. Income and expense accounts are translated primarily using the average rate in effect during the year. Unrealized foreign exchange gains and (losses) resulting from the translation of this entity are included in selling, general and administrative expenses and amounted to approximately ($164,000), ($46,000) and $20,000 for the year ended February 28, 1994, the ten months ended December 31, 1994 and the year ended December 31, 1995, respectively.

         l. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         m. Unaudited Interim Financial Statements - In the opinion of management, the unaudited consolidated financial statements for the nine months ended September 30, 1995 and 1996 are presented on a basis consistent with the audited consolidated financial statements and reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results thereof. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

         n. Reclassifications - Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the 1995 presentation.

3.       NET INVESTMENT IN SALES-TYPE LEASES AND OPERATING LEASE DATA

         The Company is the lessor of security devices under agreements expiring in various years through 2001. The net investment in sales-type leases consist of:

                                      December 31,   December 31,  September 30,
                                          1994          1995           1996
                                      ------------   ------------  -------------
                                                    (in thousands)

Minimum lease payments receivable          $ 2,237      $ 3,183         $ 3,700
Allowance for uncollectible minimum
  lease payments                              (111)        (159)           (185)
Unearned income                               (355)        (523)           (310)
Unguaranteed residual value                     30           30              30
                                           -------      -------         -------
Net investment                               1,801        2,531           3,235
Less current portion                           561          778           1,840
                                           -------      -------         -------
Non-current portion                        $ 1,240      $ 1,753         $ 1,395
                                           =======      =======         =======



         The future minimum lease payments receivable under sales-type leases and noncancellable operating leases are as follows:

                                        Sales-Type                 Operating
                                          Leases                    Leases
                                        ----------                 ---------
                                                  (in thousands)
Year Ending December 31,
         1996                             $ 1,081                     $ 368
         1997                                 876                       179
         1998                                 590                        74
         1999                                 416                        15
         2000 and thereafter                  220                        59
                                          -------                     -----
                                          $ 3,183                     $ 695
                                          =======                     =====


4.       INVENTORIES

         Inventories consist of the following:

                                December 31,   December 31,   September 30,
                                    1994           1995            1996
                                -------------  ------------    -------------
                                                 (in thousands)
Raw materials                        $1,919         $2,692         $2,727
Work-in-process                       2,346          1,986          2,374
Finished goods                        2,070          1,276          1,697
                                     ------         ------         ------
                                     $6,335         $5,954         $6,798
                                     ======         ======         ======



         Reserves for excess and obsolete inventory totaled $1,343,000, $1,441,000 and $1,418,000 as of December 31, 1994 and 1995 and
         September 30, 1996, respectively and have been included as a component of the above amounts.

5.       SECURITY DEVICES ON LEASE

         Security devices are stated at cost and are summarized as follows:

                                          December 31,              December 31,
                                             1994                       1995
                                          ------------              -----------
                                                    (in thousands)
Security devices on lease                    $ 869                      $ 644
Less allowance for depreciation                357                        245
                                             -----                      -----
                                             $ 512                      $ 399
                                             =====                      =====



6.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost and are summarized as follows:

                                   Estimated Useful   December 31,  December 31,
                                     Live (Years)         1994         1995
                                   -----------------  ------------  ------------
                                                     (in thousands)

Land                                                  $ 3,099          $ 3,099
Building and improvements                 25-40         5,826            5,828
Machinery and equipment                    3-10         5,765            5,885
Furniture, fixtures and office
  equipment                                3-10         3,199            3,291
                                                      -------          -------
                                                       17,889           18,103
Less allowance for depreciation                         8,047            9,022
                                                      -------          -------
                                                      $ 9,842          $ 9,081
                                                      =======          =======



         As a result of the Merger and Divestitur Agreements (see Note 1), Knogo N.A.'s corporate headquarters was revalued from Old Knogo's historical carrying value by $3,123,000 due to the manner and extent that it will be utilized on a prospective basis.


7.       OTHER ASSETS

         In January 1995, the Company sold its guest house in Puerto Rico, which was included in prepaid expenses and other current assets at December 31, 1994, for $800,000 which approximated its carrying value. The Company holds notes with a present value of $580,000 at December 31, 1995 which are receivable in varying amounts over a five year period.

8.       ACCRUED LIABILITIES

         Accrued liabilities consist of the following:

                                               December 31,     December 31,
                                                   1994            1995
                                               ------------    -------------
                                                       (in thousands)

Accrued warranty costs                             $  633         $  659
Accrued salaries, employee benefits
   and payroll taxes                                  609            720
Reserve for recourse sales                            526            --
Customer deposits payable                             521            466
Other accrued liabilities                           1,184          1,225
                                                   ------         ------
                                                   $3,473         $3,070
                                                   ======         ======



9.       LINE OF CREDIT

         The Company has a $5 million unsecured revolving credit and term loan agreement with a bank. Revolving loans may be drawn under this agreement until May 31, 1997, at which time the borrowings are convertible into term loans payable in sixteen equal quarterly installments. All borrowings under the agreement bear interest at the prime rate or the adjusted Libor rate plus 2%. The Company pays a commitment fee of 1/4 of 1% on any unused portion of the credit facility. The terms of the agreement, among other matters, provide restrictions on additional borrowings, capital expenditures and payment of dividends and require that the Company maintain certain debt to worth, quick and interest coverage ratios. There were no borrowings under this agreement at any time during the year ended December 31, 1995.


10.      OBLIGATIONS UNDER CAPITAL LEASES

         The Company leases computer equipment and related items under capital lease arrangements with interest charged at a rate of 9%. Minimum annual rentals are as follows (in thousands):


Year ending December 31,
         1996                                                  $ 336
         1997                                                    299
         1998                                                    115
         1999                                                    102
         2000                                                     14
                                                               -----
                                                                 866
         Less amount representing interest                       118
                                                               -----
         Present value of minimum rentals                        748
         Less current portion                                    277
                                                               -----
         Non-current portion                                   $ 471
                                                               =====



         The computer equipment and related items are included in property and equipment and other assets with a gross value of $1,301,000 and $1,349,000 at December 31, 1994 and 1995, respectively, and a net book value of $1,092,000 and $880,000 at December 31, 1994 and 1995,
         respectively.

11.      SHAREHOLDERS' EQUITY

         a. Stock Option Plan - In November 1994, Knogo N.A. adopted the 1994 Stock Incentive Plan of Knogo North America Inc. (the "1994 Plan"). The 1994 Plan provides for grants up to 725,000 options to purchase the Company's common stock. Awards may be granted by the stock option committee to eligible employees in the form of stock options, restricted stock awards, phantom stock awards or stock appreciation rights. Stock options may be granted as incentive stock options or non-qualified stock options. Such options become exercisable at a rate of 20% per year over a five year period and expire ten years from the date of grant.

         In January 1995, employees and directors who held outstanding options to purchase Old Knogo common stock were granted substitute options under the 1994 Plan to purchase an aggregate of 137,700 shares of Knogo N.A. common stock at prices determined pursuant to the formula set forth in the Merger Agreement. All remaining options granted in 1995 and 1994 were issued at fair market value at the date of grant.

         In addition, approximately 34,000 shares of the Company's common stock were issued to Old Knogo employees who were not transferred to Knogo N.A. These shares were distributed in settlement of the cancellation of their Old Knogo stock options.

         Transactions from the date of inception of the 1994 Plan through December 31, 1995 were as follows:

                                               Shares Under Option
                                      -----------------------------------
                                      Option Price             Number of
                                        Per Share               Shares
                                      ------------             ----------

Balance, February 28, 1994                                            --
Granted                                       $2.00              250,000
                                                                 -------
Balance, December 31, 1994                                       250,000
Granted                               $1.41 - $7.00              280,200
Exercised                             $1.41 - $1.92              (38,400)
Canceled                              $1.72 - $2.54              (67,000)
                                                                 -------
Balance, December 31, 1995                                       424,800
                                                                 =======



                  As of December 31, 1994 and 1995, options were outstanding at a weighted average exercise price of $2.00 and $2.27 per share, respectively, and expire at various dates beginning December 6, 2004. As of December 31, 1995, options for 261,800 shares were available for future grants and options for 127,500 shares were exercisable. As of December 31, 1995, 686,600 shares of common stock were reserved for issuance in connection with the exercise of stock options.

                  In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 123, "Accounting For Stock-Based Compensation," which must be adopted by Knogo N.A. in fiscal 1996. Knogo N.A. has chosen not to implement the fair value based accounting method for employee stock options, but has elected to disclose, commencing with its fiscal 1996 Annual Report, the pro forma net income and net income per share as if such method had been used to account for stock-based compensation cost as described in Statement No. 123.

         b. Changes in Authorized Capital - In November 1994, the Board of Directors authorized an increase to the number of common shares to 10,000,000. In November 1994, the Board approved the authorization of 3,000,000 shares of preferred stock, which may be issued by the Board on such terms and with such rights, preferences and designations as the Board may determine, without further stockholder action.

12.      INCOME TAXES

         The components of the Company's income tax provisions are as follows:

                             Year Ended      Ten Months Ended      Year Ended
                            February 28,       December 31,       December 31,
                               1994               1994               1995
                            -----------      ----------------     ------------
                                           (in thousands)
Current:
   Federal                    $ 396              $    --              $  51
   State                         --                   --                  9
   Puerto Rico                  390                  195                 (2)
                              -----              -------              -----
                                786                  195                 58
                              -----              -------              -----

Deferred:
   Federal                     $ --              $   --               $ --
   State                         --                  --                 --
   Puerto Rico                (147)                (220)                152
                              -----              -------              -----
                              (147)                (220)                152
                              -----              -------              -----
                              $ 639              $  (25)              $ 210
                              =====              =======              =====



         The  reconciliation  between  total tax expense and the  expected  U.S.
         Federal income tax is as follows:



                                                    Year Ended          Ten Months Ended     Year Ended
                                                   February 28,           December 31,      December 31,
                                                       1994                   1994              1995
                                                   -----------          ----------------    ------------
                                                                          (in thousands)


Expected tax expense (benefit) at 34%                $   259              $  (972)             $   660
Add/(deduct):
   U.S. losses producing no tax benefit                1,433                1,273                  --
   Benefit of nontaxable income of
     Puerto Rico subsidiary                           (1,324)                (366)                (510)
   Prior years' estimated tax adjustment                 271                   40                  --
   Other                                                 --                   --                    60
                                                     -------              -------              -------
                                                     $   639              $   (25)             $   210
                                                     =======              =======              =======



         Significant components of deferred tax assets and liabilities are comprised of:


                                                              Deferred Tax (Assets) Liabilities
                                                -----------------------------------------------------------
                                                February 28,            December 31,         December 31,
                                                    1994                    1994                1995
                                                ------------            ------------         ------------
                                                                       (in thousands)

Assets:
   Accounts receivable                         $  (507)               $  (293)               $  (372)
   Inventories                                    (832)                  (414)                  (523)
   Accrued liabilities                            (308)                  (470)                  (315)
   Property, plant and equipment                  --                     (851)                  (914)
   Security devices on lease                      (108)                   (90)                  --
   Intercompany transactions                       (54)                   (29)                    (9)
                                               -------                -------                -------
     Gross deferred tax assets                  (1,809)                (2,147)                (2,133)
     Less:  Valuation allowance                  1,496                  2,112                  2,101
                                               -------                -------                -------
                                                  (313)                   (35)                   (32)
                                               -------                -------                -------
Liabilities:
   Tollgate taxes                                  416                    171                    311
   Property, plant and equipment                   253                   --                     --
   Security devices on lease                      --                     --                        9
                                               -------                -------                -------
     Gross deferred tax liabilities                669                    171                    320
                                               -------                -------                -------
     Net deferred tax liability                $   356                $   136                $   288
                                               =======                =======                =======



         The increase in the valuation allowance during the ten months ended December 31, 1994 was primarily attributable to the revaluation of the corporate headquarters for book purposes offset by a decrease in deferred tax assets relating to the inventory reserves and the allowance for doubtful accounts. The decrease in the valuation allowance for the year ended December 31, 1995 was due to the decrease in deferred tax assets for which realization was not more likely than not.

         The Company's Puerto Rico manufacturing subsidiary is exempt from Federal income taxes under Section 936 of the Internal Revenue Code. Also, the Company was granted a partial income tax exemption under the provisions of the Puerto Rico Industrial Incentives Act of 1978 from the payment of Puerto Rico taxes on income derived from marketing certain products manufactured by the subsidiary. The grant provides for a 90% exemption from Puerto Rico taxes until January 1, 2008. The Company provides tollgate taxes on the earnings of the Puerto Rico subsidiary which it intends to remit, in the form of a dividend, to the parent company based upon the applicable rates.

         The prior years income tax returns of Old Knogo, including Knogo Caribe, Inc., are currently being examined by certain taxing authorities. The Company has recorded its allocated portion of the estimated settlement costs for these matters. Any further liability, that may result upon the conclusion of these examinations will be borne by Sensormatic as a result of the Merger Agreement.


13.      COMMITMENTS AND CONTINGENCIES

         a. Litigation - The Company is a party to litigation arising in the normal course of business. Management believes the final disposition of such matters will not have a material adverse effect on the consolidated financial statements.

         b. Supply Agreement - Knogo N.A. entered into a supply agreement in which Sensormatic is obligated to purchase products from Knogo N.A. in the amount of $12,000,000 during 1995 and an additional $12,000,000 during the ensuing 18 months. Such products are priced to yield Knogo N.A. a 35% gross margin. Included in accounts receivable at December 31, 1995 are amounts due from Sensormatic of $4,561,000 which were subsequently collected.

         c. License Agreement - Knogo N.A. entered into a license agreement in which Knogo N.A. has the exclusive right to manufacture and sell existing Knogo products within the Knogo N.A. territory, and
         Sensormatic has such right elsewhere, except that Knogo N.A. and Sensormatic each have the right to develop and market the SuperStrip technology in the Knogo N.A. territory.

         d. Employment Agreements - The Company and several key executives have entered into employment agreements for terms of one to two years for which the Company has a minimum commitment of approximately $524,000.

         e. 401(k) Plan - In November 1994, Knogo N.A. adopted the Knogo North America Inc. Retirement Savings 401(k) Plan (the "Plan"). The Plan permits eligible employees to make voluntary contributions to a trust, up to a maximum of 15% of compensation, subject to certain limitations, with the Company making a matching contribution equal to a designated percentage of the eligible employee's deferral election. The Company may also contribute a discretionary contribution, subject to certain conditions, as defined in the Plan. The Company contributed approximately $121,000 to the Plan for the year ended December 31, 1995.

14.      SUBSEQUENT EVENTS

         a. Formation of Joint Venture - In January 1996, the Company acquired a controlling interest in K&M Converting Corp. ("KMCC"). KMCC is a newly established joint venture entered into with Marian Rubber Products Co., Inc. ("Marian"). KMCC will be the exclusive converter of magnetic material into disposable targets or labels used in the Company's EAS systems. The Company contributed $15,000 in cash, $430,000 in inventory, and $49,000 in machinery to KMCC and issued 20,000 shares of Knogo N.A. common stock to Marian in exchange for 50.001% of KMCC.

         The acquisition will be accounted for under the purchase method of accounting and the operating results of KMCC will be included in the consolidated operating results of the Company beginning in the first quarter of 1996.

         b. Merger with Video Sentry Corporation - On October 10, 1996, the Company announced that it signed a merger agreement with Video Sentry Corporation ("Video Sentry") which will result in the Company becoming a wholly owned subsidiary of a new publicly traded entity called Sentry Technology Corporation ("Sentry"). Video Sentry Corporation, headquartered in Minneapolis, Minnesota, is a pioneer in patented traveling closed circuit television ("CCTV") surveillance systems.

         The merger between Knogo and Video Sentry will enable the resulting entity to offer a more comprehensive line of security products by combining Knogo's patented EAS technology and renowned customer service with Video Sentry's patented innovative CCTV systems technology.

         The merger agreement provides for Sentry, a newly-formed Delaware corporation, to issue 1 share of common stock for each 1 share of Video Sentry common stock outstanding at the effective time of the merger. Sentry will issue 1 share of common stock and 1 share of Class A Preferred Stock for each 1.2022 shares of Knogo common stock outstanding. As contemplated by the merger agreement, the Sentry Class A Preferred Stock will have a face value of $5.00 per share and a cumulative dividend rate of 5.0% (the first two years of which are paid-in-kind). The preferred will be non voting and subject to a mandatory redemption four years from the date of issuance and optional redemption by Sentry at any time after one year from the date of issuance. The redemption price will be equal to $5.00 per preferred share (plus accrued and unpaid dividends as of the redemption date) plus the amount, if any, by which the market price of Sentry's common stock at the time of redemption exceeds a hurdle price based on the price of Sentry Common Stock one year after the Effective Time. The minimum hurdle price is $5.00 per share and the maximum is $6.50. The preferred stock is non convertible, but the redemption price may, in certain circumstances, be paid in common stock at Sentry's option. Following consummation of the merger, it is anticipated that there will be approximately 9.6 million shares of Sentry common stock (50.2% owned by former Video Sentry shareholders and 49.8% owned by former Knogo shareholders) and 4.8 million shares of Sentry Class A Preferred Stock outstanding, all owned by former Knogo shareholders.

         The merger agreement also provides for Sentry's Board of Directors to consist initially of two representatives each from Video Sentry and Knogo, as well as one additional director to be mutually agreed upon between the parties. Mr. Nicolette will be the CEO of Sentry. Mr.
         Benson, the founder and president of Video Sentry, will be Vice President, CCTV Products. The Knogo and Video Sentry boards have both unanimously approved the transaction.

         It is expected that special shareholder meetings of both companies will be held in early 1997. Consummation of the merger is subject to approval by the holders of a majority of the outstanding common stock of each company. It is intended that the merger qualify as a tax-free reorganization.

         c. Sale of Assets - On March 22, 1996, the Company completed the sale of certain assets (primarily patents and technology) of its library security systems business to Minnesota Mining and Manufacturing Company ("3M") for a purchase price of $3 million, paid at closing. In connection with such sale, Knogo and 3M entered into an agreement pursuant to which the Company has become a distributor of certain of 3M's library systems products for an initial term of three years and has agreed not to compete with 3M in the sale of security systems products (other than closed circuit video systems) in the library market except as otherwise contemplated by the transaction documentation. The parties also settled certain patent litigation between them.

         The impact of the transaction resulted in an increase in cash of $3 million and pretax tax gain of approximately $2.5 million in the quarter ended March 31, 1996. The impact on the Company's historical revenues and net income from the sale of products covered by the patents and related technology sold is not material.

         d. Sale-Leaseback - On December 24, 1996, the Company completed a sale-leaseback transaction on the Company's corporate headquarters. The Company received net proceeds of approximately $4,500,000 which approximates the carrying value of the land and building. The lease covers a period of 20 years with quarterly lease payments of $131,000. The lease agreement allows for an increase in lease payments for years 4-20 based on a formula tied to the Consumer Price Index.


SCHEDULE II

KNOGO NORTH AMERICA INC. AND SUBSIDIARIES
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
--------------------------------------------------------------------------------
(in thousands)



                   COLUMN A               COLUMN B              COLUMN C                  COLUMN D              COLUMN E
                   --------               --------     ---------------------------        --------              --------
                                                              Additions
                                                       ---------------------------
                                                                       Charged to
                                         Balance at     Charged to       Other                                   Balance
                                        beginning of     Cost and       Accounts         Deductions             at end of
       Descriptions                        Period        Expenses     - describe         - describe              Period
-------------------------------------   ------------    ----------    ------------       ----------             ----------


Year ended February 28, 1994:
   Allowance for doubtful accounts           $1,234       $  666          $51(1)       $  460(2)               $1,491
                                             ------       ------          ------       ---------               ------
   Allowance for uncollectible minimum
     lease payments                             193          (65)            --             --                    128
                                             ------       ------          ------       ---------               ------
   Reserve for excess and
     obsolete inventory                       2,461          477             --           260(2)                2,678
                                             ------       ------          ------       ---------               ------

Ten months ended
   December 31, 1994:                                                                     526(3)
                                                                                       ---------
   Allowance for doubtful accounts            1,491          661           16(1)          780(2)                  862
                                             ------       ------          ------       ---------               ------
   Allowance for uncollectible
     minimum lease payments                     128          (17)            --             --                    111
                                             ------       ------          ------       ---------               ------
   Reserve for excess and
     obsolete inventory                       2,678          319             --         1,654(2)                1,343
                                             ------       ------          ------       ---------               ------

Year ended December 31, 1995:
   Allowance for doubtful accounts              862          352           34(1)          317(2)                  931
                                             ------       ------          ------       ---------               ------
   Allowance for uncollectible
     minimum lease payments                     111           48             --             --                    159
                                             ------       ------          ------       ---------               ------
   Reserve for excess and
     obsolete inventory                      $1,343       $  394             --        $  296(2)               $1,441
                                             ------       ------          ------       ---------               ------

---------------------------------------
(1)      Recoveries of accounts written off.
(2)      Amounts written off.
(3)      Reserve charged to accrued liabilities.

                                                                      APPENDIX A

                              AMENDED AND RESTATED

                              AGREEMENT AND PLAN OF

                            REORGANIZATION AND MERGER

                                  by and among

                            VIDEO SENTRY CORPORATION,

                            KNOGO NORTH AMERICA INC.,

                          SENTRY TECHNOLOGY CORPORATION

                               VIKING MERGER CORP.

                                       and

                               STRIP MERGER CORP.


                          Dated as of November 27, 1996

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I             SENTRY...............................................  2
         1.1          Certificate of Incorporation and Bylaws..............  2
         1.2          Directors and Officers...............................  2

ARTICLE II            THE MERGERS..........................................  2
         2.1          The VIDEO Merger.....................................  2
         2.2          VIDEO Effective Time.................................  2
         2.3          The KNOGO Merger.....................................  3
         2.4          KNOGO Effective Time.................................  3
         2.5          Certificates of Incorporation and Bylaws.............  3
         2.6          Directors and Officers...............................  4
         2.7          Effective Time.......................................  4
         2.8          Closing..............................................  4

ARTICLE III           CONVERSION OF SHARES.................................  4
         3.1          VIDEO Stock..........................................  4
         3.2          KNOGO Stock..........................................  5
         3.3          SENTRY Stock.........................................  6
         3.4          VMC Stock............................................  6
         3.5          SMC Stock............................................  6
         3.6          Exchange of Certificates.............................  6
         3.7          Adjustment of Merger Consideration................... 11
         3.8          VIDEO Stock Options.................................. 11
         3.9          KNOGO Stock Options.................................. 12
         3.10         Stockholder Approval................................. 12

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF KNOGO.............. 13
         4.1          Organization and Qualification....................... 13
         4.2          Capitalization....................................... 13
         4.3          Authorization and Validity of Agreement.............. 14
         4.4          Consents and Approvals............................... 15
         4.5          No Violation......................................... 15
         4.6          SEC Reports; Financial Statements.................... 16
         4.7          Joint Proxy Statement/Prospectus..................... 17
         4.8          Compliance with Law.................................. 17
         4.9          Absence of Certain Changes........................... 18
         4.10         No Undisclosed Liabilities........................... 18
         4.11         Litigation........................................... 18
         4.12         Employee Benefit Matters............................. 18
         4.13         Taxes................................................ 19
         4.14         Intellectual Property................................ 20
         4.15         Labor Matters........................................ 20
         4.16         Brokers and Finders.................................. 20
         4.17         Opinion of Financial Advisor......................... 20
         4.18         Section 351/Reorganization Treatment................. 20
         4.19         VIDEO Shares Ownership............................... 20

                                                                          Page

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF VIDEO,
                      SENTRY, VMC AND SMC.................................. 21
         5.1          Organization and Qualification....................... 21
         5.2          Capitalization....................................... 21
         5.3          Authorization and Validity of Agreement.............. 24
         5.4          Consents and Approvals............................... 24
         5.5          No Violation......................................... 25
         5.6          SEC Reports; Financial Statements.................... 25
         5.7          Joint Proxy Statement/Prospectus..................... 26
         5.8          Compliance with Law.................................. 26
         5.9          Absence of Certain Changes........................... 27
         5.10         No Undisclosed Liabilities........................... 27
         5.11         Litigation........................................... 27
         5.12         Employee Benefit Matters............................. 28
         5.13         Taxes................................................ 28
         5.14         Intellectual Property................................ 29
         5.15         Labor Matters........................................ 29
         5.16         Brokers and Finders.................................. 29
         5.17         Opinion of Financial Advisor......................... 29
         5.18         Section 351/Reorganization Treatment................. 29
         5.19         KNOGO Shares Ownership............................... 30
         5.20         Operations of SENTRY, VMC and SMC.................... 30

ARTICLE VI            COVENANTS............................................ 30
         6.1          Conduct of the Business of KNOGO and VIDEO
                      Pending the Reorganization........................... 30
         6.2          Access; Confidentiality.............................. 32
         6.3          Meetings of Stockholders............................. 32
         6.4          Reasonable Efforts................................... 32
         6.5          Public Announcements................................. 33
         6.6          Acquisition Proposals................................ 33
         6.7          Registration Statement and Joint Proxy
                      Statement/Prospectus................................. 34
         6.8          Listing Application.................................. 35
         6.9          Affiliate Letters.................................... 35
         6.10         D&O Indemnification and Insurance.................... 36
         6.11         Employee Benefits.................................... 37
         6.12         Fees and Expenses.................................... 38
         6.13         Cancellation of SENTRY Common Stock.................. 39

ARTICLE VII           CLOSING CONDITIONS................................... 39
         7.1          Conditions to Obligations of Each Party to
                      Effect the Reorganization............................ 39
         7.2          Conditions Precedent to the Obligations of
                      KNOGO................................................ 40
         7.3          Conditions Precedent to the Obligations of
                      VIDEO, SENTRY, VMC and SMC........................... 41

ARTICLE VIII TERMINATION................................................... 42
         8.1          Termination.......................................... 42

                                                                          Page
         8.2          Effect of Termination................................ 43

ARTICLE IX            MISCELLANEOUS........................................ 44
         9.1          Nonsurvival of Representations, Warranties and
                      Covenants............................................ 44
         9.2          Notices.............................................. 44
         9.3          Certain Definitions.................................. 45
         9.4          Entire Agreement..................................... 46
         9.5          Assignment; Binding Effect........................... 46
         9.6          Amendments........................................... 47
         9.7          Waiver............................................... 47
         9.8          Validity............................................. 47
         9.9          Captions............................................. 47
         9.10         Counterparts......................................... 47
         9.11         Governing Law........................................ 47

                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of November 27, 1996, (the "Agreement") is by and among VIDEO SENTRY CORPORATION, a Minnesota corporation ("VIDEO"), KNOGO NORTH AMERICA INC., a Delaware corporation ("KNOGO"), SENTRY TECHNOLOGY CORPORATION, a Delaware corporation ("SENTRY"), VIKING MERGER CORP., a Minnesota corporation and a wholly owned subsidiary of SENTRY formed solely to effectuate the transactions contemplated hereby ("VMC"), and STRIP MERGER CORP., a Delaware corporation and wholly owned subsidiary of SENTRY formed solely to effectuate the transactions contemplated hereby ("SMC").

                                    RECITALS

                  WHEREAS, the Boards of Directors of VIDEO and KNOGO each have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the reorganization and mergers provided for herein, pursuant to which SENTRY will acquire all of the common stock of each of VIDEO and KNOGO through mergers of VMC and SMC, subsidiaries of SENTRY, with and into each of VIDEO and KNOGO, respectively, and accordingly have agreed to effect the Reorganization (as defined in Section 2.3 below) upon the terms and subject to the conditions set forth herein;

                  WHEREAS, it is intended that, for Federal income tax purposes,
(i) the VIDEO Merger (as hereinafter defined) qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") and/or as an exchange under the provisions of Section 351 of the Code and (ii) that the KNOGO Merger (as hereinafter defined) qualify as an exchange under the provisions of
Section 351 of the Code;

                  WHEREAS, KNOGO, VIDEO, SENTRY, VMC and SMC desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

                  WHEREAS, on October 10, 1996, the above-named parties entered into that certain Agreement and Plan of Reorganization and Merger (the "Initial Merger Agreement"), and the parties thereto and hereto now desire to amend and restate the Initial Merger Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:


                                    AGREEMENT

                                    ARTICLE I

                                     SENTRY

                  1.1 Certificate of Incorporation and Bylaws. At the Effective Time (as defined in Section 2.7), the certificate of incorporation of SENTRY (the "SENTRY Certificate of Incorporation") shall be in form substantially similar to Exhibit A attached hereto. At the Effective Time, the Bylaws of SENTRY (the "SENTRY Bylaws") shall be in form as mutually agreed upon by VIDEO and KNOGO.

                  1.2 Directors and Officers. At the Effective Time, the initial directors of SENTRY shall be as set forth in Exhibit B hereto, each to hold office in accordance with the SENTRY Certificate of Incorporation and SENTRY Bylaws until such directors' successors are elected and qualified. The initial officers of SENTRY shall be as set forth in Exhibit B hereto and shall serve at the discretion of its Board of Directors in accordance with the SENTRY Bylaws.


                                   ARTICLE II

                              THE MERGERS; CLOSING

                  2.1 The VIDEO Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with applicable provisions of the Minnesota Business Corporation Act (the "Minnesota Act"), at the VIDEO Effective Time (as defined in Section 2.2 below), VMC shall be merged with and into VIDEO (the "VIDEO Merger"). As a result of the VIDEO Merger, the separate corporate existence of VMC shall cease and VIDEO shall continue as the surviving corporation of the VIDEO Merger (the "VIDEO Surviving Corporation").

                  2.2 VIDEO Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto will cause an articles of merger (the "Articles of Merger") to be executed and filed with the Secretary of State of the State of Minnesota in accordance with the Minnesota Act. The VIDEO Merger shall become effective at such time as the Articles of Merger are filed with the Secretary of State of the State of Minnesota in accordance with the Minnesota

Act, or at such later time as may be specified in the Articles of Merger in accordance with applicable law (such time and date herein referred to as the "VIDEO Effective Time"). At the VIDEO Effective Time, the VIDEO Merger shall have the effects set forth in the applicable provisions of the Minnesota Act.

                  2.3 The KNOGO Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with applicable provisions of the Delaware General Corporation Law (the "DGCL"), at the KNOGO Effective Time (as defined in Section 2.4 below), SMC shall be merged with and into KNOGO (the "KNOGO Merger")(together with the VIDEO Merger, the "Reorganization"). As a result of the KNOGO Merger, the separate corporate existence of SMC shall cease and KNOGO shall continue as the surviving corporation of the KNOGO Merger (the "KNOGO Surviving Corporation").

                  2.4 KNOGO Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto will cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The KNOGO Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time as may be specified in the Certificate of Merger in accordance with applicable law (such time and date herein referred to as the "KNOGO Effective Time"). At the KNOGO Effective Time, the KNOGO Merger shall have the effects set forth in the applicable provisions of the DGCL.

                  2.5 Certificates of Incorporation and Bylaws. (a) The Certificate of Incorporation of VMC as in effect immediately prior to the VIDEO Effective Time (the "VMC Certificate") shall be the Certificate of Incorporation of the VIDEO Surviving Corporation immediately after the VIDEO Effective Time.

                  (b) The Certificate of Incorporation of SMC as in effect immediately prior to the KNOGO Effective Time (the "SMC Certificate") shall be the Certificate of Incorporation of the KNOGO Surviving Corporation immediately after the KNOGO Effective Time.

                  (c) The Bylaws of VMC as in effect immediately prior to the VIDEO Effective Time (the "VMC Bylaws") shall be the Bylaws of the VIDEO Surviving Corporation immediately after the VIDEO Effective Time.

                  (d) The Bylaws of SMC as in effect immediately prior to the KNOGO Effective Time (the "SMC Bylaws") shall be the Bylaws of the KNOGO Surviving Corporation immediately after the KNOGO Effective Time.

                  2.6      Directors and Officers.   (a)  The  directors  of VMC
immediately prior to the VIDEO Effective Time shall be the directors of the VIDEO Surviving Corporation as of the VIDEO Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                  (b) The directors of SMC immediately prior to the KNOGO Effective Time shall be the directors of the KNOGO Surviving Corporation as of the KNOGO Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                  (c) The officers of VIDEO immediately prior to the VIDEO Effective Time shall be the officers of the VIDEO Surviving Corporation as of the VIDEO Effective Time until their successors are duly appointed or elected in accordance with applicable law.

                  (d) The officers of KNOGO immediately prior to the KNOGO Effective Time shall be the officers of the KNOGO Surviving Corporation as of the KNOGO Effective Time until their successors are duly appointed or elected in accordance with applicable law.

                  2.7 Effective Time. The term "Effective Time" shall mean the time and date which is (A) the later of (i) the VIDEO Effective Time and (ii) the KNOGO Effective Time, or (B) such other time and date as may be agreed to in writing by VIDEO and KNOGO. The parties hereto agree that each will use its best efforts to ensure that the VIDEO Effective Time and the KNOGO Effective Time occur upon the same date and at the same time.

                  2.8 Closing. Unless this Agreement shall have been terminated pursuant to Article VIII and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the consummation of the VIDEO Merger, the KNOGO Merger, and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, as promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, unless another place, date or time is agreed to in writing by VIDEO and KNOGO.


                                   ARTICLE III

                              CONVERSION OF SHARES

                  3.1 VIDEO Stock. At the VIDEO Effective Time, by virtue of the VIDEO Merger and without any action on the part of any of the parties hereto or the holders of any shares of the capital stock of SENTRY, VIDEO OR KNOGO, each share of VIDEO common stock, par value $0.01 per share (the "VIDEO Shares"), which is issued and outstanding immediately prior to the VIDEO Effective Time shall be converted into and represent the right to receive one share of common stock, par value $0.001 per share, of SENTRY ("SENTRY Common Stock") (the "VIDEO Merger Consideration"). All such VIDEO Shares shall no longer be outstanding and shall automatically be canceled and extinguished and shall cease to exist, and each certificate which immediately prior to the VIDEO Effective Time evidenced any such VIDEO Shares ("VIDEO Certificates") shall thereafter represent the right to receive (without interest), upon surrender of such VIDEO Certificate in accordance with the provisions of Section 3.6, the VIDEO Merger Consideration multiplied by the number of VIDEO Shares evidenced by such VIDEO Certificate. The holders of VIDEO Certificates previously evidencing VIDEO Shares outstanding immediately prior to the VIDEO Effective Time shall cease to have any rights with respect thereto (including, without limitation, any rights to vote or to receive dividends and distributions in respect of such VIDEO Shares), except as otherwise provided herein or by law. At the VIDEO Effective Time, each VIDEO Share held in VIDEO's treasury immediately prior to the Effective Time shall, by virtue of the VIDEO Merger, be canceled and retired and cease to exist, without any conversion thereof. All other classes of VIDEO stock held in treasury shall also be canceled.

                  3.2 KNOGO Stock. At the KNOGO Effective Time, by virtue of the KNOGO Merger and without any action on the part of any of the parties hereto or the holders of any shares of the capital stock of SENTRY, VIDEO OR KNOGO, each
1.2022 shares of KNOGO common stock, par value $0.01 per share (the "KNOGO Shares"), which is issued and outstanding immediately prior to the KNOGO Effective Time shall be converted into and represent the right to receive one share of SENTRY Common Stock (the "KNOGO Common Stock Consideration"), plus one share of preferred stock, par value $0.001 per share, of SENTRY ("SENTRY Class A Preferred Stock"; such SENTRY Class A Preferred Stock having the terms set forth in Exhibit A attached hereto) (together with the KNOGO Common Stock
Consideration, the "KNOGO Merger Consideration" and with the VIDEO Merger Consideration, collectively, the "Merger Consideration"). All such KNOGO Shares shall no longer be outstanding and shall automatically be canceled and extinguished and shall cease to exist, and each certificate which immediately prior to the KNOGO Effective Time evidenced any such KNOGO Shares ("KNOGO Certificates") shall thereafter represent the right to receive (without interest), upon surrender of such KNOGO Certificate in accordance with the provisions of Section 3.6, the KNOGO Merger Consideration multiplied by the number of KNOGO Shares evidenced by such KNOGO Certificate. The holders of KNOGO Certificates previously evidencing KNOGO Shares outstanding immediately prior to the KNOGO Effective Time shall cease to have any rights with respect thereto (including, without limitation, any rights to vote or to receive dividends and distributions in respect of such KNOGO Shares), except as otherwise provided herein or by law. At the KNOGO Effective Time, each KNOGO Share held in KNOGO's treasury immediately prior to the KNOGO Effective Time shall, by virtue of the KNOGO Merger, be canceled and retired and cease to exist, without any conversion thereof. All other classes of KNOGO stock held in treasury shall also be canceled.

                  3.3 SENTRY Stock. At the Effective Time, each share of SENTRY Common Stock, which immediately prior to the Effective Time is owned by VIDEO, shall be canceled and extinguished and shall cease to exist and no consideration shall be delivered with respect thereto.

                  3.4 VMC Stock. Each share of common stock, par value $.001 per share, of VMC (the "VMC Common Stock") outstanding immediately prior to the VIDEO Effective Time shall, by virtue of the VIDEO Merger and without any further action by the holder thereof, be converted into and become one share of common stock, par value $.001 per share, of the VIDEO Surviving Corporation (the "VIDEO Surviving Corporation Common Stock"). Each certificate which immediately prior to the VIDEO Effective Time represented outstanding shares of VMC Common Stock shall, on and after the VIDEO Effective Time, be deemed for all purposes to represent the number of shares of VIDEO Surviving Corporation Common Stock into which the shares of VMC Common Stock represented by such certificate shall have been converted pursuant to this Section 3.4.

                  3.5 SMC Stock. Each share of common stock, par value $.001 per share, of SMC (the "SMC Common Stock") outstanding immediately prior to the KNOGO Effective Time shall, by virtue of the KNOGO Merger and without any further action by the holder thereof, be converted into and become one share of common stock, par value $.001 per share, of the KNOGO Surviving Corporation (the "KNOGO Surviving Corporation Common Stock"). Each certificate which immediately prior to the KNOGO Effective Time represented outstanding shares of SMC Common Stock shall, on and after the KNOGO Effective Time, be deemed for all purposes to represent the number of shares of KNOGO Surviving Corporation Common Stock into which the shares of SMC Common Stock represented by such certificate shall have been converted pursuant to this Section 3.5.

                  3.6 Exchange of Certificates. (a) As of the Effective Time, SENTRY shall deposit, or shall cause to be deposited, with an exchange agent mutually selected by VIDEO and KNOGO (the "Exchange Agent"), for the benefit of the holders of VIDEO Shares and KNOGO Shares, for exchange in accordance with this Article III, certificates representing the shares of SENTRY Common Stock and SENTRY Class A Preferred Stock (such certificates for shares of SENTRY Common Stock and SENTRY Class A Preferred Stock, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Effective Time), being hereinafter referred to as the "Exchange Fund") to be issued pursuant to this Article III and paid pursuant to this Section 3.6 in exchange for outstanding VIDEO Shares and KNOGO Shares.

                  (b) Promptly after the Effective Time, SENTRY shall cause the Exchange Agent to mail to each holder of record of VIDEO Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such VIDEO Shares shall pass, only upon delivery of the VIDEO Certificates representing such VIDEO Shares to the Exchange Agent and which shall be in such form and have such other provisions as SENTRY may reasonably specify and (ii) instructions for use in effecting the surrender of such VIDEO Certificates in exchange for certificates representing shares of SENTRY Common Stock and cash in lieu of fractional shares. Upon surrender of a VIDEO Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of VIDEO Shares represented by such VIDEO Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of SENTRY Common Stock and (y) a check representing the amount of cash in lieu of fractional shares (in accordance with Section 3.6(f) below), if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the VIDEO Certificate surrendered pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the VIDEO Shares represented by the VIDEO Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of VIDEO Shares. In the event of a transfer of ownership of VIDEO Shares which is not registered in the transfer records of VIDEO, a certificate representing the proper number of shares of SENTRY Common Stock, together with a check for the cash to be paid in lieu of fractional shares (in accordance with Section 3.6(f) below), may be issued to such a transferee if the VIDEO Certificate representing such VIDEO Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) Promptly after the Effective Time, SENTRY shall cause the Exchange Agent to mail to each holder of record of KNOGO Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such KNOGO Shares shall pass, only upon delivery of the KNOGO Certificates representing such KNOGO Shares to the Exchange Agent and which shall be in such form and have such other provisions as SENTRY may reasonably specify and (ii) instructions for use in effecting the surrender of such KNOGO Certificates in exchange for certificates representing shares of SENTRY Common Stock, SENTRY Class A Preferred Stock and cash in lieu of fractional shares. Upon surrender of a KNOGO Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of KNOGO Shares represented by such KNOGO Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of SENTRY Common Stock, (y) a certificate representing that number of whole shares of SENTRY Class A Preferred Stock, and
(z) a check representing the amount of cash in lieu of fractional shares (in accordance with Section 3.6(f) below), if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the KNOGO Certificate surrendered pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the KNOGO Shares represented by the KNOGO Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of KNOGO Shares. In the event of a transfer of ownership of KNOGO Shares which is not registered in the transfer records of KNOGO, a certificate representing the proper number of shares of SENTRY Common Stock and SENTRY Class A Preferred Stock and a check for the cash to be paid in lieu of fractional shares (in accordance with Section 3.6(f) below), may be issued to such a transferee if the KNOGO Certificate representing such KNOGO Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (d) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on SENTRY Common Stock or SENTRY Class A Preferred Stock shall be paid with respect to any shares represented by a VIDEO or KNOGO Certificate, as the case may be, until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such VIDEO or KNOGO Certificate, there shall be paid to the holder of the certificates representing whole shares of SENTRY Common Stock or SENTRY Class A Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of SENTRY Common Stock or SENTRY Class A Preferred Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of SENTRY Common Stock or SENTRY Class A Preferred Stock, less the amount of any withholding taxes which may be required thereon.

                  (e) At or after the VIDEO Effective Time, there shall be no transfers on the stock transfer books of VIDEO of the VIDEO Shares which were outstanding immediately prior to the VIDEO Effective Time. At or after the KNOGO Effective Time, there shall be no transfers on the stock transfer books of KNOGO of the KNOGO Shares which were outstanding immediately prior to the KNOGO

Effective Time. If, after the Effective Time, VIDEO or KNOGO Certificates are presented to SENTRY, they shall be canceled and exchanged for certificates for shares of SENTRY Common Stock (and SENTRY Class A Preferred Stock in the case of KNOGO Shares) and cash in lieu of fractional shares (in accordance with Section 3.6(f) below), if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article III. Certificates surrendered for exchange by any person constituting an "affiliate" of KNOGO or VIDEO for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until SENTRY has received a written agreement from such person as provided in Section 6.9.

                  (f) No fractional shares of SENTRY Common Stock or SENTRY Class A Preferred Stock shall be issued pursuant hereto. As promptly as possible following the Effective Time, the Exchange Agent shall determine the excess of
(i)(A) the number of full shares of SENTRY Common Stock delivered to the Exchange Agent by SENTRY pursuant to Section 3.6(a) over (B) the number of full shares of SENTRY Common Stock to be distributed to the holders of VIDEO Shares and KNOGO Shares pursuant to Sections 3.6(b) and 3.6(c) (such excess being herein referred to as the "Excess Common Shares"), and (ii)(A) the number of full shares of SENTRY Class A Preferred Stock delivered to the Exchange Agent by SENTRY pursuant to Section 3.6(a) over (B) the number of full shares of SENTRY Class A Preferred Stock to be distributed to the holders of KNOGO Shares pursuant to Sections 3.6(c) (such excess being herein referred to as the "Excess Preferred Shares"). As soon after the Effective Date as practicable, the Exchange Agent, as agent for the holders of SENTRY Common Stock and SENTRY Class A Preferred Stock, shall sell the Excess Common Shares and Excess Preferred Shares at the then prevailing prices on the NASDAQ Stock Market's National Market ("NASDAQ"), or such other national securities exchange as is applicable, through one or more member firms of NASDAQ, or other national securities exchange, as the case may be, in round lots to the extent practicable. SENTRY shall pay all commissions, transfer taxes and other out-of-pocket transactions costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Common Shares and Excess Preferred Shares. Until the proceeds of such sale or sales have been distributed to the holders of SENTRY Common Stock or SENTRY Class A Preferred Stock entitled to receipt of such proceeds, the Exchange Agent shall hold such proceeds in trust for those holders of SENTRY Common Stock and SENTRY Class A Preferred Stock. The Exchange Agent shall determine the portion of the proceeds from the sale of (i) the Excess Common Shares (the "Excess Common Shares Proceeds") to which each holder of SENTRY Common Stock is entitled, if any, by multiplying the amount of the Excess Common Shares Proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of SENTRY Common Stock is entitled, and the denominator of which is the aggregate amount of fractional share interests to which all of the holders of SENTRY Common Stock are entitled, and (ii) the Excess Preferred Shares (the "Excess Preferred Shares Proceeds") to which each holder of SENTRY Class A Preferred Stock is entitled, if any, by multiplying the amount of the Excess Preferred Shares Proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of SENTRY Class A Preferred Stock is entitled, and the denominator of which is the aggregate amount of fractional share interests to which all of the holders of SENTRY Class A Preferred Stock are entitled. As soon as practicable after the sale of the Excess Common Shares and the Excess Preferred Shares and the determination of the amount of cash, if any, to be paid to each holder of SENTRY Common Stock and SENTRY Class A Preferred Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to the holders of SENTRY Common Stock and SENTRY Class A Preferred Stock entitled thereto and who have theretofore delivered VIDEO Certificates or KNOGO Certificates for SENTRY Company Common Stock and/or SENTRY Class A Preferred Stock, as the case may be, pursuant to this Article III.

                  (g) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of SENTRY Common Stock and SENTRY Class A Preferred Stock) that remains unclaimed by the former stockholders of KNOGO or VIDEO one year after the Effective Time shall be delivered to SENTRY. Any former stockholder of KNOGO or VIDEO who has not theretofore complied with this Article III shall thereafter look only to SENTRY for payment of their shares of SENTRY Common Stock, SENTRY Class A Preferred Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the SENTRY Common Stock and SENTRY Class A Preferred Stock deliverable in respect of each VIDEO or KNOGO Share such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                  (h) None of VIDEO, KNOGO, SENTRY, VMC, SMC, the Exchange Agent or any other person shall be liable to any former holder of VIDEO Shares or KNOGO Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (i) In the event any VIDEO or KNOGO Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by SENTRY, the posting by such person of a bond in such reasonable amount as SENTRY may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of SENTRY Common Stock (and SENTRY Class A Preferred Stock in the case of KNOGO Shares) and cash in lieu of fractional shares (in accordance with Section 3.6(f) below), and unpaid dividends and distributions on shares of SENTRY Common Stock (and SENTRY Class A Preferred Stock in the case of KNOGO Shares) as provided in this Section 3.6, deliverable in respect thereof pursuant to this Agreement.

                  3.7 Adjustment of Merger Consideration. In the event that, (i) subsequent to the date of this Agreement but prior to the VIDEO Effective Time, the outstanding shares of VIDEO shall have been changed into a different number of shares or a different claim as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, or (ii) subsequent to the date of this Agreement but prior to the KNOGO Effective Time, the outstanding shares of KNOGO shall have been changed into a different number of shares or a different claim as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.

                  3.8 VIDEO Stock Options. (a) At the VIDEO Effective Time, all outstanding options and other rights to acquire shares granted to employees under any stock option or purchase plan, program or similar arrangement (each, as amended, an "Option Plan" and, such options and other rights, "Stock
Options") of VIDEO and, with respect to employees and non-employees, all outstanding warrants to purchase VIDEO Shares (the "Warrants"), whether or not such Stock Options or Warrants are then exercisable or vested, will be assumed by SENTRY and shall be exercisable upon the same terms and conditions as under the applicable Warrant or Option Plan and option agreement issued thereunder, except that (i) each such Stock Option or Warrant shall be exercisable for that whole number of shares of SENTRY Common Stock (to the nearest share) into which the number of VIDEO Shares subject to such Stock Option or Warrant immediately prior to the Effective Time would be converted under Section 3.1, and (ii) the option exercise price or Warrant exercise price per share of SENTRY Common Stock shall be an amount equal to the option exercise price or warrant exercise price per VIDEO Share of such Stock Option or Warrant in effect immediately prior to the VIDEO Effective Time divided by the VIDEO Merger Consideration (the option exercise price or Warrant exercise price per VIDEO Share, as so determined, being rounded upwards to the nearest full cent). No payment shall be made for fractional interests.

                  (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, the Option Plans of VIDEO shall terminate as of the VIDEO Effective Time and any rights under any provisions in any other plan, program or arrangement providing for the issuance or grant by VIDEO of any interest in respect of the capital stock of VIDEO shall be canceled as of the VIDEO Effective Time.

                  3.9 KNOGO Stock Options. (a) At the KNOGO Effective Time, all outstanding options and other rights to acquire Shares granted to employees under any Option Plan of KNOGO, whether or not then exercisable or vested, will be assumed by SENTRY and shall be exercisable upon the same terms and conditions as under the applicable Option Plan and option agreement issued thereunder, except that (A)(i) each such Stock Option shall be exercisable for that whole number of shares of SENTRY Common Stock (to the nearest share) into which the number of KNOGO Shares subject to such Stock Option immediately prior to the Effective Time would be converted under Section 3.2, and (ii) each such Stock Option shall be exercisable for that whole number of shares of SENTRY Class A Preferred Stock (to the nearest share) into which the number of KNOGO Shares subject to such Stock Option immediately prior to the Effective Time would be converted under Section 3.2, provided that if all of the issued and outstanding SENTRY Class A Preferred Stock has been theretofore redeemed or converted in the manner set forth in the SENTRY Certificate of Incorporation, attached hereto as Exhibit A, then in lieu of the SENTRY Class A Preferred Stock, the holders of such Stock Options shall receive the same consideration paid to the holders of SENTRY Class A Preferred Stock upon such redemption or conversion, and (B) the option exercise price per share of SENTRY Common Stock (including SENTRY Class A Preferred Stock) shall be an amount equal to the option exercise price per KNOGO Share of such Stock Option in effect immediately prior to the KNOGO Effective Time divided by the KNOGO Common Stock Consideration (the option exercise price per KNOGO Share, as so determined, being rounded upwards to the nearest full cent). No payment shall be made for fractional interests.

                  (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, the Option Plans of KNOGO shall terminate as of the KNOGO Effective Time and any rights under any provisions in any other plan, program or arrangement providing for the issuance or grant by KNOGO of any interest in respect of the capital stock of KNOGO shall be canceled as of the KNOGO Effective Time.

                  3.10 Stockholder Approval. (a) This Agreement shall be submitted for consideration and approval to the holders of VIDEO Shares at a special meeting of stockholders duly held for such purpose by VIDEO (the "VIDEO Stockholders' Meeting").

                  (b) This Agreement shall be submitted for consideration and approval to the holders of KNOGO Shares at a special meeting of stockholders duly held for such purpose by KNOGO (the "KNOGO Stockholders' Meeting").

                  (c) VIDEO and KNOGO shall coordinate with respect to the timing of the VIDEO Stockholders' Meeting and the KNOGO Stockholders' Meeting and shall endeavor to hold such meetings on the same day and time and as soon as practicable after the date hereof. Subject to their fiduciary duties, the respective boards of directors of VIDEO and KNOGO shall recommend that their respective stockholders approve this Agreement and the transactions contemplated hereby, and such recommendation shall be contained in the Joint Proxy Statement/Prospectus (as defined in Section 6.7) of VIDEO and KNOGO included in the Registration Statement (as defined in Section 6.7) and distributed to the stockholders of VIDEO and KNOGO in connection with the VIDEO Stockholders' Meeting and the KNOGO Stockholders' Meeting.

                  (d) SENTRY  shall take any and all actions  necessary  for the proper approvals and authorizations to be adopted by the boards of directors and stockholders of SENTRY, VMC and SMC, respectively, to effectuate the transactions contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF KNOGO

                  Except as set forth in KNOGO's disclosure schedule delivered to VIDEO in connection with this Agreement (the "KNOGO Disclosure Schedule") or the KNOGO SEC Documents (as defined in Section 4.6 below), KNOGO hereby represents and warrants to VIDEO as follows:

                  4.1 Organization and Qualification. Each of KNOGO and its subsidiaries (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not have a Material Adverse Effect (as defined in Section 9.3(d) below) on KNOGO. True and complete copies of the Certificate of Incorporation and the By-Laws, as amended to date, of KNOGO and its subsidiaries have been made available to VIDEO.

                  4.2 Capitalization. (a) The authorized capital stock of KNOGO consists of 10,000,000 KNOGO Shares and 3,000,000 shares of preferred stock, par value $.01 per share (the "KNOGO Preferred Stock"). As of the date of this Agreement, (i) 5,772,032 KNOGO Shares are issued and outstanding and no KNOGO Shares are held in treasury, (ii) 678,700 KNOGO Shares are reserved for issuance pursuant to outstanding Stock Options and 575,300 Shares are reserved for issuance in respect of future grants of Stock Options and (iii) no shares of KNOGO Preferred Stock are issued and outstanding. All outstanding KNOGO Shares are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as disclosed in the KNOGO SEC Documents or in Section 4.2(a) of the KNOGO Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which KNOGO is a party or by which KNOGO is bound which obligate KNOGO to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional KNOGO Shares or any other capital stock of KNOGO or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such KNOGO Shares or (ii) purchase, redeem or otherwise acquire any KNOGO Shares and any other capital stock of KNOGO.

                  (b) All outstanding KNOGO Shares are duly listed for trading on the American Stock Exchange ("AMEX").

                  (c) KNOGO owns, directly or indirectly, all of the outstanding shares of or other interests in each of its subsidiaries, which subsidiaries are listed in Section 4.2(c) of the KNOGO Disclosure Schedule. Each of the outstanding shares of capital stock of each of KNOGO's subsidiaries has been duly authorized, is validly paid and nonassessable, and is owned, directly or indirectly, by KNOGO, free and clear of all liens, pledges, security interests, claims or other encumbrances, except for such liens, pledges, security interests, claims or encumbrances that would not have a Material Adverse Effect on KNOGO. Schedule 4.2(c) of the KNOGO Disclosure Schedule sets forth the following information for each of KNOGO's subsidiaries, if applicable: (i) name and jurisdiction of incorporation or organization; (ii) authorized capital stock or share capital; and (iii) number of issued and outstanding shares of capital stock or share capital.

                  (d) Except as set forth in Section 4.2(d) of the KNOGO Disclosure Schedule, KNOGO does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

                  (e)  Except  as  provided  in the KNOGO  SEC  Documents  or in
Section 4.2(e) of the KNOGO Disclosure Schedule, there are no voting trusts or shareholder agreements to which KNOGO is a party with respect to the voting of the capital stock of KNOGO.

                  4.3 Authorization and Validity of Agreement. KNOGO has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof (subject to the approval and adoption of this Agreement and the KNOGO Merger by the holders of a majority of the outstanding KNOGO Shares, and the filing and recordation of appropriate merger documents as required by the
DGCL). KNOGO's Board of Directors (the "KNOGO Board") has duly authorized the execution, delivery and performance of this Agreement by KNOGO, and no other corporate proceedings on the part of KNOGO are necessary to authorize this Agreement or the transactions contemplated hereby (other than the approval and adoption of this Agreement and the KNOGO Merger by the holders of a majority of the outstanding KNOGO Shares). This Agreement has been duly executed and delivered by KNOGO and, assuming this Agreement constitutes the legal, valid and binding obligation of VIDEO, SENTRY, VMC and SMC, constitutes the legal, valid and binding obligation of KNOGO, enforceable against KNOGO in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.4 Consents and Approvals. (a) Neither the execution and delivery of this Agreement by KNOGO nor the consummation by KNOGO of the transactions contemplated hereby will require on the part of KNOGO any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) as may be required in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the AMEX on which the KNOGO Shares are listed, and state securities or "blue sky" laws and state takeover laws, (iii) the filing and recordation of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which KNOGO is authorized to do business, (iv) as set forth in Section 4.4 of the KNOGO Disclosure Schedule or (v) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect on KNOGO or prevent the consummation of the transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding KNOGO Shares is the only vote of the holders of capital stock of KNOGO necessary to approve the KNOGO Merger.

                  (b) The KNOGO Board has approved the execution of the Support/Voting Agreements to be entered into between KNOGO and certain VIDEO stockholders.

                  4.5 No Violation. Except as set forth in Section 4.5 of the KNOGO Disclosure Schedule, assuming the KNOGO Merger has been duly approved by the holders of a majority of the outstanding KNOGO Shares, neither the execution and delivery of this Agreement by KNOGO nor the consummation by KNOGO of the transactions contemplated hereby will (a) conflict with or violate the Articles of Incorporation, as amended, or By-Laws of KNOGO or any of its subsidiaries,
(b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any assets or property of KNOGO or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which KNOGO or any of its subsidiaries is a party or by which KNOGO, any of its subsidiaries, or any of their respective assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect on KNOGO or prevent the consummation of the transactions contemplated hereby or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.4 and this Section 4.5 are duly and timely obtained or made and the approval of the KNOGO Merger by the holders of a majority of the outstanding KNOGO Shares has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to KNOGO, any of its subsidiaries or any of their respective assets and properties, except for such violations which would not have a Material Adverse Effect on KNOGO or prevent the consummation of the transactions contemplated hereby.

                  4.6 SEC Reports; Financial Statements. (a) Since January 1, 1995, KNOGO has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, the Securities Act and the SEC's rules and regulations thereunder (collectively, the "KNOGO SEC
Documents"). The KNOGO SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements of KNOGO (including any related notes thereto) included in the KNOGO SEC Documents (excluding the KNOGO SEC Documents described in Section 4.7 hereof) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes) the financial position of KNOGO as of the dates thereof and the results of KNOGO's operations and cash flows for the periods presented therein.

                  4.7 Joint Proxy Statement/Prospectus. None of the information supplied by KNOGO to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the KNOGO Stockholders' Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act. Notwithstanding the foregoing, KNOGO makes no representation or warranty with respect to the statements made in the Joint Proxy Statement/Prospectus based on information supplied by or on behalf of VIDEO, SENTRY, VMC or SMC or any of their respective affiliates specifically for inclusion therein.

                  4.8 Compliance with Law. Except as set forth in the KNOGO SEC Documents or in Section 4.8 of the KNOGO Disclosure Schedule, neither KNOGO nor any of its subsidiaries is in violation of any applicable statute, rule, regulation, decree or order of any governmental or regulatory authority applicable to KNOGO or its subsidiaries, except for violations which would not have a Material Adverse Effect on KNOGO. Without limiting the foregoing, except for matters which would not have a Material Adverse Effect on KNOGO and those matters disclosed in the KNOGO SEC Documents or in Section 4.8 of the KNOGO Disclosure Schedule, to the Knowledge of KNOGO, (a) the businesses of KNOGO and its subsidiaries are being conducted in compliance with applicable Environmental Laws (as defined below), (b) the businesses of KNOGO and its subsidiaries have not made, caused or contributed to any material release of any hazardous or toxic waste or substance into the environment and (c) neither KNOGO nor any of its subsidiaries is subject to any compliance agreement or settlement agreement from an alleged violation of Environmental Laws. For purposes hereof, "Environmental Laws" shall mean all applicable laws relating to pollution or protection of the environment, including the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act. Except as set forth in the KNOGO SEC Documents or in Section 4.8 of the KNOGO Disclosure Schedule or as contemplated or permitted by this Agreement, KNOGO and its subsidiaries hold all permits, licenses, exemptions, orders and approvals of governmental and regulatory authorities necessary for the conduct of their respective businesses, as now being conducted, except where the failure to hold permits, licenses, exemptions, orders and approvals would not have a Material Adverse Effect on KNOGO.

                  4.9 Absence of Certain Changes. Except as disclosed in the KNOGO SEC Documents or in Section 4.9 of the KNOGO Disclosure Schedule, since June 30, 1996 through the date of this Agreement, KNOGO and its subsidiaries have conducted their respective businesses only in the ordinary course and there has not been (a) any changes which could have a Material Adverse Effect on KNOGO; (b) any declaration, setting aside or payment of any dividend or payment in cash, stock or property or other distribution with respect to KNOGO's capital stock; (c) any reclassification, combination, split, subdivision, redemption, purchase or other acquisition, directly or indirectly, of any of KNOGO's capital stock; (d) any material change in KNOGO's accounting principles, practices or methods; or (e) any material alteration in the character or conduct of KNOGO's business from that conducted and contemplated as of June 30, 1996.

                  4.10 No Undisclosed Liabilities. Except (a) for liabilities incurred in the ordinary course of business, (b) liabilities incurred in connection with the transactions contemplated by this Agreement, (c) liabilities which would not have a Material Adverse Effect on KNOGO and (d) as disclosed in the KNOGO SEC Documents or as set forth in Section 4.10 of the KNOGO Disclosure Schedule, from June 30, 1996 until the date of this Agreement, KNOGO and its subsidiaries had not incurred any material liabilities that would be required to be reflected in or reserved against a consolidated balance sheet of KNOGO prepared in accordance with generally accepted accounting principles.

                  4.11 Litigation. Except as disclosed in the KNOGO SEC Documents or in Section 4.11 of the KNOGO Disclosure Schedule, there are no claims, actions, proceedings or governmental investigations pending, nor has KNOGO or any of its subsidiaries received notice of any threatened, claims, actions, proceedings or governmental investigations against KNOGO or any of its subsidiaries by or before any court or other governmental or regulatory body, which, if adversely determined, would have a Material Adverse Effect on KNOGO. Neither KNOGO or any of its subsidiaries nor their respective assets is subject to any outstanding and unsatisfied order, writ, judgment, injunction or decree which would have a Material Adverse Effect on KNOGO.

                  4.12 Employee Benefit Matters. All employee benefit plans and other benefit arrangements covering employees of KNOGO and its subsidiaries (the "KNOGO Benefit Plans") are listed in Section 4.12 of the KNOGO Disclosure Schedule, except such benefit plans and other benefit arrangements which are not material. True and complete copies of the KNOGO Benefit Plans have been made available to VIDEO. To the extent applicable, the KNOGO Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, except as disclosed in Section 4.12(a) of the KNOGO Disclosure Schedule, and any KNOGO Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified. No KNOGO Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither KNOGO nor any of its subsidiaries has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any KNOGO Benefit Plan, except as would not have a Material Adverse Effect on KNOGO. Except as disclosed in Section 4.12(a) of the KNOGO Disclosure Schedule, each KNOGO Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the Knowledge of KNOGO, there are no pending, nor has KNOGO or any of its subsidiaries received notice of any threatened, claims against or otherwise involving any of the KNOGO Benefit Plans, except as would not have a Material Adverse Effect on KNOGO. All material contributions required to be made as of the date this Agreement to the KNOGO Benefit Plans have been made or provided for. Neither KNOGO nor any entity under "common control" with KNOGO within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

                  4.13 Taxes. Except as disclosed in the KNOGO SEC Documents or in Section 4.13 of the KNOGO Disclosure Schedule, KNOGO and each of its subsidiaries (a) have filed all federal, state and foreign tax returns required to be filed by KNOGO or any of its subsidiaries for tax years ended prior to the date of this Agreement, except for those tax returns the failure of which to file would not have a Material Adverse Effect on KNOGO or for which requests for extensions have been timely filed, and all such returns are complete in all material respects, (b) have paid or accrued all taxes shown to be due and payable on such returns, (c) have accrued all such taxes for such periods subsequent to the periods covered by such returns ending on or prior to the date hereof and (d) have "open" years for federal income tax returns only as set forth in the KNOGO SEC Documents or in Section 4.13 of the KNOGO Disclosure Schedule. There are no liens for taxes on the assets of KNOGO or any of its subsidiaries, except for liens that would not have a Material Adverse Effect on KNOGO, and there is no pending, nor has KNOGO or any of its subsidiaries received notice of any threatened, tax audit, examination, refund litigation or adjustment in controversy which, if determined adversely, would have a Material Adverse Effect on KNOGO. Neither KNOGO nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of taxes.

                  4.14 Intellectual Property. To the Knowledge of KNOGO, KNOGO and its subsidiaries own or possess rights in all patents, trademarks, tradenames, copyrights and other intellectual property rights used in or necessary for the conduct of the businesses of KNOGO and its subsidiaries as now operated (collectively, "KNOGO Intellectual Property"), except where the failure to own or possess any such KNOGO Intellectual Property would not have a Material Adverse Effect on KNOGO. Neither KNOGO nor any of its subsidiaries has received any notice that the products of KNOGO and its subsidiaries, or the use thereof, violate, infringe or otherwise conflict with the Intellectual Property of third parties, except for such violations, infringements or conflicts that would not have a Material Adverse Effect on KNOGO or as disclosed in the KNOGO SEC Documents or in Section 4.14 of the KNOGO Disclosure Schedule.

                  4.15 Labor Matters. Neither KNOGO nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of KNOGO, threatened against KNOGO or any of its subsidiaries relating to their respective businesses, except for any such proceeding that would not have a Material Adverse Effect on KNOGO.

                  4.16 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for KNOGO, nor has KNOGO incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, other than Donald & Co. Securities, the fees and expenses of which shall be borne by KNOGO.

                  4.17 Opinion of Financial Advisor. Donald & Co. Securities, KNOGO's financial advisor, has delivered its opinion, dated the date of this Agreement, to the KNOGO Board to the effect that, as of such date, the KNOGO Merger Consideration is fair, from a financial point of view, to the holders of KNOGO Shares.

                  4.18 Section 351/Reorganization Treatment. Neither KNOGO nor any KNOGO subsidiary has taken or failed to take any action or has knowledge of any fact or circumstance that is reasonably likely to, (i) prevent the KNOGO Merger from qualifying as an exchange governed by Section 351 of the Code or
(ii) prevent the VIDEO Merger from constituting a reorganization within the meaning of Section 368(a) of the Code or from qualifying as an exchange governed by Section 351 of the Code.

                  4.19 VIDEO  Shares  Ownership.  Except as disclosed in Section
4.19 of the KNOGO Disclosure Schedule, neither KNOGO nor





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



any of its affiliates owns any VIDEO Shares or other securities or rights convertible, exchangeable or otherwise exercisable into VIDEO Shares.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF VIDEO, SENTRY, VMC AND SMC

                  Except as set forth in VIDEO's disclosure schedule delivered to KNOGO in connection with this Agreement (the "VIDEO Disclosure Schedule") or the VIDEO SEC Documents (as defined in Section 3.6 below), VIDEO, SENTRY, VMC and SMC hereby represent and warrant to KNOGO as follows:

                  5.1 Organization and Qualification. Each of VIDEO, SENTRY, VMC and SMC (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not have a Material Adverse Effect on VIDEO, SENTRY, VMC or SMC. True and complete copies of the Articles or Certificate of Incorporation, as the case may be, and the By-Laws as amended to date, of VIDEO and its subsidiaries have been made available to KNOGO.

                  5.2 Capitalization. (a) The authorized capital stock of VIDEO consists of 10,000,000 VIDEO Shares. As of the date of this Agreement, (i) 4,841,962 VIDEO Shares are issued and outstanding and no VIDEO Shares are held in treasury, (ii) 370,000 VIDEO Shares are reserved for issuance pursuant to outstanding stock options and 180,000 VIDEO Shares are reserved for issuance in respect of future grants of stock options and (iii) 454,114 VIDEO Shares are reserved for issuance pursuant to the warrants set forth in Section 5.2(a) of the VIDEO Disclosure Schedule (the "Warrants"). All outstanding VIDEO Shares are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as disclosed in the VIDEO SEC Documents (as defined in Section 5.6) or in Section 5.2(a) of the VIDEO Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which VIDEO is a party or by which VIDEO is bound which obligate VIDEO to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional VIDEO Shares or any other capital stock of VIDEO or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such VIDEO Shares or (ii) purchase, redeem or otherwise acquire any VIDEO Shares and any other capital stock of VIDEO.

                  (b) All outstanding VIDEO Shares are duly listed for trading on the NASDAQ Stock Market's SmallCap Market (the "NASDAQ SmallCap").

                  (c) VIDEO owns, directly or indirectly, all of the outstanding shares of or other interests in each of its subsidiaries, which subsidiaries are listed in Section 5.2(c) of the VIDEO Disclosure Schedule. Each of the outstanding shares of capital stock of each of VIDEO's subsidiaries has been duly authorized, is validly paid and nonassessable, and is owned, directly or indirectly, by VIDEO, free and clear of all liens, pledges, security interests, claims or other encumbrances, except for such liens, pledges, security interests, claims or encumbrances that would not have a Material Adverse Effect on VIDEO. Schedule 5.2(c) of the VIDEO Disclosure Schedule sets forth the following information for each of VIDEO's subsidiaries, if applicable: (i) name and jurisdiction of incorporation or organization; (ii) authorized capital stock or share capital; and (iii) number of issued and outstanding shares of capital stock or share capital.

                  (d) Except as set forth in Section 5.2(d) of the VIDEO Disclosure Schedule, VIDEO does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

                  (e)  Except  as  provided  in the VIDEO  SEC  Documents  or in
Section 5.2(e) of the VIDEO Disclosure Schedule, there are no voting trusts or shareholder agreements to which VIDEO is a party with respect to the voting of the capital stock of VIDEO.

                  (f) The authorized capital stock of SENTRY consists of 100,000,000 shares of SENTRY Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share (the "SENTRY Preferred Stock"). As of the date of this Agreement, (i) one (1) share of SENTRY Common Stock is issued and outstanding and no shares of SENTRY Common Stock are held in treasury, (ii) no shares of SENTRY Common Stock are reserved for issuance pursuant to outstanding Stock Options and no shares of SENTRY Common Stock are reserved for issuance in respect of future grants of Stock Options and (iii) no shares of SENTRY Preferred Stock are issued and outstanding. All outstanding shares of SENTRY Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements, other than this Agreement, to which SENTRY is a party or by which SENTRY is bound which obligate SENTRY to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional capital stock of SENTRY or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares of SENTRY Common Stock or
(ii) purchase, redeem or otherwise acquire any capital stock of SENTRY. All of the shares of SENTRY Common Stock and SENTRY Class A Preferred Stock to be issued to holders of KNOGO Shares and VIDEO Shares have been duly authorized for issuance and, when issued in accordance with the VIDEO Merger and the KNOGO Merger and this Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to and will not be issued in violation of any preemptive rights.

                  (g) The authorized capital stock of VMC consists of 100 shares of VMC Common Stock. As of the date of this Agreement, (i) one share of VMC Common Stock is issued and outstanding and no shares of VMC Common Stock are held in treasury, and (ii) no shares of VMC Common Stock are reserved for issuance pursuant to outstanding stock options and no shares of VMC Common Stock are reserved for issuance in respect of future grants of stock options. All outstanding shares of VMC Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which VMC is a party or by which VMC is bound which obligate VMC to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional shares of VMC Common Stock or any other capital stock of VMC or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares of VMC Common Stock or
(ii) purchase, redeem or otherwise acquire any shares of VMC Common Stock and any other capital stock of VMC.

                  (h) The authorized capital stock of SMC consists of 100 shares of SMC Common Stock. As of the date of this Agreement, (i) one share of SMC Common Stock is issued and outstanding and no shares of SMC Common Stock are held in treasury, and (ii) no shares of SMC Common Stock are reserved for issuance pursuant to outstanding stock options and no shares of SMC Common Stock are reserved for issuance in respect of future grants of stock options. All outstanding shares of SMC Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which SMC is a party or by which SMC is bound which obligate SMC to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional shares of SMC Common Stock or any other capital stock of SMC or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares of SMC Common Stock or
(ii) purchase, redeem or otherwise acquire any shares of SMC Common Stock and any other capital stock of SMC.

                  5.3 Authorization and Validity of Agreement. Each of VIDEO, SENTRY, VMC and SMC has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof (subject to the approval and adoption of this Agreement, the VIDEO Merger and the KNOGO Merger by the holders of a majority of the outstanding VIDEO Shares, SENTRY Common Stock, VMC Common Stock and SMC Common Stock, as applicable, and the filing and recordation of appropriate merger documents as required by the DGCL and the Minnesota Act). The Boards of Directors of VIDEO (the "VIDEO Board"), SENTRY, VMC and SMC, respectively, and VIDEO, as the sole stockholder of SENTRY, and SENTRY, as the sole stockholder of VMC and SMC, have duly authorized the execution, delivery and performance of this Agreement by each of VIDEO, SENTRY, VMC and SMC, and no other corporate proceedings on the part of either VIDEO, SENTRY, VMC or SMC are necessary to authorize this Agreement or the transactions contemplated hereby (other than the approval and adoption of this Agreement, the VIDEO Merger and the KNOGO Merger by the holders of a majority of the outstanding VIDEO Shares). This Agreement has been duly executed and delivered by each of VIDEO, SENTRY, VMC and SMC and, assuming this Agreement constitutes the legal, valid and binding obligation of KNOGO, constitutes the legal, valid and binding obligation of each of VIDEO, SENTRY, VMC and SMC, enforceable against each of VIDEO, SENTRY, VMC and SMC in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.4 Consents and Approvals. (a) Neither the execution and delivery of this Agreement by VIDEO, SENTRY, VMC and SMC nor the consummation by VIDEO, SENTRY, VMC and SMC of the transactions contemplated hereby will require on the part of VIDEO, SENTRY, VMC or SMC any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) as may be required in connection with the applicable requirements of the HSR Act, (ii) pursuant to the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, the NASDAQ SmallCap on which VIDEO Shares are listed, and state securities or "blue sky" laws and state takeover laws, (iii) the filing and recordation of the Certificate of Merger, the Articles of Merger and other merger documents pursuant to the DGCL and the Minnesota Act, (iv) as set forth in Section 5.4 of the VIDEO Disclosure Schedule or (v) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect on VIDEO, SENTRY, VMC or SMC or prevent the consummation of the transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding

VIDEO Shares is the only vote of the holders of capital stock of VIDEO necessary to approve the VIDEO Merger.

                  (b) The VIDEO Board has approved the execution of the Support/Voting Agreements to be entered into between VIDEO and certain KNOGO stockholders.

                  5.5 No Violation. Except as set forth in Section 5.5 of the VIDEO Disclosure Schedule, assuming the VIDEO Merger has been duly approved by the holders of a majority of the outstanding VIDEO Shares, neither the execution and delivery of this Agreement by VIDEO, SENTRY, VMC or SMC nor the consummation by VIDEO, SENTRY, VMC and SMC of the transactions contemplated hereby will (a) conflict with or violate the Articles of Incorporation or By-Laws of VIDEO, the SENTRY Certificate of Incorporation, the SENTRY Bylaws, the VMC Certificate of Incorporation, the VMC Bylaws, the SMC Certificate of Incorporation, or the SMC Bylaws, (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any assets or property of either of VIDEO, SENTRY, VMC or SMC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which either of VIDEO, SENTRY, VMC or SMC is a party or by which either of VIDEO, SENTRY, VMC or SMC or any of their respective assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect on either of VIDEO, SENTRY, VMC or SMC or prevent the consummation of the transactions contemplated hereby or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 5.4 and this Section 5.5 are duly and timely obtained or made, and the approval of the VIDEO Merger by the holders of a majority of the outstanding VIDEO Shares has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of VIDEO, SENTRY, VMC or SMC or any of their respective assets or properties, except for such violations which would not in the aggregate have a Material Adverse Effect on either of VIDEO, SENTRY, VMC or SMC, or prevent the consummation of the transactions contemplated hereby.

                  5.6 SEC Reports; Financial Statements. (a) Since September 30, 1994, VIDEO has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, the Securities Act and the SEC's rules and regulations thereunder (collectively, the "VIDEO SEC Documents"). The VIDEO SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements of VIDEO (including any related notes thereto) included in the VIDEO SEC Documents (excluding the VIDEO SEC Documents described in Section 5.7 hereof) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes) the financial position of VIDEO as of the dates thereof and the results of the VIDEO's operations and cash flows for the periods presented therein.

                  5.7 Joint Proxy Statement/Prospectus.  None of the information supplied by VIDEO, SENTRY, VMC or SMC to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the VIDEO Stockholders' Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act. Notwithstanding the foregoing, neither VIDEO, SENTRY, VMC nor SMC makes any representation or warranty with respect to the statements made in the Joint Proxy Statement/Prospectus based on information supplied by or on behalf of KNOGO or any of its affiliates specifically for inclusion therein.

                  5.8 Compliance with Law. Except as set forth in the VIDEO SEC Documents or in Section 5.8 of the VIDEO Disclosure Schedule, VIDEO is not in violation of any applicable statute, rule, regulation, decree or order of any governmental or regulatory authority applicable to VIDEO, except for violations which would not have a Material Adverse Effect on VIDEO. Without limiting the foregoing, except for matters which would not have a Material Adverse Effect on VIDEO and those matters disclosed in the VIDEO SEC Documents or in Section 5.8 of the VIDEO Disclosure Schedule, to the Knowledge of VIDEO, (a) the business of VIDEO is being conducted in compliance with applicable Environmental Laws, (b) the business of VIDEO has not made, caused or contributed to any material release of any hazardous or toxic waste or substance into the environment and (c) VIDEO is not subject to any compliance agreement or settlement agreement from an alleged violation of Environmental Laws. Except as set forth in the VIDEO SEC Documents or in Section 5.8 of the VIDEO Disclosure Schedule or as contemplated or permitted by this Agreement, VIDEO holds all permits, licenses, exemptions, orders and approvals of governmental and regulatory authorities necessary for the conduct of its businesses, as now being conducted, except where the failure to hold permits, licenses, exemptions, orders and approvals would not have a Material Adverse Effect on VIDEO.

                  5.9 Absence of Certain Changes. Except as disclosed in the VIDEO SEC Documents or in Section 5.9 of the VIDEO Disclosure Schedule, since June 30, 1996 through the date of this Agreement, VIDEO has conducted its business only in the ordinary course and there has not been (a) any changes which could have a Material Adverse Effect on VIDEO; (b) any declaration, setting aside or payment of any dividend or payment in cash, stock or property or other distribution with respect to VIDEO's capital stock; (c) any reclassification, combination, split, subdivision, redemption, purchase or other acquisition, directly or indirectly, of any of VIDEO's capital stock; (d) any material change in VIDEO's accounting principles, practices or methods; or (e) any material alteration in the character or conduct of VIDEO's business from that conducted and contemplated as of June 30, 1996.

                  5.10 No Undisclosed Liabilities. Except (a) for liabilities incurred in the ordinary course of business, (b) liabilities incurred in connection with the transactions contemplated by this Agreement, (c) liabilities which would not have a Material Adverse Effect on VIDEO, SENTRY, VMC or SMC and
(d) as disclosed in the VIDEO SEC Documents or as set forth in Section 5.10 of the VIDEO Disclosure Schedule, from June 30, 1996 until the date of this Agreement, VIDEO, SENTRY, VMC and SMC had not incurred any material liabilities that would be required to be reflected in or reserved against a consolidated balance sheet of VIDEO prepared in accordance with generally accepted accounting principles.

                  5.11 Litigation. Except as disclosed in the VIDEO SEC Documents or in Section 5.11 of the VIDEO Disclosure Schedule, there are no claims, actions, proceedings or governmental investigations pending, nor has VIDEO, SENTRY, VMC or SMC received notice of any threatened, claims, actions, proceedings or governmental investigations against VIDEO, SENTRY, VMC or SMC by or before any court or other governmental or regulatory body, which, if adversely determined, would have a Material Adverse Effect on VIDEO, SENTRY, VMC or SMC. Neither VIDEO, SENTRY, VMC or SMC nor their respective assets is subject to any outstanding and unsatisfied order, writ, judgment, injunction or decree which would have a Material Adverse Effect on VIDEO, SENTRY, VMC or SMC.

                  5.12 Employee Benefit Matters. All employee benefit plans and other benefit arrangements covering employees of VIDEO (the "VIDEO Benefit Plans") are listed in Section 5.12 of the VIDEO Disclosure Schedule, except such benefit plans and other benefit arrangements which are not material. True and complete copies of the VIDEO Benefit Plans have been made available to KNOGO. To the extent applicable, the VIDEO Benefit Plans comply in all material respects with the requirements of ERISA, the Code, and any VIDEO Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No VIDEO Benefit Plan is covered by Title IV of ERISA or
Section 412 of the Code.  VIDEO has not incurred any  liability or penalty under
Section 4975 of the Code or Section 502(i) of ERISA with respect to any VIDEO Benefit Plan, except as would not have a Material Adverse Effect on VIDEO. Each VIDEO Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the Knowledge of VIDEO, there are no pending, nor has VIDEO received notice of any threatened, claims against or otherwise involving any of the VIDEO Benefit Plans, except as would not have a Material Adverse Effect on VIDEO. All material contributions required to be made as of the date this Agreement to the VIDEO Benefit Plans have been made or provided for.
Neither VIDEO nor any entity under "common control" with VIDEO within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

                  5.13 Taxes. Except as disclosed in the VIDEO SEC Documents or in Section 5.13 of the VIDEO Disclosure Schedule, VIDEO and each of its subsidiaries (a) have filed all federal, state and foreign tax returns required to be filed by VIDEO or any of its subsidiaries for tax years ended prior to the date of this Agreement, except for those tax returns the failure of which to file would not have a Material Adverse Effect on VIDEO or for which requests for extensions have been timely filed, and all such returns are complete in all material respects, (b) have paid or accrued all taxes shown to be due and payable on such returns, (c) have accrued all such taxes for such periods subsequent to the periods covered by such returns ending on or prior to the date hereof and (d) have "open" years for federal income tax returns only as set forth in the VIDEO SEC Documents or in Section 5.13 of the VIDEO Disclosure Schedule. There are no liens for taxes on the assets of VIDEO or any of its subsidiaries, except for liens that would not have a Material Adverse Effect on VIDEO, and there is no pending, nor has VIDEO or any of its subsidiaries received notice of any threatened, tax audit, examination, refund litigation or adjustment in controversy which, if determined adversely, would have a Material Adverse Effect on VIDEO. Neither VIDEO nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of taxes.

                  5.14 Intellectual Property. To the Knowledge of VIDEO, VIDEO owns or possesses rights in all patents, trademarks, tradenames, copyrights and other intellectual property rights used in or necessary for the conduct of VIDEO's business as now operated (collectively, "VIDEO Intellectual Property"), except where the failure to own or possess any such VIDEO Intellectual Property would not have a Material Adverse Effect on VIDEO. VIDEO has not received any notice that VIDEO's products or its use thereof violate, infringe or otherwise conflict with the intellectual property of third parties, except for such violations, infringements or conflicts that would not have a Material Adverse Effect on VIDEO or as disclosed in the VIDEO SEC Documents or in Section 5.14 of the VIDEO Disclosure Schedule.

                  5.15 Labor Matters. VIDEO is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of VIDEO, threatened against VIDEO relating to its business, except for any such proceeding that would not have a Material Adverse Effect on VIDEO.

                  5.16 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for either of VIDEO, SENTRY, VMC or SMC, nor has either of VIDEO, SENTRY, VMC or SMC incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, other than Alex. Brown & Sons Incorporated ("Alex Brown"), the fees and expenses of which shall be borne by VIDEO.

                  5.17 Opinion of Financial Advisor. Alex Brown, VIDEO's financial advisor, has delivered its opinion, dated the date of this Agreement, to the VIDEO Board to the effect that, as of such date, the VIDEO Merger Consideration is fair, from a financial point of view, to the holders of VIDEO Shares.

                  5.18 Section 351/Reorganization Treatment. Neither VIDEO nor any VIDEO subsidiary has taken or failed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the VIDEO Merger from qualifying as at least one of (A) a reorganization described in
Section 368(a) of the Code or (B) an exchange governed by Section 351 of the Code, or (ii)





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



prevent the KNOGO Merger from qualifying as an exchange governed by Section 351 of the Code.

                  5.19 KNOGO  Shares  Ownership.  Except as disclosed in Section
5.19 of the VIDEO Disclosure Schedule, neither VIDEO nor any of its affiliates or subsidiaries owns any KNOGO Shares or other securities or rights convertible, exchangeable or otherwise exercisable into KNOGO Shares.

                  5.20 Operations of SENTRY, VMC and SMC. SENTRY, VMC and SMC have been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities.


                                   ARTICLE VI

                                    COVENANTS

                  6.1 Conduct of the Business of KNOGO and VIDEO Pending the Reorganization. From the date hereof until the Effective Time, each of KNOGO and VIDEO shall use commercially reasonable efforts to conduct its business in all material respects only in the ordinary course consistent with past practice, and to preserve intact its business organization and keep available the services of its present key officers and employees (provided, that to satisfy the foregoing obligation, KNOGO and VIDEO shall not be required to make any payments or enter into or amend any contractual arrangements or understandings, except in the ordinary course of business consistent with past practice) and, except as otherwise required by applicable law or as set forth in Section 6.1 of the KNOGO Disclosure Schedule or the VIDEO Disclosure Schedule, as the case may be, neither KNOGO nor VIDEO shall, without the prior written consent of the other party (which consent shall not be unreasonably withheld):

                  (a) amend its Articles or Certificate of Incorporation, as amended, as the case may be, or By-Laws;

                  (b) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of its capital stock, or reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (c) issue, grant, sell or pledge or agree to or authorize the issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, its capital stock other than KNOGO Shares or VIDEO Shares issuable upon the exercise of Stock Options and Warrants;






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



                  (d) in the case of VIDEO, sell, assign or otherwise transfer the shares of SENTRY Common Stock held by VIDEO;

                  (e) acquire, sell, transfer, lease or encumber any material assets except in the ordinary course of business;

                  (f) adopt a plan of complete or partial  liquidation  or adopt
         resolutions   providing  for  the  complete  or  partial   liquidation,
         dissolution, consolidation, merger, restructuring or recapitalization;

                  (g) grant any severance or termination pay to, or enter into any employment agreement with, any of its executive officers or directors, other than in the ordinary course of business;

                  (h) except in the ordinary course of business, increase the compensation payable or to become payable to its executive officers or employees, enter into any contract or other binding commitment in respect of any such increase (other than pursuant to a KNOGO Benefit Plan or VIDEO Benefit Plan, as the case may be, or policy or agreement existing as of the date hereof) to, or enter into any severance agreement with any of its directors, executive officers or other employees, or establish, adopt, enter into, make any new grants or awards under or amend, any KNOGO Benefit Plan or VIDEO Benefit Plan, as the case may be, except as required by applicable law, including any obligation to engage in good faith collective bargaining, to maintain tax-qualified status or as may be required by any KNOGO Benefit Plan or VIDEO Benefit Plan as of the date hereof;

                  (i) settle or compromise any material claims or litigation or, except in the ordinary course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability before the same becomes due and payable in accordance with its terms;

                  (j) take any action, other than in the ordinary course of business, with respect to accounting policies or procedures (including tax accounting policies and procedures), except as may be required by law or generally accepted accounting principles;

                  (k) make any material tax election or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except in the ordinary course of business; and






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



                      (l) authorize or enter into an agreement to do any of the foregoing.

                  6.2 Access; Confidentiality. (a) From the date of this Agreement until the Effective Time, upon reasonable prior notice to VIDEO or KNOGO, as the case may be, VIDEO and KNOGO shall give one another and their respective authorized representatives reasonable access during normal business hours to their respective executive officers, properties, books and records, and shall furnish one another and their respective authorized representatives with such financial and operating data and other information concerning the businesses and properties of VIDEO and KNOGO as VIDEO and KNOGO may from time to time reasonably request.

                  (b) Each of VIDEO, SENTRY, VMC, SMC and KNOGO will hold and treat, and will cause their respective affiliates, agents and other representatives to hold and treat, all documents and information concerning VIDEO, SENTRY, VMC, SMC or KNOGO, as the case may be, furnished to one another or their respective representatives in connection with the transactions contemplated by this Agreement confidential in accordance with the Confidentiality Agreements dated July 11, 1996 and September 6, 1996, between KNOGO and VIDEO, which Confidentiality Agreements shall remain in full force and effect until termination in accordance with their terms.

                  6.3 Meetings of Stockholders. Each of VIDEO and KNOGO will take all action necessary in accordance with applicable law and the Certificates or Articles of Incorporation, as the case may be, and By-Laws of VIDEO and KNOGO to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of each of VIDEO and KNOGO shall recommend such approval and VIDEO and KNOGO shall each take all lawful action to solicit such approval, including, without limitation, timely mailing of the Joint Proxy
Statement/Prospectus; provided, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the KNOGO Board or the VIDEO Board in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law. VIDEO, as sole stockholder of SENTRY, and SENTRY, as sole stockholder of VMC and SMC, shall as promptly as practicable duly approve this Agreement and the transactions contemplated hereby.

                  6.4 Reasonable Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of





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



the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use commercially reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (a) the preparation and filing with the SEC of the Joint Proxy Statement/Prospectus, and any necessary amendments or supplements thereto; (b) seeking to have the Joint Proxy Statement/Prospectus cleared by the SEC as soon as reasonably practicable after filing; (c) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (collectively, "Governmental Entity"), or other person or entity as soon as reasonably practicable after filing; (d) seeking early termination of any waiting period under the HSR Act; (e) providing all such information concerning such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; (f) in general, consummating and making effective the transactions contemplated hereby; and (g) in the event and to the extent required, amending this Agreement so that this Agreement, the KNOGO Merger and the VIDEO Merger comply with the DGCL and the Minnesota Act. Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement (other than filing under the HSR
Act), each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

                  6.5 Public Announcements. KNOGO, VIDEO, SENTRY, VMC and SMC will consult with one another prior to issuing any release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation, except as may be required by applicable law or any listing agreement with a national securities exchange by which such party is bound.

                  6.6 Acquisition Proposals. Except as contemplated hereby, each of KNOGO and VIDEO agree not to (and shall use reasonable efforts to cause its officers, directors and employees and any investment banker, attorney, accountant, or other agent retained by it not to) solicit, directly or indirectly, any proposal or offer to acquire all or any significant part of its business and properties or its capital stock, whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition

Proposal" and, any such transaction, an "Acquisition Transaction") or provide any non-public information concerning the respective company to any third party in connection with an Acquisition Proposal. Notwithstanding the foregoing, KNOGO and VIDEO may furnish information or cause information to be furnished to, and may participate in discussions and negotiations directly or through their respective representatives and enter into an agreement relating to an Acquisition Proposal with, any third party (including parties with whom KNOGO and VIDEO or their respective representatives have had discussions on any basis on or prior to the date hereof) who makes an unsolicited proposal or offer to it, if the KNOGO Board or VIDEO Board, as the case may be, determines in good faith, after consultation with outside counsel, that the failure to consider such proposal or offer could reasonably be deemed to cause its directors to breach their fiduciary duties under applicable law. In addition, nothing contained in this Agreement shall prohibit KNOGO or VIDEO and their respective directors from (a) issuing a press release or otherwise publicly disclosing the terms of any Acquisition Proposal, (b) taking and disclosing to its stockholders any position, and making related filings with the SEC, as required by Rules 14e-2 and 14d-9 under the Exchange Act with respect to any tender offer or (c) taking any action and making any disclosure to its stockholders which the KNOGO Board or VIDEO Board, as the case may be, determines in good faith, after consultation with outside counsel, would likely be required to be taken or made under applicable law (including, without limitation, laws relating to the fiduciary duties of directors). In the event KNOGO or VIDEO receives an Acquisition Proposal, it shall promptly inform the other party as to the receipt of such Acquisition Proposal, unless the KNOGO Board or VIDEO Board, as the case may be, determines, after consultation with outside counsel, that giving such notice could reasonably be deemed to cause its directors to breach their fiduciary duties under applicable law.

                  6.7 Registration Statement and Joint Proxy Statement/Prospectus. KNOGO and VIDEO shall promptly furnish all information as may be required for inclusion in the Registration Statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of SENTRY Common Stock in the Reorganization (the "Registration Statement") and the joint proxy statement/prospectus which will form a part thereof (the "Joint Proxy Statement/Prospectus"). VIDEO and KNOGO shall cooperate and promptly prepare and VIDEO shall file with the SEC as soon as practicable the Registration Statement under the Securities Act. VIDEO shall use reasonable efforts, and KNOGO will cooperate with VIDEO, to have the Registration Statement declared effective by the SEC as promptly as practicable. VIDEO shall use reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement. If at any time prior to the Effective Time, any information pertaining to KNOGO or VIDEO contained in or omitted from the Registration Statement makes such information false or misleading, KNOGO and VIDEO shall promptly inform the other party and provide such other party with information necessary to make the statements contained therein not misleading. No amendment or supplement to the Joint Proxy Statement/Prospectus will be made by VIDEO or KNOGO without the approval of the other party.

                  6.8 Listing Application. VIDEO shall promptly prepare and submit to NASDAQ, or another nationally recognized exchange, a listing application covering the shares of SENTRY Common Stock issuable in the Reorganization, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such SENTRY Common Stock, subject to official notice of issuance.

                  6.9 Affiliate Letters. (a) At least 30 days prior to the Closing Date, KNOGO shall deliver to VIDEO a list of names and addresses of those persons who were, in KNOGO's reasonable judgment, at the record date for the KNOGO Stockholders' Meeting, "affiliates" of KNOGO (each such person, a "KNOGO Affiliate") within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. KNOGO shall provide VIDEO with such information and documents as VIDEO shall reasonably request for purposes of reviewing such list. KNOGO shall use reasonable efforts to deliver or cause to be delivered to VIDEO, prior to the Closing Date, from each of the KNOGO Affiliates identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit C. SENTRY shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any SENTRY Common Stock to be received by such KNOGO Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the SENTRY Common Stock, consistent with the terms of such Affiliate Letters.

                  (b) At least 30 days prior to the Closing Date, VIDEO shall deliver to KNOGO a list of names and addresses of those persons who were, in VIDEO's reasonable judgment, at the record date for VIDEO Stockholders' Meeting, "affiliates" of VIDEO (each such person, a "VIDEO Affiliate") within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. VIDEO shall provide KNOGO with such information and documents as KNOGO shall reasonably request for purposes of reviewing such list. VIDEO shall use reasonable efforts to deliver or cause to be delivered to KNOGO, prior to the Closing Date, from each of the VIDEO Affiliates identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit C. SENTRY shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any SENTRY Common Stock to be received by such VIDEO Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the SENTRY Common Stock, consistent with the terms of such Affiliate Letters.

                  6.10 D&O Indemnification and Insurance. (a) From the Effective
Time through the later of (i) the sixth anniversary of the date on which the Effective Time occurs and (ii) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation referred to below, SENTRY shall, or shall cause the VIDEO Surviving Corporation and KNOGO Surviving Corporation to, indemnify and hold harmless each present and former officer, director, employee or agent of KNOGO and VIDEO, including, without limitation, each person controlling any of the foregoing persons (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law and the Certificate of Incorporation, as amended, or By-Laws of KNOGO or indemnification agreements in effect on the date hereof, including provisions relating to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation. Without limiting the foregoing, in the event that any claim, action, suit, proceeding or investigation is brought against an Indemnified Party (whether arising before or after the Effective Time), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and SENTRY shall, or shall cause the VIDEO Surviving Corporation and KNOGO Surviving Corporation to, advance the fees and expenses of such counsel for the Indemnified Party in accordance with the Certificate of Incorporation, as amended, or By-Laws of KNOGO in effect on the date of this Agreement.

                  (b)  SENTRY  shall,   or  shall  cause  the  VIDEO   Surviving
Corporation and KNOGO Surviving Corporation, to keep in effect in its Certificate of Incorporation and Bylaws, provisions of KNOGO providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

                  (c) SENTRY shall maintain, or shall cause the VIDEO Surviving Corporation and KNOGO Surviving Corporation to maintain, with respect to matters occurring at, prior to or subsequent to the Effective Time, at no expense to the beneficiaries, directors' and officers', liability insurance ("D&O Insurance") for the

Indemnified Parties, issued by a carrier or carriers assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher, providing at least the same coverage as the D&O Insurance currently maintained by KNOGO and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six years from the Effective Time. In the event any claim is made against present or former directors, officers or employees of KNOGO or VIDEO that is covered or potentially covered by insurance, neither SENTRY, the VIDEO Surviving Corporation nor the KNOGO Surviving Corporation shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

                  (d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.10 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                  (e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise. SENTRY shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this
Section 6.10.

                  (f)  In  the  event  that   SENTRY  or  the  VIDEO   Surviving
Corporation or the KNOGO Surviving Corporation or any of their respective successor or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.10, proper provision shall be made so that the successors and assigns of SENTRY or the VIDEO Surviving Corporation or the KNOGO Surviving Corporation shall succeed to the obligations set forth in this Section 6.10 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

                  6.11 Employee Benefits. (a) From and after the Effective Time, SENTRY, the VIDEO Surviving Corporation and the KNOGO Surviving Corporation and their respective affiliates will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements
(i) between KNOGO and any of its current or former officers, directors, employees or consultants, and (ii) between VIDEO and any of its current or former officers, directors, employees or consultants.

                  (b) SENTRY agrees that, for a three (3) year period after the Effective Time, SENTRY shall provide, or shall cause the VIDEO Surviving Corporation and the KNOGO Surviving Corporation to provide, those persons who, prior to the Effective Time, were employees of KNOGO ("KNOGO Employees") or VIDEO ("VIDEO Employees") with employee plans and programs which provide benefits that are no less favorable in the aggregate to those provided to other employees of SENTRY of comparable status and seniority. With respect to such benefits, past service, compensation and expense credits of such KNOGO Employees and VIDEO Employees shall be recognized for all purposes under such plans (including, but not limited to, participation, eligibility vesting and calculation benefits), and each employee or fringe benefit plan or program available to KNOGO Employees or VIDEO Employees as contemplated hereby shall be applied to such KNOGO Employees and VIDEO Employees, respectively.

                  (c)  In  the  event  that   SENTRY  or  the  VIDEO   Surviving
Corporation or the KNOGO Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.11, proper provision shall be made so that the successors and assigns of SENTRY or the VIDEO Surviving Corporation or the KNOGO Surviving Corporation shall succeed to the obligations set forth in this Section 6.11 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

                  6.12 Fees and Expenses. (a) Whether or not the VIDEO Merger or the KNOGO Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense; provided, that if this Agreement is terminated pursuant to Section 8.1 as a result of the willful and material misrepresentation by a party or the willful and material breach by a party of any of its covenants or arrangements set forth herein, such party shall pay the costs and expenses incurred by the other party in connection with this Agreement; and provided, further, that all costs and expenses related to the preparation, printing, filing and mailing (as applicable) of the Joint Proxy Statement/Prospectus and all SEC filing fees incurred in connection with the Joint Proxy Statement/Prospectus shall be borne equally by KNOGO, on the one hand, and VIDEO, on the other hand.






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



                  (b)(i) Notwithstanding the foregoing, provided that neither VIDEO, SENTRY, VMC nor SMC shall be in breach of their respective obligations under this Agreement, if (A) the KNOGO Board shall withdraw or modify in a manner adverse to VIDEO its approval or recommendation of the KNOGO Merger or shall have resolved to do any of the foregoing pursuant to Section 6.6 and (B) VIDEO or KNOGO shall have terminated this Agreement pursuant to Section 8.1(g) and (C) within six months of any such termination, KNOGO shall have consummated an Acquisition Transaction, then KNOGO agrees that it will pay, or reimburse VIDEO for, all reasonable fees and expenses incurred by VIDEO and its affiliates in connection with the Reorganization and the consummation of the transactions contemplated by this Agreement, in an amount not to exceed $750,000 in the aggregate, in addition to the amount otherwise payable pursuant to the second proviso contained in Section 6.12(a) above.

                  (ii) Notwithstanding the foregoing, provided that KNOGO shall not be in breach of its obligations under this Agreement, if (A) the VIDEO Board shall withdraw or modify in a manner adverse to KNOGO its approval or recommendation of the VIDEO Merger or shall have resolved to do any of the foregoing pursuant to Section 6.6 and (B) KNOGO or VIDEO shall have terminated this Agreement pursuant to Section 8.1(h) and (C) within six months of any such termination, VIDEO shall have consummated an Acquisition Transaction, then VIDEO agrees that it will pay, or reimburse KNOGO for, all reasonable fees and expenses incurred by KNOGO and its affiliates in connection with the Reorganization and the consummation of the transactions contemplated by this Agreement, in an amount not to exceed $750,000 in the aggregate, in addition to the amount otherwise payable pursuant to the second proviso contained in Section 6.12(a) above.

                  6.13 Cancellation of SENTRY Common Stock. As of the Effective Time, all authorized SENTRY Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and shall cease to exist.


                                   ARTICLE VII

                               CLOSING CONDITIONS

                  7.1 Conditions to Obligations of Each Party to Effect the Reorganization. The respective obligations of each party hereto to effect the VIDEO Merger or the KNOGO Merger, respectively, shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in accordance with Section 9.7 hereof, in whole or in part, to the extent permitted by applicable law:

                  (a) Stockholder Approval. This Agreement shall have been adopted, and the VIDEO Merger and KNOGO Merger shall have been approved in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by a majority vote of the holders of the outstanding VIDEO Shares and KNOGO Shares, respectively.

                  (b) No Injunction. No federal or state governmental or regulatory body or court of competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits, enjoins or otherwise restrains the consummation of the VIDEO Merger or the KNOGO Merger; provided, that the parties shall use commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

                  (c) HSR Act. Any waiting period under the HSR Act applicable to the Reorganization shall have terminated or otherwise expired.

                  (d) Registration Statement. The Registration Statement shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the SENTRY Common Stock to be issued to VIDEO and KNOGO stockholders in connection with the Reorganization shall have been received.

                  (e) Listing of SENTRY Common Stock. The SENTRY Common Stock and the Sentry Class A Preferred Stock to be issued to VIDEO and KNOGO stockholders, as the case may be, in connection with the Reorganization shall have been approved for listing on NASDAQ, or another nationally recognized exchange, subject only to official notice of issuance.

                  7.2 Conditions Precedent to the Obligations of KNOGO. The obligation of KNOGO to effect the KNOGO Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by KNOGO:

                  (a) Accuracy of Representations and Warranties. All representations and warranties made by VIDEO, SENTRY, VMC and SMC herein shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time.

                  (b) Compliance with Covenants. Each of VIDEO, SENTRY, VMC and SMC shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

                  (c) Officer's Certificates. KNOGO shall have received such certificates of VIDEO, SENTRY, VMC and SMC, dated the Closing Date, signed by an executive officer of VIDEO, SENTRY, VMC and SMC to evidence satisfaction of the conditions set forth in this Article V (insofar as each relates to VIDEO, SENTRY, VMC or SMC) as may be reasonably requested by KNOGO.

                  (d) Legal Opinion. KNOGO shall have received the opinion of Stroock & Stroock & Lavan, special counsel to KNOGO, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the KNOGO Merger will be treated for federal income tax purposes as a transfer of property to SENTRY by holders of KNOGO Shares governed by Section 351 of the Code.

                  7.3 Conditions Precedent to the Obligations of VIDEO, SENTRY, VMC and SMC. The obligation of VIDEO, SENTRY, VMC and SMC to effect the Reorganization is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by VIDEO:

                  (a) Accuracy of Representations and Warranties. All representations and warranties made by KNOGO herein shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time.

                  (b) Compliance with Covenants. KNOGO shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

                  (c) Officer's Certificates. VIDEO shall have received such certificate of KNOGO, dated the Closing Date, signed by an executive officer of KNOGO to evidence satisfaction of the conditions set forth in this Article V (insofar as each relates to KNOGO) as may be reasonably requested by VIDEO.

                  (d) Legal Opinion. VIDEO shall have received the opinion of Dewey Ballantine, special counsel to VIDEO, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the VIDEO Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code and/or as a transfer of property to SENTRY by holders of VIDEO Shares governed by Section 351 of the Code.


                                  ARTICLE VIII

                                   TERMINATION

                  8.1 Termination. This Agreement may be terminated and the Reorganization may be abandoned at any time (notwithstanding approval of the KNOGO Merger by the stockholders of KNOGO and the VIDEO Merger by the stockholders of VIDEO, if required by applicable provisions of the DGCL and the Minnesota Act), prior to the Effective Time:

                  (a)  by mutual written consent of KNOGO and VIDEO;

                  (b) by either KNOGO or VIDEO, if the Effective Time shall not have occurred on or before 180 days from the date hereof; provided, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose misrepresentation in this Agreement or whose failure to perform any of its covenants and agreements or to satisfy any obligation under this Agreement has been the cause of or resulted in the failure of the Reorganization to occur on or before such date;

                  (c) by either KNOGO or VIDEO, if (i) any federal or state court of competent jurisdiction or other federal or state governmental or regulatory body shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise restraining the transactions contemplated by this Agreement and such judgment, injunction, order or decree shall have become final and nonappealable (provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used commercially reasonable efforts to remove such judgment, injunction, order or decree) or (ii) any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority after the date of this Agreement which prohibits the consummation of the Reorganization shall be in effect;

                  (d) by either KNOGO or VIDEO, if this Agreement is not adopted or the VIDEO Merger or the KNOGO Merger is not approved by the stockholders of VIDEO or KNOGO as required by Section 7.1;

                  (e) by VIDEO, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of KNOGO, which is not cured after thirty (30) days' written notice by VIDEO to KNOGO; or

                  (f) by KNOGO, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of VIDEO, which is not cured after thirty (30) days' written notice by KNOGO to VIDEO.

                  (g) by either VIDEO or KNOGO, if (i) the KNOGO Board shall withdraw or modify in a manner adverse to VIDEO its approval or recommendation of the KNOGO Merger or shall have resolved to do any of the foregoing pursuant to Section 6.6 or (ii) any Person or group of Persons shall have made an Acquisition Proposal that the KNOGO Board determines in good faith, after consultation with outside counsel, that the failure to accept such Acquisition Proposal could reasonably be deemed to cause the members of the KNOGO Board to breach their fiduciary duties under applicable law.

                  (h) by either KNOGO or VIDEO, if (i) the VIDEO Board shall withdraw or modify in a manner adverse to KNOGO its approval or recommendation of the VIDEO Merger or shall have resolved to do any of the foregoing pursuant to Section 6.6 or (ii) any Person or group of Persons shall have made an Acquisition Proposal that the VIDEO Board determines in good faith, after consultation with outside counsel, that the failure to accept such Acquisition Proposal could reasonably be deemed to cause the members of the VIDEO Board to breach their fiduciary duties under applicable law.

                  8.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 8.1, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder, except in any such case (a) as provided in Sections 6.2(b) (Confidentiality), 6.5 (Public Announcements) and 6.12 (Fees and Expenses), which shall survive any such termination and (b) to the extent such termination results from the breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 Nonsurvival of Representations,  Warranties and Covenants.
None of the representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements contained in Sections 6.2(b) (Confidentiality), 6.5 (Public
Announcements), 6.10 (D&O Indemnification and Insurance), 6.11 (Employee Benefits) and 6.12 (Fees and Expenses).

                  9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by fax (with immediate confirmation) or nationally recognized overnight courier service, as follows:

                  (a)      if to VIDEO, to:

                           Video Sentry Corporation
                           6365 Carlson Drive
                           Eden Prairie, Minnesota 55346

                           Attn: Andrew L. Benson, President
                           Fax:  (612) 965-6472

                           with a copy to:

                           Dewey Ballantine
                           333 South Hope Street, 30th Floor
                           Los Angeles, California 90071
                           Attn: Robert M. Smith
                           Fax: (213) 625-0562

                  (b)      if to KNOGO, to:

                           Knogo North America Inc.
                           350 Wireless Boulevard
                           Hauppauge, Long Island, New York 11788-3907

                           Attn: Thomas A. Nicolette, President
                           Fax:  (516) 232-4750
                           with a copy to:

                           Stroock & Stroock & Lavan
                           7 Hanover Square
                           New York, New York 10004
                           Attn: David H. Kaufman
                           Fax: (212) 806-6006

                  (c)      if to SENTRY prior to the Effective Time, to:

                           Sentry Technology Corporation
                           c/o Video Sentry Corporation
                           6365 Carlson Drive
                           Eden Prairie, Minnesota 55346

                           Attn: President
                           Fax:  (612) 975-6472

                           with a copy to:

                           Dewey Ballantine
                           333 South Hope Street, 30th Floor
                           Los Angeles, California 90071
                           Attn: Robert M. Smith
                           Fax: (213) 625-0562

                  (d)      if to SENTRY subsequent to the Effective Time, to:

                           Sentry Technology Corporation
                           c/o Knogo North America Inc.
                           350 Wireless Boulevard
                           Hauppauge, New York 11788-3907

                           Attn: President
                           Fax:  (516) 232-4750

                           with a copy to:

                           Stroock & Stroock & Lavan
                           7 Hanover Square
                           New York, New York 10004
                           Attn: David H. Kaufman
                           Fax: (212) 806-6006

or to such other Person or address or facsimile number as any party shall specify by like written notice to the other parties hereto (any such notice of a change of address to be effective only upon actual receipt thereof).

                  9.3 Certain Definitions. The following terms, when used in this Agreement, shall have the following respective meanings:

                  (a) "affiliate" shall have the meaning assigned to such term in Section 12(b)-2 of the Exchange Act.

                  (b) "business day" shall have the meaning set forth in Rule 14d-1(c)(6) under the Exchange Act.

                  (c) "Knowledge" means the actual knowledge of the executive officers of KNOGO or VIDEO, as the case may be.

                  (d)  "Material  Adverse  Effect"  means,  with  respect to any
         Person, any change or effect which is materially adverse to the financial condition or results of operations of such Person and its subsidiaries, taken as a whole, excluding in all cases: (i) events or conditions generally affecting the industry in which such Person and its subsidiaries operate or arising from changes in general business or economic conditions; (ii) any effect resulting from any change in law or generally accepted accounting principles, which affect generally entities such as such Person; (iii) events resulting directly or indirectly from the execution and/or announcement of this Agreement, including, without limitation, the cancellation or postponement of customer orders or the absence of new customer sales during the pendency of the Agreement; and (iv) any effect resulting from compliance by such Person with the terms of this Agreement.

                  (e) "Person" means any natural person, corporation, limited liability company, partnership, unincorporated organization or other entity.

                  (f) "subsidiary" of any Person means any other corporation or entity of which such Person owns, directly or indirectly, stock or other equity interests having a majority of the votes entitled to be cast in the election of directors of such corporation or entity under ordinary circumstances or of which such Person owns a majority beneficial interest.

                  9.4 Entire Agreement. This Agreement (including the schedules, exhibits and other documents referred to herein), together with the Confidentiality Agreements referred to in Section 4.2(b), constitutes the entire agreement between and among the parties hereto and supersedes all prior agreements and understandings, oral and written, between or among any of the parties with respect to the subject matter hereof.

                  9.5 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon third parties under Sections 6.10 and 6.11.

                  9.6 Amendments. This Agreement may be amended by the parties at any time prior to the Effective Time; provided, that, after approval of this Agreement and either the KNOGO Merger or the VIDEO Merger by the stockholders of VIDEO or KNOGO if required under applicable law, no amendment shall be made which by law requires further approval by the stockholders of VIDEO and KNOGO, without such approval. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto.

                  9.7 Waivers. At any time prior to the Effective Time, VIDEO, on the one hand, or KNOGO, on the other hand, may, to the extent legally allowed, (a) extend the time specified herein for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or (c) waive compliance by the other with any of the agreements or covenants of such other party or parties (as the case may be) contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party or parties to be bound thereby. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

                  9.8 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  9.9 Captions. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.10   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of

Delaware, without regard to any applicable principles of conflicts of law.

                                      * * *

                  IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement and Plan of Reorganization and Merger as of the date first above written.

                                           VIDEO SENTRY CORPORATION


                                           By:    /s/  Robert D. Furst, Jr.
                                           Name:  Robert D. Furst, Jr.
                                           Title: Chairman/CEO



                                           KNOGO NORTH AMERICA INC.


                                           By:    /s/  Thomas A. Nicolette
                                           Name:  Thomas A. Nicolette
                                           Title: President & CEO



                                           SENTRY TECHNOLOGY CORPORATION


                                           By:    /s/  Robert D. Furst, Jr.
                                           Name:  Robert D. Furst, Jr.
                                           Title: Chairman/CEO



                                           VIKING MERGER CORP.


                                           By:    /s/  Robert D. Furst, Jr.
                                           Name:  Robert D. Furst, Jr.
                                           Title: Chairman/CEO



                                           STRIP MERGER CORP.


                                           By:    /s/  Robert D. Furst, Jr.
                                           Name:  Robert D. Furst, Jr.
                                           Title: Chairman/CEO

                                    EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SENTRY TECHNOLOGY CORPORATION

                            (a Delaware corporation)



         FIRST. The name of the corporation is SENTRY TECHNOLOGY CORPORATION (the "Corporation")

         SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

         FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and twenty-five million (25,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), of which six million (6,000,000) shares shall be designated Class A Preferred Stock (the "Class A Preferred Stock"). Each share of Class A Preferred Stock shall have a face value of $5.00 (the "Face Value").

I.       Common Stock.

         A  statement  of  the  designations,   powers,   preferences,   rights,
qualifications, limitations and restrictions in respect of the Common Stock is as follows:

         A. Dividends. Subject to the provisions of this Article FOURTH, the Board of Directors (the "Board") of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend.

         B. Liquidation. Subject to the provisions of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to share in all remaining assets of the Corporation available for distribution to its stockholders.

         C. Voting Rights. Subject to the provisions of this Article FOURTH, and except as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

II.      Preferred Stock.

         Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be set forth below or fixed by the Board prior to the issuance of any shares thereof. Each such class or series of the Preferred Stock shall be issued for such consideration and shall have such voting powers, full or limited, or no voting powers, and such preferences and relative participating optional and other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issue of such class or series of the Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. All shares of any one class or series of the Preferred Stock shall be alike in every particular. The Board is further authorized to increase or decrease (but not below the number of such shares of series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

         Statements   of  the   designations,   powers,   preferences,   rights,
qualifications, limitations and restrictions in respect of the Class A Preferred Stock are as follows:

         A.       Class A Preferred Stock.

                  1. Rank. The Class A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, rank (i) on parity with, or junior to, as the case may be, any other class or series of Preferred Stock established by the Board, the terms of which shall specifically provide that such class or series shall rank on parity with, or senior to, the Class A Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution, and (ii) except as set forth below, prior to any other equity securities of the Corporation with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such equity securities of the Corporation to which the Class A Preferred Stock ranks prior, including the Common Stock, are at times collectively referred to herein as the "Junior Stock").

                  2.       Dividend.

                           (a)     The annual dividend rate on each share of the
Class A Preferred Stock shall be fixed at five percent (5%) of the Face Value, payable in accordance with this paragraph 2 (the "Dividend"). The holders of shares of the Class A Preferred Stock shall be entitled to receive Dividends on the following dates (each, a "dividend payment date"): , 1997/8,
               , 1998/9,                , 1998/9,
                 , 1999/2000,                , 1999/2000 and
               , 2000/2001; the 12 month period ending on each of the first two dividend payment dates is an "annual dividend period," the six month period ending on each of the next four dividend payment dates is a "semi-annual dividend period" and each such annual dividend period or semi-annual dividend period is a "dividend period." Dividends (whether or not declared) shall be payable in additional shares of the Class A Preferred Stock during the two annual dividend periods ending on the first two dividend payment dates subsequent to issuance of the Class A Preferred Stock, such that holders shall receive a Dividend of 1/20th of a share of Class A Preferred Stock for each share of Class A Preferred Stock held. Thereafter, the holders of shares of the Class A Preferred Stock shall be entitled to receive, in preference to dividends on the Junior Stock, and whether or not declared the Dividend (including any Dividend accrued and unpaid) payable in cash, out of funds legally available for the payment of dividends, such that holders shall receive a Dividend of $0.25 for each share of Class A Preferred Stock held, which Dividend shall accrue semi-annually and be due in equal installments on each of the last four dividend payment dates. Dividends shall be paid on the applicable dividend payment date to the holders of record at the close of business on the date (the "record date") specified by the Board at the time such Dividend is declared; provided, however, that such record date shall not be more than 60 days nor less than 10 days prior to the applicable dividend payment date. For the purposes of this paragraph, each additional share of the Class A Preferred Stock issued as a Dividend shall be valued at the Face Value. Dividends (whether payable in cash or in stock) shall be fully cumulative and shall accrue, with additional payments thereon, from the first day of the dividend period in which such Dividend may be payable as herein provided on all shares of the Class A Preferred Stock issued and outstanding on the first day of such dividend period, except that with respect to the initial dividend period, such Dividend shall accrue from the date of issue. If the dividend payment date is not a business day, the dividend payment date shall be the next succeeding business day.

                           (b)      All Dividends paid with respect to shares of
the Class A Preferred Stock pursuant to paragraph 2(a) shall be paid pro rata to the holders entitled thereto.

                           (c) If at any time the Corporation  shall have failed
to pay all dividends which have accrued on any outstanding shares of any other class or series of the Preferred Stock having cumulative dividend rights ranking on parity with the shares of the Class A Preferred Stock at the times such dividends are payable or the Corporation shall fail to redeem any of such stock on the date set for the redemption thereof, no cash Dividend shall be declared by the Board or paid or set apart for payment by the Corporation on shares of the Class A Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such other series of the Preferred Stock shall have been or be declared, paid or set apart for payment, with additional payments thereon, if any; provided, however, that in the event such failure to pay accrued dividends is with respect only to the outstanding shares of the Class A Preferred Stock and any outstanding shares of any other class or series of the Preferred Stock having cumulative dividend rights on parity with the shares of the Class A Preferred Stock, cash dividends may be declared, paid or set apart for payment, with additional payment thereon, pro rata on shares of the Class A Preferred Stock and shares of such other class or series of the Preferred Stock so that the amounts of any cash dividends declared, paid or set apart for payment on shares of the Class A Preferred Stock and shares of such other series of the Preferred Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, all accrued but unpaid cash dividends on shares of the Class A Preferred Stock and shares of such other series of the Preferred Stock bear to each other. Any Dividend not paid pursuant to paragraph 2(a) hereof or this paragraph 2(c) shall be fully cumulative and shall accrue with additional payments thereon, as set forth in paragraph 2(a) hereof.

                           (d) (i)  Holders  of shares of the Class A  Preferred
Stock shall be entitled to receive the Dividends provided for in paragraph 2(a) hereof in preference to and in priority over any dividends other than dividends paid in Junior Stock upon any of the Junior Stock.

                           (ii) So long as any shares of the Class A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock (other than dividends paid in such Junior Stock) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for any of the Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the capital stock of the Corporation or other property (other than distributions or dividends in stock to the holders of such stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for any of the Junior Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid cash Dividends, including additional payments thereon, on shares of the Class A Preferred Stock not paid in accordance with the provisions of paragraph 2(a) hereof shall have been or be paid and the Corporation shall have redeemed those shares of the Class A Preferred Stock required to be redeemed theretofore by the terms hereof.

                           (e)  Subject  to the  foregoing  provisions  of  this
paragraph 2, the Board may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Stock, and may purchase or otherwise redeem any of the Junior Stock or any warrants, rights or options exercisable for any of the Junior Stock; provided, however, that a decision by the Board to declare a dividend on any of the Junior Stock shall require approval by that number of directors representing at least 662/3% of the Board, less any vacancies on the Board. In such event, the holders of the Class A Preferred Stock and the holders of such Junior Stock shall share equally, share and share alike, in the distribution of any and all dividends declared on such Junior Stock, provided that for this purpose each share of Class A Preferred Stock shall be treated as one share of such Junior Stock.

                           (f) The  Corporation  shall not be  required to issue
fractional shares of Class A Preferred Stock as a result of the payment of Dividends. If any fraction of a share of Class A Preferred Stock would be issuable upon the payment of a Dividend, the Corporation may, in lieu of issuing such fractional share, pay to such holder for any such fraction of a share an amount in cash equal to the product obtained by multiplying (i) such fraction by
(ii) the Face Value.

                           (g)  Whenever,  at any time or  times,  any  Dividend
payable shall be in arrears, the holders of the outstanding shares of Class A Preferred Stock shall have the right, voting separately as a class, to elect one director of the Corporation. Upon the vesting of such right of the holders of Class A Preferred Stock, the maximum authorized number of members of the Board shall automatically be increased by one and the one vacancy so created shall be filled by vote of the holders of the outstanding shares of Class A Preferred Stock. The right of the holders of Class A Preferred Stock to elect a member of the Board as aforesaid shall continue until such time as all Dividends in arrears shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above described. Upon termination of such special voting rights attributable to holders of the Class A Preferred Stock pursuant to this paragraph, the term of office of any director elected by the holders of shares of Class A Preferred Stock (any such director, a "Class A Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board shall be reduced by one. Any Class A Preferred Stock Director may be removed by, and shall not be removed otherwise than by, a majority vote of the outstanding shares of Class A Preferred Stock. If the office of any Class A Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred shall be elected by the holders of the outstanding shares of Class A preferred Stock, voting separately as a class.

                  3.       Adjustment of Hurdle Price.

                           (a) To  preserve  the  actual or  potential  economic
value of the Class A Preferred Stock, if at any time after the date of this Amended and Restated Certificate of Incorporation (the "Certificate"), there shall be any change in the Common Stock, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock (other than regular cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the Hurdle Price (as defined below) such that following such adjustments, such event shall not have had the effect of increasing, reducing or limiting the benefits the holders of shares of Class A Preferred Stock would have had absent such event.

                           (b) The "Deemed Value" as used herein shall equal the
Face Value plus the amount by which the Closing Price exceeds the Hurdle Price on the date of the relevant event. The "Hurdle Price" as used herein shall mean the amount that is the average of the closing prices for a share of Sentry Common Stock on the 20 consecutive trading days ending on the trading date last preceding the first anniversary of the filing of this Certificate; provided, however, that in no event shall the Hurdle Price be less than $5.00 or more than $6.50, such that (x) if such average amount is less than $5.00 the Hurdle Price shall equal $5.00, and (y) if such average amount is more than $6.50 the Hurdle Price shall equal $6.50, subject to adjustment pursuant to paragraph 3 above. The "Closing Price" as used herein shall mean the average of the closing prices for a share of Common Stock on the twenty (20) consecutive trading days ending on the trading date last preceding an optional redemption date, the Mandatory Redemption Date (as defined below), the date of an event described in paragraph 4(a)
above or the closing date of an Acquisition (as defined below), as the case may be, as reported on the National Association of Securities Dealers, Inc.'s Automated Quotations System ("Nasdaq") or if such closing prices shall not be reported on Nasdaq, the average of the closing prices, regular way, for a share of such security on the principal national securities exchange on which such security is listed on such twenty (20) consecutive trading days, or if such security is not listed on any national securities exchange, the average of the mean between the closing bid and asked prices of a share of such security on such twenty (20) consecutive trading days as reported, or if such prices shall not be so reported, as the same shall be reported by the National Quotation Bureau, Incorporated or, in all other cases, the value set in good faith by the Board.

                  4.       Liquidation Preference.

                           (a) In the  event  of any  voluntary  or  involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash for each share outstanding equal to (i) the Deemed Value on the date of such an event plus (ii) an amount in cash equal to all accrued but unpaid Dividends thereon, plus additional dividends on unpaid Dividends accrued prior to the commencement of the then-current dividend period, to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Class A Preferred Stock and any other class or series of the Preferred Stock having liquidation rights on parity with the shares of the Class A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Class A Preferred Stock and the holders of outstanding shares of such other series of the Preferred Stock are entitled were paid in full.

                           (b) The  liquidation  payment  with  respect  to each
fractional share of the Class A Preferred Stock outstanding, if any, shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of the Class A Preferred Stock.

                           (c) For  purposes of this  paragraph  4,  neither the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

                           (d)  Any  sale,   lease  or   conveyance  of  all  or
substantially all of the Corporation's assets or merger or consolidation of the Corporation which results in the holders of the Common Stock receiving in exchange for such Common Stock either cash or notes, debentures or other evidences of indebtedness or obligations to pay cash or preferred stock of the surviving entity which ranks on parity with the Class A Preferred Stock in liquidation or dividends shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 4. In the cases of merger or consolidation of the Corporation where holders of the Common Stock receive, in exchange for such Common Stock, common stock or preferred stock which is junior in liquidation and dividends to the Class A Preferred Stock in the surviving entity (whether or not such surviving entity is the Corporation) of such merger or consolidation or preferred stock of another entity, the Class A Preferred Stock shall be deemed to be preferred stock of such surviving entity or other entity, as the case may be, with the same annual dividend rate and equivalent rights to the rights set forth herein and the merger or consolidation agreement shall expressly so provide. In the event of a merger or consolidation of the Corporation where the consideration received by the holders of the Common Stock consists of two or more of the types of consideration set forth above, the holders of the Class A Preferred Stock shall be entitled to receive either cash or securities based upon the foregoing in the same proportion as the holders of the Common Stock of the Corporation are receiving cash or debt securities, or equity securities in the surviving entity or another entity.

                           (e)  Notwithstanding  paragraph 4(a), in the event of
any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class A Preferred Stock shall receive the greater of (i) the amount payable under paragraph 4(a) above or (ii) the amount which would be the liquidation payment per share of Common Stock if the Class A Preferred Stock were effectively redeemed for Common Stock prior to such liquidation, for which purpose the Class A Preferred Stock shall be treated as representing an equal number of shares of Common Stock.

                  5.       Redemption.

                           (a)   Optional   Redemption.   Prior  to  the   first
anniversary of the date of issuance of the Class A Preferred Stock, the Corporation shall not redeem the Class A Preferred Stock. Subject to the preceding sentence and the requirements of paragraph 5(b) hereof, the Corporation may, at its option, redeem the Class A Preferred Stock for cash, at any time in whole at the

Deemed Value, together with accrued and unpaid Dividends, if any, thereon. If the Corporation has completed a Public Offering (as defined below) or an Acquisition more than 35 days prior to the Mandatory Redemption Date, then the Corporation may, at its option, redeem the Class A Preferred Stock for Sentry Common Stock, in whole at the Deemed Value, together with accrued and unpaid Dividends, if any, thereon, subject to the following conditions: (i) the redemption shall be declared on the closing date of such Public Offering or Acquisition, (ii) the redemption date shall be fixed no later than 35 days after such closing date, (iii) for purposes of determining the Deemed Value in the case of a Public Offering, the Closing Price shall equal the price per share at which Common Stock is issued in such Public Offering and (iv) for purposes of determining the Deemed Value in the case of an Acquisition, the Closing Price shall be determined as of the closing date of such Acquisition. "Public Offering" as used herein shall mean an underwritten public offering of Common Stock with net proceeds resulting therefrom in excess of $12,000,000. "Acquisition" as used herein shall mean an acquisition by the Corporation of property of or securities issued by a third party in which the consideration paid by the Corporation (i) consists, in whole or in part, of shares of Common Stock and (ii) the aggregate value of such shares of Common Stock exceeds $12,000,000; provided that such aggregate value shall equal the number of such shares of Common Stock multiplied by the Closing Price as of the closing date of such Acquisition.

                           (b) Mandatory  Redemption.  On the fourth anniversary
of the date of issuance of the Class A Preferred Stock (the "Mandatory Redemption Date"), so long as any shares of the Class A Preferred Stock shall be outstanding, the Corporation shall redeem any issued and outstanding Class A Preferred Stock at the Deemed Value, together with accrued and unpaid Dividends, if any, thereon, for cash (to the extent the Corporation shall have funds legally available for such payment) or Common Stock, at Sentry's option. The price of such Common Stock shall be its Closing Price. To the extent that funds are not legally available on the Mandatory Redemption Date for the payment in cash for the mandatory redemption of the Class A Preferred Stock and the Corporation does not issue Common Stock as payment for such mandatory redemption, the provisions of paragraph 7 shall apply.

                           (c) Acquired Shares.  Shares of the Class A Preferred
Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to class or series and may be redesignated and reissued as part of any class or series of the Preferred Stock; provided, however, that no such issued and reacquired shares of the Class A Preferred Stock shall be reissued or sold as Class A Preferred Stock.

                  6.       Procedure for Redemption.

                           (a)  Manner of Notice.  In the event the  Corporation
shall redeem shares of the Class A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state (i) the redemption date; (ii) the aggregate number of shares of the Class A Preferred Stock to be redeemed; (iii) the redemption payment and to what extent such redemption payment will be paid in cash and/or Common Stock; (iv) the place or places where certificates for such shares are to be surrendered for the redemption payment; and (v) that Dividends on the shares to be redeemed will cease to accrue on such redemption date.

                           (b) Effect of Notice; Redemption.  Notice having been
mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption of the shares so called for redemption), Dividends on the shares of the Class A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption payment) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Deemed Value plus accrued and unpaid Dividends.

                  7.       Conversion to Notes.

                           (a)  To  the  extent   that  funds  are  not  legally
available  on the  Mandatory  Redemption  Date for the  payment  in cash for the mandatory redemption of the Class A Preferred Stock, and the Corporation does not issue Common Stock as payment for such mandatory redemption, as required herein, each outstanding share of Class A Preferred Stock shall automatically convert (the "Conversion") into a subordinated note (the "Subordinated Note") given by the Corporation for the benefit of the holder thereof. Each Subordinated Note shall be in a principal amount equal to the Deemed Value plus accrued and unpaid Dividends. The Subordinated Notes (i) shall bear interest at a rate of six percent (6%) per annum, (ii) shall mature at the end of one year from the date of Conversion, and (iii) upon maturity, shall become due and payable as to any outstanding principal and interest.

                           (b) At the time of the Conversion, the holders of the
Subordinated Notes shall have the right, voting separately as a class, to elect one director of the Corporation. Upon the vesting of such right of the holders of the Subordinated Notes, the maximum authorized number of members of the Board shall automatically be increased by one and the one vacancy so created shall be filled by vote of the holders of the Subordinated Notes. The right of the holders of the Subordinated Notes to elect a member of the Board as aforesaid shall continue until such time as the Subordinated Notes have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided. Upon termination of such special voting rights attributable to holders of the Subordinated Notes pursuant to this paragraph, the term of office of any director elected by the holders of Subordinated Notes (any such director, a "Subordinated Notes Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board shall be reduced by one. Any Subordinated Notes Director may be removed by, and shall not be removed otherwise than by, a majority vote of the outstanding Subordinated Notes. If the office of any Subordinated Notes Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred shall be elected by a majority of the outstanding Subordinated Notes, voting separately as a class.

                           (b) The indebtedness  represented by the Subordinated
Notes and the payment of the principal of and any interest on each and all of the Subordinated Notes shall be subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). "Senior Indebtedness" as used herein shall mean the principal of and premium, if any, and interest on (a) all indebtedness of the Corporation for money borrowed, other than Preferred Stock, whether outstanding as of the date hereof or thereafter created, incurred or assumed, except indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Subordinated Notes or (ii) ranks pari passu with the Subordinated Notes, (b) amendments, renewals, extensions, modifications, refinancings and refundings of any such indebtedness and (c) all of the Corporation's trade payables. For purposes of the preceding sentence, "indebtedness for money borrowed" when used with respect to the Corporation means: (a) all indebtedness of the Corporation for money borrowed (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof); (b) all indebtedness of the Corporation evidenced by notes, debentures, bonds or other securities; (c) all lease obligations of the Corporation which are capitalized on the books of the Corporation in accordance with generally accepted accounting principles; (d) all indebtedness of others of the kinds described in the preceding clause (c) assumed by or guaranteed in any manner by the Corporation or in effect guaranteed by the Corporation through an agreement to purchase, contingent or otherwise; and (e) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) or (d) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) or (d).

                  8. Voting Rights. The holders of record of shares of the Class A Preferred Stock shall not be entitled to any voting rights except as provided by law or otherwise specifically provided herein.

                  9. Consent. No consent of holders of the Class A Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of stock of the Corporation ranking junior as to dividends and upon liquidation to the Class A Preferred Stock, or (c) any increase or decrease in the amount of authorized Common Stock.

                  10. Amendments. The Board reserves the right by subsequent amendment of this Certificate from time to time to decrease the number of shares which constitute the Class A Preferred Stock (but not below the number of shares thereof then outstanding and required for the payment of Dividends pursuant to paragraph 2).

         FIFTH. To the full extent permitted by the DGCL or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article FIFTH shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

         SIXTH. Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the DGCL or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article or the DGCL. Any repeal or modification of this Article

SIXTH shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

         SEVENTH. The number of directors of the Corporation shall be five (5) until changed by amendment to this Certificate.

         EIGHTH. In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

         NINTH. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to this reservation.

                                    EXHIBIT B

                             DIRECTORS AND OFFICERS
                                       OF
                          SENTRY TECHNOLOGY CORPORATION

Sentry directors shall be:

                  Thomas A. Nicolette
                  William A. Perlmuth
                  Andrew L. Benson
                  Robert D. Furst, Jr.
                  Robert L. Barbanell


Sentry's officers shall be:

                  C.E.O. Thomas A. Nicolette
                  V.P. Andrew L. Benson
                  C.F.O. Peter J. Mundy

                                    EXHIBIT C

                            FORM OF AFFILIATE LETTER




October   , 1996


Sentry Technology Corporation
[Address]
[Address]

Ladies and Gentlemen:

         I have been  advised that as of the date of this letter I may be deemed
to be an "affiliate" of                                                      , a
                 corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Reorganization and Merger dated as of October 10, 1996 (the "Merger Agreement"), by and among Video Sentry Corporation, a Minnesota corporation ("Video"), Knogo North America Inc., a Delaware corporation ("Knogo"), Sentry Technology Corporation, a Delaware corporation ("Sentry"), Viking Merger Corp., a Minnesota corporation and wholly owned subsidiary of Sentry ("Viking"), and Strip Merger Corp., a Delaware corporation and wholly owned subsidiary of Sentry ("Strip"), Viking will be merged with and into Video and Strip will be merged with and into Knogo (the "Merger").

         As a result of the Merger, I may receive shares of the common stock, par value $0.001 per share, of Sentry (the "Sentry Securities") in exchange for shares owned by me of the common stock, par value $0.01 per share, of .

         I represent, warrant and covenant to Sentry that in the event I received any Sentry Securities as a result of the Merger:

         A. I shall not make any sale, transfer or other disposition of the Sentry Securities in violation of the Securities Act or the Rules and Regulations.

         B. I have carefully read this letter and the Merger Agreement, and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Sentry Securities to the extent I deemed necessary with my counsel or counsel for the Company.

         C. I have been advised that the issuance of Sentry Securities to me pursuant to the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Sentry Securities has not been registered under the Securities Act, I may not sell, transfer or otherwise dispose of the Sentry Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Sentry, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

         D. I understand that Sentry is under no obligation to register the sale, transfer or other disposition of the Sentry Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         E. I also understand that stop transfer instructions will be given to Sentry's transfer agents with respect to the Sentry Securities and that there will be placed on the certificates for the Sentry Securities issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED __________________, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND SENTRY TECHNOLOGY CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SENTRY TECHNOLOGY CORPORATION."

         F. I also understand that unless the transfer by me of my Sentry Securities has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Sentry reserves the right to place the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933

         APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Sentry Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Sentry Securities received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Sentry has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Sentry, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities act no longer apply to the undersigned.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                     Very truly yours,



                                      ------------------------------------------
                                      Name:


Accepted this      day of
October, 1996

SENTRY TECHNOLOGY CORPORATION


By:
Name:
Title:

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

          AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Amendment") dated as of January 10, 1997, by and among VIDEO SENTRY CORPORATION, a Minnesota corporation ("VIDEO"), KNOGO NORTH AMERICA INC., a Delaware corporation ("KNOGO"), SENTRY TECHNOLOGY CORPORATION, a Delaware corporation ("SENTRY"), VIKING MERGER CORP., a Minnesota corporation ("VMC"), and STRIP MERGER CORP., a Delaware corporation ("SMC").

                                    RECITALS

          WHEREAS, VIDEO, KNOGO, SENTRY, VMC and SMC have each entered into an Amended and Restated Agreement and Plan of Reorganization and Merger dated November 27, 1996 (the "Merger Agreement") with respect to the merger of Video and Knogo; and

         WHEREAS, VIDEO, KNOGO, SENTRY, VMC and SMC wish to modify certain of the provisions of the Merger Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements, and undertakings contained herein, the parties hereby agree as follows:

1. Definition. Capitalized terms used in this Amendment that are defined in the Merger Agreement shall have the meanings attributed to such terms in the Merger Agreement, and capitalized terms used in this Amendment that are defined herein shall have the meanings attributed to such terms herein.

2. Amendments. The provisions of the Amended and Restated Certificate of Incorporation of Sentry at Exhibit A to the Merger Agreement shall be amended as follows:

         a. Article II, Section A is hereby amended by deleting the first four sentences of paragraph 2(g), then adding in their place the following four sentences:

          "Whenever at any time or times, any Dividend payable shall be, and continue, in arrears, the holders of the outstanding shares of Class A Preferred Stock shall have the right, voting separately as a class, to elect two directors of the Corporation, no later than two years after the incurred default in the payment of the Dividend. Upon the vesting of such right of the holders of Class A Preferred Stock, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Class A Preferred Stock. The right of the holders of Class A Preferred Stock to elect members of the Board as aforesaid shall continue until such time as all Dividends in arrears shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above described. Upon termination of such special voting rights attributable to holders of the Class A Preferred Stock pursuant to this paragraph, the term of office of any directors elected by the holders of shares of Class A Preferred Stock (any such directors, a "Class A Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board shall be reduced by two.

          b. Article II, Section A is hereby amended by adding to the end of paragraph 9 the following sentence:

          "The holders of record of shares of the Class A Preferred Stock shall have the right, voting as a class, to vote on
          (i) any change in the rights, privileges or preferences of the Class A Preferred Stock, provided that a favorable vote of at least two-thirds of the number of outstanding shares of the Class A Preferred Stock is required to authorize such change, (ii) the creation of any additional class of preferred stock senior to the Class A Preferred Stock, provided that an affirmative vote of at least two-thirds of the outstanding shares of the Class A Preferred Stock is required for the creation of such senior class, and (iii) the creation of any additional class of preferred stock equal in preference to the Class A Preferred Stock, provided that an affirmative vote of at least a majority of the outstanding shares of the Class A Preferred Stock is required for the creation of such equal class."

3. Continued Effectiveness of Merger Agreement. Except as amended hereby, the Merger Agreement shall continue in full force and effect in accordance with the terms thereof.

4.   Waivers; Amendments.

          (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) Any provision of this Amendment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto.

5. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or unenforceability of such provision in any other jurisdiction.

6. Choice of Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware.

7. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.


                                * * *

          IN WITNESS WHEREOF, this Amendment No. 1 has been executed and delivered as of the date first above written.

                                        VIDEO SENTRY CORPORATION

                                        By:  /s/ Robert D. Furst, Jr.
                                            ------------------------------------
                                        Name:   Robert D. Furst, Jr.
                                        Title:  Chairman and CEO


                                        KNOGO NORTH AMERICA INC.

                                        By:  /s/ Thomas A. Nicolette
                                            ------------------------------------
                                        Name:   Thomas A. Nicolette
                                        Title:  President and CEO


                                        SENTRY TECHNOLOGY CORPORATION

                                        By:  /s/ Robert D. Furst, Jr.
                                            ------------------------------------
                                        Name:   Robert D. Furst, Jr.
                                        Title:  President


                                        VIKING MERGER CORP.

                                        By:  /s/ Robert D. Furst, Jr.
                                            ------------------------------------
                                        Name:   Robert D. Furst, Jr.
                                        Title:  President


                                        STRIP MERGER CORP.

                                        By:  /s/ Robert D. Furst, Jr.
                                            ------------------------------------
                                        Name:   Robert D. Furst, Jr.
                                        Title:  President

                                                                      APPENDIX B

                                   ALEX. BROWN
                    AMERICA'S OLDEST INVESTMENT BANKING FIRM
                                ESTABLISHED 1800


                                                                October 10, 1996

Video Sentry Corporation
6365 Carlson Drive
Eden Prairie, Minnesota 55346


Dear Sirs:

         Video Sentry Corporation ("Video" or the "Company"), Knogo North America Inc. ("Knogo"), Sentry Technology Corporation ("Sentry"), Viking Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Sentry ("Video Merger Corp."), and Strip Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Sentry ("Knogo Merger Corp."), have entered into an Agreement and Plan of Reorganization and Merger dated as of October 10, 1996 (the "Agreement"). Pursuant to the Agreement, Video Merger Corp. shall be merged with and into Video which shall continue as the surviving corporation of the merger (the "Video Merger"), and Knogo Merger Corp. shall be merged with and into Knogo which shall continue as the surviving corporation of the merger (the "Knogo Merger") (collectively, the "Merger"), and each share of common stock, par value $0.01 per share, of Video ("Video Common Stock") issued and outstanding immediately prior to the effective time of the Video Merger will be converted into one share of common stock, par value $0.001 per share, of Sentry ("Sentry Common Stock") (the "Exchange Ratio"), and each 1.2022 shares of common stock, par value $0.01 per share, of Knogo ("Knogo Common Stock") issued and outstanding immediately prior to the effective time of the Knogo Merger will be converted into one share of Sentry Common stock and one share of Class A Preferred Stock, par value $0.001 per share of Sentry ("Sentry Class A Preferred Stock"). We have assumed, with your consent, that the Merger will qualify as a tax free transaction for federal income tax purposes. You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Video's stockholders.

         Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Video in connection with the transaction described above and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger and a portion of which becomes payable upon the delivery of this opinion. In the ordinary course of business, Alex. Brown may actively trade the securities of both the Company and Knogo for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of the Company and Knogo.



                         ALEX. BROWN & SONS INCORPORATED
                  ONE SOUTH STREET o BALTIMORE, MARYLAND 21202
                  o TELEPHONE: (410) 727-1700 o TELEX: 198186

Video Sentry Corporation
October 10, 1996
Page 2

         In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning Video and Knogo and certain internal analyses and other information furnished to us by Video and Knogo. We have also held discussions with the members of the senior managements of Video and Knogo regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, we have
(i) reviewed the reported prices and trading activity for the Video Common Stock and Knogo Common Stock, (ii) compared certain financial and stock market information for Video and Knogo with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (iv) reviewed the terms of the Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

         We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of Video and Knogo, we have assumed that such information reflects the best currently available judgments and estimates of the managements of Video and Knogo as the likely future financial performances of their respective companies and of the combined entity. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets or liabilities of Video and Knogo, nor have we been furnished with any such evaluations or appraisals.

         We are not expressing our opinion as to the value of Sentry's common stock when issued pursuant to the Merger or the prices at which Sentry's common stock will trade subsequent to such issuance. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter. Our opinion expressed herein was prepared for the use of the Board of Directors of Video and does not constitute a recommendation to any stockholders as to how such stockholder should vote.

         Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to Video's stockholders.

                                         Very truly yours,


                                         ALEX. BROWN & SONS INCORPORATED


                                         By: /s/ Alex. Brown & Sons Incorporated
                                             -----------------------------------

                                   ALEX. BROWN
                    AMERICA'S OLDEST INVESTMENT BANKING FIRM
                                ESTABLISHED 1800


                                                              January 21, 1997


Video Sentry Corporation
6365 Carlson Drive
Eden Prairie, Minnesota 55346


Dear Sirs:

   This letter will serve to confirm that nothing has come to our attention as of the date hereof which would cause us to change the form or content of our opinion in the aforementioned letter. The nature and scope of our investigation, subsequent to October 10, has been more limited than that conducted in support of the October 10 opinion.


                                        Very truly yours,


                                        ALEX. BROWN & SONS INCORPORATED


                                        By: /s/ Alex. Brown & Sons Incorporated
                                            ------------------------------------



                         ALEX. BROWN & SONS INCORPORATED
                  ONE SOUTH STREET o BALTIMORE, MARYLAND 21202
                  o TELEPHONE: (410) 727-1700 o TELEX: 198186

                                                                      APPENDIX C

                          DONALD & CO. SECURITIES INC.

                              PARK AVENUE TOWER
                  65 EAST 55TH STREET, NEW YORK, N.Y. 10022

                                                                October 10, 1996
Board of Directors
Knogo North America Inc.
350 Wireless Boulevard
Hauppauge, New York 11788

Members of the Board:

   You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Knogo North America Inc. ("Knogo" or the "Company") in connection with the proposed reorganization and merger (the "Merger") pursuant to an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") among the Company, Video Sentry Corporation ("VSC"), Sentry Technology Corporation ("Sentry") and two wholly-owned subsidiaries of Sentry, Strip Merger Corp. ("SMC") and Viking Merger Corp. ("VMC"). Pursuant to the Merger Agreement, the issued and outstanding shares of common stock of the Company are to be exchanged at a rate of 1.2022 shares for
(i) one share of Sentry common stock, $.001 par value per share, and (ii) one share of Sentry Class A preferred stock, $.001 par value per share (the "Exchange Rate"). We understand that the Merger is intended to qualify as a tax free reorganization for federal income tax purposes.

   In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following (i) a draft, dated October 9, 1996, of the Merger Agreement; (ii) certain publicly available information concerning the Company, including its annual report on Form 10-K for the year ended December 31, 1995 and its quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; (iii) certain publicly available information concerning VSC, including its annual report on Form 10-K for the year ended December 31, 1995 and its quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; (iv) certain financial forecasts concerning the business and organization of the Company, VSC and the post-Merger entity; (v) certain publicly available information with respect to certain other companies that we believe to be comparable in certain respects to the Company, VSC and the trading markets for such other companies' securities; (vi) certain nontechnical information concerning U.S. patent no. 5,241,380 issued to VSC; (vii) certain publicly available information concerning the nature and terms and certain other transactions that we consider relevant to our inquiry; and (viii) the Term Sheet respecting the Merger. We have discussed the foregoing items and issues, including business operations, financial conditions and prospects of Knogo, VSC and the post-Merger entity, with certain officers and employees of the Company and VSC, as well as other matters we believe relevant to our inquiry. We have conducted such other studies, analysis, inquiries and investigations, and considered such other matters, as we deemed relevant and appropriate.

   In our review and in rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information provided to us or publicly available. We have neither independently verified or assumed responsibility for verifying any of such information. We have assumed that the financial projections we have received have been reasonably prepared on a basis reflecting the best

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                                       C-1
currently available estimates and judgments of management as to future financial performance. We have not made, obtained, or assumed any responsibility for making or obtaining, any independent evaluations or appraisals of any of the assets or liabilities of the Company, VSC or the post-Merger entity.

   Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Furthermore, our opinion does not address the Company's underlying business decision to effect the Merger, and should not be read as implying any conclusion as to the price or trading range of the stock of the post-Merger entity. Our opinion is based on the assumption that the Agreement to be entered into will conform in all material respects to the draft dated October 9, 1996.

   The opinion expressed herein was prepared for the use of the Board of Directors and does not constitute a recommendation to any stockholder as to how such stockholder should vote. This letter and our opinion expressed herein are not be quoted, summarized or referred to, in whole or in part, without our prior written consent.

   Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Exchange Rate is fair, from a financial point of view, to the stockholders of Knogo.

                                               Very truly yours,
                                               DONALD & CO. SECURITIES INC.


                                               By: /s/ STEPHEN A. BLUM
                                                   -----------------------------
                                                   Stephen A. Blum, President

                          DONALD & CO. SECURITIES INC.
                               Park Avenue Tower
                    65 East 55th Street, New York, N.Y 10022



                                January 21, 1997


Board of Directors
Knogo North America, Inc.
350 Wireless Boulevard
Hauppauge, NY 11788

Members of the Board:

   You have requested us to update our letter to you of October 10, 1996. Defined terms therein shall have the same meaning herein.

   In connection with our update, we have reviewed (i) the preliminary joint proxy statements of the Company and VCS submitted to the Securities Exchange Commission on January 7, 1997 (ii) the executed Agreement, together with any amendments thereto and/or restatements thereof that were included with the filing referred to in clause (i) hereof, and (iii) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 1996 filed with the Securities & Exchange Commission. We have also had conversations with representatives of the Company to, among other things, confirm that there are no matters which may have caused the Company to change its forecasts with respect to the merged entity. We have specifically considered the decline in market price of the publicly traded securities of the Company and VSC.

   Except as set forth in this letter, we have not taken any other steps or analysis with respect to this update.

   This letter will serve to confirm that nothing has come to our attention as of the date hereof which would cause us to change the form or content of our opinion contained in the aforesaid letter.

   The assumptions, limitations and conditions set forth in the letter shall continue to apply.


                                        Very truly yours,


                                        DONALD & CO. SECURITIES INC.

                                              /s/ Stephen A. Blum
                                        ------------------------------
                                        By: Stephen A. Blum, President


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                                       C-3

                                                                      APPENDIX D

                       MINNESOTA Business Corporation Act


         302A.473   PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.--

         Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

         Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

         Subd. 3. Notice of dissent. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

         Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

         (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

         (2) Any restrictions on transfer or uncertificated shares that will apply after the demand for payment is received;

         (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

         (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

                       MINNESOTA Business Corporation Act

         (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

         Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

         (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

         (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

         (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

         (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

         The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

         Subd.6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise,

                       MINNESOTA Business Corporation Act

a dissenter is entitled only to the amount remitted by the corporation.

         Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Non residents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

         Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

                       MINNESOTA Business Corporation Act

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any. (Last amended by Ch. 17, L. '93, eff. 8-1-93.)

                                                                      APPENDIX E

               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


   262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.



   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of 251 of this title.


         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 268, 263 and 264 of this title to accept for such stock anything except:




             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;



             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;



             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or



             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.



         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.



             (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

             (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation  for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or


                  (2) If the merger or  consolidation  was approved  pursuant to
             Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

             (e)  Within  120 days  after the  effective  date of the  merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

             (f) Upon the filing of any such petition by a stockholder,  service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

             (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

             (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

             (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

             (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

             (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

             (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 349, L. '96, eff. 7-1-96.)

                                                                      APPENDIX F

                            CERTIFICATE OF AMENDMENT

                                 AND RESTATEMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SENTRY TECHNOLOGY CORPORATION

                       (Under Sections 242 and 245 of the
                        Delaware General Corporation Law)


            It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is SENTRY TECHNOLOGY CORPORATION.

         2. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SENTRY TECHNOLOGY CORPORATION

                            (A Delaware corporation)

         FIRST. The name of the corporation is SENTRY TECHNOLOGY CORPORATION (the "Company").

         SECOND. The address of the Company's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the Company's registered agent at such address is Corporation Service Company.

         THIRD. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. Section 1. Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 50,000,000 shares, consisting of 40,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

         Section 2. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

                  (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                  (d)  whether   dividends,   if  any,  will  be  cumulative  or
         noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                  (e)  the  rights  of  such  series  upon  the   voluntary   or
         involuntary dissolution of, or upon any distribution of the assets of, the Company;

                  (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

                  (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

                  (h) the provisions, if any, of a sinking fund applicable to such series; and

                  (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

         Section 3. Common Stock. Except as may otherwise be provided in a Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

         FIFTH. The Board may make, amend, and repeal the By-Laws of the Company. Any By-Law made by the Board under the powers conferred hereby may be amended or repealed by the Board or by the stockholders in the manner provided in the By-Laws of the Company. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, By-Laws 3, 8, 10, 11, 12, 13, and 39 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. The Company may in its By-Laws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article Fifth.

         SIXTH.  Subject to the rights of the holders of any series of Preferred
Stock:

                  (a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders; and

                  (b) special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board (the "Chairman") or (ii) the Secretary of the Company (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors which the Company would have if there were no vacancies (the "Whole Board").

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-Laws of the Company. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Sixth.

         SEVENTH. Section 1. Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than three nor more than 12 and will be fixed from time to time in the manner described in the By-Laws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. The Directors first appointed to Class I will hold office for a term expiring at the first annual meeting of stockholders to be held following the filing of this Certificate; the Directors first appointed to Class II will hold office for a term expiring at the second annual meeting of stockholders to be held following the filing of this Certificate; and the Directors first appointed to Class III will hold office for a term expiring at the third annual meeting of stockholders to be held following the filing of this Certificate, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Company, the successors of the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

         Section 2. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the By-Laws of the Company.

         Section 3. Newly Created  Directorships  and Vacancies.  Subject to the
rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

         Section 4. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, may remove such Director or Directors for cause. Except as may be provided by applicable law, cause for removal will be deemed to exist only if the Director whose removal is proposed has been adjudged by a court of competent jurisdiction to be liable to the Company or its stockholders for misconduct as a result of (a) a breach of such Director's duty of loyalty to the Company, (b) any act or omission by such Director not in good faith or which involves a knowing violation of law, or (c) any transaction from which such Director derived an improper personal benefit, and such adjudication is no longer subject to direct appeal.

         Section 5. Amendment, Repeal, Etc. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Seventh.

         EIGHTH. Section 1. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation and except as set forth in Section 2 of this Article EIGHTH, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, shall be required:

                  I. For the adoption of any agreement for the merger or consolidation of the Company or any Subsidiary (as defined in Section 5 of this Article EIGHTH) with or into any other person (as defined in
         Section 5 of this Article EIGHTH).

                  II. To authorize any sale, lease,  transfer or exchange of, or any mortgage or pledge of or the granting of any other security interest in, or any other disposition of, all or any substantial part of the assets of the Company or any Subsidiary to or with any other person (in a single transaction or in a series of related transactions).

                  III. To  authorize  the issuance or transfer by the Company or any Subsidiary of any securities of the Company or any Subsidiary (except securities issued pursuant to a stock option, purchase, bonus or other plan or arrangement, for natural persons who are directors, employees, consultants and/or agents of the Company or a Subsidiary, or securities issued upon exercise of any conversion rights, warrants, options or rights which shall have been outstanding at the time of adoption of this Article EIGHTH or which shall have been issued in a transaction not in contravention of the provisions of this Article EIGHTH) to any other person in exchange for cash, securities or other assets or a combination thereof, if, in the case of any of the foregoing transactions (as of the date of any action taken by the Board with respect to any such proposed transaction, or as of the record date for the determination of stockholders entitled to notice of and to vote on any such proposed transaction or immediately prior to the consummation of any such proposed transaction), such other person is, or at any time within the preceding 12 months has been, the beneficial owner, directly or indirectly, of 20 percent or more of the outstanding shares of Voting Stock of the Company.

         Section 2. The provisions of Section 1 of this Article EIGHTH shall not apply to (1) any transaction described in such Section 1 if the Board shall by resolution have approved a memorandum of agreement with such person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those directors voting in favor of such resolution are Continuing Directors (as defined in Section 5 of this Article EIGHTH), (2) any transaction described in such Section 1 if the other party to such transaction is a Major Subsidiary (as defined in Section 5 of this Article EIGHTH) or (3) any transaction described in such
Section 1 (other than a merger or consolidation to which the Company would be a party) if the fair value of the securities, assets or other consideration proposed to be issued or transferred, in any way disposed of, or received, by the Company or any Subsidiary in connection with any such transaction or any series of such transactions which are related is less than $5,000,000.

         Section 3. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation and except as set forth in Section 4 of this Article EIGHTH, the affirmative vote of the holders of at least 80 % of the Voting Stock, voting together as a single class, shall be required:

                  I.  To authorize a liquidation or dissolution of the Company,

                  II. To authorize  any offer by the Company to purchase  shares
         of  its  outstanding   Voting  Stock  (except  pursuant  to  redemption
         provisions of any preferred stock of the Company),

                  III. To authorize any reclassification of securities of the Company, any recapitalization or any other transaction in each case designed to decrease the number of holders of Voting Stock of the Company, if (as of the date of any action taken by the Board with respect to any such proposed transaction, or as of the record date for the determination of stockholders entitled to notice of and to vote on any such proposed transaction or immediately prior to the consummation of any such proposed transaction) any other person is the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding shares of Voting Stock of the Company.

         Section 4. The provisions of Section 3 of this Article EIGHTH shall not apply to any transaction described in such Section 3 if the Board shall by resolution have approved a memorandum setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those directors voting in favor of such resolution are Continuing Directors (as defined in Section 5 of this Article EIGHTH).

         Section 5.  For the purpose of this Article EIGHTH:

                  I. Any person shall be deemed to be the "beneficial owner" of any shares of stock of the Company (i) which it owns, directly or indirectly, whether of record or not, or which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other person which is its affiliate or associate (as defined in this Section 5) or with which it or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Company. The outstanding shares of any class of stock of the Company shall be deemed to include shares deemed owned, through application of clauses (i) and (ii) above, but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                  II. An "affiliate" of a specified person is any person that, directly or indirectly, controls or is controlled by, or is under common control with, the person specified. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person, whether through the ownership of voting securities or by contract or otherwise.

                  III. The term "associates" used to indicate a relationship with any specified person means (i) any person in which such specified person has a significant financial interest or as to which such specified person's relationship is such that such specified person substantially influences its management and policies or any person having a significant financial interest in such specified person or which substantially influences the management and policies of such specified person, and without limitation to the foregoing, (ii) any person of which such specified person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 5 percent or more of any class of equity securities, (iii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iv) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.

                  IV. A "person" is any individual, corporation or other entity.

                  V. The term "securities" shall include, without limitation, any stocks, bonds, debentures, notes and evidences of indebtedness, and any warrants, options and other rights to subscribe to or purchase any of the foregoing.

                  VI. A "Subsidiary" is any corporation of which at least a majority of the outstanding shares of equity stock is owned of record or beneficially by the Company and/or its Subsidiaries. A "Major Subsidiary" is any corporation of which at least 80 percent of the outstanding shares of equity stock is owned of record and beneficially by the Company and/or its Major Subsidiaries.

                  VII. The term "Continuing Director" shall mean a person who was a duly elected and acting director of the Company at the time of the adoption of this Article EIGHTH or became a duly elected and acting director of the Company prior to the time that, for the purposes of
         Section 2 or Section 4, as the case may be, of this Article EIGHTH, such other person became a beneficial owner, directly or indirectly, of 5 percent or more of the Voting Stock of the Company, or a person designated (whether before or after election as a director) to be a Continuing Director by a majority of the Continuing Directors.

         Section 6. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them, whether a proposed transaction is subject to the provisions of Section 1 or Section 3 of this Article EIGHTH, and in particular and without limitation, whether (1) any person beneficially owns 5 percent or more of the outstanding shares of Voting Stock of the Company, (2) any person is an "affiliate" or "associate" of any other person, (3) any person has an agreement, arrangement or understanding with any other person, (4) any proposed transaction involves a substantial part of the assets of the Company or any Subsidiary, (5) the fair value of securities, assets or other consideration referred to in Section 2 of this Article EIGHTH is less than $5,000,000, (6) any series of transactions are related, and (7) the memorandum referred to in
Section 2 or Section 4 of this Article EIGHTH is substantially consistent with the transaction to which it relates. Any such determination shall be conclusive and binding for all purposes of this Article EIGHTH.

         Section 7. The affirmative vote of stockholders required by this Article EIGHTH shall be in lieu of any lesser vote or consent of the holders of the stock of the Company otherwise required by law or in any agreement to which the Company is a party, and shall be in addition to any voting requirements imposed by law or any other provisions of the Amended and Restated Certificate of Incorporation of the Company, including resolutions providing for the issuance of a class or series of stock adopted by the Board pursuant to authority vested in it by the provisions of the Amended and Restated Certificate of Incorporation, in favor of certain classes of stock.

         Section 8. No amendment to this Amended and Restated Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article EIGHTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80 percent of the outstanding shares of stock of the Company entitled to vote in elections of directors; provided that this Section 8 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board.

         NINTH. To the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article Ninth will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.

         TENTH. Each person who is or was or had agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Tenth (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article Tenth. Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Tenth or the DGCL. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the amendment or repeal of, or adoption of any provision inconsistent with, this Article Tenth will require the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Tenth will not adversely affect any right or protection existing hereunder prior to such amendment, repeal, or adoption.

         ELEVENTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the

Company under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.


         3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the sole stockholder in lieu of a meeting of stockholders in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, said Sentry Technology Corporation has caused this certificate to be signed by Thomas A. Nicolette, its President and Chief Executive Officer, and attested by Peter J. Mundy, its Secretary, this ____ day of __________, 1997.

         Signed and attested to this __ day of _________, 1997.



                                         SENTRY TECHNOLOGY
                                         CORPORATION


                                         -----------------------------
                                         Name:    Thomas A. Nicolette
                                         Title:   President and Chief Executive
                                                  Officer


Attest:


-------------------------------
Name:    Peter J. Mundy
Title:   Secretary

                           CERTIFICATE OF DESIGNATIONS

          CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES,
           RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE
                           SERIES A PREFERRED STOCK OF

                          SENTRY TECHNOLOGY CORPORATION

                   -------------------------------------------

                         Pursuant to Section 151 of the
                           General Corporation Law of
                              the State of Delaware

                   -------------------------------------------

         SENTRY TECHNOLOGY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation law of the State of Delaware, does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation on January 14, 1997;

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights of the 6,000,000 shares of Class A Preferred Stock, par value $0.001 per share (the "Class A Preferred Stock") of the Corporation as follows:


                  1. Rank. The Class A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, rank (i) on parity with, or junior to, as the case may be, any other class or series of Preferred Stock established by the Board, the terms of which shall specifically provide that such class or series shall rank on parity with, or senior to, the Class A Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution, and (ii) except as set forth below, prior to any other equity securities of the Corporation with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such equity securities of the Corporation to which the Class A Preferred Stock ranks prior, including the Corporation's common stock, par value $0.001 per share (the "Common Stock") are at times collectively referred to herein as the "Junior Stock").

                  2. Dividend.

                           (a) The  annual  dividend  rate on each  share of the
Class A Preferred Stock shall be fixed at five percent (5%) of the Face Value, payable in accordance with this paragraph 2 (the "Dividend"). The holders of shares of the Class A Preferred Stock shall be entitled to receive Dividends on the following dates (each, a "dividend payment date"): February 12, 1998 and 1999, August 12, 1999 and 2000, and February 12, 2000 and 2001; the 12 month period ending on each of the first two dividend payment dates is an "annual dividend period," the six month period ending on each of the next four dividend payment dates is a "semi-annual dividend period" and each such annual dividend period or semi-annual dividend period is a "dividend period." Dividends (whether or not declared) shall be payable in additional shares of the Class A Preferred Stock during the two annual dividend periods ending on the first two dividend payment dates subsequent to issuance of the Class A Preferred Stock, such that holders shall receive a Dividend of 1/20th of a share of Class A Preferred Stock for each share of Class A Preferred Stock held. Thereafter, the holders of shares of the Class A Preferred Stock shall be entitled to receive, in preference to dividends on the Junior Stock, and whether or not declared the Dividend (including any Dividend accrued and unpaid) payable in cash, out of funds legally available for the payment of dividends, such that holders shall receive a Dividend of $0.25 for each share of Class A Preferred Stock held, which Dividend shall accrue semi-annually and be due in equal installments on each of the last four dividend payment dates. Dividends shall be paid on the applicable dividend payment date to the holders of record at the close of business on the date (the "record date") specified by the Board at the time such Dividend is declared; provided, however, that such record date shall not be more than 60 days nor less than 10 days prior to the applicable dividend payment date. For the purposes of this paragraph, each additional share of the Class A Preferred Stock issued as a Dividend shall be valued at the Face Value. Dividends (whether payable in cash or in stock) shall be fully cumulative and shall accrue, with additional payments thereon, from the first day of the dividend period in which such Dividend may be payable as herein provided on all shares of the Class A Preferred Stock issued and outstanding on the first day of such dividend period, except that with respect to the initial dividend period, such Dividend shall accrue from the date of issue. If the dividend payment date is not a business day, the dividend payment date shall be the next succeeding business day.


                           (b) All Dividends  paid with respect to shares of the
Class A Preferred Stock pursuant to paragraph 2(a) shall be paid pro rata to the holders entitled thereto.

                           (c) If at any time the Corporation  shall have failed
to pay all dividends which have accrued on any outstanding shares of any other class or series of the Preferred Stock having cumulative dividend rights ranking on parity with the shares of the Class A Preferred Stock at the times such dividends are payable or the Corporation shall fail to redeem any of such stock on the date set for the redemption thereof, no cash Dividend shall be declared by the Board or paid or set apart for payment by the Corporation on shares of the Class A Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such other series of the Preferred Stock shall have been or be declared, paid or set apart for payment, with additional payments thereon, if any; provided, however, that in the event such failure to pay accrued dividends is with respect only to the outstanding shares of the Class A Preferred Stock and any outstanding shares of any other class or series of the Preferred Stock having cumulative dividend rights on parity with the shares of the Class A Preferred Stock, cash dividends may be declared, paid or set apart for payment, with additional payment thereon, pro rata on shares of the Class A Preferred Stock and shares of such other class or series of the Preferred Stock so that the amounts of any cash dividends declared, paid or set apart for payment on shares of the Class A Preferred Stock and shares of such other series of the Preferred Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, all accrued but unpaid cash dividends on shares of the Class A Preferred Stock and shares of such other series of the Preferred Stock bear to each other. Any Dividend not paid pursuant to paragraph 2(a) or this paragraph 2(c) shall be fully cumulative and shall accrue with additional payments thereon, as set forth in paragraph 2(a).

                           (d) (i) Holders of shares of the Class A Preferred Stock shall be entitled to receive the Dividends provided for in paragraph 2(a) in preference to and in priority over any dividends other than dividends paid in Junior Stock upon any of the Junior Stock.

                           (ii) So long as any shares of the Class A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock (other than dividends paid in such Junior Stock) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for any of the Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the capital stock of the Corporation or other property (other than distributions or dividends in stock to the holders of such stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for any of the Junior Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution,  as  the  case  may  be,  all  accrued  and  unpaid  cash
         Dividends, including additional payments thereon, on shares of the Class A Preferred Stock not paid in accordance with the provisions of paragraph 2(a) shall have been or be paid and the Corporation shall have redeemed those shares of the Class A Preferred Stock required to be redeemed theretofore by the terms hereof.

                           (e)  Subject  to the  foregoing  provisions  of  this
paragraph 2, the Board may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Stock, and may purchase or otherwise redeem any of the Junior Stock or any warrants, rights or options exercisable for any of the Junior Stock; provided, however, that a decision by the Board to declare a dividend on any of the Junior Stock shall require approval by that number of directors representing at least 66b% of the Board, less any vacancies on the Board. In such event, the holders of the Class A Preferred Stock and the holders of such Junior Stock shall share equally, share and share alike, in the distribution of any and all dividends declared on such

Junior Stock, provided that for this purpose each share of Class A Preferred Stock shall be treated as one share of such Junior Stock.

                           (f) The  Corporation  shall not be  required to issue
fractional shares of Class A Preferred Stock as a result of the payment of Dividends. If any fraction of a share of Class A Preferred Stock would be issuable upon the payment of a Dividend, the Corporation may, in lieu of issuing such fractional share, pay to such holder for any such fraction of a share an amount in cash equal to the product obtained by multiplying (i) such fraction by
(ii) the Face Value.

                           (g)  Whenever,  at any time or  times,  any  Dividend
payable shall be, and continue, in arrears, the holders of the outstanding shares of Class A Preferred Stock shall have the right, voting separately as a class, to elect two directors of the Corporation. Upon the vesting of such right of the holders of Class A Preferred Stock, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Class A Preferred Stock. The right of the holders of Class A Preferred Stock to elect members of the Board as aforesaid shall continue until such time as all Dividends in arrears shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above described. Upon termination of such special voting rights attributable to holders of the Class A Preferred Stock pursuant to this paragraph, the term of office of any directors elected by the holders of shares of Class A Preferred Stock (any such director, a "Class A Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board shall be reduced by two. Any Class A Preferred Stock Director may be removed by, and shall not be removed otherwise than by, a majority vote of the outstanding shares of Class A Preferred Stock. If the office of any Class A Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred shall be elected by the holders of the outstanding shares of Class A preferred Stock, voting separately as a class.

                  3. Adjustment of Hurdle Price.

                           (a) To  preserve  the  actual or  potential  economic
value of the Class A Preferred Stock, if at any time after the date of this Amended and Restated Certificate of Incorporation (the "Certificate"), there shall be any change in the Common Stock, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock (other than regular cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the Hurdle Price (as defined below) such that following such adjustments, such event shall not have had the effect of increasing, reducing or limiting the benefits the holders of shares of Class A Preferred Stock would have had absent such event.

                           (b) The "Deemed Value" as used herein shall equal the
Face Value plus the amount by which the Closing Price exceeds the Hurdle Price on the date of the relevant event. The "Hurdle Price" as used herein shall mean the amount that is the average of the closing prices for a share of Common Stock on the twenty (20) consecutive trading days ending on the trading date last preceding the first anniversary of the first issuance of the Class A Preferred Stock; provided, however, that in no event shall the Hurdle Price be less than $5.00 or more than $6.50, such that (x) if such average amount is less than $5.00, the Hurdle Price shall equal $5.00 and (y) if such average amount is more than $6.50, the Hurdle Price shall equal $6.50; and provided, further, that the Hurdle Price shall be subject to adjustment as set forth in paragraph 3(a). The "Closing Price" as used herein shall mean the average of the closing prices for a share of Common Stock on the twenty (20) consecutive trading days ending on the trading date last preceding an optional redemption date, the Mandatory Redemption Date (as defined below), the date of an event described in paragraph 4(a) above or the closing date of an Acquisition (as defined below), as the case may be, as reported on the National Association of Securities Dealers, Inc.'s Automated Quotations System ("NASDAQ") or if such closing prices shall not be reported on NASDAQ, the average of the closing prices, regular way, for a share of such security on the principal national securities exchange on which such security is listed on such twenty (20) consecutive trading days, or if such security is not listed on any national securities exchange, the average of the mean between the closing bid and asked prices of a share of such security on such twenty (20) consecutive trading days as reported, or if such prices shall not be so reported, as the same shall be reported by the National Quotation Bureau, Incorporated or, in all other cases, the value set in good faith by the Board.

                  4. Liquidation Preference.

                           (a) In the  event  of any  voluntary  or  involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash for each share outstanding equal to (i) the Deemed Value on the date of such an event plus (ii) an amount in cash equal to all accrued but unpaid Dividends thereon, plus additional dividends on unpaid Dividends accrued prior to the commencement of the then-current dividend period, to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Class A Preferred Stock and any other class or series of the Preferred Stock having liquidation rights on parity with the shares of the Class A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Class A Preferred Stock and the holders of outstanding shares of such other series of the Preferred Stock are entitled were paid in full.

                           (b) The  liquidation  payment  with  respect  to each
fractional share of the Class A Preferred Stock outstanding, if any, shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of the Class A Preferred Stock.

                           (c) For  purposes of this  paragraph  4,  neither the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

                           (d)  Any  sale,   lease  or   conveyance  of  all  or
substantially all of the Corporation's assets or merger or consolidation of the Corporation which results in the holders of the Common Stock receiving in exchange for such Common Stock either cash or notes, debentures or other evidences of indebtedness or obligations to pay cash or preferred stock of the surviving entity which ranks on parity with the Class A Preferred Stock in liquidation or dividends shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 4. In the cases of merger or consolidation of the Corporation where holders of the Common Stock receive, in exchange for such Common Stock, common stock or preferred stock which is junior in liquidation and dividends to the Class A Preferred Stock in the surviving entity (whether or not such surviving entity is the Corporation) of such merger or consolidation or preferred stock of another entity, the Class A Preferred Stock shall be deemed to be preferred stock of such surviving entity or other entity, as the case may be, with the same annual dividend rate and equivalent rights to the rights set forth herein and the merger or consolidation agreement shall expressly so provide. In the event of a merger or consolidation of the Corporation where the consideration received by the holders of the Common Stock consists of two or more of the types of consideration set forth above, the holders of the Class A Preferred Stock shall be entitled to receive either cash or securities based upon the foregoing in the same proportion as the holders of the Common Stock of the Corporation are receiving cash or debt securities, or equity securities in the surviving entity or another entity.

                           (e)  Notwithstanding  paragraph 4(a), in the event of
any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class A Preferred Stock shall receive the greater of (i) the amount payable under paragraph 4(a) above or (ii) the amount which would be the liquidation payment per share of Common Stock if the Class A Preferred Stock were effectively redeemed for Common Stock prior to such liquidation, for which purpose the Class A Preferred Stock shall be treated as representing an equal number of shares of Common Stock.

                  5. Redemption.

                           (a)   Optional   Redemption.   Prior  to  the   first
anniversary  of the  date of  issuance  of the  Class  A  Preferred

Stock, the Corporation shall not redeem the Class A Preferred Stock. Subject to the preceding sentence and the requirements of paragraph 5(b), the Corporation may, at its option, redeem the Class A Preferred Stock, at any time in whole at the Deemed Value, together with accrued and unpaid Dividends, if any, thereon. If the Corporation has completed a Public Offering (as defined below) or an Acquisition more than 35 days prior to the Mandatory Redemption Date, then the Corporation may, at its option, redeem the Class A Preferred Stock, in whole at the Deemed Value, together with accrued and unpaid Dividends, if any, thereon, subject to the following conditions: (i) the redemption shall be declared on the closing date of such Public Offering or Acquisition, (ii) the redemption date shall be fixed no later than 35 days after such closing date, (iii) for purposes of determining the Deemed Value in the case of a Public Offering, the Closing Price shall equal the price per share at which Common Stock is issued in such Public Offering and (iv) for purposes of determining the Deemed Value in the case of an Acquisition, the Closing Price shall be determined as of the closing date of such Acquisition. "Public Offering" as used herein shall mean an underwritten public offering of Common Stock with net proceeds resulting therefrom in excess of $12,000,000. "Acquisition" as used herein shall mean an acquisition by the Corporation of property of or securities issued by a third party in which the consideration paid by the Corporation (i) consists, in whole or in part, of shares of Common Stock and (ii) the aggregate value of such shares of Common Stock exceeds $12,000,000; provided that such aggregate value shall equal the number of such shares of Common Stock multiplied by the Closing Price as of the closing date of such Acquisition.

                           (b) Mandatory  Redemption.  On the fourth anniversary
of the date of issuance of the Class A Preferred Stock (the "Mandatory Redemption Date"), so long as any shares of the Class A Preferred Stock shall be outstanding, the Corporation shall redeem any issued and outstanding Class A Preferred Stock at the Deemed Value, together with accrued and unpaid Dividends, if any, thereon, payable in cash (to the extent the Corporation shall have funds legally available for such payment) or Common Stock. The price of such Common Stock shall be its Closing Price. To the extent that funds are not legally available on the Mandatory Redemption Date for the payment in cash for the mandatory redemption of the Class A Preferred Stock and the Corporation does not issue Common Stock as payment for such mandatory redemption, the provisions of paragraph 7 shall apply.

                           (c) Acquired Shares.  Shares of the Class A Preferred
Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to class or series and may be redesignated and reissued as part of any class or series of the Preferred Stock; provided, however, that no such issued and reacquired shares of the Class A Preferred Stock shall be reissued or sold as Class A Preferred Stock.

                  6. Procedure for Redemption.

                           (a)  Manner of Notice.  In the event the  Corporation
shall redeem shares of the Class A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state (i) the redemption date; (ii) the aggregate number of shares of the Class A Preferred Stock to be redeemed; (iii) the redemption payment and to what extent such redemption payment will be paid in cash and/or Common Stock; (iv) the place or places where certificates for such shares are to be surrendered for the redemption payment; and (v) that Dividends on the shares to be redeemed will cease to accrue on such redemption date.

                           (b) Effect of Notice; Redemption.  Notice having been
mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption of the shares so called for redemption), Dividends on the shares of the Class A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption payment) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Deemed Value plus accrued and unpaid Dividends.

                  7. Conversion to Notes.

                           (a)  To  the  extent   that  funds  are  not  legally
available  on the  Mandatory  Redemption  Date for the  payment  in cash for the mandatory redemption of the Class A Preferred Stock, and the Corporation does not issue Common Stock as payment for such mandatory redemption, as required herein, each outstanding share of Class A Preferred Stock shall automatically convert (the "Conversion") into a subordinated note (the "Subordinated Note") given by the Corporation for the benefit of the holder thereof. Each Subordinated Note shall be in a principal amount equal to the Deemed Value plus accrued and unpaid Dividends. The Subordinated Notes (i) shall bear interest at a rate of six percent (6%) per annum, (ii) shall mature at the end of one year from the date of Conversion, and (iii) upon maturity, shall become due and payable as to any outstanding principal and interest.

                           (b) At the time of the Conversion, the holders of the
Subordinated Notes shall have the right, voting separately as a class, to elect one director of the Corporation. Upon the vesting of such right of the holders of the Subordinated Notes, the maximum authorized number of members of the Board shall automatically be increased by one and the one vacancy so created shall be filled by vote of the holders of the Subordinated Notes. The right of the holders of the Subordinated Notes to elect a member of the Board as aforesaid shall continue until such time as the Subordinated Notes have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided. Upon termination of such special voting rights attributable to holders of the Subordinated Notes pursuant to this paragraph, the term of office of any director elected by the holders of Subordinated Notes (any such director, a "Subordinated Notes Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board shall be reduced by one. Any Subordinated Notes Director may be removed by, and shall not be removed otherwise than by, a majority vote of the outstanding Subordinated Notes. If the office of any Subordinated Notes Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred shall be elected by a majority of the outstanding Subordinated Notes, voting separately as a class.

                           (b) The indebtedness  represented by the Subordinated
Notes and the payment of the principal of and any interest on each and all of the Subordinated Notes shall be subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). "Senior Indebtedness" as used herein shall mean the principal of and premium, if any, and interest on (a) all indebtedness of the Corporation for money borrowed, other than Preferred Stock, whether outstanding as of the date hereof or thereafter created, incurred or assumed, except indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Subordinated Notes or (ii) ranks pari passu with the Subordinated Notes, (b) amendments, renewals, extensions, modifications, refinancings and refundings of any such indebtedness and (c) all of the Corporation's trade payables. For purposes of the preceding sentence, "indebtedness for money borrowed" when used with respect to the Corporation means: (a) all indebtedness of the Corporation for money borrowed (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof); (b) all indebtedness of the Corporation evidenced by notes, debentures, bonds or other securities; (c) all lease obligations of the Corporation which are capitalized on the books of the Corporation in accordance with generally accepted accounting principles; (d) all indebtedness of others of the kinds described in the preceding clause (c) assumed by or guaranteed in any manner by the Corporation or in effect guaranteed by the Corporation through an agreement to purchase, contingent or otherwise; and (e) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) or (d) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) or (d).

                  8. Voting Rights. The holders of record of shares of the Class A Preferred Stock shall not be entitled to any voting rights except as provided by law or otherwise specifically provided herein.

                  9. Consent. No consent of holders of the Class A Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of stock of the Corporation ranking junior as to dividends and upon liquidation to the Class A Preferred Stock, or (c) any increase or decrease in the amount of authorized Common Stock. The holders of record of shares of the Class A Preferred Stock shall have the right, voting as a class, to vote on (i) any change in the rights, privileges or preferenes of the Class A Preferred Stock, provided that a favorable vote of at least two-thirds of the number of outstanding shares of the Class A Preferred Stock is required to authorize such change, (ii) the creation of any additional class of preferred stock senior to the Class A Preferred Stock, provided that an affirmative vote of at least two-thirds of the outstanding shares of the Class A Preferred Stock is required for the creation of such senior class, and (iii) the creation of any additional class of preferred stock equal in preference to the Class A Preferred Stock, provided that an affirmative vote of at least a majority of the outstanding shares of the Class A Preferred Stock is required for the creation of such equal class.

                  10. Amendments. The Board reserves the right by subsequent amendment of this Certificate from time to time to decrease the number of shares which constitute the Class A Preferred Stock (but not below the number of shares thereof then outstanding and required for the payment of Dividends pursuant to paragraph 2).

         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Thomas Nicolette, its President and attested by Peter J. Mundy, its Secretary, this ___ day of ___________, 1997.



                                        SENTRY TECHNOLOGY CORPORATION



                                        By: __________________________________
                                               Thomas A. Nicolette



Attest:



____________________________
Peter J. Mundy

                                                                      APPENDIX G

                          SENTRY TECHNOLOGY CORPORATION

                                     BY-LAWS

                             (As of January 14, 1997)

                             STOCKHOLDERS' MEETINGS







         1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

         2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8.

         3. Special Meetings. Special meetings of the stockholders may be called only by (a) the Chairman or (b) the Secretary within 10 calendar days after receipt of the written request of a majority of the Whole Board. Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation. At a special meeting of stockholders, only such business may be conducted or considered as (i) has been specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Whole Board or (ii) otherwise is properly brought before the meeting by the presiding officer of the meeting (as described in By-Law 8) or by or at the direction of a majority of the Whole Board.

         4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

         5. Inspectors. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

         6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

         7. Voting. Except as otherwise provided by law, by the Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.

         8. Order of Business. (a) The Chairman, or any officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

         (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Company in accordance with paragraph (c) of this By-Law 8.



         (c) For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must (i) be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in these By-Laws to the contrary, no business will be conducted at an annual meeting except in accordance with the procedures set forth in this By-Law 8. The presiding officer of the annual meeting will, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed in this By-Law 8 and, if he or she should so determine, he or she will so declare to the meeting and any such business not properly brought before the meeting will not be transacted. Notwithstanding the foregoing provisions of this By-Law 8, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 8. For purposes of this By-Law and By-Law 13, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended. Nothing in this By-Law 8 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.



                                    DIRECTORS

         9. Function. The business and affairs of the Company will be managed under the direction of its Board.


         10. Number, Election, and Terms. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board or by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, but in no case will the number of Directors be other than as provided in the Certificate of Incorporation. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation. The Chairman shall be selected by a majority vote of the Board. The Chairman shall preside over meetings of the Board and have the other powers and responsibilities in relation to the activities of the Board as are specified in these Bylaws. The Chairman will not be an officer of the Company.


         11. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

         12. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to these By-Laws.

         13. Nominations of Directors; Election. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Company.

         (b) Nominations of persons for election as Directors of the Company may be made at a meeting of stockholders (i) by or at the direction of the Board or
(ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this By-Law 13 who is entitled to vote for the election of Directors at the meeting and who complies with the procedures set forth in this By-Law 13. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

         (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the meeting; provided, however, that in the event that public announcement of the date of the meeting is not made at least 75 calendar days prior to the date of the meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the meeting. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Company's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the

Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given,
(C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting for election of Directors will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this By-Law 13, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this By-Law 13, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 13.

         14. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         15. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

         16. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of five or more Directors. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

         17. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

         18. Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.


         19. Committees. (a) The Board, by resolution passed by a majority of the Whole Board, may designate an executive committee (the "Executive Committee"). The Executive Committee, if one is so designated, will have and may exercise the powers of the Board, except the power to declare dividends, to amend these By-Laws, to elect officers, or to rescind or modify any prior action of the Board and except as otherwise provided by law.


         (b) The Board, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

         (c) The Executive Committee and each other committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or upon the disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         (d) Except as otherwise provided in these By-Laws or by law, any committee of the Board, to the extent provided in Paragraph (a) of this By-Law or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

         20. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.

         21. Rules. The Board may adopt rules and regulations for the conduct of their meetings and the management of the affairs of the Company.


                                     NOTICES

         22. Generally. Except as otherwise provided by law, these By-Laws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by these By-Laws.

         23. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    OFFICERS


         24. Generally. The officers of the Company will be elected by the Board and will consist of a President, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         25. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

         26. Succession. The officers of the Company will hold office at the pleasure of the Board of Directors. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board.

         27. Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.


                                      STOCK

         28. Certificates. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

         29. Classes of Stock. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock, or in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

         30. Transfers. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Company to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         31. Lost, Stolen, or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

         32. Record Dates. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

         (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

                                 INDEMNIFICATION

         33. Damages and Expenses. (a) Without limiting the generality or effect of Article Ninth of the Certificate of Incorporation, the Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.


         (b) The right of indemnification provided in this By-Law 33 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 33, whether arising from acts or omissions occurring before or after such adoption.

         (c) In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies will apply with respect to advancement of expenses and the right to indemnification under this By-Law 33:

                  (i) All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding will be advanced to the Indemnitee by the Company within 30 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably evidence the expenses incurred by the Indemnitee and, if and to the extent required by law at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amounts advanced as to which it may ultimately be determined that the Indemnitee is not entitled. If such an undertaking is required by law at the time of an advance, no security will be required for such undertaking and such undertaking will be accepted without reference to the recipient's financial ability to make repayment.


                  (ii) To obtain indemnification under this By-Law 33, the Indemnitee will submit to the Secretary a written request, including such documentation supporting the claim as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification will be made not less than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary will promptly upon receipt of such a request for indemnification advise the Board in writing that the Indemnitee has requested indemnification. The Indemnitee's entitlement to indemnification under this By-Law 33 will be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board, or, in the case of an Indemnitee that is not a present or former officer of the Company, by any committee of the Board or committee of officers or agents of the Company designated for such purpose by a majority of the Whole Board; (B) by a written opinion of Independent Counsel if (1) a Change of Control has occurred and the Indemnitee so requests or (2) in the case of an Indemnitee that is a present or former officer of the Company, a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the
         Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in subparagraph (iii) below. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (B) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control has occurred, the Indemnitee will select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.


                  (iii)  Except as otherwise  expressly  provided in this By-Law
         33, the Indemnitee will be presumed to be entitled to indemnification under this By-Law 33 upon submission of a request for indemnification together with the Supporting Documentation in accordance with subparagraph (c) (ii) above, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subparagraph (c) (ii) to determine entitlement to indemnification has not been appointed or has not made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification and the Indemnitee will be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in paragraph (a) of this By-Law 33, or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was not unlawful.



                  (iv) (A) In the event that a determination is made pursuant to subparagraph (c) (ii) that the Indemnitee is not entitled to indemnification under this By-Law 33, (1) the Indemnitee will be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (2) any such judicial proceeding or arbitration will be de novo and the Indemnitee will not be prejudiced by reason of such adverse determination; and (3) in any such judicial proceeding or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification under this By-Law 33.


                  (B) If a determination is made or deemed to have been made, pursuant to subparagraph (c)(ii) or (iii) of this By-Law 33 that the Indemnitee is entitled to indemnification, the Company will be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to subparagraph (c)(i) of this By-Law 33 or payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to subparagraph (c)(ii) or (iii) of this By-Law 33, the Indemnitee will be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of any event described in subclause (1) or (2) of this clause (B) (a "Disqualifying Event"); provided, however, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

                  (C) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of this subparagraph (c)(iv) that the procedures and presumptions of this By-Law 33 are not valid, binding, and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this By-Law 33.

                  (D) In the event that the Indemnitee, pursuant to the provisions of this subparagraph (c)(iv), seeks a judicial adjudication of, or an award in arbitration to enforce, his rights under, or to recover damages for breach of, this By-Law 33, the Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.

         (v)  For purposes of this paragraph (c):


                  (A) "Change in Control" means the occurrence of any of the following events:

                           (1) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the Voting Stock immediately prior to such transaction;

                           (2) The Company  sells or otherwise  transfers all or
                  substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

                           (3)  There  is a  report  filed  on  Schedule  13D or
                  Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the Voting Stock;

                           (4) The  Company  files a report  or proxy  statement
                  with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                           (5) If, during any period of two  consecutive  years,
                  individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (5) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors (or a committee of the Board) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.


Notwithstanding the foregoing provisions of clauses (3) or (4) of this paragraph
(c)(v)(A), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" will not be deemed to have occurred for purposes of such clauses (3) or (4) solely because (x) the Company, (y) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (z) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or
Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                  (B) "Disinterested Director" means a Director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                  (C) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (1) the Company or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification under this By-Law
         33. Notwithstanding the foregoing, the term "Independent Counsel" will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this By-Law 33.


         (d) If any provision or provisions of this By-Law 33 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this By-Law 33 (including without limitation all portions of any paragraph of this By-Law 33 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this By-Law 33 (including without limitation all portions of any paragraph of this By-Law 33 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         34. Insurance, Contracts, and Funding. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 33 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 33 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 33.

                                     GENERAL


         35. Fiscal Year. The fiscal year of the Company will end on December 31 or such date as may be fixed from time to time by the Board.

         36. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         37. Reliance upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

         38. Time Periods. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

         39. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

         40. Certain Defined Terms. Terms used herein with initial capital letters that are defined in the Certificate of Incorporation are used herein as so defined.

                                                                      APPENDIX H

Dear Stockholder:


A Special Meeting of Shareholders of Video Sentry Corporation will be held at the offices of Winthrop & Weinstine, 3000 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota, on February 12, 1997 at 10:00 a.m., local time. At the special meeting, Shareholders will act to consider and vote upon a proposal regarding the merger of Video Sentry Corporation and Knogo North America Inc.


Your vote is important. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form below and return it promptly in the envelope provided.


Sincerely,

Ronald V. McClurg
Corporate Secretary


- - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - -


         Special Meeting of Stockholders -- To be held February 12, 1997
                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareholders (the "Special Meeting") of Video Sentry Corporation, a Minnesota corporation ("Video"), and the Joint Proxy Statement/Prospectus in connection therewith and (2) appoints Robert D. Furst, Jr. and Andrew L. Benson, and each of them, his proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Video standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Special Meeting and at any adjournment or postponement thereof. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the Special Meeting or any adjournments or postponements thereof.


   THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE. IF NO SPECIFICATION
              IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1


Please date this proxy and sign your name exactly as it appears hereon and mail this proxy in the enclosed envelope. No postage is required. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                 Continued and to be voted and signed on reverse

- - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The Board of Directors recommends a vote FOR item (1) listed below.

(1) To approve and adopt the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended, by and between Video, Knogo North America Inc., Sentry Technology Corporation, Viking Merger Corp. and Strip Merger Corp.

                FOR                   AGAINST                   ABSTAIN

                |_|                     |_|                       |_|


                      PLEASE MARK ALL CHOICES LIKE THIS [X]


Signature____________________________ Date __________________

Signature____________________________ Date __________________

                                                                      APPENDIX I

                            KNOGO NORTH AMERICA INC.
               SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 12, 1997
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas A. Nicolette, William A. Perlmuth and Peter J. Mundy, or a majority of those present and acting, or if only one is present, then that one, proxies, with full power of substitution, to vote all shares of KNOGO NORTH AMERICA INC. (the "Company") which the undersigned is entitled to vote at the Company's Special Meeting to be held at Knogo's corporate headquarters, 350 Wireless Boulevard, Hauppauge, New York, on February 12, 1997, at 11:00 A.M., New York time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

               (Please sign on reverse side and return promptly)

[ X ] Please mark your
      vote as in this example


     1. MERGER PROPOSAL: Check the appropriate box to indicate the manner in which you direct the proxies to vote your shares in connection with the Proposal to adopt the Amended and Restated Agreement and Plan of Reorganization and Merger among Video Sentry Corporation, the Company, Sentry Technology Corporation, Viking Merger Corp. and Strip Merger Corp., all as described more fully in the accompanying Joint Proxy Statement/Prospectus:

                 [  ]  FOR         [  ]  AGAINST       [  ]  ABSTAIN


     2. In their discretion, upon any other matters which may properly come before the meeting or any adjournments thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
         ---

     Receipt of the Notice of Special Meeting and Joint Proxy Statement/ Prospectus is hereby acknowledged.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.






 ___________________________________        ___________________________________
 (Signature of Stockholder)                 (Signature of Stockholder)

                                            Dated _______________________, 1997




Your  signature  should  appear the
same as your name  appears  hereon.
If signing as  attorney,  executor,
administrator, trustee or guardian,
please  indicate  the  capacity  in
which  signing.   When  signing  as
joint  tenants,  all parties to the
joint  tenancy must sign.  When the
proxy is given by a corporation  it
should be  signed by an  authorized
officer.